Exhibit 10.3

$620,000,000

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of March 25, 2021
as amended by the 2023 Amendment dated as of May 22, 2023
among
LCPR LOAN FINANCING LLC,
as the SPV Borrower,

LCPR SENIOR SECURED FINANCING DESIGNATED ACTIVITY COMPANY
as the Initial Guarantor,

THE BANK OF NOVA SCOTIA,
as Administrative Agent,

and

THE BANK OF NOVA SCOTIA,
as SPV Security Agent,

and
THE LENDERS PARTY HERETO FROM TIME TO TIME

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
Section 1.01.    Defined Terms    6
Section 1.02.    Other Interpretive Provisions    48
Section 1.03.    Accounting Terms    49
Section 1.04.    Rounding.    49
Section 1.05.    References to Agreements, Laws, Etc.    49
Section 1.06.    Times of Day    49
Section 1.07.    Timing of Payment of Performance    49
Section 1.08.    Letters of Credit and Alternative Letters of Credit    49
Section 1.09.    Cashless Roll.    50
Section 1.10.    Permitted Affiliate Parent; Affiliate Subsidiary.    50
Section 1.11.    Divisions.    50
Section 1.12.    Effect of Benchmark Transition Event.    50
ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS
Section 2.01.    The Loans    52
Section 2.02.    Borrowings, Conversions and Continuations of Loans.    53
Section 2.03.    Letters of Credit and Alternative Letters of Credit    55
Section 2.04.    Swing Line Loans    65
Section 2.05.    Prepayments    67
Section 2.06.    Termination or Reduction of Commitments.    76
Section 2.07.    Repayment of Loans.    77
Section 2.08.    Interest.    78
Section 2.09.    Fees    78
Section 2.10.    Computation of Interest and Fees.    79
Section 2.11.    Evidence of Indebtedness.    79
Section 2.12.    Payments Generally.    80
Section 2.13.    Sharing of Payments    81
Section 2.14.    Additional Facilities    82
Section 2.15.    Refinancing Amendments    85
Section 2.16.    Extension of Term Loans; Extension of Revolving Credit Loans    86
Section 2.17.    Defaulting Lenders    89
Section 2.18.    General limitation on each Borrower’s Obligation    90
Section 2.19.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions.    91
ARTICLE III
TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY
Section 3.01.    Taxes    91
Section 3.02.    [Reserved.]    94
Section 3.03.    [Reserved.]    94
Section 3.04.    [Reserved.]    94
Section 3.05.    [Reserved.]    94
Section 3.06.    [Reserved.]    94
Section 3.07.    Illegality    94
Section 3.08.    Inability to Determine Rates    95
Section 3.09.    Increased Cost and Reduced Return; Capital Adequacy; Eurocurrency Rate Loan and SOFR Loan Reserves    96
Section 3.10.    Funding Losses    96
Section 3.11.    Matters Applicable to All Requests for Compensation    97
Section 3.12.    Replacement of Lenders under Certain Circumstances    98
Section 3.13.    Survival    99

ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
Section 4.01.    [Reserved]    99
Section 4.02.    [Reserved].    99
Section 4.03.    Conditions to all Credit Extensions after the 2021 Amendment Closing Date.    99
Section 4.04.    Compliance with Conditions.    100
Section 4.05.    [Reserved].    100
ARTICLE V
REPRESENTATIONS AND WARRANTIES
Section 5.01.    Existence, Qualification and Power; Compliance with Laws    100
Section 5.02.    Authorization; No Contravention    101
Section 5.03.    Governmental Authorization; Other Consents    101
Section 5.04.    Binding Effect    101
Section 5.05.    Financial Statements; No Material Adverse Effect    101
Section 5.06.    Litigation    102
Section 5.07.    Ownership of Property; Liens    102
Section 5.08.    Environmental Matters    102
Section 5.09.    Taxes    102
Section 5.10.    ERISA Compliance    103
Section 5.11.    [Reserved.]    103
Section 5.12.    Margin Regulations; Investment Company Act    103
Section 5.13.    Disclosure    103
Section 5.14.    Labor Matters    103
Section 5.15.    Intellectual Property; Etc.    104
Section 5.16.    Solvency    104
Section 5.17.    [Reserved.]    104
Section 5.18.    USA Patriot Act, Anti-Corruption Laws and Sanctions    104
Section 5.19.    Collateral Documents    104
Section 5.20.    Telecommunications, Cable and Broadcasting Laws    105
ARTICLE VI
AFFIRMATIVE COVENANTS
Section 6.01.    Company Materials.    105
Section 6.02.    Compliance Certificates and other Information    106
Section 6.03.    Notices    106
Section 6.04.    Payment of Taxes    107
Section 6.05.    Preservation of Existence, Etc.    107
Section 6.06.    Maintenance of Properties    107
Section 6.07.    Maintenance of Insurance    107
Section 6.08.    Compliance with Laws    107
Section 6.09.    Books and Records    107
Section 6.10.    Inspection Rights    108
Section 6.11.    Additional Collateral; Additional Guarantors    108
Section 6.12.    Compliance with Environmental Laws    108
Section 6.13.    Further Assurances    109
Section 6.14.    Designation of Subsidiaries    109
Section 6.15.    Use of Proceeds    109
Section 6.16.    [Reserved.]    109
Section 6.17.    Subordinated Shareholder Loans.    109
Section 6.18.    Maintenance of Intellectual Property    109
Section 6.19.    Change in Accounting Practices.    110
Section 6.20.    “Know Your Client” Checks.    111
Section 6.21.    Maintenance of Ratings.    112
Section 6.22.    SPV Structure Termination.    112

ARTICLE VII
NEGATIVE COVENANTS
Section 7.01.    Annex II and Annex IV.    113
Section 7.02.    [Reserved].    113
ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES
Section 8.01.    Events of Default    113
Section 8.02.    Remedies Upon Event of Default    116
Section 8.03.    Application of Funds    117
ARTICLE IX
ADMINISTRATIVE AGENT AND OTHER AGENTS
Section 9.01.    Appointment and Authority    118
Section 9.02.    Rights as a Lender    119
Section 9.03.    Exculpatory Provisions    119
Section 9.04.    Reliance by Administrative Agent and Security Agent.    120
Section 9.05.    Delegation of Duties    120
Section 9.06.    Resignation of Administrative Agent and Security Agent.    120
Section 9.07.    Non-Reliance on Administrative Agent, Security Agent and Other Lenders    121
Section 9.08.    No Other Duties, Etc.    121
Section 9.09.    Administrative Agent May File Proofs of Claim; Credit Bidding    122
Section 9.10.    Collateral Matters    123
Section 9.11.    Treasury Services Agreements and Secured Hedge Agreements    124
Section 9.12.    Withholding Tax Indemnity    124
Section 9.13.    Collateral Sharing Agreements and Intercreditor Agreements.    124
Section 9.14.    Erroneous Payments.    125
ARTICLE X
MISCELLANEOUS
Section 10.01.    Amendments, Etc.    127
Section 10.02.    Notices and Other Communications; Facsimile Copies    130
Section 10.03.    No Waiver; Cumulative Remedies    132
Section 10.04.    Attorney Costs and Expenses    132
Section 10.05.    Indemnification by the Borrower    132
Section 10.06.    Payments Set Aside    134
Section 10.07.    Successors and Assigns    134
Section 10.08.    Confidentiality    141
Section 10.09.    Setoff    142
Section 10.10.    Interest Rate Limitation    142
Section 10.11.    Counterparts; Electronic Execution of Assignments and Certain Other Documents    142
Section 10.12.    Integration; Termination    143
Section 10.13.    Survival of Representations and Warranties    143
Section 10.14.    Severability    143
Section 10.15.    GOVERNING LAW; FORUM; PROCESS AGENT    143
Section 10.16.    WAIVER OF RIGHT TO TRIAL BY JURY    144
Section 10.17.    Binding Effect    144
Section 10.18.    USA Patriot Act    145
Section 10.19.    No Advisory or Fiduciary Responsibility    145
Section 10.20.    COLLATERAL SHARING AGREEMENTS AND INTERCREDITOR AGREEMENTS    145
Section 10.21.    Additional Parties    146
Section 10.22.    Resignation of a Borrower or a Guarantor    149
Section 10.23.    Judgment Currency    149
Section 10.24.    Waiver of Immunity    149
Section 10.25.    Continuing Obligations    150

Section 10.26.    Releases of Liens    150
ARTICLE XI
GUARANTEE
Section 11.01.    The Guaranty    150
Section 11.02.    Obligations Unconditional    151
Section 11.03.    Reinstatement    152
Section 11.04.    Subrogation; Subordination    152
Section 11.05.    Remedies    152
Section 11.06.    Instrument for the Payment of Money    152
Section 11.07.    Continuing Guarantee    152
Section 11.08.    General Limitation on Guarantee Obligations    152
Section 11.09.    Release of Guarantors    153
Section 11.10.    Right of Contribution    156
Section 11.11.    Keepwell    156
Section 11.12.    No Marshalling    156
Section 11.13.    Election of Remedies    156
Section 11.14.    Administrative Agent’s Duties    156
Section 11.15.    Guarantor Intent    157
Section 11.16.    Joint and Several Liability.    157
Section 11.17.    Limited Recourse Obligations.    158
Section 11.18.    Acknowledgement Regarding any Supported QFCs.    158

ANNEXES

I    Additional Definitions (Prior to SPV Structure Termination Date)
II    Covenants (Prior to SPV Structure Termination Date)
III    Additional Definitions (On or after SPV Structure Termination Date)
IV        Covenants (On or after SPV Structure Termination Date)
SCHEDULES

1.01    Commitments
10.02    Administrative Agent’s Office, Certain Addresses for Notices
10.21    Additional Parties Documents

EXHIBITS
Form of
A    Committed Loan Notice
B    Swing Line Loan Notice
C-1    Term Note
C-2    Revolving Credit Note
C-3    Swing Line Note
D    Compliance Certificate
E-1    Assignment and Assumption
E-2    Affiliated Lender Notice
F    Subordinated Shareholder Loan Pledge Agreement
G    Related Party Withholding Exemption Form
H    United States Tax Compliance Certificate
I    Affiliated Lender Assignment and Assumption
J    Letter of Credit Report
K    Additional Facility Joinder Agreement
L    Increase Confirmation
M    Discount Range Prepayment Notice
N    Discount Range Prepayment Offer
O    Solicited Discounted Prepayment Notice
P    Acceptance and Prepayment Notice
Q    Specified Discount Prepayment Notice
R    Solicited Discounted Prepayment Offer
S    Specified Discount Prepayment Response

CREDIT AGREEMENT
This AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 25, 2021, is entered into among LCPR LOAN FINANCING LLC, a limited liability company organized under the laws of Delaware, as the initial borrower (the “SPV Borrower”), LCPR SENIOR SECURED FINANCING DESIGNATED ACTIVITY COMPANY, a designated activity company limited by shares incorporated and existing under the laws of Ireland, as the initial guarantor (the “Initial Guarantor”), the other Borrowers and Guarantors party hereto from time to time, THE BANK OF NOVA SCOTIA, as Administrative Agent, THE BANK OF NOVA SCOTIA, as SPV Security Agent and each lender from time to time party hereto (collectively, the “Lenders” and, individually, a “Lender”).
PRELIMINARY STATEMENTS
The 2021 Additional Term Lenders have agreed to extend credit to the SPV Borrower in the form of 2021 Additional Term Loans made available pursuant to the terms hereof in an aggregate principal amount equal to $500,000,000. The 2021 Additional Term Loans were subsequently increased by an amount equal to $120,000,000 to an aggregate amount equal to $620,000,000.
The capitalized terms used in these preliminary statements are defined in Section 1.01 below.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
Section 1.01.Defined Terms.
(a)Capitalized terms used in this Agreement and not defined in Section 1.01(b) below have the meanings set forth, prior to the SPV Structure Termination Date, in Annex I and Annex II to this Agreement, and, on or after the SPV Structure Termination Date, in Annex III and Annex IV to this Agreement.
(b)As used in this Agreement, the following terms shall have the meanings set forth below:
“2021 Additional Facility Joinder Agreement” means the additional facility joinder agreement dated as of March 25, 2021 among the SPV Borrower, the Initial Guarantor, the financial institutions listed on Schedule 1 thereto, the Administrative Agent and the SPV Security Agent.
“2021 Additional Term Availability Period” means the 2021 Additional Term Availability Period as specified in the 2021 Additional Facility Joinder Agreement.
“2021 Additional Term Borrowing” means a borrowing consisting of 2021 Additional Term Loans.
“2021 Additional Term Commitment” means, as to each 2021 Additional Term Lender, its obligation to make the 2021 Additional Term Loan to any Borrower hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.05 or Section 2.06 and (b) assumed or increased from time to time pursuant to an Assignment and Assumption, Additional Facility Joinder Agreement, Extension Amendment or an Increase Confirmation. The amount of each 2021 Additional Term Lender’s 2021 Additional Term Commitment as of the 2021 Amendment Effective Date is set forth in Schedule 1 of the 2021 Additional Facility Joinder Agreement, or otherwise in the Assignment and Assumption, Additional Facility Joinder Agreement, Extension Amendment or Increase Confirmation pursuant to which such 2021 Additional Term Lender shall have assumed, increased or decreased its 2021 Additional Term Commitment, as the case may be. The aggregate amount of the 2021 Additional Term Commitments as of the 2021 Amendment Effective Date is $500,000,000.
“2021 Additional Term Commitment Termination Date” means the earlier of (a) the last day of the 2021 Additional Term Availability Period and (b) with respect to any 2021 Additional Term Commitment that is terminated pursuant to Section 2.06, the termination date of such 2021 Additional Term Commitment.
“2021 Additional Term Lender” means, at any time, any Lender that has an 2021 Additional Term Commitment or an 2021 Additional Term Loan at such time.

“2021 Additional Term Loans” means the Loans, denominated in Dollars, made by the 2021 Additional Term Lenders to any Borrower pursuant to Section 2.01(a), as such loans may be (a) reduced from time to time pursuant to Section 2.05 or Section 2.06 and (b) assumed or increased from time to time pursuant to an Assignment and Assumption, Additional Facility Joinder Agreement, Extension Amendment or an Increase Confirmation pursuant to the terms of Section 2.14.
“2021 Amendment Closing Date” means the Closing Date as defined in the 2021 Additional Facility Joinder Agreement.
“2021 Amendment Effective Date” means the Effective Date as defined in the 2021 Additional Facility Joinder Agreement.
“2023 Amendment” means the amendment agreement dated as of May 22, 2023 between, among others, the SPV Borrower and the Administrative Agent.
“2023 Amendment Effective Date” means the Effective Date as defined in the 2023 Amendment.
“Acceptable Discount” has the meaning specified in Section 2.05(a)(v)(D)(2).
“Acceptable Prepayment Amount” has the meaning specified in Section 2.05(a)(v)(D)(3).
“Acceptance and Prepayment Notice” means a notice of the applicable Borrower’s acceptance of the Acceptable Discount in substantially the form of Exhibit P.
“Acceptance Date” has the meaning specified in Section 2.05(a)(v)(D)(2).
“Acquisition” means the acquisition by Liberty Communications Holding (directly, or through one or more wholly owned subsidiaries) of all of the issued and outstanding capital stock of Liberty Mobile Inc. (formerly known as Beach Holding Corporation).
“Acquisition Agreement” means the stock purchase agreement dated as of October 9, 2019 among Liberty Communications Holding, Liberty Latin America, AT&T Corp., AT&T International Holdings LLC and SBC Telecom, Inc. in connection with the Acquisition.
“Acquisition Escrow Account” means the escrow account established under, and governed by, the Acquisition Escrow Agreement.
“Acquisition Escrow Agent” means Scotiabank & Trust (Cayman) Ltd.
“Acquisition Escrow Agreement” means the escrow and security agreement dated as of October 25, 2019 among the SPV Borrower, the SPV Security Agent and the Escrow Agent.
“Acquisition Escrow Proceeds Funded Amount” means $52,546,895.64, representing the proceeds of Initial Term Loans deposited in the Acquisition Escrow Account.
“Acquisition Escrow Release Date” means the date on which the Acquisition Escrow Proceeds Funded Amount is released from the Acquisition Escrow Account in connection with the Completion Date; it being acknowledged and agreed that such date was November 2, 2020.
“Additional Borrower” means (i) prior to the SPV Structure Termination, any Affiliate of the SPV Borrower and (ii) on or after the SPV Structure Termination Date, any member of the Restricted Group which, in each case, has complied with the requirements of Section 10.21(b).
“Additional Facility” means an additional term or revolving facility referred to in Section 2.14 and “Additional Facilities” means all or any such Additional Facilities.
“Additional Facility Availability Period” in relation to an Additional Facility means the availability period specified in the Additional Facility Joinder Agreement for that Additional Facility.
“Additional Facility Available Amount” means:
(a)an amount equal to the sum of:

(i)without double counting, any amounts of Indebtedness available to be Incurred by any member of the Restricted Group (A) prior to the SPV Structure Termination Date, pursuant to Sections 4.09(c)(1), 4.09(c)(18) and 4.09(c)(25) of Annex II and (B) on or after the SPV Structure Termination Date, Sections 4.09(b)(1), 4.09(b)(18) and 4.09(b)(25) of Annex IV; plus
(ii)without double counting, any amounts of Indebtedness available to be Incurred by any member of the Restricted Group (A) prior to the SPV Structure Termination Date, pursuant to Section 4.09(c)(14) of Annex II and (B) on or after the SPV Structure Termination Date, Section 4.09(b)(14) of Annex IV; plus
(b)(i) in the case of an Additional Facility that serves to effectively extend the maturity of, or refinance, the Term Loans and/or Revolving Credit Loans, an amount equal to the reductions in the Term Loans and/or Revolving Credit Loans (and accompanied by a corresponding permanent reduction of the Revolving Credit Commitments) to be replaced with (or refinanced by) such Additional Facility and (ii) in the case of an Additional Revolving Facility that effectively replaces any Revolving Credit Commitments terminated or cancelled under Section 2.06, an amount equal to the portion of the relevant terminated Revolving Credit Commitments; plus
(c)the aggregate amount of any voluntary prepayment of Term Loans that are secured on a pari passu basis with the Obligations (including any Refinancing Term Loans or Extended Term Loans) or Revolving Credit Loans (to the extent accompanied by a corresponding permanent reduction of the Revolving Credit Commitments) to the extent the relevant prepayment or reduction (i) is not funded or effected with any long-term Indebtedness (including Indebtedness in the form of a bridge or other interim credit facility intended to be Refinanced with long-term Indebtedness) and (ii) does not include any prepayment that is funded with the proceeds of an Additional Facility Incurred in reliance on clause (b); plus
(d)if the proceeds of an Additional Facility are being used to refinance existing Indebtedness that ranks pari passu or senior in right of security to the Obligations, (i) an amount equal to the accrued interest, premiums and defeasance costs on such existing Indebtedness, (ii) other amounts owing or paid relating to such existing Indebtedness, and (iii) fees and expenses reasonably incurred in connection with the foregoing; plus
(e)an unlimited amount so long as, in the case of this clause (e):
(i)prior to the SPV Structure Termination Date, (A) if the Proceeds Loan funded with the proceeds of such Additional Facility constitutes Senior Secured Indebtedness, the Consolidated Senior Secured Net Leverage Ratio would not exceed 5.00 to 1.00, and (B) the Consolidated Net Leverage Ratio would not exceed 5.50 to 1.00, in each case, calculated as of the most recently ended Test Period on a pro forma basis after giving effect to the incurrence of such Additional Facility, the funding of the relevant Proceeds Loan with the proceeds thereof and the application of proceeds of the relevant Proceeds Loan and, if applicable, any acquisition or Investment permitted under this Agreement and (x) in the case of any Additional Revolving Facility and the relevant Proceeds Loan funded with the proceeds thereof, assuming a full drawing of such Additional Revolving Facility and relevant Proceeds Loan and (y) without netting the cash proceeds of any Borrowing under such Additional Facility and the relevant Proceeds Loan; and
(ii)on or after the SPV Structure Termination Date, (A) if such Indebtedness incurred under an Additional Facility is Senior Secured Indebtedness, the Consolidated Senior Secured Net Leverage Ratio would not exceed 5.00 to 1.00, and (B) the Consolidated Net Leverage Ratio would not exceed 5.50 to 1.00, in each case, calculated as of the most recently ended Test Period on a pro forma basis after giving effect to the incurrence of such Additional Facility, including the application of proceeds thereof and, if applicable, any acquisition or Investment permitted under this Agreement and (x) in the case of any Additional Revolving Facility, assuming a full drawing of such Additional Revolving Facility and (y) without netting the cash proceeds of any Borrowing under such Additional Facility;
provided that, it is understood that (i) any Additional Facility may be Incurred under any of clauses (a), (b), (c), (d), or (e) as selected by the applicable Borrower in its sole discretion, (ii) the applicable Borrower may elect to Incur Additional Facilities under clause (e) prior to using amounts available under clauses (a), (b), (c) or (d), and (iii) without duplication, amounts Incurred (and, prior to the SPV Structure Termination Date, on-lent under the relevant Proceeds Loan) pursuant to clauses (a), (b), (c) or (d) substantially concurrently with amounts Incurred

(and, prior to the SPV Structure Termination Date, on-lent under the relevant Proceeds Loan) pursuant to clause (e) will not count as Indebtedness for purposes of calculating the Consolidated Net Leverage Ratio or Consolidated Senior Secured Net Leverage Ratio; and provided, further, that any portion of any Additional Facilities or Additional Facility Loans may be divided and reclassified in accordance with Section 4.09(e)(1) of Annex II or Section 4.09(d)(1) of Annex IV, as applicable.
“Additional Facility Borrower” means any Borrower which becomes a Borrower under any Additional Facility.
“Additional Facility Borrowing” means an Additional Facility Loan or a group of Additional Facility Loans of the same Class and Type made (including through a conversion or continuation) by the applicable Additional Facility Lenders.
“Additional Facility Commencement Date” means, in relation to an Additional Facility, the effective date of that Additional Facility which shall be the later of:
(a)the date specified in the relevant Additional Facility Joinder Agreement; and
(b)the date on which the conditions set out in Section 2.14 are satisfied.
“Additional Facility Commitment” means in relation to an Initial Additional Facility Lender the amount set out as the Additional Facility Commitment of a Lender in the relevant Additional Facility Joinder Agreement and the amount of any other Additional Facility Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it in accordance with this Agreement.
“Additional Facility Joinder Agreement” means a document substantially in the form of Exhibit K (Form of Additional Facility Joinder Agreement), with such amendments as the Administrative Agent or the relevant Lenders and the applicable Borrower under such Additional Facility Joinder Agreement may approve or reasonably require.
“Additional Facility Lender” means, with respect to an Additional Facility or an Increase Confirmation, an Initial Additional Facility Lender and any Person that becomes a new lender under such Additional Facility in accordance with Section 10.07.
“Additional Facility Loan” means a loan and/or advance made or to be made under the Additional Facility.
“Additional Guarantor” means (i) prior to the SPV Structure Termination, any Affiliate of the SPV Borrower and (ii) on or after the SPV Structure Termination Date, any member of the Restricted Group which, in each case, has complied with the requirements of Section 10.21(c).
“Additional Lender” means any Person that is not an existing Lender and has agreed to provide any portion of any (a) Additional Facility in accordance with Section 2.14, (b) other Loans pursuant to a Refinancing Amendment in accordance with Section 2.15, or (c) Replacement Term Loans pursuant to Section 10.01; provided that each Additional Lender shall be subject to the approval of the Administrative Agent, such approval not to be unreasonably withheld, conditioned or delayed, in each case solely to the extent that any such consent would be required from the Administrative Agent under Section 10.07(b)(i)(B) for an assignment of Loans to such Additional Lender, and in the case of any Additional Revolving Facility and Other Revolving Credit Commitments, the Swing Line Lender and the applicable L/C Issuer, such approval not to be unreasonably withheld, conditioned or delayed, in each case solely to the extent such consent would be required for any assignment to such Additional Lender under Section 10.07(b)(i)(C) or Section 10.07(b)(i)(D).
“Additional Refinancing Lender” has the meaning set forth in Section 2.15(a).
“Additional Revolving Facility” means any Additional Facility permitted under Section 2.14 that is a revolving facility.
“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment, provided that, where a Floor is applicable, if the Adjusted Term SOFR as so determined shall ever be less than any such Floor, then Adjusted Term SOFR shall be deemed to be the Floor.
“Administrative Agent” means The Bank of Nova Scotia, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify each Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliated Lender” means a Lender that is Liberty Latin America or an Affiliate thereof (other than (a) the Company, any Permitted Affiliate Parent, any Affiliate Subsidiary and, in each case, any of their Subsidiaries, or (b) any trust, fund, partnership, person or other entity that borrows any loans, issues any notes, bonds or other securities or otherwise incurs indebtedness for the purpose of on-lending the proceeds of such issuance under a Facility to a Borrower under this Agreement). For the avoidance of doubt, neither the SPV Borrower, the Initial Guarantor nor any of their respective Subsidiaries shall be an Affiliated Lender hereunder.
“Affiliated Lender Cap” has the meaning set forth in Section 10.07(j)(iv).
“Affiliate Subsidiary” has the meaning specified in Section 10.21(a)(i).
“Affiliate Subsidiary Accession” has the meaning specified in Section 10.21(a)(i).
“Affiliate Subsidiary Release” has the meaning specified in Section 10.21(a)(i).
“Agent Parties” has the meaning specified in Section 10.02(b).
“Agent-Related Distress Event” means, with respect to the Administrative Agent, the Security Agent or any Person that directly or indirectly controls the Administrative Agent or the Security Agent, as applicable (each, a “Distressed Agent-Related Person”), a voluntary or involuntary case with respect to such Distressed Agent-Related Person under any Debtor Relief Law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Agent-Related Person or any substantial part of such Distressed Agent-Related Person’s assets, or such Distressed Agent-Related Person is subject to a forced liquidation or makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Agent-Related Person to be, insolvent or bankrupt; provided that an Agent-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interests in the Administrative Agent, the Security Agent or any Person that directly or indirectly controls the Administrative Agent or the Security Agent, as applicable, by a Governmental Authority or an instrumentality thereof; provided, further, that such ownership interest does not result in or provide the Administrative Agent, the Security Agent or any Person that directly or indirectly controls the Administrative Agent or the Security Agent, as applicable, with immunity from the jurisdiction of courts or from the enforcement of judgments or writs of attachment on its assets or permit the Administrative Agent, the Security Agent or any Person that directly or indirectly controls the Administrative Agent or the Security Agent, as applicable, to reject, repudiate, disavow or disaffirm any contracts or agreements made with the Administrative Agent, the Security Agent or any Person that directly or indirectly controls the Administrative Agent or the Security Agent, as applicable.
“Agent-Related Persons” means the Administrative Agent, together with its Affiliates, officers, directors, employees, partners, agents, advisors and other representatives.
“Aggregate Commitments” means the Commitments of all the Lenders.
“Agreement” means this credit agreement including the annexes, schedules and exhibits hereto.
“Agreement Currency” has the meaning set forth in Section 10.23.
“All-In Yield” means, as to any Indebtedness, the yield thereof (as determined in the reasonable judgment of the Administrative Agent consistent with generally accepted financial practices), whether in the form of interest rate, margin, OID, upfront fees, a Eurocurrency Rate floor, an Adjusted Term SOFR floor or Base Rate floor (with such increased amount being determined in the manner described in the final proviso of this definition), or otherwise, in each case, incurred or generally payable directly by a Borrower ratably to all lenders of such Indebtedness; provided that OID and upfront fees shall be equated to an interest rate assuming the shorter of (i) the Weighted Average Life to Maturity of such Indebtedness and (ii) a four year average life to maturity (e.g., 100 basis points of OID equals 25 basis points of interest rate margin for a four year average life to maturity); provided, further, that “All-In Yield” shall not include amendment fees, consent fees, arrangement fees, structuring fees, ticking fees, unused line fees, commitment fees, underwriting fees, placement fees, advisory fees, success fees, and similar fees (regardless of how such fees are computed and whether shared or paid, in whole or in part, with or to any or all lenders) or other fees not paid or payable in the primary syndication of such Indebtedness or fees not generally paid or payable ratably to all lenders; provided, further, that, with respect to any Loans of an applicable Class that includes a Eurocurrency Rate floor, an Adjusted Term SOFR floor or Base Rate floor, (1) to the extent that the Eurocurrency Rate, the Adjusted Term SOFR or the Base Rate, as applicable, on the date that the All-In Yield is being calculated is less than such floor, the amount of such difference shall be deemed added to the Applicable Rate for such Loans of such Class for the purpose of calculating the All-In Yield and (2) to the extent that the Eurocurrency Rate, the Adjusted Term SOFR or the Base Rate, as applicable, on the date that the All-In Yield is being calculated is greater than such floor, then the floor shall be disregarded in calculating the All-In Yield.
“Alternative L/C Borrowing” means an extension of credit resulting from a drawing under any Alternative Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.
“Alternative L/C Issuer” means a Revolving Credit Lender that becomes an Alternative L/C Issuer in accordance with Section 2.03(k) or Section 10.07(i), in each case, in its capacity as an issuer of Alternative Letters of Credit hereunder, or any successor issuer of Alternative Letters of Credit hereunder.
“Alternative Letter of Credit” means a letter of credit issued hereunder in respect of one or more Classes of Revolving Credit Commitments in accordance with Section 2.03(b) that is designated as an Alternative Letter of Credit at the time of delivery of the related Letter of Credit Application to the Administrative Agent and the relevant Alternative L/C Issuer under Section 2.03(b). An Alternative Letter of Credit may be a commercial letter of credit or a standby letter of credit; provided that any commercial letter of credit issued hereunder shall provide solely for cash payment upon presentation of a sight draft.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction from time to time concerning or relating to bribery or corruption applicable to any Covenant Party or any of its Subsidiaries by virtue of such Person being organized or operating in such jurisdiction.
“Applicable Discount” has the meaning specified in Section 2.05(a)(v)(C)(2).
“Applicable Rate” means a percentage per annum equal to:
(a)[Reserved];
(b)with respect to the 2021 Additional Term Loans, (i) until the Transition Date, (A) for Eurocurrency Rate Loans, 3.75% and (B) for Base Rate Loans 2.75% and (ii) from the Transition Date, (A) for SOFR Loans, 3.75% and (B) for Base Rate Loans, 2.75%; and
(c)with respect to any Facility or Commitments made pursuant to Section 2.14, Section 2.15 or Section 2.16, as set forth in the relevant Additional Facility Joinder Agreement, Refinancing Amendment or Extension Amendment, as applicable.
“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class of Loans, (b) with respect to Letters of Credit, (i) the relevant L/C Issuer and (ii) the relevant Revolving Credit Lenders, (c) with respect to Alternative Letters of Credit, (i) the relevant Alternative L/C Issuer and (ii) the relevant Revolving Credit Lenders, and (d) with respect to Swing Line Loans, (i) the relevant Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the relevant Revolving Credit Lenders.
“Approved Fund” means any fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.
“Arrangers” means each of J.P. Morgan Securities LLC, BNP Paribas Securities Corp., Credit Suisse Loan Funding LLC, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, The Bank of Nova Scotia, and Banco Santander, S.A., London Branch, each in its capacity as an arranger under this Agreement.
“Assignees” has the meaning set forth in Section 10.07(b)(i).
“Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an Eligible Assignee and accepted by the Administrative Agent, substantially in the form of Exhibit E-1 hereto.
“Attorney Costs” means all reasonable and documented fees, expenses and disbursements of any law firm or other external legal counsel.

“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor engaged by the Borrowers (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Term Loan Prepayment pursuant to Section 2.05(a)(v); provided that the Borrowers shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided further that neither the Borrowers nor any of their Affiliates may act as the Auction Agent.
“Auditors” means an accounting firm of international standing (including KPMG LLP and its Affiliates).
“Auto-Extension Letter of Credit” has the meaning set forth in Section 2.03(b)(iii).
“Available Currency” means Dollars, and any other currency as the relevant Borrower, each of the relevant Revolving Credit Lenders or the relevant Term Lenders, as the case may be, and the Administrative Agent may agree to from time to time.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 1.12(d).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, and any successor statute.
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1.00%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate” and (c) (1) until the Transition Date, 1.00% plus applicable LIBOR at approximately 11:00 a.m. (London time) determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day and (2) from the Transition Date, 1.00% plus Adjusted Term SOFR for a one-month tenor in effect on such day (or if such day is not a Business Day, the immediately preceding Business Day); provided that, solely for purposes of clause (c)(1) above, if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in Same Day Funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by the Administrative Agent’s London branch to major banks in the London interbank eurodollar market at their request at the date and time of determination. The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.
“Base Rate Loan” means any Loan that bears interest based on the Base Rate.
“Base Rate Term SOFR Determination Day” has the meaning set forth in the definition of “Term SOFR”.
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 1.12(a).

“Benchmark Replacement” means with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date: (a) the sum of (i) Daily Simple SOFR and (ii) the related Benchmark Replacement Adjustment or (b) the sum of (i) the alternate benchmark rate that has been selected by the Administrative Agent and the SPV Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment; provided that, where a Floor is applicable to the Benchmark being replaced, if such Benchmark Replacement as so determined would be less than any such Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the SPV Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(a)in the case of clauses (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or
(b)in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors have been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clauses (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);
(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or
(c)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 1.12 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 1.12.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Big Boy Letter” means a letter from a Lender (a) acknowledging that (i) an Affiliated Lender may have information regarding the SPV Borrower, the Company, any Permitted Affiliate Parent, and Affiliate Subsidiary and, in each case, their Subsidiaries that has not previously been disclosed to the Administrative Agent and the Lenders (“Excluded Information”), (ii) the Excluded Information may not be available to such Lender, (iii) such Lender has independently and without reliance on any other party made its own analysis and determined to assign Term Loans to an Affiliated Lender pursuant to Section 10.07(j) notwithstanding its lack of knowledge of the Excluded Information and (iv) such Lender waives and releases any claims it may have against the Administrative Agent, such Affiliated Lender, the SPV Borrower, the Company, any Permitted Affiliate Parent, any Affiliate Subsidiary and, in each case, their Subsidiaries with respect to the nondisclosure of the Excluded Information; or (b) otherwise in form and substance reasonably satisfactory to the Administrative Agent, such Affiliated Lender and the assigning Lender.
“Board” means the Board of Governors of the Federal Reserve System of the United States.
“Bookrunner” means each of J.P. Morgan Securities LLC, BNP Paribas Securities Corp., Credit Suisse Loan Funding LLC, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, The Bank of Nova Scotia, and Banco Santander, S.A., London Branch, each in its capacity as a bookrunner.
“Borrower Offer of Specified Discount Prepayment” means any offer by any Borrower Party to make a voluntary prepayment of Loans at a specified discount to par pursuant to Section 2.05(a)(v)(B).
“Borrower Party” means (a) prior to the SPV Structure Termination Date, a Loan Party and (b) on or after the SPV Structure Termination Date, a member of the Restricted Group.
“Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by any Borrower Party of offers for, and the corresponding acceptance by a Lender of, a voluntary prepayment of Loans at a specified range of discounts to par pursuant to Section 2.05(a)(v)(C).
“Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by any Borrower Party of offers for, and the subsequent acceptance, if any, by a Lender of, a voluntary prepayment of Loans at a discount to par pursuant to Section 2.05(a)(v)(D).
“Borrowers” means the SPV Borrower and any Additional Borrower unless it has ceased to be a Borrower in accordance with Section 10.22 or the SPV Structure Termination, and “Borrower” means any of them.

“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing, an Initial Term Borrowing, 2021 Additional Term Borrowing or any other borrowing of a Term Loan, as the context may require.
“Business” means:
(a)the business carried out by the Restricted Group on the 2021 Amendment Effective Date;
(b)the provision of Content;
(c)the business and provision of services substantially the same or similar to those provided by any member of the Wider Group on the 2021 Amendment Effective Date;
(d)being a Holding Company of one or more persons engaged in the business and provision of services described in clauses (a), (b) or (c) above; and
(e)any related ancillary or complementary business to that described in clause (a), (b) or (d) above, and references to “business” shall be similarly construed.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York, Puerto Rico or London and, if such day relates to (a) any Eurocurrency Rate Loan, means any such day that is also a London Banking Day and (b) any SOFR Loan, means any such day that is also a U.S. Government Securities Business Day.
“Captive Insurance Subsidiary” means any Subsidiary of the Company or a Permitted Affiliate Parent that is subject to regulation as an insurance company (or any Subsidiary thereof).
“Cash Collateral” has the meaning specified in Section 2.03(g).
“Cash Collateral Account” means a blocked account at the Administrative Agent (or another commercial bank selected by the Administrative Agent) in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner reasonably satisfactory to the Administrative Agent, or another account designated as a cash collateral account and reasonably satisfactory to the Administrative Agent.
“Cash Collateralize” has the meaning specified in Section 2.03(g) and references to “Cash Collateralized” and “Cash Collateralizing” shall be similarly construed.
“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holdco” means any entity that has no material assets other than equity interests (or equity interests and indebtedness) of one or more entities that are CFCs or CFC Holdcos.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority. It is understood and agreed that (i) the Dodd–Frank Wall Street Reform and Consumer Protection Act (Pub.L. 111-203, H.R. 4173), all Laws relating thereto, all interpretations and applications thereof and any request, rule, guideline or directive relating thereto and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, for the purposes of this Agreement, be deemed to be adopted and taking effect subsequent to the date of this Agreement; provided that a Lender shall be entitled to compensation with respect to any such adoption taking effect, making or issuance becoming effective after the date of the this Agreement only if it is the applicable Lender’s general policy or practice to demand compensation in similar circumstances under comparable provisions of other financing agreements.
“Class” means (a) with respect to Commitments or Loans, those of such Commitments or Loans that have the same terms and conditions (without regard to differences in the Type of Loan, Interest Period, upfront fees, OID or similar fees paid or payable in connection with such Commitments or Loans, or differences in tax treatment (e.g., “fungibility”)); provided that such Commitments or Loans may be designated in writing by the applicable Borrower and Lenders holding such Commitments or Loans as a separate Class from other

Commitments or Loans that have the same terms and conditions and (b) with respect to Lenders, those of such Lenders that have Commitments or Loans of the same Class.
“Clean-Up Period” means in respect of any acquisition or Investment permitted under this Agreement by any member of the Restricted Group, the period commencing on the date of completion of such acquisition or Investment permitted under this Agreement and ending on the date that is 120 days after such date.
“Closing Date” means October 25, 2019.
“Code” means the U.S. Internal Revenue Code of 1986, and the United States Department of the Treasury regulations promulgated thereunder.
“Collateral” means, (a) prior to the SPV Structure Termination Date, the SPV Collateral and (b) on or after the SPV Structure Termination Date, the Group Collateral.
“Collateral and Guarantee Requirement” means the requirement that:
(a)prior to the SPV Structure Termination Date:
(i)the Obligations (other than, with respect to any Guarantor, any Excluded Swap Obligations) shall have been unconditionally guaranteed by the Initial Guarantor and each other Guarantor (unless and until such Guarantor has ceased to be a Guarantor in accordance with the terms of this Agreement);
(ii)the Obligations and the Guaranty shall have been secured by, in each case, subject to the exceptions and limitations otherwise set forth in this Agreement and the SPV Collateral Documents, in each case with the priority required by the SPV Collateral Documents: (A) on the Closing Date, a perfected first priority security interest (other than with respect to clause (I), subject to Permitted SPV Liens) in (I) the rights of the SPV Borrower in the Acquisition Escrow Account under the Acquisition Escrow Agreement, (II) all bank accounts of the SPV Borrower and (III) the SPV Borrower’s rights under the Initial Proceeds Loan, the Proceeds Loan Agreement, and any Additional Proceeds Loan that may be made in the future, including the SPV Borrower’s rights in respect of the Proceeds Loan Guarantees; (B) on the Acquisition Escrow Release Date, a perfected first priority security interest (subject to Permitted SPV Liens) in (I) all bank accounts of the Initial Guarantor (other than the Initial Guarantor’s SPV Profit Account) and (II) the Initial Guarantor’s rights under the Senior Secured Notes Proceeds Loan, the Proceeds Loan Agreement, and any Additional Proceeds Loan that may be made in the future, including the Initial Guarantor’s rights in respect of the Proceeds Loan Guarantees; and (C) within 45 Business Days of any Affiliate of the SPV Borrower becoming an Additional Borrower or Additional Guarantor under Section 10.21, a perfected first priority security interest (subject to Permitted SPV Liens) in (I) all bank accounts of such Additional Borrower or Additional Guarantor (other than profit accounts of the kind specified in clause (B)(II) above) and (II) such Additional Borrower’s or Additional Guarantor’s rights under the Proceeds Loans and the Proceeds Loan Agreement, including such Additional Borrower’s or Additional Guarantor’s rights in respect of the Proceeds Loan Guarantees, as applicable;
(iii)the obligations under the Proceeds Loan Finance Documents (other than, with respect to any Proceeds Loan Guarantor, any Excluded Swap Obligations) shall have been unconditionally guaranteed by the Initial Proceeds Loan Guarantor and each other Proceeds Loan Guarantor, unless and until it has ceased to be a Proceeds Loan Guarantor in accordance with the terms of this Agreement;
(iv)the obligations under the Proceeds Loan Finance Documents shall have been secured by, in each case, subject to the exceptions and limitations otherwise set forth in this Agreement and the Proceeds Loan Collateral Documents, in each case with the priority required by the Proceeds Loan Collateral Documents: (A) on the Closing Date, a perfected first priority security interest (subject to Permitted Liens) in (I) all of the outstanding shares of the Company and the Initial Proceeds Loan Guarantor and (II) substantially all assets of the Company and the Initial Proceeds Loan Guarantor; (B) on the Acquisition Escrow Release Date, a perfected first priority security interest (subject to Permitted Liens) in (I) all of the outstanding shares of each Proceeds Loan Borrower (other than the Company) on such date and (II) substantially all assets of each Proceeds Loan Borrower (other than the Company) on such date; (C) within 45 Business Days of any member of the Wider Group or Restricted Group becoming a Proceeds Loan Obligor (in order to comply with the Security Test or otherwise), a perfected first priority security interest (subject to Permitted Liens) in (I) all outstanding shares of such Proceeds Loan Obligor and (II) substantially all assets of such Proceeds Loan Obligor; and (D) on the Closing Date, or within the time period specified in Section 6.18, as applicable, by a perfected first priority security interest (subject to Permitted Liens) over any Subordinated Shareholder Loan; and
(v)the Security Test as of the end of each fiscal year, beginning with the fiscal year ending December 31, 2020, shall be satisfied; provided that (A) such test is calculated by reference to the annual financial statements relating to the Restricted Group for the relevant fiscal year delivered pursuant to Section 4.03(a)(1) of Annex II (and such calculation shall be included in the Compliance Certificate delivered pursuant to Section 6.02(a) with respect to the relevant fiscal year); and (B) any member of the Restricted Group that is required to become a Proceeds Loan Obligor in order to comply with the Security Test shall become a Proceeds Loan Obligor within 60 days after the delivery to the Administrative Agent of such Compliance Certificate; and
(vi)the Administrative Agent and/or the Security Agent (as applicable) shall have received each applicable Collateral Document and related ancillary document required to be delivered (A) pursuant to Section 6.16, Section 6.18 and Section 10.21 (as applicable) and (B) at such time as may be designated therein (or such other period as the Administrative Agent and/or the Security Agent (as applicable) may agree), pursuant to the Collateral Documents, Section 6.11 or Section 6.13, subject, in each case, to the limitations and exceptions of this Agreement, the Collateral Documents and the Proceeds Loan Collateral Documents, duly executed and delivered (where applicable) by each Loan Party, Covenant Party and Grantor, as applicable, party thereto.
(b)on or after the SPV Structure Termination Date:
(i)the Obligations (other than, with respect to any Guarantor, any Excluded Swap Obligations) shall have been unconditionally guaranteed by each Guarantor (in each case, unless and until such Guarantor has ceased to be a Guarantor in accordance with the terms of this Agreement);
(ii)the Obligations and the Guaranty shall have been secured by, in each case, subject to the exceptions and limitations otherwise set forth in this Agreement and the Collateral Documents, in each case with the priority required by the Collateral Documents: (i) initially, a perfected first priority security interest (subject to Permitted Liens) in (I) all of the outstanding shares of the Loan Parties and (II) substantially all assets of the Loan Parties; (ii) within 45 Business Days of any member of the Wider Group or Restricted Group becoming a Loan Party (in order to comply with the Security Test or otherwise), a perfected first priority security interest (subject to Permitted Liens) in (I) all outstanding shares of such Loan Party and (II) substantially all assets of such Loan Party; and (iii) within the time period specified in Section 6.18, by a perfected first priority security interest (subject to Permitted Liens) over any Subordinated Shareholder Loan;
(iii)the Security Test as of the end of each fiscal year, beginning with the fiscal year ending immediately following the SPV Structure Termination Date, shall be satisfied; provided that (A) such test is calculated by reference to the annual financial statements relating to the Restricted Group for the relevant fiscal year delivered pursuant to Section 4.03(a)(1) of Annex IV (and such calculation shall be included in the Compliance Certificate delivered pursuant to Section 6.02(a) with respect to the relevant fiscal year); and (B) any member of the Restricted Group that is required to become a Guarantor in order to comply with the Security Test shall become a

Guarantor within 60 days after the delivery to the Administrative Agent of such Compliance Certificate; and
(iv)the Administrative Agent and/or the Security Agent (as applicable) shall have received each Collateral Document and related ancillary document required to be delivered (A) pursuant to Section 6.18 and Section 10.21 (as applicable) and (B) at such time as may be designated therein (or such other period as the Administrative Agent and/or the Security Agent (as applicable) may agree), pursuant to the Collateral Documents, Section 6.11 or Section 6.13, subject, in each case, to the limitations and exceptions of this Agreement and the Collateral Documents, duly executed and delivered (where applicable) by each member of the Restricted Group and Grantor, as applicable, party thereto.
The Administrative Agent and/or the Security Agent, as applicable, may grant extensions of time for the perfection of security interests in, and the delivery of any certificated Equity Interests required to be pledged pursuant to the provisions of this definition of “Collateral and Guarantee Requirement” where it reasonably determines, in consultation with the Company, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement, the Collateral Documents or the Proceeds Loan Collateral Documents. For the avoidance of doubt, the foregoing definition shall not require, and the Loan Documents and the Proceeds Loan Finance Documents shall not contain any requirements as to, the creation, perfection or maintenance of pledges of, or security interests in, or taking other actions with respect to, any Excluded Assets or to secure Excluded Swap Obligations.
Notwithstanding anything in this definition of “Collateral and Guarantee Requirement” or any other Loan Document, none of the following shall be required: (i) any control agreements, other control arrangements or perfection by “control” (other than in respect of certificated Equity Interests and Pledged Debt (as defined in the applicable Pledge Agreement) otherwise required to be pledged and delivered to the Security Agent pursuant to the terms of the Loan Documents) other than, subject to the terms of the Collateral Documents, with respect to the Escrow Proceeds Account and the accounts constituting Collateral in clause (a)(ii) above; (ii) actions in any jurisdiction other than the United States, Ireland or Puerto Rico or required by the laws of any jurisdiction other than the United States, Ireland or Puerto Rico in order to create any security interests in any assets, including any intellectual property registered in any jurisdiction other than the United States, Ireland or Puerto Rico, or to perfect such security interests (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any jurisdiction other than the United States, Ireland or Puerto Rico); (iii) any landlord waivers, estoppels, warehouseman waivers or other collateral access or similar letters or agreements; (iv) any actions other than the filing of UCC financing statements to perfect security interests in any Collateral or (v) any Excluded Subsidiary to become (prior to the SPV Structure Termination Date) a Proceeds Loan Guarantor or (on and after the SPV Structure Termination Date) a Guarantor.
“Collateral Documents” means, (a) prior to the SPV Structure Termination Date, the SPV Collateral Documents and (b) on or after the SPV Structure Termination Date, the Group Collateral Documents.
“Commitment” means a Revolving Credit Commitment or Term Commitment, as the context may require.
“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to another, or (c) a continuation of Eurocurrency Rate Loans or SOFR Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A hereto.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), and any successor statute.
“Company” means Liberty Communications of Puerto Rico LLC (formerly known as Liberty Cablevision of Puerto Rico LLC), a limited liability company incorporated under the laws of Puerto Rico.
“Company Materials” has the meaning set forth in Section 6.01.
“Compensation Period” has the meaning set forth in Section 2.12(c)(ii).
“Completion Date” means the date on which the Acquisition is consummated; it being acknowledged and agreed that such date was October 31, 2020.
“Compliance Certificate” means a certificate substantially in the form of Exhibit D hereto.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period”, or any similar or analogous definition, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides, in consultation with the SPV Borrower, may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines, in consultation with the SPV Borrower, that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent, in consultation with the SPV Borrower, decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“control”, “controlled” and “controlling” have the meaning specified in the definition of “Affiliate” as set forth in Annex I or Annex III, as applicable.
“Covenant Party” means:
(a)prior to the SPV Structure Termination Date, a person that has acceded to the Covenant Agreement as an Obligor (as defined therein) and the Proceeds Loan Agreement as an Obligor (as defined therein); and
(b)on and after the SPV Structure Termination Date, a Loan Party.
“Credit Agreement Refinancing Indebtedness” means (a) Permitted Equal Priority Refinancing Debt, (b) Permitted Junior Lien Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) other Indebtedness Incurred by a Borrower pursuant to a Refinancing Amendment, in each such case, issued, Incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, repurchase, retire or refinance (“Refinanced”), in whole or part, any existing Term Loans, Revolving Credit Loans (or Revolving Credit Commitments) or Additional Facility Loans or Credit Agreement Refinancing Indebtedness (“Refinanced Debt”); provided that (i) such Indebtedness shall not have a greater principal amount than the principal amount of the Refinanced Debt (including any existing unutilized commitments thereunder) plus accrued interest, fees, defeasance costs, premiums (including tender premiums), penalties and similar amounts thereon and fees and expenses (including OID, upfront fees or similar fees) associated with such Credit Agreement Refinancing Indebtedness and such refinancing, (ii) the terms and conditions of such Indebtedness (except as otherwise provided in clause (i) above and with respect to pricing, premiums, fees, rate floors and optional prepayment or redemption terms) either, at the option of the applicable Borrower, (A) reflect market terms and conditions (taken as a whole) at the time of Incurrence or issuance (as determined by the applicable Borrower in good faith); or (B) are substantially identical to, or (taken as a whole) are not materially more restrictive (as determined by the applicable Borrower in good faith) to the Company, any Permitted Affiliate Parents and the Restricted Subsidiaries, than those applicable to the Refinanced Debt being Refinanced (except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of Incurrence of such Credit Agreement Refinancing Indebtedness) and it being understood that for purposes of this clause (B), to the extent any financial maintenance covenant is added for the benefit of such Credit Agreement Refinancing Indebtedness in the form of term loans or notes, no consent shall be required from the Administrative Agent or any of the Lenders to the extent that such financial maintenance covenant is also added for the benefit of each Facility remaining outstanding after the Incurrence or issuance of such Credit Agreement Refinancing Indebtedness, and (iii) and if such Credit Agreement Refinancing Indebtedness is secured, it shall be secured on the same or lesser priority basis as the Refinanced Debt in respect thereof or shall be unsecured or, if the Refinanced Debt is unsecured, the Credit Agreement Refinancing Indebtedness in respect thereof shall also be unsecured; provided, further, that “Credit Agreement Refinancing Indebtedness” may be Incurred in the form of a bridge or other interim credit facility intended to be Refinanced with long term indebtedness.
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“Daily Simple SOFR” means, for any day SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in consultation with the SPV Borrower in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion in consultation with the SPV Borrower.
“Debt Representative” means, with respect to any series of Indebtedness, the trustee, administrative agent, collateral agent, security trustee or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, Incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.
“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, winding up, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Declined Proceeds” has the meaning specified in Section 2.05(b)(vii).
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means (a) with respect to a Base Rate Loan, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to such Base Rate Loan plus (iii) 2.0% per annum, (b) with respect to a Eurocurrency Rate Loan, an interest rate equal to (i) the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus (ii) 2.0% per annum and (c) with respect to a SOFR Loan, an interest rate equal to (i) the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus (ii) 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.
“Defaulting Lender” means, subject to Section 2.17(b), any Lender that, as reasonably determined by the Administrative Agent (a) has refused (which refusal may be given verbally or in writing and has not been retracted) or failed to perform any of its funding obligations hereunder (to the extent it is contractually obliged to), including in respect of its Loans or participations in respect of L/C Obligations relating to Letters of Credit, Alternative Letters of Credit or Swing Line Loans (unless such Lender has notified the Administrative Agent and the applicable Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding has not been satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing)), which refusal or failure is not cured within two Business Days after the date of such refusal or failure, (b) has failed to pay to the Administrative Agent, any L/C Issuer or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, (c) has notified the applicable Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect (unless such Lender has notified the Administrative Agent and applicable Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding has not been satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing)) with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (d) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (d) upon receipt of such written confirmation by the Administrative Agent and the applicable Borrower), or (e) has, or has a direct or indirect parent company that has, after the date of this Agreement, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) upon delivery of written notice of such determination to the applicable Borrower, the L/C Issuers, the Swing Line Lender and each Lender.
“Designated Affiliate Subsidiary” has the meaning specified in Section 10.21(a)(i).
“Discount Prepayment Accepting Lender” has the meaning assigned to such term in Section 2.05(a)(v)(B)(2).

“Discount Prepayment Participating Lender” has the meaning specified in Section 2.05(a)(v)(C)(2).
“Discount Prepayment Qualifying Lender” has the meaning specified in Section 2.05(a)(v)(D)(3).
“Discount Range” has the meaning assigned to such term in Section 2.05(a)(v)(C)(1).
“Discount Range Prepayment Amount” has the meaning assigned to such term in Section 2.05(a)(v)(C)(1).
“Discount Range Prepayment Notice” means a written notice of a Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.05(a)(v)(C)(1) substantially in the form of Exhibit M.
“Discount Range Prepayment Offer” means the written offer by a Lender, substantially in the form of Exhibit N, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.
“Discount Range Prepayment Response Date” has the meaning assigned to such term in Section 2.05(a)(v)(C)(1).
“Discount Range Proration” has the meaning assigned to such term in Section 2.05(a)(v)(C)(3).
“Discounted Prepayment Determination Date” has the meaning assigned to such term in Section 2.05(a)(v)(D)(3).
“Discounted Prepayment Effective Date” means in the case of a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offer or Borrower Solicitation of Discounted Prepayment Offer, five Business Days following the Specified Discount Prepayment Response Date, the Discount Range Prepayment Response Date or the Solicited Discounted Prepayment Response Date, as applicable, in accordance with Section 2.05(a)(v)(B), Section 2.05(a)(v)(C) or Section 2.05(a)(v)(D), respectively, unless a shorter period is agreed to between a Borrower and the Auction Agent.
“Discounted Term Loan Prepayment” has the meaning assigned to such term in Section 2.05(a)(v)(A).
“Disqualified Institutions” means those Persons (the list of all such Persons identified under clauses (i), (ii) and (iii)(a) below, the “Disqualified Institutions List”) that are (i) identified in writing by the Company to the Arrangers prior to the initial allocation of the 2021 Additional Term Loans, (ii) competitors of the Company, any Permitted Affiliate Parent, any Affiliate Subsidiary and each of their Subsidiaries (other than bona fide fixed income investors or debt funds) that are identified in writing by the Company to the Arrangers on or prior to the initial allocation of the Initial Term Loans or to the Administrative Agent from time to time after such date or (iii) Affiliates of such Persons set forth in clauses (i) and (ii) above (in the case of Affiliates of such Persons set forth in clause (ii) above, other than bona fide fixed income investors or debt funds) that are either (a) identified in writing by the Company to the Arrangers on or prior to the initial allocation of the Initial Term Loans or to the Administrative Agent from time to time or (b) clearly identifiable as Affiliates on the basis of such Affiliate’s name; provided that, to the extent any Person becomes a Disqualified Institution after the initial allocation of the 2021 Additional Term Loans or after such Person became a Lender, the inclusion of such Person (and its Affiliates pursuant to clause (iii)(b) above) as Disqualified Institutions shall not retroactively apply to prior assignments or participations in respect of any Loan, Commitment or other rights or interests under this Agreement.  Until the disclosure of the Disqualified Institutions List to the Lenders generally by the Administrative Agent, such Persons on the Disqualified Institutions List shall not constitute Disqualified Institutions for purposes of a sale of a participation in a Loan (as opposed to an assignment of a Loan) by a Lender; provided, that no disclosure of the Disqualified Institutions List (or, except as provided in the immediately following sentence, the identity of any Person that constitutes a Disqualified Institution) to the Lenders shall be made by the Administrative Agent without the prior written consent of the Company. Upon request by any Lender (or any Affiliate of a Lender) with respect to a prospective assignment or participation hereunder, the Administrative Agent shall be entitled to (and shall) indicate to such Lender whether or not such prospective assignee’s or participant’s name appears on the Disqualified Institutions List at such time. Notwithstanding the foregoing, the Company, by written notice to the Administrative Agent, may from time to time in its sole discretion remove any entity from the Disqualified Institutions List (or otherwise modify such list to exclude from the Disqualified Institutions List any particular entity), and such entity removed or excluded from the Disqualified Institutions List shall no longer be a Disqualified Institution for any purpose under this Agreement or any other Loan Document.

“Disqualified Institutions List” has the meaning as set forth in the definition of “Disqualified Institutions”.
“Dollar” and “$” mean lawful money of the United States.
“Dollar Equivalent” has the meaning assigned to such term in Annex I or Annex III, as applicable.
“Domestic Subsidiary” means any Subsidiary of the Company or of a Permitted Affiliate Parent that, in each case, is organized under the Laws of the United States, any state thereof, Puerto Rico or the District of Columbia.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means October 25, 2019.
“Eligible Assignee” has the meaning set forth in Section 10.07(a)(i). For the avoidance of doubt, “Eligible Assignee” shall not include any Disqualified Institution.
“Enforcement Sale” means (a) any sale or disposition (including by way of public auction) pursuant to an enforcement action taken by the applicable Security Agent in accordance with the provisions of any Collateral Sharing Agreement or Intercreditor Agreement, as applicable, to the extent such sale or disposition is effected in compliance with the provisions of any Collateral Sharing Agreement or Intercreditor Agreement, as applicable, or (b) any sale or disposition pursuant to the enforcement of security in favor of other Indebtedness of a Loan Party or a Covenant Party which complies with the terms of any Collateral Sharing Agreement or Intercreditor Agreement, as applicable (or if there is no such Collateral Sharing Agreement or Intercreditor Agreement, would substantially comply with the requirements of clause (a) hereof).
“Environment” means indoor air, ambient air, surface water, groundwater, drinking water, land surface, subsurface strata, and natural resources such as wetlands, flora and fauna.
“Environmental Laws” means any applicable Law relating to the prevention of pollution or the protection of the Environment and natural resources, and the protection of human health and safety as it relates to Hazardous Materials.
“Environmental Liability” means any liability or obligation, contingent or otherwise (including any liability for damages, costs of investigation and remediation, fines, penalties or indemnities), of the Restricted Group directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage or treatment of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with a Covenant Party within the meaning of Section 414(b) or (c) of the Code or Section 4001 of

ERISA (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by a Covenant Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Covenant Party or any ERISA Affiliate from a Multiemployer Plan or written notification that a Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA) or insolvent (within the meaning of Section 4245 of ERISA) or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (d) a written determination that any Pension Plan is in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (e) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for, and that could reasonably be expected to result in, the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) with respect to a Pension Plan, the failure to satisfy the minimum funding standard of Section 412 and 430 of the Code or Section 302 of ERISA, whether or not waived; (h) the occurrence of a non-exempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in material liability to a Covenant Party; or (i) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Covenant Party or any ERISA Affiliate.
“Erroneous Payment” has the meaning assigned to it in Section 9.14.
“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 9.14.
“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 9.14.
“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 9.14.
“Escrow Accounts” means (a) the Acquisition Escrow Account and (b) any other escrow account in which Escrowed Proceeds are deposited and held.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurocurrency Rate” means, for any Interest Period with respect to a Eurocurrency Rate Loan, the rate per annum equal to the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over administration of that rate) (“LIBOR”), as published by Bloomberg (or such other commercially available source providing quotations of LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m. (London time) on the Quotation Day for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided that, the Eurocurrency Rate with respect to the Initial Term Loans and the 2021 Additional Term Loans shall not be less than 0.00% per annum.
“Eurocurrency Rate Loan” means any Loan that bears interest at a rate based on the Eurocurrency Rate.
“Event of Default” has the meaning specified in Section 8.01.
“Excluded Assets” means (a) any property or assets owned by any Excluded Subsidiary (unless such Excluded Subsidiary ceases to be an Excluded Subsidiary or becomes a Proceeds Loan Guarantor or Guarantor (as applicable) at the sole option of the Company), (b) any property or assets located in, or any property, assets or agreements governed by the laws of, any jurisdiction or agreement other than the United States or Puerto Rico (other than Equity Interests otherwise required to be pledged pursuant to the terms hereof and the Proceeds Loan Collateral Documents or Collateral Documents (as applicable), Pledged Debt (as defined in the Proceeds Loan Collateral Documents or Collateral Documents (as applicable)) otherwise required to be pledged pursuant to the terms hereof and the Proceeds Loan Collateral Documents or Collateral Documents (as applicable) and assets that can be perfected by the filing of a UCC-1 financing statement), (c) any lease, license, contract, agreement or other general intangible or any property subject to a purchase money security interest, Capitalized Lease Obligation, Purchase Money Obligations, lease that would be a capital lease under GAAP as in effect at any time or similar arrangement, in each case permitted under this Agreement, to the extent that a grant of a security interest therein would violate or invalidate (or is otherwise prohibited by) such lease, license, contract, agreement or other general intangible, Capitalized Lease Obligations, Purchase Money Obligations, lease that would be a capital lease under GAAP as in effect at any time or purchase money arrangement or create a right of termination in favor of any other party thereto (other than a member of the Restricted Group) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding such violation, (d) any interest in fee-owned Real Property (other than Material Real Property), (e) any interest in leased Real Property, (f) motor vehicles and other assets subject to certificates of title, (g) Margin Stock, (h) Equity Interests in any Person that is not a Covenant Party, (i) any “intent to use” trademark application prior to the filing of a “statement of use” or “Amendment to Allege Use” with respect thereto, to the extent that, and solely during the period that, granting a security interest would impair the enforceability or validity, or result in the voiding, of such trademark application (or any registration that may issue therefrom) under applicable Law or determination of an arbitrator or a court or other Governmental Authority applicable thereto, (j) any licenses or permits issued by a Governmental Authority or state or local franchises, charters and authorizations, or any other agreement, to the extent a security interest in any such license, permit, franchise, charter, authorization or agreement is prohibited or restricted thereby after giving effect to the applicable anti-assignment provision of the Uniform Commercial Code or any other applicable Law (including the Debtor Relief Laws) or principles of equity, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or any other applicable Law (including the Debtor Relief Laws) or principles of equity) notwithstanding such prohibition or restriction, (k) any Securitization Obligations sold or transferred in connection with, or subject to, a Qualified Receivables Transaction, (l) any assets to the extent pledges and security interests therein are prohibited or restricted by applicable Law (including any requirement to obtain the consent of any governmental authority or third party (other than a member of the Restricted Group)), (m) commercial tort claims, (n) deposit, securities and similar accounts (including securities entitlements) and any amounts on deposit therein or credited thereto (in each case, other than (x) the Acquisition Escrow Account and (y) identifiable proceeds of Proceeds Loan Collateral or Collateral (as applicable)), (o) any accounts used solely as payroll and other employee wage and benefit accounts, tax accounts (including sales tax accounts) and any tax benefits accounts, Escrow Accounts (other than the Acquisition Escrow Account), fiduciary or trust accounts and any funds and other property held in or maintained in any such accounts, (p) letter of credit rights, except to the extent constituting a supporting obligation for other Proceeds Loan Collateral or Collateral (as applicable) as to which perfection of the security interest in such other Proceeds Loan Collateral or Collateral (as applicable) may be accomplished by the filing of a Uniform Commercial Code financing statement (it being understood that no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a Uniform Commercial Code financing statement), (q) cash and Cash Equivalents (other than cash and Cash Equivalents to the extent constituting identifiable proceeds from the sale, transfer or other disposition of Proceeds Loan Collateral or Collateral (as applicable)), (r) any property or assets for which the creation or perfection of pledges of, or security interests in, pursuant to the Proceeds Loan Collateral Documents or Collateral Documents (as applicable) would result in material adverse tax consequences to any Covenant Party or any of their Subsidiaries, as reasonably determined by the Company in consultation with the Administrative Agent, (s) assets in circumstances where the cost of obtaining a security interest in such assets, including the cost of title insurance, surveys or flood insurance (if necessary), would be excessive in light of the practical benefit to the Lenders afforded thereby as reasonably determined by the Company and the Administrative Agent; provided, that Excluded Assets shall not include any proceeds, substitutions or replacements of any Excluded Assets referred to in clauses (a) through (s) above (unless such proceeds, substitutions or replacements would independently constitute Excluded Assets referred to in clauses (a) through (s)) and (t) as and where any Borrower or Proceeds Loan Borrower (as applicable) is a “United States person” within the meaning of Section 7701(a)(30) of the Code (or any successor provision thereto) (i) the assets of (x) a CFC, (y) a CFC Holdco, or (z) a direct or indirect subsidiary of a CFC or CFC Holdco, and (ii) Equity Interests in any of the entities described in clause (i), except for Equity Interests not in excess of 65% of the issued and outstanding Equity Interests of any such entity that is a direct subsidiary of a Borrower or Proceeds Loan Borrower (as applicable).
Notwithstanding anything in this definition of “Excluded Assets”, in no event shall the Proceeds Loan Agreement (or rights thereunder), the Acquisition Escrow Account Agreement (or the rights thereunder) or the accounts described in clause (a)(ii) of the definition of Collateral and Guarantee Requirement constitute an Excluded Asset.
“Excluded Subsidiary” means (a) any Subsidiary that is not a direct or indirect wholly owned Subsidiary of the Company or any Permitted Affiliate Parent, (b) any Subsidiary that is not a Significant

Subsidiary, (c) any Unrestricted Subsidiaries, (d) any Captive Insurance Subsidiary, (e) any special purpose securitization vehicle (or similar entity), including any Receivables Entity, (f) any Subsidiary that is prohibited by Contractual Obligations existing on the 2021 Amendment Closing Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof), or by applicable Law, from guaranteeing the obligations under the Proceeds Loan Agreement or the Obligations (as applicable), or if guaranteeing the obligations under the Proceeds Loan Agreement or the Obligations (as applicable) would require governmental (including regulatory) or third party (other than a member of the Restricted Group) consent, approval, license or authorization, (g) any Subsidiary where the Administrative Agent and the Company agree that the cost of obtaining a Proceeds Loan Guarantee or Guarantee (as applicable) by such Subsidiary would be excessive in light of the practical benefit to the Lenders afforded thereby, (h) any Foreign Subsidiary, (i) any not-for-profit Subsidiary, (j) any CFC Holdco, (k) any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary that is a CFC, (l) any Subsidiary the obtaining of a Proceeds Loan Guarantee or Guarantee (as applicable) with respect to which would result in material adverse tax consequences to any Covenant Party or any of their Subsidiaries, as reasonably determined by the Company in consultation with the Administrative Agent, (m) any member of the Restricted Group which does not trade (for itself or as agent for any person) and does not own, legally or beneficially, assets (including indebtedness owed to it) which in the aggregate have a value of more than $100,000 (excluding intercompany loans owed to it and existing on the 2021 Amendment Closing Date) and (n) any member of the Restricted Group (or a Person in which any member of the Restricted Group has an interest) which has a special purpose and whose creditors have no recourse to any member of the Restricted Group in respect of Indebtedness of that Subsidiary or Person, as the case may be, or any of such Subsidiary’s or Person’s Subsidiaries (other than recourse to such member of the Restricted Group who had granted a Lien over its shares or other interests in such Subsidiary or Person beneficially owned by it, provided that such recourse is limited to an enforcement of such a Lien); provided that any Excluded Subsidiary may, at the election of the Company and upon not less than 10 Business Days prior written notice to the Administrative Agent, cease to be an Excluded Subsidiary and become a Covenant Party.
“Excluded Swap Obligation” means, with respect to any Guarantor, Proceeds Loan Obligor or Grantor, (a) any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor or Proceeds Loan Obligor of, or the grant by such Guarantor, Proceeds Loan Obligor or Grantor of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (i) by virtue of such Guarantor’s, Proceeds Loan Obligor’s or Grantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the guarantee of, or grant of such security interest by, as applicable, such Guarantor, Proceeds Loan Obligor or Grantor becomes or would become effective with respect to such Swap Obligation or (ii) in the case of a Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Guarantor, Proceeds Loan Obligor or Grantor is a “financial entity,” as defined in section 2(h)(7)(C) of the Commodity Exchange Act, at the time the guarantee of, or grant of such security interest by, as applicable, such Guarantor, Proceeds Loan Obligor or Grantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligations designated as an “Excluded Swap Obligation” of a Loan Party or Covenant Party as specified in any agreement between the relevant Loan Party or Covenant Party and hedge counterparty applicable to such Swap Obligations. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guarantee or security interest is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).
“Existing Credit Facilities” means (1) the amended and restated first lien credit agreement dated as of July 7, 2014 (as amended, supplemented or otherwise modified from time to time) and (2) the amended and restated second lien credit agreement dated as of July 7, 2014 (as amended, supplemented or otherwise modified from time to time), in each case of the Company.
“Existing Revolver Tranche” has the meaning provided in Section 2.16(b).
“Existing Term Loan Tranche” has the meaning provided in Section 2.16(a).
“Expiring Credit Commitment” has the meaning provided in Section 2.04(g).
“Extended Revolving Credit Commitments” has the meaning provided in Section 2.16(b).

“Extended Term Loans” has the meaning provided in Section 2.16(a).
“Extending Lender” means any Extending Revolving Credit Lender and any Extending Term Lender.
“Extending Revolving Credit Lender” has the meaning provided in Section 2.16(c).
“Extending Term Lender” has the meaning provided in Section 2.16(c).
“Extension” means the establishment of an Extension Series by amending a Loan pursuant to Section 2.16 and the applicable Extension Amendment.
“Extension Amendment” has the meaning provided in Section 2.16(d).
“Extension Election” has the meaning provided in Section 2.16(c).
“Extension Minimum Condition” means a condition to consummating any Extension that a minimum amount (to be determined and specified in the relevant Extension Request, in the sole discretion of the applicable Borrower) of any or all applicable Classes be submitted for Extension.
“Extension Request” means any Term Loan Extension Request or a Revolver Extension Request, as the case may be.
“Extension Series” means any Term Loan Extension Series or a Revolver Extension Series, as the case may be.
“Facility” means a given Class of Term Loans or Revolving Credit Commitments, as the context may require.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time, and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.
“Finance Parties” means the Administrative Agent, the Arrangers, the Bookrunners, the Security Agent and the Lenders, and “Finance Party” means any of them.
“Financial Covenant Event of Default” has the meaning specified in Section 8.01(e)(ii).
“Fitch” means Fitch Ratings Inc., and any successor thereto.
“Floor” means a rate of interest equal to (i) 0.00% per annum for the Initial Term Loans, (ii) 0.00% per annum for the 2021 Additional Term Loans and (iii) if applicable, with respect to any other Class of Loans, as specified in the applicable Additional Facility Joinder Agreement, Extension Amendment, Refinancing Amendment or other applicable Loan Documents.
“Foreign Subsidiary” means any direct or indirect Subsidiary of the Company or of a Permitted Affiliate Parent, in each case, which is not a Domestic Subsidiary.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to an L/C Issuer, such Defaulting Lender’s Pro Rata Share or other applicable share provided under this Agreement of the outstanding L/C Obligations relating to Letters of Credit other than such L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to a Swing Line Lender, such Defaulting Lender’s Pro Rata Share or other applicable share provided under this Agreement of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“FSIA” has the meaning specified in Section 10.24.
“GAAP” means generally accepted accounting principles in the United States of America, as in effect as of the 2021 Amendment Effective Date or, for purposes of Section 4.03 of Annex II or Annex IV, as applicable, as in effect from time to time; provided that at any date after the 2021 Amendment Effective Date the Company or a Permitted Affiliate Parent may make an election to establish that “GAAP” shall mean GAAP as in effect on a date that is on or prior to the date of such election. Except as otherwise expressly provided below or in this Agreement, all ratios and calculations based on GAAP contained in this Agreement shall be computed in conformity with GAAP. At any time after the 2021 Amendment Effective Date, the Company or a Permitted Affiliate Parent may elect to apply for all purposes of this Agreement, in lieu of GAAP, IFRS and, upon such election, references to GAAP herein will be construed to mean IFRS as in effect on the 2021 Amendment Effective Date; provided that (1) all financial statements and reports to be provided, after such election, pursuant to this Agreement shall be prepared on the basis of IFRS as in effect from time to time (including that, upon first reporting its fiscal year results under IFRS, the financial statements required to be delivered under Section 4.03(a)(1) of Annex II or Annex IV, as applicable, shall be restated on the basis of IFRS for the year ending immediately prior to the first fiscal year for which financial statements have been prepared on the basis of IFRS), and (2) from and after such election, all ratios, computations and other determinations based on GAAP contained in this Agreement shall, at the Company’s option (a) continue to be computed in conformity with GAAP (provided that, following such election, the annual and quarterly information required by Section 4.03(a)(1) and Section 4.03(a)(2) of Annex II or Annex IV, as applicable, shall include a reconciliation, either in the footnotes thereto or in a separate report delivered therewith, of such GAAP presentation to the corresponding IFRS presentation of such financial information), or (b) be computed in conformity with IFRS with retroactive effect being given thereto assuming that such election had been made on the 2021 Amendment Effective Date. Thereafter, the Company or a Permitted Affiliate Parent may, at its option, elect to apply GAAP or IFRS and compute all ratios, computations and other determinations based on GAAP or IFRS, as applicable, all on the basis of the foregoing provisions of this definition of GAAP.
“Governmental Authority” means any applicable nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Granting Lender” has the meaning specified in Section 10.07(g).
“Group Collateral” means, on or after the SPV Structure Termination Date, the assets and shares of the Loan Parties or any other Person which from time to time are, or are agreed to be, the subject of a Lien in favor of the Group Security Agent under any Intercreditor Agreement, under or pursuant to the Group Collateral Documents, to secure the Obligations.
“Group Collateral Documents” means, collectively, any applicable Pledge Agreement, any related supplements or reconfirmations or other similar agreements delivered to the Administrative Agent and/or the Group Security Agent pursuant to Section 6.11, Section 6.13 or Section 6.18 (as applicable), any Intercreditor Agreement and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Group Security Agent (for the benefit of the Secured Parties).
“Group Security Agent” means The Bank of Nova Scotia, and any and all successors thereto, in its capacity as security agent hereunder and the other Loan Documents to which it is a party.
“Guaranteed Obligations” has the meaning specified in Section 11.01.
“Guarantors” means, prior to the SPV Structure Termination Date, the Initial Guarantor and each Affiliate of the SPV Borrower and, on or after the SPV Structure Termination Date, each member of the Wider Group or Restricted Group, in each case, that shall have become a Guarantor pursuant to Section 6.11 or Section 10.21(c); provided that, notwithstanding anything to the contrary, as and where any Borrower is a “United States person” within the meaning of Section 7701(a)(30) of the Code (or any successor provision thereto), no Person that is (x) a CFC, (y) a CFC Holdco, or (z) a direct or indirect subsidiary of a CFC or CFC Holdco, shall be or be required to become a Guarantor. For the avoidance of doubt, a Borrower in its sole discretion may cause, prior to the SPV Structure Termination Date, any Affiliate of the SPV Borrower, and, on or after the SPV Structure Termination Date, any member of the Wider Group or the Restricted Group that is not a Guarantor to guarantee the Obligations by causing such Person to execute a joinder to this Agreement in form and substance reasonably satisfactory to the Administrative Agent, and any such Person shall be a Guarantor and Loan Party hereunder for all purposes. For the avoidance of doubt, each Borrower is a Guarantor in respect of Secured Hedge Agreements and Treasury Services Agreements to which such Borrower is not party (other than in respect of Excluded Swap Obligations).
“Guaranty” means, collectively, the guaranty of the Obligations by the Guarantors pursuant to this Agreement.
“Hazardous Materials” means all materials, pollutants, contaminants, chemicals, compounds, constituents, substances or wastes, in any form, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, mold, electromagnetic radio frequency or microwave emissions that are regulated pursuant to, or which could give rise to liability under, applicable Environmental Law.
“Hedge Bank” means any Person that is a party to a Secured Hedge Agreement or a Treasury Services Agreement and that, in the case of a Secured Hedge Agreement (a) is designated a “Hedge Bank” with respect to such Secured Hedge Agreement in writing from the Borrowers to the Administrative Agent, and (other than a Person already party hereto as a Lender), (b) delivers to the Administrative Agent a letter agreement reasonably satisfactory to it (i) appointing the Administrative Agent as its agent under the applicable Loan Documents and (ii) agreeing to be bound by Section 10.05, Section 10.15 and Section 10.16 and Article IX as if it were a Lender, and (c) is or has become party to any applicable Collateral Sharing Agreement or Intercreditor Agreement as a Hedging Bank (as so defined or similarly defined therein) in accordance with the provisions of such Collateral Sharing Agreement or Intercreditor Agreement, if such Collateral Sharing Agreement or Intercreditor Agreement contemplates hedge counterparties being party thereto.
“Honor Date” has the meaning set forth in Section 2.03(c)(i)(A).
“Identified Discount Prepayment Participating Lenders” has the meaning specified in Section 2.05(a)(v)(C)(3).
“Identified Discount Prepayment Qualifying Lenders” has the meaning specified in Section 2.05(a)(v)(D)(3).
“IFRS” means the accounting standards issued by the International Accounting Standards Board and its predecessors.
“Increase” has the meaning set forth in Section 2.14(q).
“Increase Confirmation” means an Increase Confirmation in substantially the form of Exhibit L.
“Indemnified Taxes” means, with respect to any Finance Party, all Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, other than (a) any Taxes imposed on or measured by its net income, however denominated, and franchise (and similar) Taxes imposed on it, in each case, by a jurisdiction (or political subdivision thereof) as a result of such recipient being organized in or having its principal office or applicable Lending Office in such jurisdiction, or as a result of any other connection between the Administrative Agent or such Lender and such jurisdiction other than any connections arising solely from executing, delivering, being a party to, engaging in any transactions pursuant to, performing its obligations under, receiving payments under, or enforcing, any Loan Document, (b) any U.S. federal or Puerto Rico net income Tax, (c) any Taxes (other than Taxes described in clause (a) or (b) above) imposed by a jurisdiction (or political subdivision thereof) as a result of such recipient being organized in or having its principal office or applicable Lending Office in such jurisdiction, or as a result of any other connection between such Lender or Administrative Agent and such jurisdiction other than any connection arising from executing, delivering, being a party to, engaging in any transactions pursuant to, performing its obligations under, receiving payments under, or enforcing any Loan Document, (d) any Taxes attributable to the failure by such Finance Party to comply with Section 3.01(d), (e) any branch profits Taxes imposed by the United States under Section 884(a) of the Code or any similar Tax imposed by any other jurisdiction described in clause (a) or (b), (f) in the case of a Lender (other than an assignee pursuant to a request by a Borrower under Section 3.12), any U.S. federal or Puerto Rico Tax that is, or would be required to be withheld or imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date (which, for the avoidance of doubt, is no earlier than the date hereof) on which such Lender (i) acquires such interest in the applicable Commitment or, if such Lender did not fund the applicable Loan pursuant to a prior Commitment, on the date such Lender acquires its interest in such Loan or (ii) or designates a new Lending Office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it designated a new Lending Office, (g) any taxes imposed under FATCA, (h) U.S. backup withholding Taxes, (i) Taxes resulting from the gross negligence or willful misconduct of the Finance Party, (j) Other Taxes and (k) for the avoidance of doubt, interest, penalties, and additions to tax on the amounts described in clauses (a) through (j) hereof.
“Indemnitees” has the meaning set forth in Section 10.05.
“Information” has the meaning set forth in Section 10.08.
“Initial Additional Facility Lender” means a person which becomes a Lender under an Additional Facility or an Increase pursuant to Section 2.14.
“Initial Guarantor” has the meaning specified in the preliminary statements to this Agreement.
“Initial Proceeds Loan” means the Proceeds Loan by the SPV Borrower as lender to the Company as a Proceeds Loan Borrower made under the Proceeds Loan Agreement on the Closing Date with a portion of the proceeds of Borrowings of the Initial Term Loans, the net proceeds of which are used to consummate the Refinancing.
“Initial Term Borrowing” means a borrowing consisting of Initial Term Loans.
“Initial Term Commitment” means, as to each Initial Term Lender, its obligation to make an Initial Term Loan to any Borrower hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.05 or Section 2.06 and (b) assumed or increased from time to time pursuant to an Assignment and Assumption, Additional Facility Joinder Agreement, Extension Amendment or an Increase Confirmation. The amount of each Initial Term Lender’s Initial Term Commitment as of the Effective Date is set forth in Schedule 1.01, or otherwise in the Assignment and Assumption, Additional Facility Joinder Agreement, Extension Amendment or Increase Confirmation pursuant to which such Initial Term Lender shall have assumed, increased or decreased its Initial Term Commitment, as the case may be. The aggregate amount of the Initial Term Commitments as of the Effective Date is $1,000,000,000. It is understood that, as of the 2021 Amendment Closing Date, the Initial Term Commitments are in an amount equal to $0.
“Initial Term Lender” means, at any time, any Lender that has an Initial Term Commitment or an Initial Term Loan at such time.
“Initial Term Loans” means the Loans, denominated in Dollars, made by the Initial Term Lenders to any Borrower pursuant to Section 2.01(a), as such loans may be (a) reduced from time to time pursuant to Section 2.05 or Section 2.06 and (b) assumed or increased from time to time pursuant to an Assignment and Assumption, Additional Facility Joinder Agreement, Extension Amendment or an Increase Confirmation pursuant to the terms of Section 2.14. It is understood that, as of the 2021 Amendment Closing Date, the Initial Terms Loans are in an amount equal to $0.
“Instructing Group Consent” has the meaning set forth in Section 10.01(h).
“Intellectual Property” means patents, patent applications, trademarks, trade names, service marks, copyrights, technology, trade secrets, proprietary information, domain names, know-how and processes necessary for the conduct of the business of the Covenant Parties as currently conducted.
“Interest Payment Date” means (a) as to any Eurocurrency Rate Loan and any SOFR Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a Eurocurrency Rate Loan or a SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates, and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made; provided that, in relation to the first Interest Period for any Base Rate Loan that is a Term Loan, the Interest Payment Date for such Loan may be a day other than the last Business Day of each March, June, September and December, as agreed by the relevant Borrower and the Administrative Agent.
“Interest Period” means, as to each Eurocurrency Rate Loan and each SOFR Loan, the period commencing on the date such Eurocurrency Rate Loan or SOFR Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan or SOFR Loan and ending on the date that is one, three or six months thereafter (or less than one month with respect to Revolving Credit Loans) (in each case, subject to the availability thereof) or such other period, as selected by the relevant Borrower in its Committed Loan Notice and agreed by the Administrative Agent (without requiring any further consent or instructions from the Lenders); provided that any Interest Period that would otherwise end during the month preceding or extend beyond a scheduled repayment date relating to the relevant Term Loan shall be of such duration that it shall end on that repayment date if necessary to ensure that there are Term Loans under the relevant Facility with Interest Periods ending on the relevant repayment date in a sufficient aggregate amount to make the repayment due on that repayment date; provided, further, that:
(a)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;
(b)any Interest Period (other than an Interest Period having a duration of less than one month) that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;
(c)no Interest Period shall extend beyond the applicable Maturity Date; and
(d)no tenor that has been removed from this definition pursuant to Section 1.12(d) shall be available for specification in such Committed Loan Notice.
“IP Rights” has the meaning set forth in Section 5.15.
“IRS” means the U.S. Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit or Alternative Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” means with respect to any Letter of Credit or Alternative Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the relevant L/C Issuer or the relevant Alternative L/C Issuer, as applicable, and the relevant Borrower (or any Subsidiary of such Borrower) or in favor of the relevant L/C Issuer or the relevant Alternative L/C Issuer, as applicable, and relating to such Letter of Credit or Alternative Letter of Credit, as applicable.
“L/C Advance” means, with respect to each Revolving Credit Lender in respect of a Letter of Credit, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share or other applicable share provided for under this Agreement.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.
“L/C Credit Extension” means, with respect to any Letter of Credit or Alternative Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.
“L/C Issuer” means any Lender that becomes an L/C Issuer in accordance with Section 2.03(k) or Section 10.07(i), in each case, in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.
“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit and Alternative Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings and the aggregate of all Drawn Amounts including all Alternative L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit or Alternative Letter of Credit, the amount of such Letter of Credit or Alternative Letter of Credit shall be determined in accordance with Section 1.08. For all purposes of this Agreement, if on any date of determination a Letter of Credit or Alternative Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit or Alternative Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Latest Maturity Date” means, at any date of determination and with respect to the specified Loans or Commitments (or in the absence of any such specification, all outstanding Loans and Commitments hereunder), the latest Maturity Date applicable to any such Loans or Commitments hereunder at such time.
“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, judgments, orders, decrees, determinations, decisions and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative and executive orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, and “Law” means any one of them.

“LCPR Credit Agreement” means the credit agreement dated as of October 25, 2019, between, among others, the Company, as borrower, The Bank of Nova Scotia as the administrative agent and the Group Security Agent, and certain financial institutions as lenders (as may be further amended, supplemented or otherwise modified from time to time).
“LCPR Credit Facilities” means the term loan facilities and revolving credit facilities established under the LCPR Credit Agreement.
“Lead Affiliate Subsidiary” has the meaning specified in Section 10.21(a)(i).
“Lenders” has the meaning specified in the introductory paragraph to this Agreement (and includes, for avoidance of doubt, each Initial Term Lender and the 2021 Additional Term Lender) and, as the context requires, includes an L/C Issuer, an Alternative L/C Issuer, a Swing Line Lender, any Initial Additional Facility Lender, any Person that becomes a Lender pursuant to an Assignment and Assumption or Refinancing Amendment, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.” For the avoidance of doubt, each Additional Lender is a Lender to the extent any such Person has executed and delivered a Refinancing Amendment, Additional Facility Joinder Agreement or an amendment in respect of Replacement Term Loans, as the case may be, and to the extent such Refinancing Amendment, Additional Facility Joinder Agreement or amendment in respect of Replacement Term Loans shall have become effective in accordance with the terms hereof and thereof, and each Extending Lender shall continue to be a Lender.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify a Borrower and the Administrative Agent which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.
“Letter of Credit” means any letter of credit issued hereunder in respect of one or more Classes of Revolving Credit Commitments, other than an Alternative Letter of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit; provided that any commercial letter of credit issued hereunder shall provide solely for cash payment upon presentation of a sight draft.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit or Alternative Letter of Credit in the form from time to time in use by the relevant L/C Issuer or Alternative L/C Issuer, as applicable.
“Letter of Credit Expiration Date” means, with respect to any Letter of Credit or Alternative Letter of Credit, the day that is five Business Days prior to the scheduled Latest Maturity Date then in effect for the Participating Revolving Credit Commitments (taking into account the Maturity Date of any conditional Participating Revolving Credit Commitment that will automatically go into effect on or prior to such Maturity Date (or, if such day is not a Business Day, the next preceding Business Day)).
“Letter of Credit Sublimit” means, with respect to any Revolving Credit Commitments, an amount as may be agreed between a Borrower and the relevant L/C Issuer in accordance with Section 2.03(k). The Letter of Credit Sublimit is part of, and not in addition to, the applicable Participating Revolving Credit Commitments.
“Liberty Communications Holding” means Liberty Communications PR Holding LP (formerly known as Leo Cable LP), a limited partnership organized under the laws of Delaware.
“Liberty Latin America” means Liberty Latin America Ltd., and any and all successors thereto.
“LIBOR” has the meaning set forth in clause (a) of the definition of “Eurocurrency Rate”.
“Loan” means an extension of credit by a Lender to a Borrower in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan.
“Loan Documents” means, collectively:
(a)this Agreement;
(b)the Notes;
(c)any Refinancing Amendment, Additional Facility Joinder Agreement (including the 2021 Additional Facility Joinder Agreement) or Extension Amendment;

(d)each Request for Credit Extension;
(e)prior to the SPV Structure Termination Date:
(i)the SPV Collateral Documents;
(ii)the Proceeds Loan Agreement;
(iii)any Collateral Sharing Agreement;
(iv)any other document designated as a Loan Document by the SPV Borrower and the Administrative Agent; and
(f)on and after the SPV Structure Termination Date:
(i)the Group Collateral Documents;
(ii)any Intercreditor Agreement; and
(iii)any other document designated as a Loan Document by a Borrower and the Administrative Agent.
“Loan Parties” means, collectively, each Borrower and each Guarantor from time to time.
“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
“Margin Stock” shall have the meaning assigned to such term in Regulation U.
“Material Adverse Effect” means any event or circumstance that has a material adverse effect on the ability of the Loan Parties (taken as a whole) to perform their payment obligations under any Loan Document to which any such Loan Party is a party.
“Material Real Property” means any fee-owned Real Property located in the United States that is owned by any Loan Party with a fair market value in excess of $15,000,000 (at the Closing Date or, with respect to Real Property acquired after the Closing Date, at the time of acquisition, in each case, as estimated by the Company in good faith).
“Material Subsidiary” has the meaning given to the term “Significant Subsidiary” in Annex I or Annex III, as applicable.
“Maturity Date” means (a) with respect to the Initial Term Loans, October 15, 2026, (b) with respect to the 2021 Additional Term Loans, October 15, 2028, (c) with respect to any Class of Extended Term Loans or Extended Revolving Credit Commitments, the final maturity date as specified in the applicable Extension Request accepted by the respective Lender or Lenders, (d) with respect to any Refinancing Term Loans or Other Revolving Credit Commitments, the final maturity date as specified in the applicable Refinancing Amendment and (e) with respect to any Additional Facility Loan, the final maturity date as specified in the applicable Additional Facility Joinder Agreement; provided that, in each case, if such day is not a Business Day, the Maturity Date shall be the Business Day immediately succeeding such day.
“Maximum Rate” has the meaning specified in Section 10.10.
“Moody’s” means Moody’s Investors Service, Inc. and any successor or assign thereto.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA, to which a Covenant Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding six plan years, has made or been obligated to make contributions.
“New Lender” has the meaning set forth in Section 10.07(a).
“Non-Consenting Lender” has the meaning set forth in Section 3.12.

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.
“non-Expiring Credit Commitment” has the meaning provided in Section 2.04(g).
“Non-extension Notice Date” has the meaning specified in Section 2.03(b)(iii).
“Non-U.S. Subsidiary” means any direct or indirect Subsidiary of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary which is not a U.S. Subsidiary.
“Note” means a Term Note, a Revolving Credit Note or a Swing Line Note, as the context may require.
“Obligations” means all (a) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit or Alternative Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and (b) obligations of any Loan Party arising under any Secured Hedge Agreement or any Treasury Services Agreement. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (i) the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit or Alternative Letter of Credit fees, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document and (ii) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party. Notwithstanding the foregoing, (A) unless otherwise agreed to by the Borrower and any applicable Hedge Bank or as expressly set forth herein or in any Collateral Documents, the obligations under any Secured Hedge Agreement and under any Treasury Services Agreement shall be secured and guaranteed pursuant to the Collateral Documents and the Guaranty only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (B) any release of Collateral or Guarantors effected in the manner permitted by this Agreement and any other Loan Document shall not require the consent of any Hedge Bank under Secured Hedge Agreements or Treasury Services Agreements.
“Offered Amount” has the meaning specified in Section 2.05(a)(v)(D)(1).
“Offered Discount” has the meaning specified in Section 2.05(a)(v)(D)(1).
“OID” means original issue discount.
“Organization Documents” means: (a) with respect to any corporation or exempted company, the certificate or articles of incorporation and the bylaws or memorandum and articles of association (or equivalent or comparable constitutive documents); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Applicable Indebtedness” has the meaning specified in Section 2.05(b)(i).
“Other Revolving Credit Commitments” means one or more Classes of Revolving Credit Commitments hereunder that result from a Refinancing Amendment.
“Other Revolving Credit Loans” means one or more Classes of Revolving Credit Loans that result from a Refinancing Amendment.
“Other Taxes” has the meaning specified in Section 3.01(b).
“Outstanding Amount” means: (a) with respect to the Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans (including any refinancing of outstanding Unreimbursed Amounts under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing and any refinancings of outstanding Drawn Amounts under Alternative Letters of Credit as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the outstanding amount thereof on such date after giving effect to any related L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of (i) outstanding Unreimbursed Amounts under related Letters of Credit (including any refinancing of outstanding Unreimbursed Amounts under related Letters of Credit or related L/C

Credit Extensions as a Revolving Credit Borrowing) and (ii) outstanding Drawn Amounts under related Alternative Letters of Credit (including any refinancing of outstanding Drawn Amounts under related Alternative Letters of Credit or related L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under related Letters of Credit or Alternative Letters of Credit taking effect on such date.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of the Federal Funds Rate and an overnight rate determined by the Administrative Agent, an L/C Issuer or a Swing Line Lender, as applicable, in accordance with banking industry rules on interbank compensation and (b) with respect to any amount denominated in any Available Currency other than Dollars, the rate of interest per annum at which overnight deposits in such Available Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of the Administrative Agent, an L/C Issuer or a Swing Line Lender, as applicable, in the applicable offshore interbank market for such Available Currency to major banks in such interbank market.
“Pari Passu Lien Obligation” means any Indebtedness that has Pari Passu Lien Priority relative to the Proceeds Loans and the Proceeds Loans Guarantees with respect to the Proceeds Loan Collateral.
“Pari Passu Lien Priority” means, relative to the specified Indebtedness and other obligations, having equal or substantially equal Lien priority to the Proceeds Loans and the Proceeds Loans Guarantees, as the case may be, on the Proceeds Loan Collateral (taking into account any intercreditor arrangements).
“Participant” has the meaning specified in Section 10.07(e).
“Participant Register” has the meaning specified in Section 10.07(e).
“Participating Revolving Credit Commitments” means, (a) with respect to Letters of Credit, those Revolving Credit Commitments (and both (A) Additional Revolving Facilities to such Class and (B) Extended Revolving Credit Commitments in respect thereof) for which an election has been made to include such Commitments for purposes of the issuance of Letters of Credit; provided that the effectiveness of such election may be made conditional upon the maturity of one or more other Participating Revolving Credit Commitments; and (b) with respect to Swing Line Loans, those Revolving Credit Commitments (and both (A) Additional Revolving Facilities to such Class and (B) Extended Revolving Credit Commitments in respect thereof) for which an election has been made to include such Commitments for purposes of the making of Swing Line Loans; provided that the effectiveness of such election may be made conditional upon the maturity of one or more other Participating Revolving Credit Commitments.
At any time at which there is more than one Class of Participating Revolving Credit Commitments outstanding, the mechanics and arrangements with respect to the allocation of Letters of Credit and Swing Line Loans among such Classes will, to the extent not expressly set forth herein, be subject to procedures agreed to by the applicable Borrower and the Administrative Agent.
“Participating Revolving Credit Lender” means any Lender holding a Participating Revolving Credit Commitment.
“Payment Recipient” has the meaning assigned to it in Section 9.14.
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA or Section 412 of the Code and is sponsored or maintained by any Covenant Party or any ERISA Affiliate or to which any Covenant Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.
“Periodic Term SOFR Determination Day” has the meaning set forth in the definition of “Term SOFR”.
“Permitted Affiliate Parent” shall refer to LLA Holdco LLC, a Delaware limited liability company and any other entity that has been designated as such under Section 10.21(a)(i).
“Permitted Affiliate Parent Accession” has the meaning specified in Section 10.21(a)(i).
“Permitted Affiliate Parent Release” has the meaning specified in Section 10.21(a)(iii).

“Permitted Earlier Maturity Indebtedness Exception” means, with respect to any Extended Term Loans permitted to be Incurred hereunder, that up to the greater of $75.0 million and 5.0% of Total Assets in aggregate principal amount of such Indebtedness may have a maturity date that is earlier than and a Weighted Average Life to Maturity that is shorter than, with respect to Extended Term Loans, the Weighted Average Life to Maturity of the Existing Term Loan Tranche from which such Extended Term Loans are amended.
“Permitted Equal Priority Refinancing Debt” means any secured Indebtedness Incurred by a Borrower and/or a Guarantor in the form of one or more series of senior secured notes, bonds or debentures or first lien secured loans; provided that (i) such Indebtedness is secured by Liens on all or a portion of the Collateral (and/or prior to the SPV Structure Termination Date, the Proceeds Loan Collateral) on a basis that is equal in priority to the Liens on the Collateral securing the Obligations under this Agreement (or in the case of the Proceeds Loan Collateral, the Liens securing the obligations under the Proceeds Loan Agreement) (but without regard to the control of remedies) and is not secured by any property or assets of, prior to the SPV Structure Termination Date, the Loan Parties, and, on or after the SPV Structure Termination Date, the Company, any Permitted Affiliate Parent or any Restricted Subsidiary, other than the Collateral, (ii) such Indebtedness satisfies the applicable requirements set forth in the provisos to the definition of “Credit Agreement Refinancing Indebtedness,” (iii) the only obligors in respect of such Indebtedness shall be Loan Parties and (iv) the applicable Loan Parties, the holders of such Indebtedness (and/or their Debt Representative, as applicable) and the Administrative Agent and/or the Security Agent shall be party to, prior to the SPV Structure Termination Date, a Collateral Sharing Agreement, and, on or after the SPV Structure Termination Date, an Intercreditor Agreement, providing that the Liens on the Collateral securing such obligations shall rank equal in priority to the Liens on the Collateral securing the Obligations under this Agreement (but without regard to the control of remedies).
“Permitted Junior Lien Refinancing Debt” means Indebtedness constituting secured Indebtedness Incurred by a Borrower and/or a Guarantor in the form of one or more series of junior lien secured notes or junior lien secured loans (including in the form of one or more tranches of loans under this Agreement); provided that, (i) such Indebtedness is secured by the Collateral (and/or prior to the SPV Structure Termination Date, the Proceeds Loan Collateral) on a junior priority basis to the Liens securing the Obligations under this Agreement (or in the case of the Proceeds Loan Collateral, the Liens securing the obligations under the Proceeds Loan Agreement) and is not secured by any property or assets of, prior to the SPV Structure Termination Date, the Loan Parties, and on or after the SPV Structure Termination Date, the Company, any Permitted Affiliate Parent or any Restricted Subsidiary other than the Collateral, (ii) the only obligors in respect of such Indebtedness shall be Loan Parties, (iii) the security agreements relating to such Indebtedness are substantially the same as or more favorable to the Loan Parties than the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent and/or the Security Agent), (iv) such Indebtedness satisfies the applicable requirements set forth in the provisos to the definition of “Credit Agreement Refinancing Indebtedness” and (v) the holders of such Indebtedness (and/or their Debt Representative, as applicable) and the Administrative Agent and/or the Security Agent shall be party to, prior to the SPV Structure Termination Date, a Collateral Sharing Agreement, and, on or after the SPV Structure Termination Date, an Intercreditor Agreement providing that the Liens on Collateral securing such obligations shall rank junior to the Liens on the Collateral securing the Obligations under this Agreement.
“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness Incurred by any of the Borrowers and/or a Guarantor in the form of one or more series of senior unsecured notes, bonds or debentures or unsecured loans (including in the form of one or more tranches of loans under this Agreement); provided that (i) such Indebtedness satisfies the applicable requirements set forth in the provisos in the definition of “Credit Agreement Refinancing Indebtedness” and (ii) the only obligors in respect of such Indebtedness shall be Loan Parties.
“Platform” has the meaning specified in Section 6.01.
“Pledge Agreement” means each of (a) the accounts and proceeds loan pledge agreement dated October 25, 2019 among the SPV Borrower, with respect to (i) the pledge of certain bank accounts of the SPV Borrower and (ii) the rights of the SPV Borrower under the Proceeds Loans and the Proceeds Loan Agreement, including rights in respect of the Proceeds Loan Guarantees, in favor of the SPV Security Agent for the benefit of the Secured Parties, (b) the share pledge agreement dated October 25, 2019 among LCPR Ventures LLC, LCPR Cayman Holding Inc., and the Company in favor of the Group Security Agent and the Secured Parties (as defined therein), (c) the subordinated shareholder loan pledge agreement dated October 25, 2019 among Liberty Communications Holding and LCPR Cayman Holding Inc. in favor of the Group Security Agent and the Secured Parties (as defined therein), (d) the security agreement dated October 25, 2019 among the Company and the other pledgers party thereto in favor of the Group Security Agent and the Secured Parties (as defined therein) and (e) any other pledge agreements made by any Covenant Party, any Loan Party or any other Grantor in favor of the SPV Security Agent for the benefit of the Secured Parties or Group Security Agent, as applicable.

“PR Code” means the Puerto Rico Internal Revenue Code of 2011, and the regulations promulgated thereunder.
“Pro Rata Share” means, with respect to each Lender, at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments and, if applicable and without duplication, Loans of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities and, if applicable and without duplication, Loans under the applicable Facility or Facilities at such time; provided that, in the case of the Revolving Credit Commitments of any Class, if such Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof; provided, further, that, if any Lender has issued an Alternative Letter of Credit in respect of any Class of Revolving Credit Commitments, such Lender’s relevant Revolving Credit Commitment shall be reduced by the aggregate face amount of such Alternative Letter of Credit for so long as such Alternative Letter of Credit is outstanding (subject to Section 2.03(c)(ii)(B)(2)).
“Proceeding” has the meaning set forth in Section 10.05.
“Proceeds Loan Agreement” means the Proceeds Loan Agreement dated October 25, 2019 among the SPV Borrower as lender and the Company as borrower.
“Proceeds Loan Collateral” means, prior to the SPV Structure Termination Date, the assets and shares of the Covenant Parties or any other Person which from time to time are, or are agreed to be, the subject of a Lien in favor of the Group Security Agent under any Intercreditor Agreement, under or pursuant to the Proceeds Loan Collateral Documents, to secure the obligations under the Proceeds Loan Finance Documents.
“Proceeds Loan Collateral Documents” means, collectively, any applicable Pledge Agreement, any related supplements or reconfirmations or other similar agreements delivered to the Group Security Agent pursuant to Section 6.16, Section 6.11, Section 6.13 or Section 6.18 (as applicable), any Intercreditor Agreement and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Group Security Agent.
“Proceeds Loan Finance Documents” means the Loan Finance Documents (as defined in the Proceeds Loan Agreement).
“Proposed Affiliate Subsidiary” has the meaning specified in Section 10.21(c).
“Puerto Rico” means the Commonwealth of Puerto Rico.
“Qualified ECP Guarantor” means in respect of any Swap Obligation, each Loan Party that, at the time the relevant guarantee (or grant of the relevant security interest, as applicable) becomes or would become effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and which may cause another person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into a keepwell pursuant to section 1a(18)(A)(v)(II) of the Commodity Exchange Act (or any successor provision thereto).
“Qualified Equity Interests” means any Equity Interests that are not Disqualified Stock.
“Qualifying Assignment” means any assignment of a Loan to an Affiliated Lender in connection with a Facility and where, following such assignment, the Affiliated Lender assigns the relevant Loans under the Facility to other Lenders that are not Affiliated Lenders within 15 Business Days of the initial assignment to the Affiliated Lender; provided that no Default of Event of Default has occurred and is continuing.
“Quotation Day” means, in relation to any period for which interest is to be determined, two Business Days before the first day of that period, unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Administrative Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).
“Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned or leased by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.
“Refinanced Debt” has the meaning set forth in the definition of “Credit Agreement Refinancing Indebtedness”.
“Refinancing” means the repayment of all principal, accrued and unpaid interest, fees and other amounts outstanding on or about the Closing Date, and the termination of all outstanding commitments, under the Existing Credit Facilities (and the termination and release of all guarantees, security interests and liens related thereto).
“Refinancing Amendment” means an amendment to this Agreement executed by (a) the applicable Borrower, (b) the Administrative Agent, (c) each Additional Refinancing Lender and (d) each Lender that agrees to provide any portion of Refinancing Term Loans, Other Revolving Credit Commitments or Other Revolving Credit Loans Incurred pursuant thereto, in accordance with Section 2.15.
“Refinancing Series” means all Refinancing Term Loans, Refinancing Term Commitments, Other Revolving Credit Commitments or Other Revolving Credit Loans that are established pursuant to the same Refinancing Amendment (or any subsequent Refinancing Amendment to the extent such Refinancing Amendment expressly provides that the Refinancing Term Loans, Refinancing Term Commitments, Other Revolving Credit Commitments or Other Revolving Credit Loans provided for therein are intended to be a part of any previously established Refinancing Series) and that provide for the same All-In Yield and, in the case of Refinancing Term Loans or Refinancing Term Commitments, amortization schedule.
“Refinancing Term Commitments” means one or more Classes of Term Commitments hereunder that are established to fund Refinancing Term Loans of the applicable Refinancing Series hereunder pursuant to a Refinancing Amendment.
“Refinancing Term Loans” means one or more Classes of Term Loans hereunder that result from a Refinancing Amendment.
“Register” has the meaning set forth in Section 10.07(d).
“Regulation T” means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Reinvestment End Date” has the meaning set forth in Section 2.05(b)(i).
“Rejection Notice” has the meaning specified in Section 2.05(b)(vii).
“Related Indemnified Person” of the Administrative Agent, a Lender, an Arranger or a Bookrunner means (a) any controlling Person or controlled Affiliate of such Person, (b) the respective directors, officers, or employees of such Person or any of its controlling Persons or controlled Affiliates and (c) the respective agents or representatives of such Person or any of its controlling Persons or controlled Affiliates, in the case of this clause (c), acting on behalf of or at the instructions of such Person, controlling person or such controlled Affiliate; provided that each reference to a controlled Affiliate, director, officer or employee in this definition pertains to a controlled Affiliate, director, officer or employee involved in the negotiation or syndication of this Agreement and the Facilities.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing or migrating in, into, onto or through the Environment.
“Released Entities” means any Parent that ceases to be a Parent of the Company or any Permitted Affiliate Parent following a Post-Closing Reorganization.

“Released Guarantor” has the meaning specified in Section 11.09.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“Relevant Interbank Market” means the London interbank market or such other interbank market as may be applicable to any Facility to be drawn in an Available Currency.
“Replaced Term Loans” has the meaning specified in Section 10.01.
“Replacement Term Loans” has the meaning specified in Section 10.01.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the otherwise applicable notice period has been waived by regulation or otherwise by the PBGC.
“Repricing Transaction” means (a) any substantially concurrent prepayment, repayment, refinancing, substitution or replacement of all or a portion of the 2021 Additional Term Loans with the proceeds of, or any conversion of 2021 Additional Term Loans into, any new or replacement tranche of secured, long-term term loans that are broadly marketed or syndicated to banks and other institutional investors, that rank pari passu in right of payment with the 2021 Additional Term Loans, that are secured on the Collateral on a pari passu basis with the Liens securing the 2021 Additional Term Loans, and the primary purpose of which is to, and which does, reduce the All-In Yield applicable to such 2021 Additional Term Loans or (b) any amendment, amendment and restatement or other modification to this Agreement, the primary purpose of which is to, and which does, reduce the All-In Yield applicable to the 2021 Additional Term Loans in lieu of a transaction described in clause (a) above; provided that any refinancing or repricing of any 2021 Additional Term Loans shall not constitute a Repricing Transaction if such refinancing or repricing is in connection with (i) a transaction that would result in a Change of Control, (ii) an Initial Public Offering, (iii) a dividend recapitalization, (iv) a material (in the good faith judgment of the Company or a Permitted Affiliate Parent) acquisition or Investment permitted or not otherwise prohibited under this Agreement (or, in connection therewith, any related increase in Loans and Commitments with respect to then-existing Facilities), (v) a material (in the good faith judgment of the Company or a Permitted Affiliate Parent) disposition permitted or not otherwise prohibited under this Agreement (or, in connection therewith, any related increase in Loans and Commitments with respect to then-existing Facilities). Any determination by the Administrative Agent in connection with clauses (a) and (b) above shall be conclusive and binding on all Lenders, and the Administrative Agent shall have no liability to any such Person with respect to such determination absent bad faith, gross negligence or willful misconduct.
“Request for Credit Extension” means (a) with respect to a Borrowing, continuation or conversion, as applicable, of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
“Required Class Lenders” means, as of any date of determination, with respect to a Class, Lenders having more than 50% of the sum of (a) the Total Outstandings under the Facility or Facilities comprising such Class (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations relating to Letters of Credit and Swing Line Loans, as applicable, as calculated by the Administrative Agent, under the Facility or Facilities comprising such Class being deemed “held” by such Lender for purposes of this definition) and (b) the aggregate unused Commitments under the Facility or Facilities comprising such Class; provided that the unused Commitments of, and the portion of the Total Outstandings under such Facility or Facilities held, or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of the Required Class Lenders; provided, further, that the Loans of any Affiliated Lender shall be excluded for purposes of making a determination of Required Class Lenders as set forth in Section 10.07(l); provided, further, that any Commitments or Loans in relation to which a cancellation or prepayment notice (as applicable) has been delivered in accordance with Section 2.05(a) (to the extent such notice is unconditional and irrevocable) or Section 2.05(b) (to the extent the applicable Lenders have not declined the proceeds from such prepayment pursuant to Section 2.05(b)(vii)) shall be excluded for purposes of making a determination of Required Class Lenders; provided, further, that to the extent that any cancellation or prepayment is not made on the date specified in a relevant prepayment or cancellation notice then the requirement to take into account any such Commitments or Loans under any relevant Facility shall be reinstated with retroactive effect from the date of delivery of such prepayment or cancellation notice.
“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations relating to Letters of Credit and Swing Line Loans, as calculated by the Administrative Agent, being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments; provided that the unused

Term Commitment and unused Revolving Credit Commitment of, and the portion of the Total Outstandings held, or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided, further, that, the Loans of any Affiliated Lender shall be excluded for purposes of making a determination of Required Lenders as set forth in Section 10.07(l); provided, further¸ that any Commitments or Loans in relation to which a cancellation or prepayment notice (as applicable) has been delivered in accordance with Section 2.05(a) (to the extent such notice is unconditional and irrevocable) or Section 2.05(b) (to the extent the applicable Lenders have not declined the proceeds from such prepayment pursuant to Section 2.05(b)(vii)) shall be excluded for purposes of making a determination of Required Lenders; provided, further, that to the extent that any cancellation or prepayment is not made on the date specified in a relevant prepayment or cancellation notice then the requirement to take into account any such Commitments or Loans under any relevant Facility shall be reinstated with retroactive effect from the date of delivery of such prepayment or cancellation notice.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means, with respect to any Person, the chief executive officer, president, vice president, chief financial officer, chief operating officer, chief administrative officer, general counsel, general manager, secretary or assistant secretary, treasurer or assistant treasurer or other similar officer or Person performing similar functions of such Person (including pursuant to powers granted to such person under power of attorney). Any document delivered hereunder that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.
“Restricted Group” means the Company, any Permitted Affiliate Parent and any Subsidiary of the Company or of a Permitted Affiliate Parent (including any Borrower), together with any Affiliate Subsidiaries from time to time, but in each case excluding any Unrestricted Subsidiary.
“Revolver Extension Request” has the meaning provided in Section 2.16(b).
“Revolver Extension Series” has the meaning provided in Section 2.16(b).
“Revolving Credit Availability Period” means with respect to any Revolving Credit Commitments, the Revolving Credit Availability Period as defined in the Additional Facility Joinder Agreement, the Refinancing Amendment or the Extension Amendment applicable to such Revolving Credit Commitments.
“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurocurrency Rate Loans or SOFR Loans, having the same Interest Period, made by each of the Revolving Credit Lenders pursuant to Section 2.01(b) (other than Revolving Credit Loans made pursuant to Section 2.14).
“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrowers, (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans, as applicable, as such commitment may be (i) reduced from time to time pursuant to Section 2.06, and (ii) established, reduced or increased from time to time pursuant to (i) assignments by or to such Revolving Credit Lender pursuant to an Assignment and Assumption, (ii) a Refinancing Amendment, (iii) an Extension, (iv) an Additional Facility Commitment, or (v) an Increase Confirmation, as applicable. It is understood that, as of the 2021 Amendment Closing Date, the Revolving Credit Commitments are in an amount equal to $0.
“Revolving Credit Exposure” means, as to each Revolving Credit Lender, in respect of any Class of Revolving Credit Commitments, the sum of the amount of the Outstanding Amount of such Revolving Credit Lender’s Revolving Credit Loans, the Outstanding Amount of all L/C Obligations of such Revolving Credit Lender under Alternative Letters of Credit issued by such Revolving Credit Lender and its Pro Rata Share or other applicable share provided for under this Agreement of the amount of the L/C Obligations in respect of Letters of Credit and the Swing Line Obligations, in each case, with respect to such Class of Revolving Credit Commitment, as calculated by the Administrative Agent, at such time.
“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time or, if Revolving Credit Commitments have terminated, Revolving Credit Exposure.
“Revolving Credit Loans” means any loan made pursuant to any Additional Revolving Facility, any Other Revolving Credit Loan or any loan under any Extended Revolving Credit Commitments, as the context may require.

“Revolving Credit Note” means a promissory note of a Borrower payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-2 hereto, evidencing the aggregate Indebtedness of such Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender to such Borrower.
“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto.
“Same Day Funds” means immediately available funds.
“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the United States Department of the Treasury, the U.S. Department of State, the European Union or His Majesty’s Treasury of the United Kingdom or (b) any Person resident, ordinarily located in, or organized in or under the laws of, a Sanctioned Country or controlled (as determined by applicable Law) by any Person that is a Sanctioned Person.
“Sanctions” means economic or financial sanctions or trade embargoes and any related Laws imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the United States Department of the Treasury or the U.S. Department of State, or (b) the European Union or His Majesty’s Treasury of the United Kingdom.
“Secured Hedge Agreement” means any Interest Rate Agreement, Commodity Agreement or Currency Agreement permitted under Annex II that is entered into by and between a Loan Party and any Hedge Bank.
“Secured Parties” means, collectively, the Administrative Agent, the Security Agent, the Lenders, the Hedge Banks and each co-agent or sub-agent appointed by the Administrative Agent or the Security Agent from time to time pursuant to Section 9.05.
“Security Agent” means, prior to the SPV Structure Termination Date, the SPV Security Agent, and, on or after the SPV Structure Termination Date, the Group Security Agent, as applicable.
“Security Test” means:
(a)prior to the SPV Structure Termination Date, subject to and in accordance with the Collateral and Guarantee Requirement, the requirement that all obligations under the Proceeds Loan Finance Documents (other than, with respect to any Proceeds Loan Guarantor, any Excluded Swap Obligations of such Proceeds Loan Guarantor) shall have been unconditionally guaranteed by, and all relevant Collateral shall have been provided by, each Proceeds Loan Borrower and each Significant Subsidiary (other than an Excluded Subsidiary); and
(b)on or after the SPV Structure Termination Date, subject to and in accordance with the Collateral and Guarantee Requirement, the requirement that all Obligations (other than, with respect to any Guarantor, any Excluded Swap Obligations of such Guarantor) shall have been unconditionally guaranteed by, and all relevant Collateral shall have been provided by, each Borrower and each Significant Subsidiary (other than an Excluded Subsidiary).
“Senior Secured Notes Proceeds Loan” means the Proceeds Loan, made by the Initial Guarantor as lender under the Proceeds Loan Agreement on the Acquisition Escrow Release Date with a portion of the proceeds of an issuance of Additional SPV Debt by the Initial Guarantor, the net proceeds of which are used to consummate the Acquisition.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.

“SOFR Loan” means a loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.
“Solicited Discount Proration” has the meaning specified in Section 2.05(a)(v)(D)(3).
“Solicited Discounted Prepayment Amount” has the meaning specified in Section 2.05(a)(v)(D)(1).
“Solicited Discounted Prepayment Notice” means a written notice of the relevant Borrower of Solicited Discounted Prepayment Offers made pursuant to Section 2.05(a)(v)(D) substantially in the form of Exhibit O.
“Solicited Discounted Prepayment Offer” means the written offer by each Lender, substantially in the form of Exhibit R, submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice.
“Solicited Discounted Prepayment Response Date” has the meaning specified in Section 2.05(a)(v)(D)(1).
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the assets (on a going concern basis) of such Person and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of such Person and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such Person and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured and (d) such Person and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.
“SPC” has the meaning specified in Section 10.07(g).
“Specified Discount Prepayment Amount” has the meaning specified in Section 2.05(a)(v)(B)(1).
“Specified Discount Prepayment Notice” means a written notice of the applicable Borrower’s Offer of Specified Discount Prepayment made pursuant to Section 2.05(a)(v)(B) substantially in the form of Exhibit Q.
“Specified Discount Prepayment Response” means the written response by each Lender, substantially in the form of Exhibit S, to a Specified Discount Prepayment Notice.
“Specified Discount Prepayment Response Date” has the meaning specified in Section 2.05(a)(v)(B)(1).
“Specified Discount Proration” has the meaning specified in Section 2.05(a)(v)(B)(3).
“SPV Borrower” has the meaning specified in the preliminary statements to this Agreement.
“SPV Collateral” means the assets of the SPV Borrower or any other Person which from time to time are, or are agreed to be, the subject of a Lien in favor of the SPV Security Agent under the Collateral Sharing Agreement, under or pursuant to the SPV Collateral Documents, to secure the Obligations.
“SPV Collateral Documents” means, collectively, the Acquisition Escrow Agreement, any applicable Pledge Agreement, any related supplements or reconfirmations or other similar agreements delivered to the Administrative Agent and/or the SPV Security Agent pursuant to Section 6.11, Section 6.13 or Section 6.18 (as applicable), any Collateral Sharing Agreement and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the SPV Security Agent for the benefit of the Secured Parties.
“SPV Security Agent” means The Bank of Nova Scotia, and any and all successors thereto, in its capacity as security agent hereunder and the other Loan Documents to which it is a party.
“SPV Structure Termination” means the earlier to occur of either:

(c)the SPV Borrower becoming a member of the Restricted Group by acquisition, merger or otherwise at the election of the Company; or
(d)the SPV Borrower resigning as a Borrower under this Agreement in accordance with Section 10.22 following the repayment in full of all outstanding amounts under the Proceeds Loans and one or more members of the Restricted Group acceding to this Agreement as a Borrower in accordance with Section 10.21.
“SPV Structure Termination Date” means the later to occur of:
(e)the date on which the SPV Structure Termination occurs; and
(f)the date on which each of the Administrative Agent, the SPV Security Agent and the Group Security Agent notifies the Company that each of the conditions set out in Section 6.22 have been satisfied (in form and substance satisfactory to them (acting reasonably)) or waived.
“Submitted Amount” has the meaning specified in Section 2.05(a)(v)(C)(1).
“Submitted Discount” has the meaning specified in Section 2.05(a)(v)(C)(1).
“Swap” means any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swap Obligation” means, with respect to any person, any obligation to pay or perform under any Swap.
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.
“Swing Line Lender” any Participating Revolving Credit Lender that agrees to become a Swing Line Lender in accordance with Section 2.04(h), in each case, in its capacity as provider of Swing Line Loans or any successor swing line lender hereunder.
“Swing Line Loan” has the meaning specified in Section 2.04(a).
“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B hereto.
“Swing Line Note” means a promissory note of a Borrower payable to a Swing Line Lender or its registered assigns, in substantially the form of Exhibit C-3 hereto, evidencing the aggregate Indebtedness of such Borrower to such Swing Line Lender resulting from the applicable Swing Line Loans.
“Swing Line Obligations” means, as at any date of determination, the aggregate Outstanding Amount of all Swing Line Loans.
“Swing Line Sublimit” means, with respect to any Revolving Credit Commitments, an amount as may be agreed between a Borrower and the relevant Swing Line Lender as provided in Section 2.04(h). The Swing Line Sublimit is part of, and not in addition to, the Participating Revolving Credit Commitments.
“Taxes” means all present or future taxes, imposts, duties, deductions, levies, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority including interest, penalties and additions to tax.
“Telecommunications, Cable and Broadcasting Laws” means all laws, statutes, regulations and judgments relating to broadcasting or telecommunications or cable television or broadcasting applicable to, and/or the business carried on by, any member of the Restricted Group (for the avoidance of doubt, not including laws, statutes, regulations or judgments relating solely to consumer credit, data protection or intellectual property).
“Term Borrowing” means a Borrowing of any Term Loans.
“Term Commitment” means, as to each Term Lender, its obligation to make Term Loans to any Borrower hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.05 or Section 2.06 and (b) established, reduced or increased from time to time pursuant to (i) assignments by or to such Term Lender pursuant to an Assignment and Assumption, (ii) a Refinancing Amendment, (iii) an Extension, (iv) an Additional Facility Commitment or (v) an Increase Confirmation, as applicable. The amount of each Lender’s Term Commitment is set forth in the Register or in the Assignment and Assumption, Extension Amendment, Refinancing Amendment or Additional Facility Joinder Agreement pursuant to which such Lender shall have assumed, increased or decreased its Term Commitment, as the case may be.
“Term Lender” means any Initial Term Lender, any 2021 Additional Term Lender, or any Lender that commits to provide any Additional Facility Loan that is a term loan, any Refinancing Term Loan, or any Extended Term Loan, as the context may require.
“Term Loan” means the Initial Term Loan, 2021 Additional Term Loan, any Additional Facility Loan that is a term loan, any Refinancing Term Loan or any Extended Term Loan, as the context may require.
“Term Loan Extension Request” has the meaning provided in Section 2.16(a).
“Term Loan Extension Series” has the meaning provided in Section 2.16(a).
“Term Note” means a promissory note of a Borrower payable to any Term Lender or its registered assigns, in substantially the form of Exhibit C-1 hereto evidencing the aggregate Indebtedness of such Borrower to such Term Lender resulting from the Term Loans made by such Term Lender.
“Term SOFR” means,
(a)for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; and
(b)for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.
“Term SOFR Adjustment” means, for any calculation with respect to a Base Rate Loan or a SOFR Loan, a percentage per annum as set forth below for the applicable Type of such Loan:
(a) with respect to 2021 Additional Term Loans that are (i) Base Rate Loans or (ii) SOFR Loans, 0.11448%, 0.26161% and 0.42826% for Interest Periods of one, three and six months, respectively; and
(b) with respect to any other Class of Loans, as specified in the applicable Additional Facility Joinder Agreement, Extension Amendment, Refinancing Amendment or other applicable Loan Documents.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Threshold Amount” means $75,000,000.
“Total Additional Facility Commitment” means, in relation to an Additional Facility, the aggregate for the time being of the Additional Facility Commitments for that Additional Facility.

“Total 2021 Additional Term Commitment” means the sum of 2021 Additional Term Commitments of all the 2021 Additional Term Lenders.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
“Transition Date” means June 30, 2023.
“Treasury Services Agreement” means any agreement between any Loan Party, the Company, any Permitted Affiliate Parent, any Affiliate Subsidiary or any Subsidiary thereof and any Hedge Bank relating to treasury, depository, credit card, debit card and cash management services or automated clearinghouse transfer of funds or any similar services.
“Type” means, with respect to a Loan, its character as a SOFR Loan, a Base Rate Loan or a Eurocurrency Rate Loan.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“U.S. Subsidiary” means any Subsidiary of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.
“Ultimate Parent” has the meaning given to that term in Annex I or Annex III, as applicable.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Uniform Commercial Code” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code or any successor provision thereof (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.
“United States” and “U.S.” mean the United States of America.
“United States Tax Compliance Certificate” has the meaning set forth in Section 3.01(d)(ii)(C) and is in substantially the form of Exhibit H hereto.
“Unreimbursed Amount” has the meaning set forth in Section 2.03(c)(i)(A).
“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States of America government securities.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining scheduled installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final scheduled maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness; provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness, the effects of any amortization or prepayments made on such Indebtedness prior to the date of such determination shall be disregarded in making such calculation.
“Wider Group” means (a) the Ultimate Parent and its Subsidiaries from time to time (other than the members of the Restricted Group); and (b) following consummation of a Parent Joint Venture Transaction, each of the ultimate Holding Companies of the Parent Joint Venture Holders, the Parent Joint Venture Holders and the Joint Venture Parents, and in each case, their successors and their Subsidiaries (other than the members of the Restricted Group).

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.02.Other Interpretive Provisions.
With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
(c)Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.
(d)The term “including” (and its correlatives) means by way of example and not as a limitation.
(e)The word “or” is not exclusive.
(f)The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(g)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”
(h)Any reference to any action, decision or determination to be made by a Loan Party, the Company, any Permitted Affiliate Parent, or any Restricted Subsidiary at its option (or equivalent) may (unless expressly provided to the contrary in this Agreement) be made by such Loan Party, the Company, such Permitted Affiliate Parent or such Restricted Subsidiary in its sole discretion acting in good faith.
(i)The knowledge or awareness or belief of any Loan Party or any other member of the Restricted Group shall be limited to the actual knowledge, awareness or belief (in good faith) of the Board of Directors (or equivalent body) of such Loan Party or such member of the Restricted Group at the relevant time.
(j)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(k)For purposes of determining compliance with Section 2.14 and any Section of Annex II or Annex IV at any time, in the event that any Lien, Investment, Incurrence or prepayment of Indebtedness, Asset Disposition, Restricted Payment, Affiliate Transaction or Contractual Obligation meets the criteria of one or more than one of the categories of transactions permitted pursuant to any clause of such Sections, the SPV Borrower, the Company or any Permitted Affiliate Parent, as applicable, will be entitled to classify such transaction (or portion thereof) on the date of such transaction or later reclassify such transaction (or portion thereof) in any manner that complies with such Sections.
(l)No personal liability shall attach to any director, officer or employee of any member of the Wider Group for any representation or statement made by that member of the Wider Group in a certificate signed by such director, officer or employee. Each of the Finance Parties agrees that it will not take any proceedings against any officer, employee, agent, adviser or manager of the Loan Parties or any member of the Restricted Group (or any of their respective Affiliates) in respect of any claim it might have or in respect of any act or omission of any kind (including gross negligence or wilful misconduct) by that officer, employee, agent, adviser or manager in relation to any Loan Document.

(m)To the extent required for the purposes of making any calculation or determination of the amount of Commitments, Outstanding Amounts or participations in or under the Facilities, or if any amounts under this Agreement are expressed in, or computed by reference to, Dollars, such amounts shall, if they are denominated in another currency other than Dollars, be converted using the Dollar Equivalent.
Section 1.03.Accounting Terms.
All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP, except as otherwise specifically prescribed herein.
Section 1.04.Rounding.
Any financial ratios required to be maintained pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).
Section 1.05.References to Agreements, Laws, Etc.
Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by the Loan Documents; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
Section 1.06.Times of Day.
Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).
Section 1.07.Timing of Payment of Performance.
When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day.
Section 1.08.Letters of Credit and Alternative Letters of Credit.
Unless otherwise specified herein, the amount of a Letter of Credit or Alternative Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit or Alternative Letter of Credit, as applicable, as calculated by the Administrative Agent, in effect at such time; provided that with respect to any Letter of Credit or Alternative Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit or Alternative Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit or Alternative Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
Section 1.09.Cashless Roll.

Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the applicable Borrowers, the Administrative Agent and such Lender, and any such exchange, continuation or rollover shall be deemed to comply with any requirement hereunder or under any other Loan Document that any payment be made “in Dollars” (or the relevant Available Currency), “in immediately available funds”, “in cash” or any other similar requirements.

Section 1.10.Permitted Affiliate Parent; Affiliate Subsidiary.
(a)Any obligation in this Agreement of the Company or any Permitted Affiliate Parent to cause members of the Restricted Group to comply with any covenant shall be construed (i) such that the Company or any Permitted Affiliate Parent shall be required to cause only their respective Subsidiaries that are members of the Restricted Group to comply with that obligation and (ii) as a direct obligation of each Affiliate Subsidiary (if applicable).
(b)To the extent that:
(i)any representation in this Agreement is stated to be given by the Company in respect of any member of the Restricted Group; and/or
(ii)any covenant in this Agreement applies to the Company only or requires that the Company cause any member of the Restricted Group to comply with any such covenant,
(x) in the case of a Permitted Affiliate Parent, such representations shall be given by, or such covenant or other obligation shall be construed as applying to such Permitted Affiliate Parent, and (y) in the case of an Affiliate Subsidiary, such representations shall be deemed to be given by, or such covenant or other obligation shall be construed as applying to such Affiliate Subsidiary.
Section 1.11.Divisions.
For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
Section 1.12.Effect of Benchmark Transition Event.
(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document, so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Class Lenders of all affected Classes (acting together). If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on the last Business Day of each March, June, September and December and the applicable Maturity Date of the Loans of such Class.
(b)Benchmark Replacement Conforming Changes. In connection with the use, implementation, adoption or administration of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time in consultation with the SPV Borrower and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the SPV Borrower and the Lenders of (i) the occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement and its related Benchmark Replacement Date, (iii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement and (iv) the commencement or conclusion of any Benchmark

Unavailability Period. The Administrative Agent will promptly notify the SPV Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 1.12(d). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 1.12, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 1.12.
(d)Unavailability of Tenor for Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to sub-clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)Benchmark Unavailability Period. Upon the SPV Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the SPV Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the SPV Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.
(f)Rate Disclaimer. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to (a) the continuation, administration, submission, calculation or any other matter related to the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities unrelated to this Agreement and the other Loan Documents that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the SPV Borrower (provided that for the avoidance of doubt, nothing in this sentence shall modify or supersede the express terms of this Agreement and the other Loan Documents (including, without limitation, Section 10.01)). The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the SPV Borrower, the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.
ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS
Section 2.01.    The Loans.
(a)The Initial Term Loans; 2021 Additional Term Loans

(i)Subject to the terms and conditions set forth herein, each Initial Term Lender made to the SPV Borrower the Initial Term Loans denominated in Dollars, on the Closing Date in an aggregate amount not to exceed for any such Initial Term Lender, the Initial Term Commitment of such Initial Term Lender as of the date of such Borrowing (immediately prior to giving effect thereto).
(ii)Subject to the terms and conditions set forth under the 2021 Additional Facility Joinder Agreement, each 2021 Additional Term Lender severally agrees to make to the SPV Borrower the 2021 Additional Term Loans denominated in Dollars, on any Business Day during the 2021 Additional Term Availability Period, in an aggregate amount not to exceed (1) for any such 2021 Additional Term Lender, the 2021 Additional Term Commitment of such 2021 Additional Term Lender as of the date of such Borrowing (immediately prior to giving effect thereto) and (2) in the aggregate, the Total 2021 Additional Term Commitment as of the date of such Borrowing (immediately prior to giving effect thereto), each such 2021 Additional Term Loan to be funded by each such 2021 Additional Term Lender on a pro rata basis, in accordance with the percentage of the Total 2021 Additional Term Commitment represented by its 2021 Additional Term Commitment. The 2021 Additional Term Loans may be Base Rate Loans, Eurocurrency Rate Loans or SOFR Loans, as further provided herein. The 2021 Additional Term Loans shall have the same terms and shall be treated as a single Class for all purposes. 2021 Additional Term Loans borrowed, exchanged, renewed, replaced or refinanced under this Section 2.01(a) and repaid or prepaid may not be reborrowed.
(b)The Revolving Credit Borrowings.
Subject to the terms and conditions set forth herein, each Revolving Credit Lender with any Revolving Credit Commitment severally agrees to make Revolving Credit Loans denominated in one or more Available Currencies pursuant to Section 2.02 from its applicable Lending Office to the applicable Borrowers, from time to time, on any Business Day during the applicable Revolving Credit Availability Period, in an aggregate amount, calculated by the Administrative Agent, not to exceed at any time outstanding the amount of such Revolving Credit Lender’s applicable Revolving Credit Commitment; provided that after giving effect to any Revolving Credit Borrowing, the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Revolving Credit Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all L/C Obligations in respect of Letters of Credit, plus the Outstanding Amount of all L/C Obligations of such Revolving Credit Lender under Alternative Letters of Credit issued by such Revolving Credit Lender, plus such Revolving Credit Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all Swing Line Loans, in each case with respect to such Revolving Credit Commitment, shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment. Within the limits of each Revolving Credit Lender’s applicable Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans, Eurocurrency Rate Loans or SOFR Loans, as further provided herein.
Section 2.02.    Borrowings, Conversions and Continuations of Loans.
(a) Each Term Borrowing, each Revolving Credit Borrowing, each Additional Facility Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to another, and each continuation of Eurocurrency Rate Loans and SOFR Loans shall be made upon the irrevocable notice of the relevant Borrower, to the Administrative Agent (provided that, subject to the payment when due of any amounts owing as a result thereof pursuant to Section 3.10, the notice in connection with any acquisition or Investment permitted under this Agreement or other transaction permitted under this Agreement, may be conditioned on the closing of such transaction), which may be given by telephone or Committed Loan Notice; provided that each telephonic notice by a Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of such Borrower. Each such notice must be received by the Administrative Agent not later than (1) 1:00 p.m. two Business Days prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans or SOFR Loans, or any conversion of Loans from one Type to another, and (2) 1:00 p.m. on the requested date of any Borrowing of Base Rate Loans; provided that the notice referred to in Section 2.02(a)(1) may be delivered no later than one Business Day prior to the requested date of the Borrowing in the case of the initial Revolving Credit Borrowing, the Initial Term Borrowing and the 2021 Additional Term Loan Borrowing. Except as provided in Sections Section 2.15 or Section 2.16, or as otherwise specified in an Additional Facility Joinder Agreement in relation to any Additional Facility, each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or SOFR Loans shall be in a minimum principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Except as provided in Section 2.03(c), Section 2.04(b), Section 2.15 or Section 2.16, or as otherwise specified in an Additional Facility Joinder Agreement in relation to any Additional Facility, each Borrowing of or conversion to Base Rate Loans shall be in a minimum principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the requesting Borrower is requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other or a continuation of Eurocurrency Rate Loans or SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) if applicable, the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term

Loans or Revolving Credit Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, (vi) the currency in which the Loans to be borrowed, continued or converted are to be denominated and (vii) wire instructions of the account(s) to which funds are to be disbursed (it being understood, for the avoidance of doubt, that the amount to be disbursed to any particular account may be less than the minimum or multiple limitations set forth above so long as the aggregate amount to be disbursed to all such accounts pursuant to such Borrowing meets such minimums and multiples). The currency specified in a Committed Loan Notice for an Additional Facility must be an Available Currency. If, (A) with respect to any Eurocurrency Rate Loans and SOFR Loans denominated in Dollars, a Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans and (B) with respect to any Eurocurrency Rate Loans and SOFR Loans denominated in any Available Currency (other than Dollars), a Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Eurocurrency Rate Loans or SOFR Loans, as applicable, with an Interest Period of one month. Any such automatic conversion to Base Rate Loans, Eurocurrency Rate Loans or SOFR Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans or SOFR Loans, as applicable. If a Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans or SOFR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. If no currency is specified, the requested Borrowing shall be in Dollars. For the avoidance of doubt, (x) Base Rate Loans must be denominated in Dollars, (y) Eurocurrency Rate Loans must be denominated in an Available Currency for which the applicable LIBOR is available at such time; provided that after the Transition Date, any new Borrowings of Eurocurrency Rate Loans may not be denominated in Dollars and (z) SOFR Loans must be denominated in Dollars.
(b)Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share or other applicable share provided for under this Agreement of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by a Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than the later of 12:00 noon on the Business Day specified in the applicable Committed Loan Notice and one hour after written notice of such Borrowing is delivered by the Administrative Agent to such Lender; provided that such funds may be made available at such earlier time as may be agreed among the relevant Lenders, the relevant Borrower and the Administrative Agent for the purposes of the relevant transactions. The Administrative Agent shall make all funds so received available to the relevant Borrower in like funds as received by the Administrative Agent either by (i) crediting the account(s) of the relevant Borrower on the books of the Administrative Agent with the amount of such funds or (ii) the wire transfer of such funds, in each case in accordance with instructions provided by the relevant Borrower to (and reasonably acceptable to) the Administrative Agent; provided that if there are Swing Line Loans or L/C Borrowings outstanding on the date the Committed Loan Notice with respect to a Borrowing under any Class of Revolving Credit Commitments is given by the relevant Borrower, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowing, second, to the payment in full of any such Swing Line Loans, and third, to the relevant Borrower as provided above.
(c)Except as otherwise provided herein, (i) a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan unless the relevant Borrower pays the amount due, if any, under Section 3.10 in connection therewith and (ii) a SOFR Loan may be continued or converted only on the last day of an Interest Period for such SOFR Loan unless the relevant Borrower pays the amount due, if any, under Section 3.10 in connection therewith. During the occurrence and continuation of an Event of Default, the Administrative Agent or the Required Lenders may require by notice to the Borrowers that no Loans denominated in Dollars may be converted to or continued as Eurocurrency Rate Loans or SOFR Loans and Loans denominated in an Available Currency other than Dollars may only be continued as Eurocurrency Rate Loans with an Interest Period of one month.
(d)The Administrative Agent shall promptly notify the relevant Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans or SOFR Loans, as applicable, upon determination of such interest rate. The determination of the Eurocurrency Rate and SOFR, as applicable, by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the relevant Borrower and the Lenders of any change in the Administrative Agent’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
(e)After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to another, and all continuations of Term Loans or Revolving Credit Loans as the same Type, there shall not be more than ten Interest Periods in effect unless otherwise agreed between the relevant Borrower and the Administrative Agent; provided that, after the establishment of any new Class of Loans pursuant to an Additional Facility Joinder Agreement, a Refinancing Amendment or Extension Amendment, the number of Interest Periods otherwise permitted by this Section 2.02(e) shall increase by three Interest Periods for each applicable Class so established.

(f)The failure of any Lender to make a Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender on the date of any Borrowing.
(g)Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such Borrowing, the Administrative Agent may assume that such Lender has made such Pro Rata Share or other applicable share provided for under this Agreement available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.02(b), and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the relevant Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the relevant Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the relevant Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Overnight Rate, plus any administrative, processing, or similar fees customarily charged by the Administrative Agent in accordance with the foregoing. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.02(g) shall be conclusive in the absence of manifest error. If the relevant Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the relevant Borrower the amount of such interest paid by the relevant Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in such Borrowing. Any payment by the relevant Borrower shall be without prejudice to any claim the relevant Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(h)Upon receipt of a Committed Loan Notice for an Additional Facility, the Administrative Agent shall promptly notify each Additional Facility Lender of the aggregate amount of the Additional Facility Borrowing and of the amount of such Additional Facility Lender’s Pro Rata Share thereof, which shall be based on their respective Additional Facility Commitment. Each Additional Facility Lender will make the amount of its Pro Rata Share of the Additional Facility Borrowing available to the Administrative Agent for the account of the relevant Borrower at the New York office of the Administrative Agent specified on Schedule 10.02 prior to the time specified in the relevant Additional Facility Joinder Agreement, in funds immediately available to the Administrative Agent.
(i)No more than one Committed Loan Notice may be made under each Additional Facility unless an Additional Facility Joinder Agreement specifies otherwise, in which case the maximum number of requests for Additional Facility Loans under that Additional Facility will be as set out in that Additional Facility Joinder Agreement.
(j)Unless the Administrative Agent agrees otherwise, or unless otherwise agreed in the Additional Facility Joinder Agreement, no more than five Additional Facility Loans may be outstanding at any one time under each Additional Facility (other than Additional Facilities that are Revolving Credit Loans).
(k)After the Transition Date, (i) no Borrower may request any Borrowing or continuation of, or a conversion into, Eurocurrency Rate Loans denominated in Dollars and (ii) no provision of this Agreement shall be construed so as to permit any automatic conversions into, or continuations of, Eurocurrency Rate Loans denominated in Dollars.
Section 2.03.    Letters of Credit and Alternative Letters of Credit.
(a)The Letter of Credit Commitment.
(i)Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from and including the 2021 Amendment Effective Date until the Letter of Credit Expiration Date, to issue Letters of Credit, to a Borrower at sight denominated in an Available Currency for the account of a Loan Party, the Company, a Permitted Affiliate Parent or an Affiliate Subsidiary (provided that any Letter of Credit may be for the benefit of any Loan Party, the Company, a Permitted Affiliate Parent, an Affiliate Subsidiary or a Subsidiary of such Loan Party, the Company, a Permitted Affiliate Parent or an Affiliate Subsidiary or may be issued for the joint and several account of a Loan Party, the Company, a Permitted Affiliate Parent, an Affiliate Subsidiary and/or any of their Subsidiaries, in each case to the extent otherwise permitted by this Agreement) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drafts under the Letters of Credit and (B) the Participating Revolving Credit Lenders severally agree to participate in Letters of Credit (but shall not, for the avoidance of doubt, participate in Alternative Letters of Credit) issued pursuant to this Section 2.03; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Revolving Credit Exposure of any Participating Revolving Credit Lender would exceed such Lender’s Participating Revolving Credit Commitment or (y) the Outstanding Amount of the L/C Obligations in respect of Letters of Credit would exceed the applicable Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, a Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly a Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
(ii)Subject to the terms and conditions set forth herein, with respect to Alternative Letters of Credit, each Alternative L/C Issuer (or an Affiliate of such an Alternative L/C Issuer) may, in its discretion, upon request of a Borrower, (1) from time to time on any Business Day during the period from and including the 2021 Amendment Effective Date until the Letter of Credit Expiration Date, agree to issue Alternative Letters of Credit on a bilateral basis to a Borrower at sight denominated in an Available Currency for the account of a Loan Party, the Company, a Permitted Affiliate Parent or an Affiliate Subsidiary (provided that any Alternative Letter of Credit may be for the benefit of any Loan Party, the Company, a Permitted Affiliate Parent, an Affiliate Subsidiary or a Subsidiary of such Loan Party, the Company, a Permitted Affiliate Parent or an Affiliate Subsidiary, or may be issued for the joint and several account of a Loan Party, the Company, a Permitted Affiliate Parent, an Affiliate Subsidiary and/or any of their Subsidiaries, in each case to the extent otherwise permitted by this Agreement) and to amend or renew Alternative Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) honor drafts under the Alternative Letters of Credit; provided that no Alternative L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Alternative Letter of Credit if, as of the date of such L/C Credit Extension, the Revolving Credit Exposure of that Alternative L/C Issuer would exceed such Alternative L/C Issuer’s Revolving Credit Commitment. Within the foregoing limits, and subject to the terms and conditions hereof, a Borrower’s ability to obtain Alternative Letters of Credit shall be fully revolving, and accordingly a Borrower may, during the foregoing period, obtain Alternative Letters of Credit to replace Alternative Letters of Credit that have expired or that have been drawn upon and reimbursed.
(iii)No L/C Issuer or Alternative L/C Issuer shall be under any obligation to issue any Letter of Credit or Alternative Letter of Credit if:
(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer or Alternative L/C Issuer from issuing such Letter of Credit or Alternative Letter of Credit, or any Law applicable to such L/C Issuer or Alternative L/C Issuer or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer or Alternative L/C Issuer shall prohibit, or direct that such L/C Issuer or Alternative L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit or Alternative Letter of Credit in particular or shall impose upon such L/C Issuer or Alternative L/C Issuer with respect to such Letter of Credit or Alternative Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer or Alternative L/C Issuer is not otherwise compensated hereunder) not in effect on the 2021 Amendment Effective Date, or shall impose upon such L/C Issuer or Alternative L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the 2021 Amendment Effective Date (for which such L/C Issuer or Alternative L/C Issuer is not otherwise compensated hereunder);
(B)subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit or Alternative Letter of Credit would occur more than twelve (12) months after the date of issuance or last renewal, unless (1) each Appropriate Lender has approved of such expiration date or (2) the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit or Alternative Letter of Credit has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to such L/C Issuer or Alternative L/C Issuer, as applicable;
(C)the expiry date of such requested Letter of Credit or Alternative Letter of Credit would occur after the Letter of Credit Expiration Date, unless (1) each Appropriate Lender has approved such expiry date or (2) the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit or Alternative Letter of Credit has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to such L/C Issuer or Alternative L/C Issuer, as applicable, and the Administrative Agent;
(D)the issuance of such Letter of Credit or Alternative Letter of Credit would violate any policies of the L/C Issuer or Alternative L/C Issuer, as applicable, applicable to letters of credit generally;
(E)with respect to any Letter of Credit, any Participating Revolving Credit Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements reasonably satisfactory to it and the relevant Borrower to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the participation in Letters of Credit by such

Defaulting Lender, including by Cash Collateralizing such Defaulting Lender’s Pro Rata Share of the L/C Obligations in respect of such Letter of Credit; and
(F)such Letter of Credit or Alternative Letter of Credit is denominated in a currency other than an Available Currency applicable to the Class of Commitments under which such Letter of Credit or Alternative Letter of Credit is issued.
(iv)No L/C Issuer or Alternative L/C Issuer shall be under any obligation to amend any Letter of Credit or Alternative Letter of Credit if (A) such L/C Issuer or Alternative L/C Issuer would have no obligation at such time to issue such Letter of Credit or Alternative Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit or Alternative Letter of Credit does not accept the proposed amendment to such Letter of Credit or Alternative Letter of Credit. Notwithstanding anything herein to the contrary, the expiry date of any Letter of Credit or Alternative Letter of Credit denominated in a currency other than an Available Currency must be approved by the relevant L/C Issuer or Alternative L/C Issuer in its sole discretion even if it is less than twelve months after the date of issuance or last renewal and any Auto-Extension Letter of Credit denominated in a currency other than an Available Currency shall be issued only at the sole discretion of the relevant L/C Issuer or Alternative L/C Issuer.
(b)Procedures for Issuance and Amendment of Letters of Credit and Alternative Letters of Credit; Auto-Extension Letters of Credit.
(i)Each Letter of Credit or Alternative Letter of Credit shall be issued or amended, as the case may be, upon the request of the relevant Borrower, delivered to an L/C Issuer or Alternative L/C Issuer, as applicable (with a copy to the Administrative Agent), in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the relevant Borrower. Such Letter of Credit Application must be received by the relevant L/C Issuer or Alternative L/C Issuer, as applicable, and the Administrative Agent not later than 12:30 p.m. at least one Business Day prior to the proposed issuance date or date of amendment, as the case may be; or, in each case, such later date and time as the relevant L/C Issuer or Alternative L/C Issuer, as applicable, may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit or Alternative Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer or Alternative L/C Issuer, as applicable: (A) in respect of each Letter of Credit and Alternative Letter of Credit, the relevant Class of Revolving Credit Commitments; (B) the proposed issuance date of the requested Letter of Credit or Alternative Letter of Credit (which shall be a Business Day); (C) the amount thereof; (D) the expiry date thereof; (E) the name and address of the beneficiary thereof; (F) the documents to be presented by such beneficiary in case of any drawing thereunder; (G) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (H) the Available Currency in which the requested Letter of Credit or Alternative Letter of Credit is to be issued will be denominated; and (I) such other matters as the relevant L/C Issuer or Alternative L/C Issuer, as applicable, may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit or Alternative Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer or Alternative L/C Issuer, as applicable, (1) the Letter of Credit or Alternative Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer or Alternative L/C Issuer, as applicable, may reasonably request.
(ii)Promptly after receipt of any Letter of Credit Application, the relevant L/C Issuer or Alternative L/C Issuer, as applicable, will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the relevant Borrower, and, if not, such L/C Issuer or Alternative L/C Issuer, as applicable, will provide the Administrative Agent with a copy thereof. Upon receipt by the relevant L/C Issuer or Alternative L/C Issuer, as applicable, of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer or, with respect to an Alternative Letter of Credit, Alternative L/C Issuer, on the requested date, shall issue a Letter of Credit or Alternative Letter of Credit for the account of that Loan Party, the Company, Permitted Affiliate Parent or Affiliate Subsidiary (and, if applicable, any of their Subsidiaries) or enter into the applicable amendment, as the case may be. With respect to the issuance of any Letter of Credit, (but not, for the avoidance of doubt, any Alternative Letter of Credit), immediately upon such issuance, each Participating Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of (A) such Lender’s Pro Rata Share or other applicable share provided for under this Agreement and (B) the stated amount of such Letter of Credit.
(iii)If a Borrower so requests in any Letter of Credit Application, the relevant L/C Issuer shall, and an Alternative L/C Issuer may, agree to issue a Letter of Credit or Alternative Letter of Credit, as applicable, that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must (or, in the case of any Alternative Letter of Credit, may) permit the relevant L/C Issuer or Alternative L/C Issuer, as applicable, to prevent any such extension at least once in each 12 month period (commencing with the date of issuance of such Letter of Credit or Alternative

Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-extension Notice Date”) in each such 12 month period to be agreed upon at the time such Letter of Credit or Alternative Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer or Alternative L/C Issuer, as applicable, the relevant Borrower shall not be required to make a specific request to the relevant L/C Issuer or Alternative L/C Issuer, as applicable, for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Appropriate Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer or Alternative L/C Issuer, as applicable, to permit the extension of such Letter of Credit or Alternative Letter of Credit at any time to an expiry date that is, unless the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit or Alternative Letter of Credit has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the relevant L/C Issuer or Alternative L/C Issuer, as applicable, not later than the Letter of Credit Expiration Date; provided that the relevant L/C Issuer or Alternative L/C Issuer, as applicable, shall not permit any such extension if (A) the relevant L/C Issuer or Alternative L/C Issuer, as applicable, has determined that it would have no obligation at such time to issue such Letter of Credit or Alternative Letter of Credit in its extended form under the terms hereof (by reason of the provisions of Section 2.03(a)(iii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-extension Notice Date from the Administrative Agent, any Participating Revolving Credit Lender (with respect to any Letter of Credit only, and not with respect to any Alternative Letter of Credit) or the relevant Borrower that one or more of the applicable conditions specified in Section 4.03 is not then satisfied.
(iv)Promptly after issuance of any Letter of Credit or Alternative Letter of Credit or any amendment to a Letter of Credit or Alternative Letter of Credit, the relevant L/C Issuer or Alternative L/C Issuer, as applicable, will also deliver to the relevant Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or Alternative Letter of Credit or amendment thereof.
(c)Drawings and Reimbursements; Funding of Participations.
(i)With respect to any Letter of Credit:
(A)Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall notify promptly the relevant Borrower and the Administrative Agent thereof. Not later than 12:00 noon on the second Business Day following any payment by an L/C Issuer under a Letter of Credit with notice to that Borrower (each such date, an “Honor Date”), that Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing in Dollars (it being understood that in the case of a Letter of Credit denominated in an Available Currency other than Dollars, the amount of such Letter of Credit shall be determined by taking the Dollar Equivalent, calculated by the Administrative Agent, of such Letter of Credit); provided that if such reimbursement is not made on the date of drawing, such Borrower shall pay interest to the relevant L/C Issuer on such amount at the rate applicable to Base Rate Loans (in the case of a Letter of Credit denominated in Dollars) or Eurocurrency Rate Loans or SOFR Loans, as applicable, with an Interest Period of one month (in the case of a Letter of Credit denominated in an Available Currency other than Dollars) under the applicable Participating Revolving Credit Commitments (without duplication of interest payable on L/C Borrowings). The L/C Issuer shall notify the applicable Borrower of the Dollar Equivalent of the drawing promptly following the determination or revaluation thereof. If that Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Appropriate Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the Dollar Equivalent, calculated by the Administrative Agent, thereof in the case of an Available Currency other than Dollars) (the “Unreimbursed Amount”), and the amount of such Appropriate Lender’s Pro Rata Share or other applicable share provided for under this Agreement thereof. In such event, (x) in the case of an Unreimbursed Amount denominated in Dollars, such Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans and (y) in the case of an Unreimbursed Amount denominated in an Available Currency (other than Dollars), such Borrower shall be deemed to have requested a Revolving Credit Borrowing of Eurocurrency Rate Loans or SOFR Loans, as applicable, with an interest period of one month, in each case, under the Participating Revolving Credit Commitments to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans but subject to the amount of the unutilized portion of the Participating Revolving Credit Commitments of the Appropriate Lenders and the conditions set forth in Section 4.03 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i)(A) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(B)Each Appropriate Lender (including any Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i)(A) make funds available to the Administrative Agent for the account of the relevant L/C Issuer in the Available Currency applicable to the Class of Commitments under which such Letter of Credit is issued, at the Administrative Agent’s Office for payments in an amount equal to its Pro Rata Share or other applicable share provided for under this Agreement of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent whereupon, subject to the provisions of Section 2.03(c)(i)(C), each Appropriate Lender that so makes funds available shall be deemed to have made, in the case of an Unreimbursed Amount denominated in Dollars, a Base Rate Loan, and, in the case of an Unreimbursed Amount denominated in an Available Currency (other than Dollars), a Eurocurrency Rate Loan or a SOFR Loan, as applicable, with an Interest Period of one month, under the Participating Revolving Credit Commitments to a Borrower in such amount. The Administrative Agent shall remit the funds so received to the relevant L/C Issuer.
(C)With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing because the conditions set forth in Section 4.03 cannot be satisfied or for any other reason, the relevant Borrower shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the Dollar Equivalent of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Appropriate Lender’s payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.03(c)(i)(B) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
(D)Until each Appropriate Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c)(i) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such amount shall be solely for the account of the relevant L/C Issuer.
(E)Each Participating Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c)(i), shall be absolute and unconditional and shall not be affected by any circumstance, including: (1) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, any Borrower or any other Person for any reason whatsoever; (2) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Article IV; (3) any adverse change in the condition (financial or otherwise) of the Loan Parties or the Covenant Parties; (4) any breach of this Agreement, any other Loan Document or any Proceeds Loan Finance Document by any Borrower, any other Loan Party, any Covenant Party or any other L/C Issuer; or (5) any other circumstance, occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Participating Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c)(i) is subject to the conditions set forth in Section 4.03 (other than delivery by the relevant Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the relevant Borrower to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.
(F)If any Participating Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c)(i) by the time specified in Section 2.03(c)(i)(B), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of the relevant L/C Issuer submitted to any Participating Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(i)(F) shall be conclusive absent manifest error.
(ii)With respect to any Alternative Letter of Credit:
(A)Upon receipt from the beneficiary of any Alternative Letter of Credit of any notice of a drawing under such Alternative Letter of Credit, the relevant Alternative L/C Issuer shall notify promptly the relevant Borrower and the Administrative Agent thereof. Not later than 12:00 noon on the second Business Day following any payment by an Alternative L/C Issuer under an Alternative Letter of Credit with notice to that Borrower, that Borrower shall reimburse such Alternative L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing in Dollars (it being understood that in the case of an Alternative Letter of Credit denominated in an Available Currency other than Dollars, the amount of such Alternative Letter of Credit shall be determined by taking the Dollar Equivalent, calculated by the Administrative Agent, of such Alternative Letter of Credit); provided that if such reimbursement is not made on the date of drawing, such Borrower shall pay interest to the relevant Alternative L/C Issuer on such amount at the rate applicable to Base Rate Loans (in the case of a Letter of Credit denominated in Dollars), Eurocurrency Rate Loans or SOFR Loans, as applicable, with an Interest Period of one month (in the case of a Letter of Credit denominated in an Available Currency other than Dollars) under the applicable Revolving Credit Commitments (without duplication of interest payable on Alternative L/C Borrowings). The Alternative L/C Issuer shall notify the applicable Borrower of the Dollar Equivalent of the drawing promptly following the determination or revaluation thereof (such amount, the “Drawn Amount”). Any notice given by an Alternative L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(ii)(A) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(B)A Borrower may elect to fund all or part of any Drawn Amount by way of a Revolving Credit Borrowing. For the purposes of any such Revolving Credit Borrowing, (1) such Borrower shall, at the same time as it delivers a Request for Credit Extension in respect thereof, notify the Administrative Agent that the Revolving Credit Borrowing is for the purpose of funding the applicable Borrower’s reimbursement obligations in respect of such Drawn Amount, and (2) for purposes of calculating the Pro Rata Share of the Revolving Credit Lender that has issued the Alternative Letter of Credit under which such Drawn Amount is payable, the participation of such Revolving Credit Lender in such Alternative Letter of Credit shall not be deducted from such Revolving Credit Lender’s Revolving Credit Commitment under such Facility and such Revolving Credit Lender’s Pro Rata Share of such Revolving Credit Borrowing under such Facility shall be treated as if applied in or towards repayment of the Drawn Amount so that such Revolving Credit Lender will not be required to make a cash payment under Section 2.12 in respect of its participation in the relevant Revolving Credit Borrowing under such Facility to the extent such Revolving Credit Borrowing is in an amount not exceeding such Drawn Amount.
(d)Repayment of Participations in respect of Letters of Credit.
(i)If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Participating Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c)(i), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the relevant Borrower or any other Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share or other applicable share provided for under this Agreement thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the Dollar Equivalent received by the Administrative Agent.
(ii)If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i)(A) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Appropriate Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share or other applicable share provided for under this Agreement thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect.
(e)Obligations Absolute. The obligation of any Borrower to reimburse the relevant L/C Issuer or Alternative L/C Issuer, as applicable, for each drawing under each Letter of Credit or Alternative Letter of Credit issued by it and to repay each L/C Borrowing or Alternative L/C Borrowing, as applicable, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)any lack of validity or enforceability of such Letter of Credit or Alternative Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;
(ii)the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit or Alternative Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or Alternative L/C Issuer, as applicable, or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or Alternative Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)any draft, demand, certificate or other document presented under such Letter of Credit or Alternative Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit or Alternative Letter of Credit;
(iv)any payment by the relevant L/C Issuer or Alternative L/C Issuer, as applicable, under such Letter of Credit or Alternative Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit or Alternative Letter of Credit, or any payment made by the relevant L/C Issuer or Alternative L/C Issuer, as applicable, under such Letter of Credit or Alternative Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit or Alternative Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(v)any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of any Loan Party in respect of such Letter of Credit or Alternative Letter of Credit; or

(vi)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party;
provided that the foregoing shall not excuse any L/C Issuer or Alternative L/C Issuer from liability to each Borrower to the extent of any direct damages (as opposed to consequential, punitive, special or exemplary damages, claims in respect of which are waived by each Borrower to the extent permitted by applicable Law) suffered by each Borrower that are caused by such L/C Issuer’s or Alternative L/C Issuer’s gross negligence, bad faith or wilful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction when determining whether drafts and other documents presented under a Letter of Credit or Alternative Letter of Credit comply with the terms thereof.
(f)Role of L/C Issuers and Alternative L/C Issuers. Each Lender and each Borrower agree that, in paying any drawing under a Letter of Credit or Alternative Letter of Credit, the relevant L/C Issuer or Alternative L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit or Alternative Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers or Alternative L/C Issuers, as applicable, any Agent-Related Person nor any of the respective correspondents, participants or assignees of any L/C Issuer or Alternative L/C Issuer, as applicable, shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Lenders holding a majority of the Participating Revolving Credit Commitments, as applicable; (ii) any action taken or omitted in the absence of gross negligence or wilful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit, Alternative Letter of Credit or Letter of Credit Application. Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit or Alternative Letter of Credit; provided that this assumption is not intended to, and shall not, preclude a Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers or Alternative L/C Issuers, as applicable, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of any L/C Issuer or Alternative L/C Issuer, as applicable, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, a Borrower may have a claim against an L/C Issuer or Alternative L/C Issuer, as applicable, and such L/C Issuer or Alternative L/C Issuer, as applicable, may be liable to that Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, punitive or exemplary, damages suffered by that Borrower which that Borrower proves were caused by such L/C Issuer’s or Alternative L/C Issuer’s wilful misconduct, bad faith or gross negligence or such L/C Issuer’s or Alternative L/C Issuer’s wilful, bad faith or grossly negligent failure to pay under any Letter of Credit or Alternative Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit or Alternative Letter of Credit, in each case as determined in a final and non-appealable judgment by a court of competent jurisdiction. In furtherance and not in limitation of the foregoing, each L/C Issuer and Alternative L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer or Alternative L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or Alternative Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
(g)Cash Collateral. (i) If, as of any Letter of Credit Expiration Date, any applicable Letter of Credit or Alternative Letter of Credit for any reason remains outstanding and partially or wholly undrawn, (ii) if, with respect to any Letter of Credit (but not with respect to any Alternative Letter of Credit) any Event of Default occurs and is continuing and the Administrative Agent or the Lenders holding a majority of the Participating Revolving Credit Commitments, as applicable, require the relevant Borrower or any other Borrower to Cash Collateralize the applicable L/C Obligations pursuant to Section 8.02, (iii) if, with respect to any Alternative Letter of Credit, any Event of Default occurs and is continuing and the relevant Alternative L/C Issuer requires the relevant Borrower or any other Borrower to Cash Collateralize the applicable L/C Obligations pursuant to Section 8.02, or (iv) if an Event of Default set forth under Section 8.01(f) occurs and is continuing, the applicable Borrower shall Cash Collateralize the then Outstanding Amount of all of its (or, in the case of clause (i), the applicable) L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such Event of Default or the applicable Letter of Credit Expiration Date, as the case may be), and shall do so not later than 2:00 p.m. on (1) in the case of the immediately preceding clause (i) or (ii), (x) the Business Day that a Borrower receives notice thereof, if such notice is received on such day prior to 12:00 noon or (y) if clause (x) above does not apply, the Business Day immediately following the day that a Borrower receives such notice and (2) in the case of the immediately preceding clause (iii), the Business Day on which an Event of Default set forth under Section 8.01(f) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, an L/C Issuer or a Swing Line Lender, the applicable Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by the Defaulting Lender). For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant L/C Issuer or Alternative L/C Issuer, as applicable, and (with respect to any Letter of Credit) the Participating Revolving Credit Lenders, as collateral for the relevant L/C Obligations, cash or deposit account balances or, if the Administrative Agent and each applicable L/C Issuer or Alternative L/C Issuer, as applicable, shall agree, in their sole discretion, other credit support, in each case (“Cash Collateral”) pursuant to documentation in form, amount and substance reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer or Alternative L/C Issuer, as applicable, (which documents are hereby consented to by the Appropriate Lenders). Each Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Alternative L/C Issuers and (with respect to any Letter of Credit) the Participating Revolving Credit Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked accounts at the Administrative Agent or as otherwise permitted under any Intercreditor Agreement, and may be invested in readily available Cash Equivalents. If at any time the Administrative Agent determines that any funds held as Cash Collateral are expressly subject to any right or claim of any Person other than the Administrative Agent (on behalf of the Secured Parties) or that the total amount of such funds is less than the aggregate Outstanding Amount of all relevant L/C Obligations, a Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts at the Administrative Agent as aforesaid, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit or Alternative Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer or Alternative L/C Issuer, as applicable. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the relevant Borrower. To the extent any Event of Default giving rise to the requirement to Cash Collateralize any Letter of Credit or Alternative Letter of Credit pursuant to this Section 2.03(g) is cured or otherwise waived, then so long as no other Event of Default has occurred and is continuing, all Cash Collateral pledged to Cash Collateralize such Letter of Credit or Alternative Letter of Credit shall be refunded to the relevant Borrower. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and/or other obligations secured thereby, the applicable Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. In addition, the Administrative Agent may request at any time and from time to time after the initial deposit of Cash Collateral that additional Cash Collateral be provided by the applicable Borrower in order to protect against the results of exchange rate fluctuations with respect to Letters of Credit or Alternative Letters of Credit denominated in currencies other than Dollars.
(h)Letter of Credit and Alternative Letter of Credit Fees.
(i)With respect to any Letter of Credit, the applicable Borrower shall pay to the Administrative Agent for the account of each Participating Revolving Credit Lender in accordance with its Pro Rata Share or other applicable share provided for under this Agreement a Letter of Credit fee for each Letter of Credit issued pursuant to this Agreement equal to the Applicable Rate times the daily stated maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit); provided that, any Letter of Credit fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the relevant L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Pro Rata Shares allocable to such Letter of Credit pursuant to Section 2.17(a)(iv), with the balance of such fee, if any, payable to the relevant L/C Issuer for its own account. Such Letter of Credit fees shall be computed on a quarterly basis in arrears. Such Letter of Credit fees shall be due and payable in the Available Currency in which the applicable Letter of Credit is denominated on the last Business Day of each of March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the applicable Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(ii)With respect to any Alternative Letter of Credit, the applicable Borrower shall pay directly to the applicable Alternative L/C Issuer such fees as are agreed between such Borrower and such Alternative L/C Issuer.
(i)Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. With respect to any Letter of Credit, the applicable Borrower shall pay directly to each L/C Issuer for its own account a fronting fee with respect to such Letter of Credit issued by it equal to 0.125% per annum of the stated maximum Dollar Equivalent available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such amount increases periodically pursuant to the terms of such Letter of Credit) or such other fee as agreed between such Borrower and the L/C Issuer. Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable in Dollars on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the applicable Borrower shall pay directly to each L/C Issuer for its own account with respect to each Letter of Credit the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges shall be due and payable within ten Business Days of demand and are nonrefundable.
(j)Conflict with Letter of Credit Application. Notwithstanding anything else to the contrary in this Agreement or any Letter of Credit Application, in the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.
(k)Addition of an L/C Issuer or Alternative L/C Issuer. A Revolving Credit Lender reasonably acceptable to the relevant Borrower and the Administrative Agent may become an L/C Issuer or Alternative L/C Issuer hereunder pursuant to a written agreement of such Borrower, the Administrative Agent and such Revolving Credit Lender (which agreement shall include the Letter of Credit Sublimit for any such L/C Issuer). The Administrative Agent shall notify the Participating Revolving Credit Lenders of any such L/C Issuer or Alternative L/C Issuer.
(l)[Reserved.]
(m)Provisions Related to Extended Revolving Credit Commitments. If the Maturity Date in respect of any Participating Revolving Credit Commitments occurs prior to the expiry date of any Letter of Credit, then (i) if one or more other Participating Revolving Credit Commitments are then in effect (or will automatically be in effect upon such maturity), such Letter of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Participating Revolving Credit Lenders to purchase participations therein and to make Revolving Credit Loans and payments in respect thereof pursuant to Section 2.03(c) and (d)) under (and ratably participated in by Participating Revolving Credit Lenders pursuant to) the non-terminating Participating Revolving Credit Commitments up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Participating Revolving Credit Commitments continuing at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i) and unless provisions reasonably satisfactory to the applicable L/C Issuer for the treatment of such Letter of Credit as a letter of credit under a successor credit facility have been agreed upon, the applicable Borrower shall, on or prior to the applicable Maturity Date, cause all such Letters of Credit to be replaced and returned to the applicable L/C Issuer undrawn and marked “cancelled” or to the extent that the applicable Borrower is unable to so replace and return any Letter(s) of Credit, such Letter(s) of Credit shall be secured by a “back to back” letter of credit reasonably satisfactory to the applicable L/C Issuer or the applicable Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 2.03(g). Commencing with the Maturity Date of any Class of Revolving Credit Commitments, the applicable Letter of Credit Sublimit shall be in an amount agreed solely with the applicable L/C Issuer.
(n)Letter of Credit and Alternative Letter of Credit Reports. For so long as any Letter of Credit or Alternative Letter of Credit issued by an L/C Issuer or Alternative L/C Issuer, as applicable, is outstanding, such L/C Issuer or Alternative L/C Issuer, as applicable, shall deliver to the Administrative Agent on the last Business Day of each calendar month, and on each date that an L/C Credit Extension occurs with respect to any such Letter of Credit or Alternative Letter of Credit, a report in the form of Exhibit J, appropriately completed with the information for every outstanding Letter of Credit or Alternative Letter of Credit issued by such L/C Issuer or Alternative L/C Issuer, as applicable.
(o)Letters of Credit and Alternative Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit or Alternative Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Loan Party (other than the Borrower), the Company, a Permitted Affiliate Parent, an Affiliate Subsidiary or a Subsidiary of a Borrower, such Loan Party, a Permitted Affiliate Parent or an Affiliate Subsidiary, each Borrower shall be obligated to reimburse the applicable L/C Issuer or Alternative L/C Issuer, as applicable, hereunder for any and all drawings under such Letter of Credit or Alternative Letter of Credit. Each Borrower hereby acknowledges that the issuance of Letters of Credit or Alternative Letters of Credit for the account of any Loan Party (other than the Borrower), the Company, a Permitted Affiliate Parent, any Affiliate Subsidiary or a Subsidiary of the Borrower, such Loan Party, a Permitted Affiliate Parent of an Affiliate Subsidiary inures to the benefit of such Borrower, and that such Borrower’s business derives substantial benefits from the businesses of such Loan Party, the Company, such Permitted Affiliate Parent, such Affiliate Subsidiary and such Subsidiaries thereof.
(p)Amendments to Alternative Letters of Credit. No amendment or waiver of a term of any Alternative Letter of Credit shall require the consent of any Lender other than the relevant Alternative L/C Issuer unless such amendment or waiver itself relates to or gives rise to a matter which would require an amendment of or under this Agreement (including, for the avoidance of doubt, under this Section 2). In such a case, Section 10.01 will apply.
Section 2.04.    Swing Line Loans.
(a)The Swing Line. Subject to the terms and conditions set forth herein, the applicable Swing Line Lender agrees to make loans in Dollars to a Borrower under its Revolving Credit Commitment (each such loan, a “Swing Line Loan”), from time to time on any Business Day during the period beginning on the Business Day after the date of the establishment hereunder and effectiveness of the relevant Participating Revolving Credit Commitments until the date which is one Business Day prior to the Maturity Date of the Participating Revolving Credit Commitments (taking into account the Maturity Date of any Participating Revolving Credit Commitment that will automatically come into effect on such Maturity Date) in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender under the applicable Facility, may exceed the amount of the Swing Line Lender’s Revolving Credit Commitment; provided that, after giving effect to any Swing Line Loan (i) the Revolving Credit Exposure under such Participating Revolving Credit Commitments of such Class shall not exceed the aggregate Participating Revolving Credit Commitments of such Class, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender (other than a Swing Line Lender), plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all Swing Line Loans under the applicable Facility shall not exceed such Lender’s Participating Revolving Credit Commitment then in effect; provided, further, that a Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, a Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Participating Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lenders a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share under the applicable Facility or other applicable share provided for under this Agreement times the amount of such Swing Line Loan.
(b)Borrowing Procedures. Each Swing Line Borrowing shall be made upon a Borrower’s irrevocable notice to the applicable Swing Line Lender and the Administrative Agent, which may be given by telephone or written Swing Line Loan Notice; provided that each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lenders and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of that Borrower. Each such notice must be received by the Swing Line Lenders and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date and shall specify (i) the amount to be borrowed, which shall be a minimum of $1,000,000 (or an integral multiple of $100,000 in excess thereof), and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lenders of any Swing Line Loan Notice (by telephone or in writing), the Swing Line Lenders will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lenders will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lenders have received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lenders not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 4.03 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lenders will not later than 4:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to that Borrower. Notwithstanding anything to the contrary contained in this Section 2.04 or elsewhere in this Agreement, the Swing Line Lenders shall not be obligated to make any Swing Line Loan at a time when a Participating Revolving Credit Lender is a Defaulting Lender unless the Swing Line Lenders have entered into arrangements reasonably satisfactory to it and the applicable Borrower to eliminate the Swing Line Lender’s Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender’s or Defaulting Lenders’ participation in such Swing Line Loans, including by Cash Collateralizing, or obtaining a backstop letter of credit from an issuer reasonably satisfactory to the Swing Line Lenders to support, such Defaulting Lender’s or Defaulting Lenders’ Pro Rata Share of the outstanding Swing Line Loans. A Borrower shall repay to the Swing Line Lenders each Defaulting Lender’s portion (after giving effect to Section 2.17(a)(iv)) of each Swing Line Loan promptly following demand by the Swing Line Lenders.
(c)Refinancing of Swing Line Loans.
(i)A Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of a Borrower (which hereby irrevocably authorizes each Swing Line Lender to so request on its behalf), that each Participating Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the amount of Swing Line Loans of that Borrower then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the aggregate Participating Revolving Credit Commitments and the conditions set forth in Section 4.03. The applicable Swing Line Lender shall furnish the applicable Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Participating Revolving Credit Lender shall make an amount equal to its Pro Rata Share or other applicable share provided for under this Agreement of the amount specified in such Committed Loan Notice, which shall be on or after the third Business Day after the date of such notice, available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Participating Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender. Upon the remittance by the Administrative Agent to the Swing Line Lender of the full amount specified in such Committed Loan Notice, that Borrower shall be deemed to have repaid the applicable Swing Line Loan.
(ii)If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by a Swing Line Lender that each of the Participating Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Participating Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
(iii)If any Participating Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect. If such Participating Revolving Credit Lender pays such amount, the amount so paid shall constitute such Lender’s Revolving Credit Loan including in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.04(c)(iii) shall be conclusive absent manifest error.
(iv)Each Participating Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, a Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or the failure to satisfy any condition in Article IV, (C) any adverse change in the condition (financial or otherwise) of the Loan Parties or the Covenant Parties, (D) any breach of this Agreement, or (E) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Participating Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) (but not to purchase and fund risk participations in Swing Line Loans) is subject to the conditions set forth in Section 4.03. No such funding of risk participations shall relieve or otherwise impair the obligation of the applicable Borrower to repay the applicable Swing Line Loans, together with interest as provided herein.
(d)Repayment of Participations.
(i)At any time after any Participating Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the applicable Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share under the applicable Facility or other applicable share provided for under this Agreement of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.
(ii)If any payment received by the applicable Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Participating Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Share under the applicable Facility or other applicable share provided for under this Agreement thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

(e)Interest for Account of Swing Line Lender. Each Swing Line Lender shall be responsible for invoicing the relevant Borrower for interest on the Swing Line Loans. Until each Participating Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of any Swing Line Loan, interest in respect of such Pro Rata Share or other applicable share provided for under this Agreement shall be solely for the account of the Swing Line Lender.
(f)Payments Directly to Swing Line Lender. A Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the applicable Swing Line Lender.
(g)Provisions Related to Extended Revolving Credit Commitments. If the Maturity Date shall have occurred in respect of any Participating Revolving Credit Commitments (the “Expiring Credit Commitment”) at a time when other Participating Revolving Credit Commitments are in effect (or will automatically be in effect upon such maturity) with a longer maturity date (each a “non-Expiring Credit Commitment” and, collectively, the “non-Expiring Credit Commitments”), then each outstanding Swing Line Loan on the earliest occurring Maturity Date shall be deemed reallocated to the non-Expiring Credit Commitments on a pro rata basis; provided that (i) to the extent that the amount of such reallocation would cause the aggregate credit exposure to exceed the aggregate amount of such non-Expiring Credit Commitments, immediately prior to such reallocation (after giving effect to any repayments of Revolving Credit Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.03(m)) the amount of Swing Line Loans to be reallocated equal to such excess shall be repaid or Cash Collateralized in a manner reasonably satisfactory to the applicable Swing Line Lender and (ii) notwithstanding the foregoing, if a Default or Event of Default has occurred and is continuing, the applicable Borrower shall still be obligated to pay Swing Line Loans allocated to the Participating Revolving Credit Lenders holding the Expiring Credit Commitments at the Maturity Date of the Expiring Credit Commitment or if the Loans have been accelerated prior to the Maturity Date of the Expiring Credit Commitment.
(h)Addition of a Swing Line Lender. A Participating Revolving Credit Lender reasonably acceptable to the relevant Borrower and the Administrative Agent may become a Swing Line Lender hereunder pursuant to a written agreement among such Borrower, the Administrative Agent and such Participating Revolving Credit Lender (which agreement shall include the Swing Line Sublimit for such additional Swing Line Lender). The Administrative Agent shall notify the Participating Revolving Credit Lenders of any such additional Swing Line Lender.
Section 2.05.    Prepayments.
(a)Optional.
(i)The Borrowers may, subject to Section 2.05(a)(iii), upon notice to the Administrative Agent by the Borrowers, at any time or from time to time voluntarily prepay any Class or Classes of Term Loans and Revolving Credit Loans of any Class or Classes in whole or in part without premium or penalty, except as set forth in Section 2.05(a)(vi); provided that: (A) such notice must be received by the Administrative Agent not later than 11:30 a.m. (1) two Business Days prior to any date of prepayment of Eurocurrency Rate Loans (unless otherwise agreed by the Administrative Agent), (2) two Business Days prior to any date of prepayment of SOFR Loans (unless otherwise agreed by the Administrative Agent) or (3) on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurocurrency Rate Loans shall be in a minimum principal amount of $1,000,000, or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding; (C) any prepayment of SOFR Loans shall be in a minimum amount of $1,000,000, or a whole multiple of an amount of $100,000 in excess thereof, or, in each case, if less, the entire principal amount thereof then outstanding and (D) any prepayment of Base Rate Loans shall be in a minimum principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such prepayment. If such notice is given by a Borrower, subject to Section 2.05(a)(iii), such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan or SOFR Loan, as applicable, shall be, as set forth in Section 2.05(c), accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.10. Each prepayment of the principal of, and interest on, any Revolving Credit Loans shall be made in the relevant Available Currency. In the case of each prepayment of the Loans pursuant to this Section 2.05(a), a Borrower may in its sole discretion select the Borrowing or Borrowings to be repaid, and such payment shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares or other applicable share provided for under this Agreement.
(ii)The Borrowers may, subject to Section 2.05(a)(iii) below, upon notice to the applicable Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof, or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by a Borrower, subject to Section 2.05(a)(iii), such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(iii)Notwithstanding anything to the contrary contained in this Agreement, subject to the payment of any amounts owing pursuant to Section 3.10, the Borrowers may rescind (or delay the date of prepayment identified in) any notice of prepayment under Section 2.05(a)(i) or Section 2.05(a)(ii) if such prepayment would have resulted from a refinancing of all or a portion of the applicable Facility or was otherwise contingent upon the occurrence of any other event or satisfaction of any other condition, which refinancing or other event shall not be consummated or shall otherwise be delayed or which condition shall not have been (or in the good faith judgment of the Borrowers is not likely to be) satisfied.
(iv)Voluntary prepayments of any Class of Term Loans permitted pursuant to Section 2.05(a)(i) shall be applied in a manner determined at the discretion of the Borrowers and specified in the notice of prepayment.
(v)Notwithstanding anything in any Loan Document to the contrary, so long as (x) no Event of Default has occurred and is continuing and (y) only to the extent funded at a discount, no proceeds of Revolving Credit Loans are applied to fund any purchase or prepayment under sub-clause (ii) of this clause (v), any Borrower Party (or, in the case of a direct prepayment, the relevant Borrower) may (i) purchase outstanding Term Loans on a non-pro rata basis through open market purchases (pursuant to Section 10.07(k)) or (ii) prepay the outstanding Term Loans (which Term Loans shall, for the avoidance of doubt, be automatically and permanently canceled immediately upon such purchase or prepayment), which in the case of clause (ii) only shall be prepaid without premium or penalty on the following basis:
(A)Any Borrower Party shall have the right to make a voluntary prepayment of Loans at a discount to par pursuant to a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers (any such prepayment, the “Discounted Term Loan Prepayment”), in each case made in accordance with this Section 2.05(a)(v) and without premium or penalty.
(B)(1) Any Borrower Party may from time to time offer to make a Discounted Term Loan Prepayment by providing the Auction Agent with five Business Days’ notice (or such shorter period as agreed by the Auction Agent) in the form of a Specified Discount Prepayment Notice; provided that (I) any such offer shall be made available, at the sole discretion of the applicable Borrower Party, to (x) each Term Lender or (y) each Term Lender with respect to any Class of Term Loans on an individual Class basis, (II) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable Class, the Class or Classes of Term Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Term Loans to be prepaid (it being understood that different Specified Discounts or Specified Discount Prepayment Amounts may be offered with respect to different Classes of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.05(a)(v)(B)), (III) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $1,000,000 in excess thereof, and (IV) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. on the third Business Day after the date of delivery of such notice to such Lenders (the “Specified Discount Prepayment Response Date”).
(1)Each Term Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its applicable then outstanding Term Loans at the Specified Discount and, if so (such accepting Lender, a “Discount Prepayment Accepting Lender”), the amount and the Classes of such Lender’s Term Loans to be prepaid at such offered discount. Each acceptance of a Discounted Term Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable. Any Term Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Borrower Offer of Specified Discount Prepayment.
(2)If there is at least one Discount Prepayment Accepting Lender, the relevant Borrower Party will make a prepayment of outstanding Term Loans pursuant to this paragraph (B) to each Discount Prepayment Accepting Lender in accordance with the respective outstanding amount and Classes of Term Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to Section 2.05(a)(v)(B)(2); provided that if the aggregate principal amount of Term Loans accepted for prepayment by all

Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (in consultation with such Borrower Party and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”). The Auction Agent shall promptly, and in any case within three Business Days following the Specified Discount Prepayment Response Date, notify (I) the relevant Borrower Party of the respective Term Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Term Loan Prepayment and the Classes to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount and the Classes of Term Loans to be prepaid at the Specified Discount on such date and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount, Class and Type of Term Loans of such Lender to be prepaid at the Specified Discount on such date. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the applicable Borrower Party and such Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the applicable Borrower Party shall be due and payable by such Borrower Party on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to Section 2.05(a)(v)(J)).
(C)(1) Any Borrower Party may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with five Business Days’ notice (or such shorter period as agreed by the Auction Agent) in the form of a Discount Range Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of such Borrower Party, to (x) each Term Lender or (y) each Term Lender with respect to any Class of Term Loans on an individual Class basis, (II) any such notice shall specify the maximum aggregate principal amount of the relevant Term Loans (the “Discount Range Prepayment Amount”), the Class or Classes of Term Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Term Loans with respect to each relevant Class of Term Loans willing to be prepaid by such Borrower Party (it being understood that different Discount Ranges or Discount Range Prepayment Amounts may be offered with respect to different Classes of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.05(a)(v)(C)), (III) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $1,000,000 in excess thereof, and (IV) unless rescinded, each such solicitation by the applicable Borrower Party shall remain outstanding through the Discount Range Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. on the third Business Day after the date of delivery of such notice to such Lenders (the “Discount Range Prepayment Response Date”). Each Term Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Lender is willing to allow prepayment of any or all of its then outstanding Term Loans of the applicable Class or Classes and the maximum aggregate principal amount and Classes of such Lender’s Term Loans (the “Submitted Amount”) such Term Lender is willing to have prepaid at the Submitted Discount. Any Term Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Term Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range.
(1)The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (in consultation with such Borrower Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the Applicable Discount and Term Loans to be prepaid at such Applicable Discount in accordance with this subsection (C). The relevant Borrower Party agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by the Auction Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Term Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts. Each Term Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Submitted Amount (subject to any required proration pursuant to Section 2.05(a)(v)(C)(3)) at the Applicable Discount (each such Term Lender, a “Discount Prepayment Participating Lender”).
(2)If there is at least one Discount Prepayment Participating Lender, the relevant Borrower Party will prepay the respective outstanding Term Loans of each Discount Prepayment Participating Lender in the aggregate principal amount and of the Classes specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Discount Prepayment Participating Lenders offered at a discount to par greater than the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment of the principal amount of the relevant Term Loans for those Discount Prepayment Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Discount Prepayment Participating Lenders”) shall be made pro rata among the Identified Discount Prepayment Participating Lenders in accordance with the Submitted Amount of each such Identified Discount Prepayment Participating Lender and the Auction Agent (in consultation with such Borrower Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”). The Auction Agent shall promptly, and in any case within five Business Days following the Discount Range Prepayment Response Date, notify (I) the relevant Borrower Party of the respective Term Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, the aggregate principal amount of the Discounted Term Loan Prepayment and the Classes to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Applicable Discount and the aggregate principal amount and Classes of Term Loans to be prepaid at the Applicable Discount on such date, (III) each Discount Prepayment Participating Lender of the aggregate principal amount and Classes of such Term Lender to be prepaid at the Applicable Discount on such date and (IV) if applicable, each Identified Discount Prepayment Participating Lender of the Discount Range Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the relevant Borrower Party and Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the applicable Borrower Party shall be due and payable by such Borrower Party on the Discounted Prepayment Effective Date in accordance with Section 2.05(a)(v)(F) (subject to Section 2.05(a)(v)(J)).
(D)(1)    Any Borrower Party may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with five Business Days’ notice in the form of a Solicited Discounted Prepayment Notice (or such later notice specified therein); provided that (I) any such solicitation shall be extended, at the sole discretion of such Borrower Party, to (x) each Term Lender or (y) each Lender with respect to any Class of Term Loans on an individual Class basis, (II) any such notice shall specify the maximum aggregate amount of the Term Loans (the “Solicited Discounted Prepayment Amount”) and the Class or Classes of Term Loans the applicable Borrower Party is willing to prepay at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to different Classes of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.05(a)(v)(D)), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $1,000,000 in excess thereof, and (IV) unless rescinded, each such solicitation by the applicable Borrower Party shall remain outstanding through the Solicited Discounted Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. on the third Business Day after the date of delivery of such notice to such Term Lenders (the “Solicited Discounted Prepayment Response Date”). Each Term Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date, and (z) specify both a discount to par (the “Offered Discount”) at which such Term Lender is willing to allow prepayment of its then outstanding Term Loan and the maximum aggregate principal amount and Classes of such Term Loans (the “Offered Amount”) such Term Lender is willing to have prepaid at the Offered Discount. Any Term Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount.
(1)The Auction Agent shall promptly provide the relevant Borrower Party with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date. Such Borrower Party shall review all such Solicited Discounted Prepayment Offers and select the smallest of the Offered Discounts specified by the relevant responding Term Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the applicable Borrower Party (the “Acceptable Discount”), if any. If the applicable Borrower Party elects to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the third Business Day after the date of receipt by such Borrower Party from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this Section 2.05(a)(v)(D)(2) (the “Acceptance Date”), the applicable Borrower Party shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount. If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from the applicable Borrower Party by the Acceptance Date, such Borrower Party shall be deemed to have rejected all Solicited Discounted Prepayment Offers.
(2)Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by the Auction Agent by the Solicited Discounted Prepayment Response Date, within three Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (with the consent of such Borrower Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount and the Classes of Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by the relevant Borrower Party at the Acceptable Discount in accordance with this Section 2.05(a)(v)(D). If the applicable Borrower Party elects to accept any Acceptable Discount, then such Borrower Party agrees to accept all Solicited Discounted Prepayment Offers received by the Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount. Each Term Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Offered Amount (subject to any required pro-rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Discount Prepayment Qualifying Lender”). The applicable Borrower Party will prepay outstanding Term Loans pursuant to this subsection (D) to each Discount Prepayment Qualifying Lender in the aggregate principal amount and of the Classes specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Discount Prepayment Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Term Loans for those Discount Prepayment Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Discount Prepayment Qualifying Lenders”) shall be made pro rata among the Identified Discount Prepayment Qualifying Lenders in accordance with the Offered Amount of each such Identified Discount Prepayment Qualifying Lender and the Auction Agent (in consultation with such Borrower Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”). On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (I) the relevant Borrower Party of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Term Loan Prepayment and the Classes to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Term Loans and the Classes to be prepaid to be prepaid at the Applicable Discount on such date, (III) each Discount Prepayment Qualifying Lender of the aggregate principal amount and the Classes of such Term Lender to be prepaid at the Acceptable Discount on such date, and (IV) if applicable, each Identified Discount Prepayment Qualifying Lender of the Solicited Discount Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to such Borrower Party and Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to such Borrower Party shall be due and payable by such Borrower Party on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to Section 2.05(a)(v)(J)).
(E)In connection with any Discounted Term Loan Prepayment, the Borrower Parties and the Term Lenders acknowledge and agree that the Auction Agent may require, as a condition to the applicable Discounted Term Loan Prepayment, the payment of customary fees and expenses from a Borrower Party to such Auction Agent for its own account in connection therewith.
(F)If any Term Loan is prepaid in accordance with subsections (B) through (D) above, a Borrower Party shall prepay such Term Loans on the Discounted Prepayment Effective Date. The relevant Borrower Party shall make such prepayment to the Administrative Agent, for the account of the Discount Prepayment Accepting Lenders, Discount Prepayment Participating Lenders, or Discount Prepayment Qualifying Lenders, as applicable, at the Administrative Agent’s Office in immediately available funds not later than 12:00 p.m. on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the relevant Class(es) of Term Loans and Lenders as specified by the applicable Borrower Party in the applicable offer. The Term Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a)(v) shall be paid to the Discount Prepayment Accepting Lenders, Discount Prepayment Participating Lenders, or Discount Prepayment Qualifying Lenders, as applicable, and shall be applied to the relevant Term Loans of such Lenders in accordance with their respective applicable share as calculated by the Auction Agent in accordance with this Section 2.05(a)(v) and, if the Administrative Agent is not the Auction Agent, the Administrative Agent shall be fully protected in relying on such calculations of the Auction Agent. The aggregate principal amount of the Classes and installments of the relevant Term Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the Classes of Term Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Term Loan Prepayment.
(G)To the extent not expressly provided for herein, each Discounted Term Loan Prepayment shall be consummated pursuant to procedures consistent with the provisions in this Section 2.05(a)(v), established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the applicable Borrower Party.
(H)Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 2.05(a)(v), each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.
(I)Each of the Borrower Parties and the Term Lenders acknowledge and agree that the Auction Agent may perform any and all of its duties under this Section 2.05(a)(v) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Term Loan Prepayment provided for in this Section 2.05(a)(v) as well as activities of the Auction Agent.
(J)Each Borrower Party shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Term Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date, Discount Range Prepayment Response Date or Solicited Discounted Prepayment Response Date (and if such offer is revoked pursuant to the preceding clauses, any failure by such Borrower Party to make any prepayment to a Lender, as applicable, pursuant to this Section 2.05(a)(v) shall not constitute a Default or Event of Default under Section 8.01 or otherwise).
(vi)Notwithstanding the foregoing, in the event that, on or prior to the date falling six months after the 2021 Amendment Effective Date (but not otherwise), a Borrower (A) prepays, refinances, substitutes or replaces any 2021 Additional Term Loans pursuant to a Repricing Transaction (including, for avoidance of doubt, any prepayment made pursuant to Section 2.05(b)(iii) that constitutes a Repricing Transaction), other than where such prepayment is funded by the issuance of notes by the a Loan Party, the Company, a Permitted Affiliate Parent or any Restricted Subsidiary or a special purpose vehicle which on-lends the proceeds of such notes to a Loan Party, the Company, a Permitted Affiliate Parent or any Restricted Subsidiary, or (B) effects any amendment of this Agreement resulting in a Repricing Transaction, such Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Term Lenders, (1) in the case of clause (A), a prepayment premium of 1.00% of the aggregate principal amount of the Term Loans so prepaid, refinanced, substituted or replaced and (2) in the case of clause (B), a fee equal to 1.00% of the aggregate principal amount of the applicable 2021 Additional Term Loans outstanding of any Term Lender that shall have been the subject of a mandatory assignment under this Agreement (including pursuant to Section 3.12) following the failure of such Term Lender to consent to such amendment on or prior to the date falling six months after the 2021 Amendment Effective Date. Such amounts shall be due and payable within five Business Days of the date of effectiveness of such Repricing Transaction or (in the case of clause (B), if later than the date of effectiveness of the Repricing Transaction) the date of effectiveness of such mandatory assignment.
(b)Mandatory.
(i)Subject to Section 2.05(b)(ii) below, if any member of the Restricted Group makes any Asset Disposition that results in the realization or receipt by any member of the Restricted Group of Net Available Cash, the Borrowers shall cause to be prepaid on or prior to the date that is five Business Days after the realization or receipt by any member of the Restricted Group of such Net Available Cash (or, in the event of Net Available Cash which may be reinvested as set forth below in this Section 2.05(b)(i), on the date such reinvestment period expires), subject to Section 2.05(b)(vii), an aggregate principal amount of Term Loans in an amount which is the lesser of (A) the Net Available Cash from such Asset Disposition and (B) an amount so as to ensure that the Consolidated Senior Secured Net Leverage Ratio does not exceed 5.00 to 1.00 (on a pro forma basis after taking into account such Asset Dispositions and prepayments (but ignoring such Net Available Cash for purposes of determining compliance)); provided that, at the option of the Borrowers, all or any portion of the Net Available Cash received in connection with an Asset Disposition may be used in the business of the Restricted Group, including to make acquisitions, investments, capital expenditures or operational expenditures, in each case within 12 months of such receipt, and such proceeds shall not be required to be applied to prepay the Term Loans except to the extent not, within 12 months of such receipt, so used or contractually committed to be so used (it being understood that if any portion of such proceeds is not so used within such 12 month period but within such 12 month period is contractually committed to be used, then if such proceeds are not so used within 180 days from the end of such 12 month period, provided that, such 180-day period may be extended if any such contractual commitment is terminated or rescinded by one additional 180-day period following the date of such termination or rescission) (the “Reinvestment End Date”), then such remaining portion shall be required to prepay the Term Loans (to the extent otherwise required by this Section 2.05(b)(i)), as of the date or such termination; provided, further, that, if at the time that any such prepayment would be required, any Borrower (or any member of the Restricted Group) is required to offer to prepay or repurchase other Senior Secured Indebtedness pursuant to the terms of the documentation governing such Indebtedness with the net proceeds of such Asset Disposition (such Senior Secured Indebtedness required to be offered to be so repurchased, “Other Applicable Indebtedness”), then the Borrowers may apply such Net Available Cash on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time; provided, further, that the portion of such net proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such net proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such net proceeds shall be allocated to the Term Loans in accordance with the terms hereof) to the prepayment of the Term Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.05(b)(i) shall be reduced accordingly; provided, further, that to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within ten Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof; provided, further, that no such prepayment under this Section 2.05(b)(i) shall be required where the amount of any such prepayment would be less than the greater of $100.0 million and 5.0% of Total Assets.
(ii)[Reserved].
(iii)If (A) prior to the SPV Structure Termination Date, any Loan Party or any member of the Restricted Group Incurs or issues any Indebtedness after the 2021 Amendment Effective Date not permitted to be Incurred or issued pursuant to Section 4.09 of Annex II, the Borrowers shall cause to be prepaid an aggregate principal amount of Term Loans in an amount equal to 100% of all net cash proceeds received therefrom on or prior to the date that is five Business Days after receipt by such Loan Party or member of the Restricted Group, as applicable, of such net cash proceeds and (B) on or after the SPV Structure Termination Date, any member of the Restricted Group Incurs or issues any Indebtedness after the 2021 Amendment Effective Date not permitted to be Incurred or issued pursuant to Section 4.09 of Annex IV, the Borrowers shall cause to be prepaid an aggregate principal amount of Term Loans in an amount equal to 100% of all net cash proceeds received therefrom on a date that is five Business Days from receipt by such member of the Restricted Group of such net cash proceeds.
(iv)If any Borrower Incurs or issues any Refinancing Term Loans resulting in net cash proceeds (as opposed to such Refinancing Term Loans arising out of an exchange of existing Term Loans for such Refinancing Term Loans), such Borrower shall cause to be prepaid an aggregate principal amount of Term Loans in an amount equal to 100% of all net cash proceeds received therefrom on or prior to the date which is five Business Days after the receipt by such Borrower of such net cash proceeds.
(v)If for any reason the aggregate Outstanding Amount of Revolving Credit Loans, Swing Line Loans and L/C Obligations, in each case under any Class of Revolving Credit Commitments at any time exceeds the aggregate Revolving Credit Commitments of such Class then in effect, the relevant Borrower shall promptly prepay Revolving Credit Loans and Swing Line Loans and/or Cash Collateralize any L/C Obligations under such Class of Revolving Credit Commitments in an aggregate amount equal to such excess; provided that such Borrower shall not be required to Cash Collateralize any L/C Obligations pursuant to this Section 2.05(b)(v) unless, after giving effect to the prepayment in full of the applicable Revolving Credit Loans and Swing Line Loans, the aggregate Outstanding Amount under such Class of Revolving Credit Commitments exceeds the aggregate Revolving Credit Commitments of such Class then in effect.
(vi)Each prepayment of Term Loans pursuant to this Section 2.05(b) shall be (A) applied either (x) ratably to each Class of Term Loans then outstanding or (y) as requested by a Borrower in the notice delivered pursuant to clause (vii) below, to any Class or Classes of Term Loans, (B) applied, with respect to each such Class for which prepayments will be made, in a manner determined at the discretion of the applicable Borrower in the applicable notice and (C) paid to the Appropriate Lenders in accordance with their respective Pro Rata Share (or other applicable share provided by this Agreement) of each such Class of Term Loans, subject to Section 2.05(b)(vii). Notwithstanding clause (A) hereinabove, (1) in the case of prepayments pursuant to Section 2.05(b)(iv), such prepayment shall be applied in accordance with this Section 2.05(b)(vi) solely to those applicable Classes of Term Loans selected by the applicable Borrower and specified in the applicable Refinancing Amendment or notice (i.e., the applicable Refinanced Debt), and (2) in the case of prepayments pursuant to Section 2.05(b)(i) and (iii), (x) such prepayments may not be directed to a later maturing Class of Term Loans without at least a pro rata repayment of any earlier maturing Classes of Term Loans (except that any Class of Additional Facility Loans that are Term Loans, Extended Term Loans, or Refinancing Term Loans may provide in the applicable Additional Facility Joinder Agreement, Extension Amendment or Refinancing Amendment (including on an optional basis as elected by the Borrower) that one or more other Classes of later maturing Term Loans may be prepaid prior to such Class of earlier maturing Term Loans), and (y) in the event that there are two or more outstanding Classes of Term Loans with the same Maturity Date, such prepayments may not be directed to any such Class of Term Loans without at least a pro rata repayment of any Classes of Term Loans maturing on the same date (except that any Class of Additional Facility Loans that are Term Loans, Extended Term Loans, or Refinancing Term Loans may provide in the applicable Additional Facility Joinder Agreement, Extension Amendment or Refinancing Amendment (including on an optional basis as elected by the Borrower) that one or more other Classes of Term Loans with the same Maturity Date may be prepaid prior to such Class of Term Loans maturing on the same date).
(vii)A Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made by such Borrower pursuant to clauses (i) through (v) of this Section 2.05(b) at least two Business Days prior to the date of such prepayment (unless otherwise agreed by the Administrative Agent); provided that, subject to the payment when due of any amounts owing as a result thereof pursuant to Section 3.10, such Borrower may rescind (or delay the date of prepayment identified in) such notice if such prepayment would have resulted from a refinancing of all or any portion of the applicable Facility or other conditional event, which refinancing or other conditional event shall not be consummated or shall otherwise be delayed. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the aggregate amount of such prepayment to be made. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the applicable Borrower’s prepayment notice and of such Appropriate Lender’s Pro Rata Share (or other applicable share provided by this Agreement) of the prepayment. Each Term Lender may reject all or a portion of its Pro Rata Share (or other applicable share provided by this Agreement) of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to Section 2.05(b)(ii) and Section 2.05(b)(iii) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the applicable Borrower no later than 5:00 p.m. one Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Lender. If a Term Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the mandatory prepayment of Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. Any Declined Proceeds shall be offered to the Term Lenders not so declining such prepayment on a pro rata basis in accordance with the amounts of the Term Loans of such Lenders (with such non-declining Term Lenders having the right to decline any prepayment with Declined Proceeds at the time and in the manner specified by the Administrative Agent). To the extent such non-declining Term Lenders elect to decline their Pro Rata Share (or other applicable share provided by this Agreement) of such Declined Proceeds, any Declined Proceeds remaining thereafter shall be retained by a Borrower.
(viii)Notwithstanding any other provisions of this Section 2.05, (A) to the extent that any or all of the Net Available Cash of any Asset Disposition by a member of the Restricted Group is prohibited or delayed by applicable local Law from being repatriated to the jurisdiction of the relevant Borrower, the portion of such Net Available Cash so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05(b) but may be retained by the applicable member of the Restricted Group so long, but only so long, as the applicable local Law will not permit repatriation to the jurisdiction of the relevant Borrower (each Borrower hereby agreeing to use commercially reasonable efforts to cause the applicable member of the Restricted Group to promptly take all actions reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Available Cash is permitted under the applicable local law, such repatriation will be promptly effected and an amount equal to such repatriated Net Available Cash will be promptly (and in any event not later than five Business Days after such repatriation) applied (net of additional Taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.05(b) to the extent provided herein and (B) to the extent that a Borrower has determined in good faith that repatriation of any of or all the Net Available Cash of any such Asset Disposition would have material adverse tax consequences (as determined in good faith by a Borrower) with respect to such Net Available Cash, such Net Available Cash so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05(b) but may be retained by the applicable member of the Restricted Group.
(ix)Upon becoming aware of a Change of Control:
(A)the Company or any Permitted Affiliate Parent shall promptly notify the Administrative Agent; and
(B)if the Required Lenders so require, the Administrative Agent shall, by not less than 30 Business Days’ notice to the applicable Borrower, cancel each Facility, and the Commitments thereunder, and declare all outstanding Borrowings, together with accrued interest and all other amounts accrued under the Loan Documents immediately due and payable, whereupon each Facility, and the Commitments thereunder, will be cancelled and all such outstanding and accrued amounts will become immediately due and payable.
(c)Interest Funding Losses, Etc.
(i)Except to the extent otherwise agreed by each Lender so being prepaid, all prepayments of Loans (other than any Revolving Credit Loan that is a Base Rate Loan and any Swing Line Loan) shall be accompanied by all accrued and unpaid interest thereon to but not including the date of such prepayment, together with, in the case of any such prepayment of a Eurocurrency Rate Loan or a SOFR Loan, as applicable, on a date prior to the last day of an Interest Period therefor, any amounts owing in respect of such Eurocurrency Rate Loan or SOFR Loan, as applicable, pursuant to Section 3.10.
(ii)So long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurocurrency Rate Loans or SOFR Loans, as applicable, is required to be made under this Section 2.05 (but excluding prepayments required under Section 2.05(b)(iv)), prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.05 in respect of any such Eurocurrency Rate Loan or SOFR Loan, as applicable, prior to the last day of the Interest Period therefor, a Borrower may, in its sole discretion, deposit an amount sufficient to make any such prepayment otherwise required to be made thereunder together with accrued interest to the last day of such Interest Period into a Cash Collateral Account or other blocked account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from such Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the applicable Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with the relevant provisions of this Section 2.05. Such deposit shall be deemed to be a prepayment of such Loans by a Borrower for all purposes under this Agreement.
Section 2.06.    Termination or Reduction of Commitments.
(a)Optional. A Borrower may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class, in each case without premium or penalty; provided that (i) any such notice shall be received by the Administrative Agent at least three Business Days prior to the date of termination or reduction (unless the Administrative Agent agrees to a shorter period in its discretion), (ii) any such partial reduction shall be in an aggregate amount of $1,000,000, or any whole multiple of $100,000 in excess thereof or, if less, the entire amount thereof and (iii) if, after giving effect to any reduction of the Commitments, the applicable Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Participating Revolving Credit Commitments, such sublimit shall be automatically reduced by the amount of such excess. Except as provided in the immediately preceding sentence, the amount of any such Revolving Credit Commitment reduction shall not be applied to the applicable Letter of Credit Sublimit or the Swing Line Sublimit unless otherwise specified by a Borrower. Notwithstanding the foregoing, a Borrower may rescind or postpone any notice of termination of any Commitments if such termination would have resulted from a refinancing of all of the applicable Facility or other conditional event, which refinancing or other event shall not be consummated or otherwise shall be delayed.
(b)Mandatory. The Term Commitment of each 2021 Additional Term Lender with an 2021 Additional Term Commitment shall terminate on the 2021 Additional Term Commitment Termination Date. The Term Commitment of each Term Lender with respect to any Additional Facility Loan, any Refinancing Term Loan or any Term Loan Extension Series shall be automatically and permanently reduced to zero upon the funding (in full, if provided for in the applicable Additional Facility Joinder Agreement, Refinancing Amendment or Extension Amendment) of Term Loans to be made by it on the date set forth in the corresponding Additional Facility Joinder Agreement, Refinancing Amendment or Extension Amendment. The Revolving Credit Commitment of each Revolving Credit Lender shall automatically and permanently terminate on the Maturity Date for the applicable Class of Revolving Credit Commitments; provided that (x) the foregoing shall not release any Revolving Credit Lender from any liability it may have for its failure to fund Revolving Credit Loans, L/C Advances or participations in Swing Line Loans that were required to be funded by it on or prior to such Maturity Date and (y) the foregoing will not release any Revolving Credit Lender from any obligation to fund its portion of L/C Advances or participations in Swing Line Loans with respect to Letters of Credit issued or Swing Line Loans made prior to such Maturity Date. Each Additional Facility Commitment shall terminate on the date specified in the relevant Additional Facility Joinder Agreement.
(c)Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Appropriate Lenders of any termination or reduction of unused portions of the applicable Letter of Credit Sublimit or the Swing Line Sublimit or the unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.12). All commitment fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.
(d)Treatment of Classes. Notwithstanding anything to the contrary set forth above in this Section 2.06, an Initial Borrower may elect, in its discretion, to terminate the unused amount of any Class of Revolving Credit Commitments, or from time to time permanently reduce the unused amount of any Class of Revolving Credit Commitments, in accordance with the provisions of clause (a) of this Section 2.06 on a non-pro rata basis with any other Class of Revolving Credit Commitments. In connection with any proposed reduction or termination of Revolving Credit Commitments as contemplated in this Section 2.06(d), each of the participations in each Swing Line Loan or Letter of Credit granted to and acquired by the Revolving Credit Lenders whose Revolving Credit Commitments are the subject of the proposed reduction or termination shall, so long as the Revolving Credit Commitments shall remain outstanding, be reallocated to the Revolving Credit Lenders whose Revolving Credit Commitments shall remain outstanding in accordance with such Revolving Credit Lenders’ respective Pro Rata Shares of such Revolving Credit Commitments (determined after giving effect to any such reduction or termination); provided that to the extent that the amount of such reallocation would cause the aggregate Revolving Credit Exposure of the Revolving Credit Lenders (or any one of them) to exceed the aggregate amount of the applicable Revolving Credit Commitments (or the Revolving Credit Commitments of any one Revolving Credit Lender), immediately prior to such reallocation (determined after giving effect to any such reduction or termination), the amount of the Swing Line Loans and L/C Obligations to be reallocated equal to such excess shall be repaid (if a Swing Line Loan) or Cash Collateralized in a manner reasonably satisfactory to the relevant Swing Line Lender or L/C Issuer (or Alternative L/C Issuer), as applicable.

Section 2.07.    Repayment of Loans.
(a)Term Loans.
(i)The Borrowers shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for any Class of Term Loans, the aggregate principal amount of all Term Loans of such Class outstanding on such date.
(ii)The amount of any such payment set forth in clause (i) above shall be adjusted to account for the addition of any Extended Term Loans or Refinancing Term Loans to contemplate (A) the reduction in the aggregate principal amount of any Term Loans that were paid down in connection with the Incurrence of such Extended Term Loans or Refinancing Term Loans, and (B) any increase to payments to the extent and as required pursuant to the terms of any applicable Extension Amendment or Refinancing Amendment.
(iii)Any Borrower which has drawn an Additional Facility Loan shall repay such Loan under the Additional Facility in accordance with the provisions of the relevant Additional Facility Joinder Agreement.
(b)Revolving Credit Loans. The Borrowers shall, jointly and severally, repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for any Class of Revolving Credit Commitments the aggregate outstanding principal amount of all Revolving Credit Loans made in respect of such Revolving Credit Commitments of such Class or otherwise in accordance with the provisions of the relevant Additional Facility Joinder Agreement, Refinancing Amendment or Extension Amendment.
(c)Swing Line Loans. The Borrowers shall repay the aggregate principal amount of any Swing Line Loan (a) on the earlier to occur of (i) the date five Business Days after such Loan is made and (ii) the Latest Maturity Date for the Participating Revolving Credit Commitments or (b) or otherwise in accordance with the provisions of the relevant Additional Facility Joinder Agreement, Refinancing Amendment or Extension Amendment.
Section 2.08.    Interest.
(a)Subject to the provisions of Section 2.08(b): (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate; (ii) each SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to Adjusted Term SOFR for such Interest Period plus the Applicable Rate, (iii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iv) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for the relevant Class of Revolving Credit Loans;
(b)During the continuance of a Default under Section 8.01(a), each Borrower shall pay interest on past due amounts owing by it hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws; provided that no interest at the Default Rate shall accrue or be payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Accrued and unpaid interest on such amounts (including interest on past due interest) shall be due and payable upon demand.
(c)Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
(d)Each Additional Facility Loan shall bear interest at a rate specified in the Additional Facility Joinder Agreement.
(e)In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes (with the consent of the SPV Borrower) from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrowers and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
Section 2.09.    Fees. In addition to certain fees described in Section 2.03(h) and (i):

(a)Commitment Fee. The Borrowers agree to pay to the Administrative Agent for the account of any Revolving Credit Lender under each Class of Revolving Credit Commitments in accordance with its Pro Rata Share or other applicable share provided for under this Agreement, a commitment fee equal to the product of the Applicable Rate with respect to unused Revolving Credit Commitment fees for such Class and the actual daily amount by which the aggregate Revolving Credit Commitment for the applicable Class of Revolving Credit Commitments exceeds the sum of (A) the Outstanding Amount of Revolving Credit Loans for such Class of Revolving Credit Commitments and (B) the Outstanding Amount of L/C Obligations for such Class of Revolving Credit Commitments; provided that any commitment fee accrued with respect to any of the Revolving Credit Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrowers so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrowers prior to such time; provided, further, that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fee on each Class of Revolving Credit Commitments (unless otherwise specified in the relevant Additional Facility Joinder Agreement, Extension Amendment or Refinancing Amendment) shall accrue at all times starting from the first day of the Revolving Credit Availability Period for such Class until the earlier of (x) the last day of the Revolving Credit Availability Period for such Class of Revolving Credit Commitments, and (y) the date of the termination of the Revolving Credit Commitments of such Class, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable (i) quarterly in arrears on the last Business Day of each of March, June, September and December, commencing with the first such date during the first full fiscal quarter to occur after the first day of the Revolving Credit Availability Period for such Class of Revolving Credit Commitments and (ii) on the earlier of (x) the Maturity Date for such Class of Revolving Credit Commitments and (y) the date of the termination of the Revolving Credit Commitments of such Class. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(b)Other Fees. Each Borrower shall pay to the Administrative Agent and/or the Arrangers, as applicable, such fees as shall have been separately agreed upon with such Persons in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between such Borrower and the Administrative Agent or the Arrangers, as applicable).
(c)Additional Facility Fees. If specified in the relevant Additional Facility Joinder Agreement or related fee letter, the Borrowers shall pay to the Administrative Agent (for the account of each Lender under the relevant Additional Facility) an upfront fee computed at the rate specified in the relevant Additional Facility Joinder Agreement on that Lender’s Commitment under that Additional Facility in accordance with the terms therein.
Section 2.10.    Computation of Interest and Fees.
All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurocurrency Rate, Adjusted Term SOFR or the prime rate) shall be made on the basis of a year of 365 days, or 366 days, as applicable, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360 day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is repaid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. In computing interest on any Loan, in each case as applicable, the day such Loan is made (or converted to a Loan of a different Type) shall be included and the day such Loan is repaid (or converted to a Loan of a different Type) shall be excluded. Each determination by the Administrative Agent of interest or fees hereunder shall be conclusive and binding for all purposes, absent manifest error.
Section 2.11.    Evidence of Indebtedness.
(a)The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of United States Department of the Treasury Regulation Section 5f.103-1(c), as non-fiduciary agent for the Borrowers, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, each Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type, amount and maturity of its Loans and payments with respect thereto.
(b)In addition to the accounts and records referred to in Section 2.11(a) or Section 10.07(d), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
(c)Entries made in good faith by the Administrative Agent in the Register pursuant to Section 2.11(a) and (b) or Section 10.07(d), and by each Lender in its account or accounts pursuant to Section 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from each Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of each Borrower under this Agreement and the other Loan Documents.
Section 2.12.    Payments Generally.
(a)All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to payments in respect of Alternative Letters of Credit, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in the applicable Available Currency in Same Day Funds not later than 2:00 p.m. on the date specified herein. If, for any reason, the Borrowers are prohibited by any Law from making any required payment hereunder in an Available Currency (other than Dollars), except in respect of Alternative Letters of Credit, the Borrowers shall make such payment in Dollars in the Dollar Equivalent, as calculated by the applicable Borrower, of the Available Currency payment amount. The Administrative Agent will promptly distribute to each Appropriate Lender its Pro Rata Share (or other applicable share provided for under this Agreement) of such payment in like funds as received by wire transfer (or as otherwise agreed between the Administrative Agent and such Lender) to such Lender’s applicable Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue to, but excluding, such next succeeding Business Day. Payments owing to an Alternative L/C Issuer in respect of reimbursement obligations under an Alternative Letter of Credit shall, to the extent not paid with the proceeds of a Revolving Credit Borrowing, be made directly by the relevant Borrower to such Alternative L/C Issuer.
(b)If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall not be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Loans or SOFR Loans, as applicable, to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.
(c)Unless a Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrowers or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrowers or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:
(i)if a Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the applicable Overnight Rate from time to time in effect; and
(ii)if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to a Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the applicable Overnight Rate from time to time in effect. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrowers, and the Borrowers shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrowers may have against any Lender as a result of any default by such Lender hereunder.
A notice of the Administrative Agent to any Lender or the Borrowers with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.
(d)If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV or in the applicable Additional Facility Joinder Agreement, Extension Amendment or Refinancing Amendment are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(e)The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.
(f)Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(g)Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.03. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may (to the fullest extent permitted by mandatory provisions of applicable Law), but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the sum of (i) the Outstanding Amount of all Loans outstanding at such time and (ii) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.
Section 2.13.    Sharing of Payments. If, other than as expressly provided elsewhere herein or required by court order, any Lender shall obtain payment in respect of any principal or interest on account of the Loans made by it, or the participations in L/C Obligations and Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of any principal or interest on such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. For the avoidance of doubt, the provisions of this paragraph shall not be construed to apply to (A) any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement as in effect from time to time (including the application of funds arising from the existence of a Defaulting Lender) or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant permitted hereunder or (C) any receipt or recovery by a Lender in its capacity as an Alternative L/C Issuer at any time prior to the Administrative Agent having exercised any of its rights under Section 8.02 or Section 2.05(b)(ix)(B) (an “Acceleration Event”); provided that, following the occurrence of an Acceleration Event, the provisions of this paragraph shall apply to all receipts and recoveries by Alternative L/C Issuers. Each Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. For purposes of sub-clause (f)(i) of the definition of “Indemnified Taxes”, a Lender that acquires a participation pursuant to this Section 2.13 shall be treated as having acquired such participation on the earlier date(s) on which such Lender acquired the applicable interest(s) in the Commitment(s) and/or Loan(s) to which such participation relates.
Section 2.14.    Additional Facilities.
(a)By at least two Business Days’ notice to the Administrative Agent (or such shorter period as the Administrative Agent shall agree), and pursuant to the terms and conditions in this Section 2.14 and in the applicable Additional Facility Joinder Agreement or Increase Confirmation, an Additional Facility or an Increase (as defined below) may be provided to any Loan Party in an aggregate principal amount not to exceed the Additional Facility Available Amount (as determined on the date of Incurrence thereof); provided that (i) on the date of the proposed Additional Facility Loan all representations and warranties to be made in a Request for Credit Extension in accordance with Section 4.03 are true and correct in all material respects (or, with respect to any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language, after giving effect to any qualification therein, in all respects) on and as of the date of the proposed Additional Facility Loan with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects (or, with respect to any such representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language, after giving effect to any qualification therein, in all respects) as of such earlier date, and (ii) no Event of Default is continuing on such date or would occur after giving effect to the proposed advance; provided, further, that in connection with any Additional Facility the primary purpose of which is to finance a Limited Condition Transaction, the conditions set forth in the Section 2.14(a)(i) and (ii) shall not be required to be satisfied (other than to the extent required by the Additional Facility Lenders party thereto).
(b)Any person may become a Lender under this Agreement by delivering to the Administrative Agent an Additional Facility Joinder Agreement which must be duly executed by that person, the Administrative Agent, the applicable Borrower and the applicable Additional Borrower, if any. That person shall become a Lender on the date specified in the Additional Facility Joinder Agreement. Additional Facilities may be provided by any existing Lender, but no existing Lender will have an obligation to make an Additional Facility Commitment nor will the applicable Borrower have any obligation to approach any existing Lender to provide any Additional Facility Commitment.
(c)Upon the relevant person becoming a Lender, the total of the Commitments under this Agreement shall be increased by the amount set out in the relevant Additional Facility Joinder Agreement as that Lender’s Additional Facility Commitment.
(d)Each Lender under an Additional Facility will grant to the applicable Borrower a term or revolving loan facility in the amount specified in the relevant Additional Facility Joinder Agreement during the Additional Facility Availability Period specified in the Additional Facility Joinder Agreement, subject to the terms of this Agreement.
(e)No Additional Facility shall have the benefit of any guarantee unless the existing Lenders also share in such guarantee. The execution by the applicable Borrower, the Guarantors and the relevant Additional Borrower of the Additional Facility Joinder Agreement shall constitute confirmation by each Guarantor that its obligations under the Guaranty shall extend to the total of the Commitments as increased by the addition of the relevant Lender’s Commitment and shall be owed to each Secured Party including the relevant Lender but otherwise shall continue unaffected.
(f)The aggregate amount of all outstanding Additional Facility Loans under an Additional Facility shall not at any time exceed the relevant Total Additional Facility Commitments for that Additional Facility.
(g)The aggregate amount of the participations of a Lender in Additional Facility Loans under an Additional Facility shall not at any time exceed that Lender’s Additional Facility Commitment for that Additional Facility at that time.
(h)No Additional Facility shall have the benefit of any security unless the existing Lenders also share in such security (except in the case of a security interest in any Escrow Account during the escrow period applicable to such Additional Facility); provided that the Additional Facility Borrowers and the relevant Additional Facility Lender may agree that an Additional Facility shares in the Collateral on a junior basis to the other Facilities. The effectiveness of an Additional Facility shall be subject to customary reaffirmation in respect of any Collateral Documents and, to the extent reasonably requested by the Administrative Agent, delivery of a written opinion of counsel to the Loan Parties in form and substance reasonably satisfactory to the Administrative Agent.
(i)in respect of each Additional Facility:
(i)each Additional Facility Borrower for that Additional Facility is a Loan Party;
(ii)the principal amount, interest rate, interest periods, Latest Maturity Date, use of proceeds, repayment schedule, availability, fees, incorporation of relevant clauses relating to, or in connection with, any Additional Facility and related provisions, and the currency of that Additional Facility shall be agreed by the relevant Additional Facility Borrowers and the relevant Additional Facility Lenders (and, in the case of currency and incorporation of the relevant clauses relating to, or in connection with, any Additional Facility which is a revolving facility, the Administrative Agent) and set out in the relevant Additional Facility Joinder Agreement;
(iii)the relevant Additional Facility Joinder Agreement shall specify whether that Additional Facility is in form of a term loan or a revolving loan;
(iv)notwithstanding anything to the contrary in this Agreement, (A) any Additional Revolving Facility may provide for the ability on a voluntary basis to permanently repay and terminate or reduce any Revolving Credit Commitments on a pro rata basis, less than or greater than a pro rata basis with other outstanding revolving Facilities hereunder and (B) any Additional Facility Loan in the form of a term loan may participate on a pro rata basis, less than or greater than a pro rata basis in any voluntary or mandatory prepayments of the Term Loans;
(v)[Reserved];
(vi)each Additional Facility Joinder Agreement may provide for the consent of the Additional Facility Lenders under the applicable Additional Facility (including any Increase in respect thereof) to one or more amendments to this Agreement, the other Loan Documents and the Proceeds Loan Finance Documents (in addition to those amendments contemplated by this Section 2.14(i)(vi)), and each party to this Agreement acknowledges and agrees that such consent shall be binding on all Additional Facility Lenders in respect of such Additional Facility and shall be counted for purposes of the definition of determining whether the consent of the Required Lenders, Required Class Lenders and affected Lenders has been obtained, and for all other relevant purposes under Section 10.01; and
(vii)subject to sub-clauses (i), (ii), (iv) and (vi) above, the general terms of that Additional Facility shall be consistent in all material respects with the terms of this Agreement.
(j)The Borrowers may pay to any Additional Facility Lender a fee in the amount and at the times agreed between the applicable Borrower and that Additional Facility Lender.
(k)Each Additional Facility Lender shall become a party to this Agreement and be entitled to share in the Collateral in accordance with this Agreement, any applicable Collateral Sharing Agreement (prior to the SPV Structure Termination Date), any applicable Intercreditor Agreement (on or after the SPV Structure Termination Date) and the Collateral Documents pari passu with the Lenders under the other Facilities; provided that the Additional Facility Borrowers and the relevant Additional Facility Lender may agree that an Additional Facility shares in the Collateral on a junior basis to the other Facilities which, if so agreed, shall be set out in the relevant Additional Facility Joinder Agreement. In addition, each Additional Facility Lender shall be subject to any applicable Collateral Sharing Agreement (prior to the SPV Structure Termination Date), any applicable Intercreditor Agreement (on or after the SPV Structure Termination Date) or enter into equivalent collateral sharing or intercreditor arrangements having a similar effect.
(l)Each party to this Agreement (other than each proposed Additional Facility Lender, the applicable Borrower and each Additional Facility Borrower) irrevocably authorizes and instructs the Administrative Agent to execute on its behalf any Additional Facility Joinder Agreement which has been duly completed and signed on behalf of each proposed Additional Facility Lender, the applicable Borrower and each proposed Additional Facility Borrower and each Loan Party agrees to be bound by such joinder.
(m)On the Additional Facility Commencement Date:
(i)each Additional Facility Lender party to that Additional Facility Joinder Agreement, each other Finance Party and the Loan Parties shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had each Additional Facility Lender been a Lender on the 2021 Amendment Effective Date or Effective Date, as applicable, with the rights and/or obligations assumed by it as a result of that accession and with the Commitment specified by it as its Additional Facility Commitment; and
(ii)each Additional Facility Lender shall become a party to this Agreement as an “Additional Facility Lender”.
(n)[Reserved.]
(o)With the prior written consent of the Borrowers, the Administrative Agent is authorized and instructed to enter into such documentation as is reasonably required to amend this Agreement, any other Loan Document and any Proceeds Loan Finance Document (in accordance with the terms of this Section 2.14) to reflect the terms of each Additional Facility without the consent of any Lender other than each applicable Additional Facility Lender, including amendments as deemed necessary by the Administrative Agent in its reasonable judgment to effect any lien or payment subordination and associated rights of the applicable Lenders to the extent any Additional Facilities are to rank junior in right of security or payment or to address technical issues relating to funding and payments.
(p)This Section 2.14 shall supersede any provisions in Section 2.13 or Section 10.01 to the contrary.
(q)The facilities under which any Term Commitments or Revolving Credit Commitments have been made available may be increased by any amount (an “Increase”) which shall not exceed the Additional Facility Available Amount by the execution by any Lender or Additional Facility Lender of one or more Additional Facility Joinder Agreements or Increase Confirmations (under which the Maturity Date, Applicable Rate and any other economic terms applicable to the relevant Additional Facility Commitments are the same as those applicable to the existing Term Commitments or Revolving Credit Commitments, as applicable). Following any such Increase, references to Term Loans and Revolving Credit Loans, as applicable, and the Lenders in respect of the Term Loans and Revolving Credit Loans, as applicable, shall include Lenders and Loans made under any such Additional Facility Joinder Agreements or Increase Confirmations. In respect of any such Increase:
(i)(A) on the date of the proposed Increase, all representations and warranties to be made in a Request for Credit Extension in accordance with Section 4.03 shall be true and correct in all material respects (or, with respect to any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language, after giving effect to any qualification therein, in all respects) on and as of the date of the proposed Increase with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects (or, with respect to any such representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language, after giving effect to any qualification therein, in all respects) as of such earlier date, and (B) no Event of Default is continuing on such date or would occur after giving effect to the proposed advance; provided that, in connection with any such Increase the primary purpose of which is to finance a Limited Condition Transaction, the conditions set forth in Section 2.14(q)(i)(A) and (B) shall not be required to be satisfied (other than to the extent required by any Lender or Additional Facility Lender in respect of such Increase);
(ii)each party to this Agreement (other than the relevant Lender or Additional Facility Lender and the applicable Borrower) irrevocably authorizes and instructs the Administrative Agent to execute on its behalf any Additional Facility Joinder Agreement or Increase Confirmation which has been duly completed and signed on behalf of each Lender or proposed Additional Facility Lender, the applicable Borrower and each Loan Party agrees to be bound by such joinder; and
(iii)with the prior written consent of the Borrowers, the Administrative Agent is authorized and instructed to enter into such documentation as is reasonably required to amend this Agreement, any other Loan Document and any Proceeds Loan Finance Document (in accordance with the terms of this Section 2.14) to reflect the terms of each Increase without the consent of any Lender other than each applicable Additional Facility Lender.
(r)Upon any Additional Facility Commencement Date on which Revolving Credit Commitments in respect of an Additional Revolving Facility (the “Additional Revolving Credit Commitments”) are effected through an increase in the Revolving Credit Commitments with respect to any existing Facility (the “Original Revolving Credit Facility”) pursuant to this Section 2.14, each of the Revolving Credit Lenders under such Facility shall assign to each of the Additional Lenders under such Additional Revolving Facility (the “Additional Revolving Credit Lenders”), and each of the Additional Revolving Credit Lenders shall purchase from each of the Revolving Credit Lenders, at the principal amount thereof, such interests in the Revolving Credit Loans outstanding on such Additional Facility Commencement Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Credit Loans will be held by existing Revolving Credit Lenders and Additional Revolving Credit Lenders ratably in accordance with their Revolving Credit Commitments after giving effect to the addition of such Additional Revolving Credit Commitments to the

Revolving Credit Commitments; provided that the Administrative Agent and the Company may agree to give effect to the foregoing provisions on or after the next Interest Payment Date with respect to any Revolving Credit Loans outstanding under the Original Revolving Credit Facility on the Additional Facility Commencement Date. The Administrative Agent and the Lenders hereby agree that the minimum borrowing and prepayment requirements in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.
Section 2.15.    Refinancing Amendments.
(a)On one or more occasions after the 2021 Amendment Effective Date, the Borrowers may obtain, from any Lender or any other bank, financial institution or other institutional lender or investor that agrees to provide any portion of Credit Agreement Refinancing Indebtedness in the form of Refinancing Term Loans or Other Revolving Credit Commitments pursuant to a Refinancing Amendment in accordance with this Section 2.15 (each, an “Additional Refinancing Lender”) (provided that (i) solely with respect to Other Revolving Credit Commitments and Other Revolving Credit Loans, the Administrative Agent, each Swing Line Lender and each L/C Issuer shall have consented (not to be unreasonably withheld or delayed) to such Lender’s or Additional Refinancing Lender’s providing such Other Revolving Credit Commitments to the extent such consent, if any, would be required under Section 10.07(b) for an assignment of Revolving Credit Commitments to such Lender or Additional Refinancing Lender, unless such Lender or Additional Refinancing Lender is an existing Revolving Credit Lender or any Affiliate or Approved Fund of an existing Revolving Credit Lender, (ii) with respect to Refinancing Term Loans, any Affiliated Lender providing Refinancing Term Loans shall be subject to the same restrictions set forth in Section 10.07(j) as they would otherwise be subject to with respect to any purchase by or assignment to such Affiliated Lender of Term Loans and (iii) Affiliated Lenders may not provide Other Revolving Credit Commitments), in respect of all or any portion of any Class, series or tranche, as selected by the Borrowers in their sole discretion without prejudice to Section 2.05(a)(i), of Term Loans or Revolving Credit Loans (or unused Revolving Credit Commitments or Additional Facility Commitments) then outstanding under this Agreement, in the form of Refinancing Term Loans, Refinancing Term Commitments, Other Revolving Credit Commitments, or Other Revolving Credit Loans, in each case, constituting Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment; provided that notwithstanding anything to the contrary in this Section 2.15 or otherwise, (A) the borrowing and repayment (except for (1) payments of interest and fees at different rates on Other Revolving Credit Commitments (and related outstandings), (2) repayments required upon the maturity date of the Other Revolving Credit Commitments, (3) repayments made in connection with any refinancing of Other Revolving Credit Commitments and (4) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (C) below)) of Loans with respect to Other Revolving Credit Commitments after the date of obtaining any Other Revolving Credit Commitments shall be made on a pro rata basis (or, in the case of repayment, on a pro rata basis or less than pro rata basis) with all other Revolving Credit Commitments, (B) subject to the provisions of Section 2.03(m) and Section 2.04(g) to the extent dealing with Swing Line Loans and Letters of Credit which mature or expire after a maturity date when there exist Other Revolving Credit Commitments with a longer maturity date, all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders with Commitments in accordance with their percentage of the Revolving Credit Commitments existing on the date such Other Revolving Credit Commitments are obtained (and except as provided in Section 2.03(m) and Section 2.04(g), without giving effect to changes thereto on an earlier maturity date with respect to Swing Line Loans and Letters of Credit theretofore incurred or issued), (C) the permanent repayment of Revolving Credit Loans with respect to, and termination of, Other Revolving Credit Commitments after the date of obtaining any Other Revolving Credit Commitments shall be made on a pro rata basis, less than pro rata basis or greater than pro rata basis with all other Revolving Credit Commitments and (D) assignments and participations of Other Revolving Credit Commitments and Other Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Credit Loans existing on the date such Other Revolving Credit Commitments are obtained.
(b)The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.03 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the 2021 Amendment Effective Date other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Credit Agreement Refinancing Indebtedness is provided with the benefit of the applicable Loan Documents.
(c)Each Refinancing Series shall be in an aggregate principal amount that is not less than $1,000,000 in the case of an Other Revolving Credit Commitment and $15,000,000 in the case of a Refinancing Term Commitment; provided that such amounts may be less than $1,000,000 and $15,000,000, respectively, if such amount is equal to (i) the entire outstanding principal amount of the Refinanced Debt that is in the form of Revolving Credit Commitments or (ii) the entire principal amount of Refinanced Debt that is in the form of Term Loans.

(d)Each of the parties hereto hereby agrees that this Agreement, the other Loan Documents and the Proceeds Loan Finance Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Indebtedness Incurred pursuant thereto, (ii) make such other changes to this Agreement, the other Loan Documents and the Proceeds Loan Finance Documents consistent with the provisions and intent of the third paragraph of Section 10.01 (without the consent of the Required Lenders called for therein) and (iii) effect such other amendments to this Agreement, the other Loan Documents and the Proceeds Loan Finance Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the applicable Borrowers, to effect the provisions of this Section 2.15, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment.
(e)This Section 2.15 shall supersede any provisions in Section 2.13 or Section 10.01 to the contrary.
(f)Notwithstanding anything in this Agreement to the contrary, nothing in this Section 2.15 will be construed to limit the provisions of Section 2.14 or the ability to Incur Indebtedness, including Refinancing Indebtedness, under Section 4.09 of Annex II.
Section 2.16.    Extension of Term Loans; Extension of Revolving Credit Loans.
(a)Extension of Term Loans. The applicable Borrower may at any time and from time to time request that all or a portion of the Term Loans of any given Class (or series or tranche thereof) selected by it in its sole discretion (an “Existing Term Loan Tranche”) be amended, converted or exchanged to extend the scheduled Maturity Date(s) with respect to all or a portion of any principal amount of the Term Loans of such Existing Term Loan Tranche (any such Term Loans which have been so amended, extended, or converted, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.16. In order to establish any Extended Term Loans, the applicable Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Term Loan Tranche) (each, a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall (i) be identical as offered to each Lender under such Existing Term Loan Tranche (including as to the proposed interest rates and fees payable, but excluding any arrangement, structuring or other similar fees payable in connection therewith that are not generally shared with all relevant Lenders) and offered pro rata to each Lender under such Existing Term Loan Tranche, and (ii) be identical to the Term Loans under the Existing Term Loan Tranche from which such Extended Term Loans are intended to be amended, except that: (A) the scheduled final maturity date shall be extended and all or any of the scheduled amortization payments of principal of the Extended Term Loans, if any, may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Term Loan Tranche, to the extent provided in the applicable Extension Amendment; (B) the All-In Yield with respect to the Extended Term Loans (whether in the form of interest rate margin, upfront fees, OID or otherwise) may be different than the All-In Yield for the Term Loans of such Existing Term Loan Tranche, in each case, to the extent provided in the applicable Extension Amendment; (C) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans); and (D) Extended Term Loans may have optional prepayment terms (including call protection and prepayment terms and premiums), as may be agreed by the applicable Borrower and the Lenders thereof; provided that no Extended Term Loans may be optionally prepaid prior to the date on which the Term Loans under the Existing Term Loan Tranche from which such Extended Term Loans were amended are repaid in full, unless such optional prepayment is accompanied by a pro rata optional prepayment of such Term Loans; provided that (1) subject to the Permitted Earlier Maturity Indebtedness Exception, the Weighted Average Life to Maturity of any Extended Term Loans (to the extent they are unsecured) of a given Term Loan Extension Series at the time of establishment thereof shall be no shorter than the remaining Weighted Average Life to Maturity of the Existing Term Loan Tranche from which such Extended Term Loans are amended, (2) all documentation in respect of such Extension Amendment shall be consistent with the foregoing and (3) any Extended Term Loans may participate on a pro rata basis or less than or greater than a pro rata basis in any voluntary repayments or prepayments of principal of Term Loans hereunder and on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis except in the case of a prepayment under Section 2.05(b)(iv) and Section 2.05(b)(vi)(A)(y)), in any mandatory repayments or prepayments of Term Loans hereunder, in each case as specified in the respective Term Loan Extension Request. Any Extended Term Loans amended pursuant to any Term Loan Extension Request shall be designated a series (each, a “Term Loan Extension Series”) of Extended Term Loans for all purposes of this Agreement; provided that any Extended Term Loans amended from an Existing Term Loan Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Term Loan Extension Series with respect to such Existing Term Loan Tranche. The applicable Borrower may impose an Extension Minimum Condition with respect to any Term Loan Extension Request, which may be waived by such Borrower in its sole discretion.
(b)Extension of Revolving Credit Commitments. The applicable Borrower may at any time and from time to time request that all or a portion of the Revolving Credit Commitments of any given Class (or series or tranche thereof) selected by it in its sole discretion (each, an “Existing Revolver Tranche”) be amended, converted or exchanged to extend the Maturity Date with respect to all or a portion of any principal amount of such Revolving Credit Commitments (any such Revolving Credit Commitments which have been so amended, converted or exchanged “Extended Revolving Credit Commitments”) and to provide for other terms consistent with this Section 2.16. In order to establish any Extended Revolving Credit Commitments, the applicable Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Revolver Tranche) (each, a “Revolver Extension Request”) setting forth the proposed terms of the Extended Revolving Credit Commitments to be established, which shall (i) be identical as offered to each Lender under such Existing Revolver Tranche (including as to the proposed interest rates and fees payable, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with all relevant Lenders) and offered pro rata to each Lender under such Existing Revolver Tranche, and (ii) be identical to the Revolving Credit Commitments under the Existing Revolver Tranche from which such Extended Revolving Credit Commitments are to be amended, except that: (A) the Maturity Date of the Extended Revolving Credit Commitments may be delayed to a later date than the Maturity Date of the Revolving Credit Commitments of such Existing Revolver Tranche, to the extent provided in the applicable Extension Amendment; (B) the All-In Yield with respect to extensions of credit under the Extended Revolving Credit Commitments (whether in the form of interest rate margin, upfront fees, OID or otherwise) may be different than the All-In Yield for extensions of credit under the Revolving Credit Commitments of such Existing Revolver Tranche, in each case, to the extent provided in the applicable Extension Amendment; (C) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Revolving Credit Commitments), and (D) all borrowings under the applicable Revolving Credit Commitments (i.e., the Existing Revolver Tranche and the Extended Revolving Credit Commitments of the applicable Revolver Extension Series) and repayments thereunder shall be made on a pro rata basis (except for (1) payments of interest and fees at different rates on Extended Revolving Credit Commitments (and related outstandings) and (2) repayments required upon the Maturity Date of the non-extending Revolving Credit Commitments); provided, further, that (A) in no event shall the Maturity Date of any Extended Revolving Credit Commitments of a given Revolver Extension Series at the time of establishment thereof be earlier than the then Latest Maturity Date of any other Revolving Credit Commitments hereunder and (B) all documentation in respect of such Extension Amendment shall be consistent with the foregoing. Any Extended Revolving Credit Commitments amended pursuant to any Revolver Extension Request shall be designated a series (each, a “Revolver Extension Series”) of Extended Revolving Credit Commitments for all purposes of this Agreement; provided that any Extended Revolving Credit Commitments amended from an Existing Revolver Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Revolver Extension Series with respect to such Existing Revolver Tranche. The applicable Borrower may impose an Extension Minimum Condition with respect to any Revolver Extension Request, which may be waived by such Borrower in its sole discretion.
(c)Extension Request. The applicable Borrower shall provide the applicable Extension Request at least two Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the date on which Lenders under the Existing Term Loan Tranche or Existing Revolver Tranche, as applicable, are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.16. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Tranche amended into Extended Term Loans or any of its Revolving Credit Commitments of any Existing Revolver Tranche amended into Extended Revolving Credit Commitments, as applicable, pursuant to any Extension Request. Any Lender holding a Loan under an Existing Term Loan Tranche (each, an “Extending Term Lender”) wishing to have all or a portion of its Term Loans under the Existing Term Loan Tranche subject to such Extension Request amended into Extended Term Loans and any Revolving Credit Lender (each, an “Extending Revolving Credit Lender”) wishing to have all or a portion of its Revolving Credit Commitments under the Existing Revolver Tranche subject to such Extension Request amended into Extended Revolving Credit Commitments, as applicable, shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Term Loan Tranche or Revolving Credit Commitments under the Existing Revolver Tranche, as applicable, which it has elected to request be amended into Extended Term Loans or Extended Revolving Credit Commitments, as applicable (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate principal amount of Term Loans under the Existing Term Loan Tranche or Revolving Credit Commitments under the Existing Revolver Tranche, as applicable, in respect of which applicable Term Lenders or Revolving Credit Lenders, as the case may be, shall have accepted the relevant Extension Request exceeds the amount of Extended Term Loans or Extended Revolving Credit Commitments, as applicable, requested to be extended pursuant to the Extension Request, Term Loans or Revolving Credit Commitments, as applicable, subject to Extension Elections shall be amended to Extended Term Loans or Revolving Credit Commitments, as applicable, on a pro rata basis (subject to rounding by the Administrative Agent, which shall be conclusive) based on the aggregate principal amount of Term Loans or Revolving Credit Commitments, as applicable, included in each such Extension Election.
(d)Extension Amendment. Extended Term Loans and Extended Revolving Credit Commitments shall be established pursuant to an amendment (including incorporating a new tranche of Extended Term Loans and/or Extended Revolving Credit Commitments, as applicable, in accordance with the Extension Election by the Extending Term Lenders and/or the Extending Revolving Credit Lenders) (each, an “Extension Amendment”) to this Agreement among the applicable Borrower, the Administrative Agent and each Extending Term Lender or Extending Revolving Credit Lender, as applicable, providing an Extended Term Loan or Extended Revolving Credit Commitment, as applicable, thereunder, which shall be consistent with the provisions set forth in Section 2.16(a) or (b), respectively (but which shall not require the consent of any other Lender). The effectiveness of any Extension Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.03 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) legal opinions, board resolutions and officers’ certificates consistent with those delivered on the 2021 Amendment Effective Date (conformed as appropriate) other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, are provided with the benefit of the applicable Loan Documents. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment. Each of the parties hereto hereby agrees that this Agreement, the other Loan Documents and the Proceeds Loan Finance Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, Incurred pursuant thereto, (ii) modify the scheduled repayments set forth in Section 2.07 with respect to any Existing Term Loan Tranche subject to an Extension Election to reflect a reduction in the principal amount of the Term Loans required to be paid thereunder in an amount equal to the aggregate principal amount of the Extended Term Loans amended pursuant to the applicable Extension (with such amount to be applied ratably to reduce scheduled repayments of such Term Loans required pursuant to Section 2.07), (iii) modify the prepayments set forth in Section 2.05 to reflect the existence of the Extended Term Loans and the application of prepayments with respect thereto, (iv) address technical issues relating to funding and payments and (v) effect such other amendments to this Agreement, the other Loan Documents and the Proceeds Loan Finance Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the applicable Borrower, to effect the provisions of this Section 2.16, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Extension Amendment.
(e)No conversion of Loans pursuant to any Extension in accordance with this Section 2.16 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.
(f)This Section 2.16 shall supersede any provisions in Section 2.13 or Section 10.01 to the contrary.
(g)Notwithstanding anything in this Agreement to the contrary, nothing in this Section 2.16 will be construed to limit the provisions in Section 2.14.
Section 2.17.    Defaulting Lenders.
(a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.
(ii)Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to an L/C Issuer or a Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by an L/C Issuer or a Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as any Borrower may request, so long as no Default or Event of Default has occurred and is continuing, to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and any Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuers or Swing Line Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, L/C Issuer or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by any Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.03 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees. That Defaulting Lender (A) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) or Section 2.09(b) for any period during which that Lender is a Defaulting Lender (and the applicable Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (B) shall be limited in its right to receive Letter of Credit fees as provided in Section 2.03(h).
(iv)Reallocation of Pro Rata Share to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Section 2.03 and Section 2.04, the “Pro Rata Share” of each Non-Defaulting Lender’s Revolving Credit Loans and L/C Obligations shall be computed without giving effect to the Participating Revolving Credit Commitment of that Defaulting Lender; provided that (A) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default has occurred and is continuing; and (B) the aggregate obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Participating Revolving Credit Commitment of that Non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Loans of that Non-Defaulting Lender under such Participating Revolving Credit Commitments. Subject to Section 2.19, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(b)Defaulting Lender Cure. If the Borrowers, the Administrative Agent, each Swing Line Lender and each L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice, and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the applicable Class of Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Share (without giving effect to Section 2.17(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)Termination of Revolving Credit Commitments. The applicable Borrower shall have the right to terminate a Class of Revolving Credit Commitment of a Defaulting Lender in accordance with Section 2.06 solely to the extent such termination does not cause the Revolving Credit Exposure of such Class to exceed the Revolving Credit Commitment of such Class.
Section 2.19.    General limitation on each Borrower’s Obligation
In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other applicable Law affecting the rights of creditors generally, if the obligations of any Borrower under this Agreement would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability hereunder, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Borrower, any Loan Party or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 2.20.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

ARTICLE III
TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY
Section 3.01.    Taxes.
(a)Any and all payments made by or on account of each Borrower (the term “Borrower” under Article III being deemed to include any Loan Party, the Company, a Permitted Affiliate Parent, an Affiliate Subsidiary or a Subsidiary of such Loan Party, a Permitted Affiliate Parent or an Affiliate Subsidiary for whose account a Letter of Credit or Alternative Letter of Credit is issued) or Guarantor under any Loan Document shall be made without any deduction for Taxes, except as required by applicable Laws. If any Loan Party or other applicable withholding agent shall be required by applicable Laws to make a deduction, (i) if the Tax in question is an Indemnified Tax, the sum payable by any Loan Party shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums paid under this Section 3.01(a)), each Lender (or, in the case of a payment made to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deduction been required, (ii) the applicable withholding agent shall make such deductions, (iii) the applicable withholding agent shall pay the full amount deducted to the relevant taxation authority or other authority within the time limit allowed in accordance with applicable Laws, and (iv) within 30 days after the date of such payment (or, if receipts or evidence are not available within 30 days, as soon as possible thereafter), if any Loan Party is the applicable withholding agent, it shall furnish to such Finance Party (as the case may be) the original or a copy of a receipt evidencing payment thereof or other evidence acceptable to such Finance Party (acting reasonably).
(b)In addition, each Borrower agrees to pay any and all present or future stamp, court or documentary Taxes and any other excise, property, intangible or mortgage recording Taxes, imposed by any Governmental Authority, which arise from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under or otherwise with respect to, any Loan Document, excluding, in each case, any of the following:
(i)any such Taxes imposed as a result of a Finance Party’s Assignment and Assumption, grant of a participation, transfer or assignment to or designation of a new applicable Lending Office or other office for receiving payments under any Loan Document, except where such Assignment and Assumption, participation, transfer, assignment or designation is requested or required in writing by a Borrower;
(ii)any such Taxes imposed as a result of a Finance Party executing any Loan Document in Puerto Rico;
(iii)any such Taxes imposed as a result of a Finance Party voluntarily registering or filing a Loan Document with any Governmental Authority if such registration or filing was not necessary to enforce, prove, maintain or otherwise assert the rights of such Finance Party under a Loan Document; and

(iv)any increased amount of, or any penalties or interest relating to, such Taxes, to the extent the increase, penalty or interest is incurred as a result of any such Taxes not being paid at the time of the relevant filing or registration of the Loan Document except where such increase or penalties are caused by the unreasonable failure or delay by the Borrower, all such non-excluded taxes described in this Section 3.01(b) being hereinafter referred to as “Other Taxes”.
(c)Each Loan Party agrees to indemnify each Finance Party against (i) the full amount of Indemnified Taxes payable by such Finance Party (including Indemnified Taxes imposed on or attributable to amounts payable under this Section 3.01), (ii) Other Taxes payable by such Loan Party pursuant to Section 3.01(b) above, and (iii) any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the Governmental Authority. A certificate as to the amount of such payment or liability prepared in good faith and delivered by such Finance Party (acting reasonably) (or by Administrative Agent on behalf of such Lender) to the applicable Loan Party, accompanied by a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts shall be conclusive absent manifest error. This Section 3.01(c) shall not be construed to require any Finance Party to make available its tax returns (or any other information relating to Taxes that it deems confidential) to the applicable Loan Party or any other Person.
(d)Each Finance Party shall, at such times as are reasonably requested by a Borrower or the Administrative Agent, promptly provide that Borrower and the Administrative Agent with any certificate or other properly completed and executed documentation reasonably requested by a Borrower or the Administrative Agent that establishes, as applicable, whether such Finance Party is eligible for the benefits of an income tax treaty or other provision of applicable Law with respect to any payments hereunder to be exempt from, or entitled to a reduced rate of, Tax on payments hereunder. Each such Finance Party shall, whenever a lapse in time or change in circumstances renders such documentation obsolete or inaccurate in any material respect, deliver promptly and on or before the date such documentation expires, becomes obsolete or inaccurate, to that Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by that Borrower or the Administrative Agent) or promptly notify that Borrower and the Administrative Agent in writing of its inability to do so. In addition, any Finance Party, if reasonably requested by a Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by a Borrower or the Administrative Agent as will enable a Borrower or the Administrative Agent to determine whether or not such Finance Party is subject to backup withholding or information reporting requirements. Unless the applicable withholding agent has received forms or other documents satisfactory to it indicating that payments under any Loan Document to or for a Finance Party are not subject to withholding Tax or are subject to such Tax at a rate reduced by an applicable tax treaty or under any provision of applicable Law, the applicable withholding agent shall withhold amounts required to be withheld by applicable Law from such payments at the applicable statutory rate. Notwithstanding the generality of the foregoing, a Finance Party and any Loan Party shall use commercially reasonable efforts to cooperate in completing any reasonable procedural formalities necessary for that Loan Party to obtain authorization to make a payment to that Finance Party either without a deduction, with a deduction at a reduced Tax rate or at a reduced rate by an applicable tax treaty, including, if applicable, making any necessary registrations or filings with the tax authorities of the jurisdiction of incorporation of that Loan Party. Notwithstanding any other provision of this Section 3.01(d), a Finance Party shall not be required to deliver any form pursuant to this Section 3.01(d) that such Finance Party is not legally eligible to deliver.
Without limiting the foregoing:
(i)Each Lender that is a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrowers and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed copies of IRS Form W-9 (or any successor forms) certifying that such Lender is exempt from U.S. federal backup withholding, provided that if the Lender is a disregarded entity for U.S. federal income tax purposes, it shall provide the appropriate withholding form of its owner that is regarded for U.S federal income tax purposes (together with supporting documentation).
(ii)Each Lender that is not a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrowers and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of a Borrower or the Administrative Agent) whichever of the following is applicable:
(A)two properly completed and duly signed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, (or any successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party,
(B)two properly completed and duly signed copies of IRS Form W-8ECI (or any successor forms),

(C)in the case of a Lender claiming the benefits of the exemption for portfolio interest under Sections 871(h) or 881(c) of the Code, (1) a certificate substantially in the form of Exhibit H hereto (any such certificate a “United States Tax Compliance Certificate”) and (2) two properly completed and duly signed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, (or any successor forms),
(D)to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership, or is a Participant holding a participation granted by a participating Lender), IRS Form W-8IMY (or any successor forms) of the Lender, accompanied by a Form W-8ECI, W-8BEN, W-8BEN-E, United States Tax Compliance Certificate, Form W-9, Form W-8IMY or any other required information from each beneficial owner, as applicable (provided that, if the Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Lender on behalf of such partner(s)), or
(E)two properly completed and duly signed copies of any other form prescribed by applicable U.S. federal income tax laws (including the United States Department of the Treasury Regulations) as a basis for claiming a complete exemption from, or a reduction in, U.S. federal withholding tax on any payments to such Lender under the Loan Documents.
(iii)Each of the Agent Parties that is a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrowers and the Administrative Agent two properly completed and duly signed copies of IRS Form W-9 with respect to fees received for its own account, certifying that such Agent Party is exempt from U.S. federal backup withholding. Each Agent Party that is not a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrowers and the Administrative Agent two properly completed and duly signed copies of an applicable IRS Form W-8 with respect to fees received for its own account.
(iv)Each Lender that is not a (1) resident individual (as defined in Section 1010.01(a)(30) of the PR Code), (2) citizen of the United States, or (3) a domestic corporation or partnership (as defined in Section 1010.01(a)(6) of the PR Code) shall deliver to the Borrowers and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of a Borrower or the Administrative Agent) a statement in substantially the form of Exhibit G hereto setting forth whether or not said Lender is engaged in the conduct of a trade or business within Puerto Rico, and, if not so engaged, whether it is a related person (as defined in Section 1010.05(b) of the PR Code) with respect to the Borrowers.
(e)If a payment made to a Lender under any Loan Document would be subject to FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by applicable Laws and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable Laws and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and, if necessary, to determine the amount to deduct and withhold from such payment. For purposes of this Section 3.01(e), the term “FATCA” shall include any amendments made to FATCA after the date of this Agreement. For the avoidance of doubt, a Loan Party may make any FATCA deduction it is required to make and any payment required in connection with FATCA deduction, and no Loan Party shall be required to increase any payment in respect of which it makes such a FATCA deduction or otherwise compensate the recipient of the payment for FATCA.
(f)Any Finance Party claiming any additional amounts payable pursuant to this Section 3.01 shall use its reasonable efforts to mitigate or reduce the additional amounts payable, which reasonable efforts may include a change of Lending Office (or any other measures reasonably requested by the Borrowers) if such measures would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Lender (acting reasonably), result in any unreimbursed cost or expense or be otherwise disadvantageous to such Lender.
(g)If any Finance Party determines, in its sole discretion exercised in good faith, that it has received a refund in respect of any Indemnified Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by a Loan Party pursuant to this Section 3.01, it shall promptly remit such refund to such Loan Party (but only to the extent of indemnification or additional amounts paid by such Loan Party under this Section 3.01(g) with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of the Lender or Administrative Agent, as the case may be, and without interest (other than any interest paid by the relevant taxing authority with respect to such refund net of any Taxes payable by any Administrative Agent or Lender on such interest); provided that the Loan Parties, upon the request of the Lender or the Administrative Agent, as the case may be, agree promptly to return such refund (plus any penalties, interest or other charges imposed by the relevant taxing authority) to such party in the event such party is required to repay such refund to the relevant taxing authority. Notwithstanding anything to the contrary in this Section 3.01(g), in no event will a Lender or Administrative Agent be required to pay any amount to a Loan Party pursuant to this Section 3.01(g) the payment of which would place the Finance Party in a less favorable net after-Tax position than the Finance Party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 3.01(g) shall not be construed to require the Finance Party to make available its tax returns (or any other information relating to Taxes that it deems confidential) to the Borrowers or any other Person.
(h)For the avoidance of doubt, the terms “Lender” and “Finance Party” shall, for purposes of this Section 3.01 and the definition of “Indemnified Taxes”, include any L/C Issuer, any Alternative L/C Issuer and any Swing Line Lender.
Section 3.02.    [Reserved.]
Section 3.03.    [Reserved.]
Section 3.04.    [Reserved.]
Section 3.05.    [Reserved.]
Section 3.06.    [Reserved.]
Section 3.07.    Illegality.
(a)If any Lender reasonably determines that any applicable Law or its interpretation or application thereof has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurocurrency Rate, SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or to determine or charge interest rates based upon the Eurocurrency Rate, SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any other Available Currency in the applicable interbank market, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurocurrency Rate Loans or SOFR Loans, and any right of the Borrowers to continue Eurocurrency Rate Loans or SOFR Loans or to convert Base Rate Loans to Eurocurrency Rate Loans or SOFR Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate or Adjusted Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate or Adjusted Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, (A) if applicable and such Loans are denominated in Dollars, convert all applicable Eurocurrency Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate), (B) if applicable, convert all applicable SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Term SOFR component of the Base Rate) or (C) if applicable and such Loans are denominated in an Available Currency (other than Dollars), to the extent the applicable Borrower and all Appropriate Lenders agree, convert such Loans to Loans bearing interest at an alternative rate mutually acceptable to the applicable Borrower and all of the Appropriate Lenders, in each case either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans or SOFR Loans, as applicable, to such day, or promptly, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans or SOFR Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate or the Adjusted Term SOFR, as applicable, component of the Base Rate with respect to any Base Rate Loans, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurocurrency Rate or the Adjusted Term SOFR, as applicable, component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate, SOFR, the Term SOFR Reference Rate or Adjusted Term SOFR.
(b)Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice in Section 3.07(a) and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. Upon any such prepayment or conversion pursuant to Section 3.07(a), the Borrowers shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment and conversion.

Section 3.08.    Inability to Determine Rates.
Subject to Section 1.12, if the Required Lenders reasonably determine in good faith that for any reason in connection with any request for a Eurocurrency Rate Loan or a SOFR Loan or a conversion to or continuation thereof that (a) in the case of Eurocurrency Rate Loans, deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount, currency and Interest Period of such Eurocurrency Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurocurrency Rate or Adjusted Term SOFR for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan or SOFR Loan or in connection with an existing or proposed Base Rate Loan, or (c) the Eurocurrency Rate or Adjusted Term SOFR for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan or SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the relevant Borrower and each Lender. Thereafter, (i) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans or SOFR Loans shall be suspended, and (ii) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate or Adjusted Term SOFR component of the Base Rate, the utilization of the Eurocurrency Rate or Adjusted Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or SOFR Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein, (ii) any outstanding affected Eurocurrency Rate Loans or SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period and (iii) in the case of a pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in an Available Currency (other than Dollars), the Borrowers and Lenders may establish a mutually acceptable alternative rate. Upon any such conversion, the applicable Borrower shall also pay accrued interest on the amount so converted and all amounts due, if any, in connection with such conversion.
Section 3.09.    Increased Cost and Reduced Return; Capital Adequacy; Eurocurrency Rate Loan and SOFR Loan Reserves.
(a)If any Lender reasonably determines that as a result of a Change in Law, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurocurrency Rate Loans or SOFR Loans or (as the case may be) issuing, participating in or maintaining Letters of Credit or Alternative Letters of Credit (or maintaining its obligations to participate in or issue any Letters of Credit or Alternative Letters of Credit), or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (including any Taxes (other than (i) Indemnified Taxes or Other Taxes or (ii) Taxes excluded from the definition of “Indemnified Taxes” or “Other Taxes”)), including by imposing, modifying or holding any reserve, special deposit, compulsory loan, insurance charge or similar requirement against its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, and excluding for purposes of this Section 3.09(a) any such increased costs or reduction in amount resulting from reserve requirements contemplated by Section 3.09(b) or the definition of “Eurocurrency Rate”, then from time to time within five days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.11), the Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.
(b)If any Lender reasonably determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by it, or participations in or issuance of Letters of Credit or Alternative Letters of Credit by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity and such Lender’s desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrowers will pay to such Lender, as the case may be, within five days after demand by such Lender, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)The Borrowers shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Rate or Term SOFR funds or deposits, additional interest on the unpaid principal amount of each applicable Eurocurrency Rate Loan or SOFR Loan of the Borrowers equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financing regulatory authority imposed in respect of the maintenance of the Commitments or the funding of any Eurocurrency Rate Loans or SOFR Loans of the Borrowers, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrowers shall have received at least 15 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice five days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable 15 days from receipt of such notice.
Section 3.10.    Funding Losses.
Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, which demand shall set forth in reasonable detail the basis for requesting such amount, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense actually incurred by it as a result of:
(a)any continuation, conversion, payment or prepayment of any Eurocurrency Rate Loan or SOFR Loan of any Borrower on a day other than the last day of the Interest Period for such Loan; or
(b)any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert, as applicable, any Eurocurrency Rate Loan or SOFR Loan of that Borrower on the date or in the amount notified by that Borrower;
including any loss or expense (excluding loss of anticipated profits or margin) arising from the liquidation or reemployment of funds obtained by it to maintain such Eurocurrency Rate Loan or SOFR Loan or from fees payable to terminate the deposits from which such funds were obtained.
Section 3.11.    Matters Applicable to All Requests for Compensation.
(a)If any Lender requests compensation under Section 3.09, or any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.07, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or issuing Letters of Credit or Alternative Letters of Credit hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender (acting reasonably), such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or Section 3.09, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.07, as applicable, and (ii) in each case, would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material economic, legal or regulatory respect; provided that nothing in this Section 3.11(a) shall affect or postpone any Obligations of the Loan Parties or the rights of the Lenders under this Article III.
(b)Each Lender may make any Credit Extension to a Borrower through any Lending Office; provided that the exercise of this option shall not affect the obligation of that Borrower to repay the Credit Extension in accordance with the terms of this Agreement.
(c)If any Lender requests compensation under Section 3.09, the Borrowers may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue Eurocurrency Rate Loans or SOFR Loans from one Interest Period to another Interest Period, or to convert Base Rate Loans into Eurocurrency Rate Loans or SOFR Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.11(e) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.
(d)Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of Section 3.01, Section 3.07, Section 3.08 or Section 3.09 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that no Loan Party shall be required to compensate a Lender pursuant to the foregoing provisions of Section 3.01, Section 3.07, Section 3.08 or Section 3.09 for any increased costs incurred or reductions suffered more than 270 days prior to the date that such Lender notifies a Borrower of the event giving rise to such claim and of such Lender’s intention to claim compensation therefor (except that, if the circumstance giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof).
(e)If the obligation of any Lender to make or continue any Eurocurrency Rate Loan or SOFR Loan or to convert Base Rate Loans into Eurocurrency Rate Loans or SOFR Loans shall be suspended pursuant to Section 3.11(c) hereof, such Lender’s applicable Eurocurrency Rate Loans or SOFR Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurocurrency Rate Loans or SOFR Loans and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.07, Section 3.08 or Section 3.09 hereof that gave rise to such conversion no longer exist:
(i)to the extent that such Lender’s Eurocurrency Rate Loans or SOFR Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s applicable Eurocurrency Rate Loans or SOFR Loans shall be applied instead to its Base Rate Loans; and
(ii)all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurocurrency Rate Loans or SOFR Loans shall be made or continued instead as Base Rate Loans (if possible), and all Base Rate Loans of such Lender that would otherwise be converted into Eurocurrency Rate Loans or SOFR Loans shall remain as Base Rate Loans.
(f)If any Lender gives notice to a Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.07, Section 3.08 or Section 3.09 hereof that gave rise to the conversion of any of such Lender’s Eurocurrency Rate Loans or SOFR Loans pursuant to this Section 3.11 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurocurrency Rate Loans or SOFR Loans made by other Lenders under the applicable Facility are outstanding, if applicable, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurocurrency Rate Loans or SOFR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurocurrency Rate Loans or SOFR Loans under such Facility and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments for the applicable Facility.
(g)Any Finance Party claiming compensation under this Article III shall deliver a certificate to the Borrowers setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder, which shall be conclusive on the absence of manifest error. In determining such amounts, such Finance Party may use any reasonable averaging and attribution methods.
Section 3.12.    Replacement of Lenders under Certain Circumstances.
If (i) any Lender ceases to make Eurocurrency Rate Loans or SOFR Loans as a result of any condition described in Section 3.07 or Section 3.09, (ii) a Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 or Section 3.09 and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.01(g) or Section 3.11(a), (iii) any Lender is a Non-Consenting Lender, (iv) any Lender becomes a Defaulting Lender, (v) a Loan Party is required to pay any additional amount in respect of Tax pursuant to Section 3.01 or Section 3.09 to any Lender which is in excess of the amount which that Loan Party was required to pay to that Lender at the date that that Lender became a Lender under this Agreement, or (vi) any other circumstance exists hereunder that gives any Borrower the right to replace a Lender as a party hereto, then that Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.07), all of its interests, rights and obligations under this Agreement (or, with respect to clause (iii) above, all of its interests, rights and obligations with respect to the Class of Loans or Commitments that is the subject of the related consent, waiver and amendment) and the related Loan Documents to one or more Eligible Assignees (provided that neither the Administrative Agent nor any Lender shall have any obligation to that Borrower to find a replacement Lender or other such Person) that shall assume such obligations (any of which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(a)the relevant Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.07(b)(ii)(D);
(b)such Lender shall have received payment of an amount equal to the applicable outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.10) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers;
(c)such Lender being replaced pursuant to this Section 3.12 shall (i) execute and deliver an Assignment and Assumption with respect to all, or a portion as applicable, of such Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, and (ii) deliver any Notes evidencing such Loans to a Borrower or Administrative Agent (or a lost or destroyed note indemnity in lieu thereof); provided that the failure of any such Lender to execute an Assignment and Assumption or deliver such Notes shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment may be recorded in the Register and the Notes shall be deemed to be cancelled upon such failure;
(d)the Eligible Assignee shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender;
(e)in the case of any such assignment resulting from a claim for compensation under Section 3.09 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(f)such assignment shall not conflict with applicable Laws;
(g)any Lender that acts as an L/C Issuer or Alternative L/C Issuer may not be replaced hereunder at any time when it has any Letter of Credit or Alternative Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such L/C Issuer or Alternative L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such L/C Issuer or Alternative L/C Issuer or the depositing of Cash Collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer or Alternative L/C Issuer) have been made with respect to each such outstanding Letter of Credit or Alternative Letter of Credit, as applicable; and
(h)the Lender that acts as the Administrative Agent cannot be replaced in its capacity as Administrative Agent other than in accordance with Section 9.06.
In the event that (i) any Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of each affected Lender or all the Lenders with respect to a certain Class or Classes of the Loans and/or Commitments and (iii) the Required Lenders (or, in the case of a consent, waiver or amendment involving all affected Lenders of a certain Class, the Required Class Lenders) have agreed (but solely to the extent required by Section 10.01) to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”
In connection with any such replacement, (i) if the Lender to be replaced is a Non-Consenting Lender, the Borrowers shall pay to each Non-Consenting Lender, concurrently with the effectiveness of the respective assignment, the fee set forth in Section 2.05(a)(vi) to the extent applicable and (ii) if any such Non-Consenting Lender or Defaulting Lender and does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such replacement within five Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption Agreement to such Non-Consenting Lender or Defaulting Lender, then such Non-Consenting Lender or Defaulting Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of the Non-Consenting Lender or Defaulting Lender.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.
Section 3.13.    Survival.
All of each Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and the Loan Documents and repayment of all other Obligations hereunder.
ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
Section 4.01.    [Reserved]
Section 4.02.    [Reserved].
Section 4.03.    Conditions to all Credit Extensions after the 2021 Amendment Closing Date.
After the 2021 Amendment Closing Date, the obligation of each Lender to honor any Request for Credit Extension (other than (i) with respect to a Limited Condition Transaction, (ii) a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans or SOFR Loans, and (iii) any Additional Facility Loans (unless the applicable Additional Facility Joinder Agreement specifies that this Section 4.03 applies to such Additional Facility Loans)), is subject to the satisfaction or waiver of the following conditions precedent:

(a)The representations and warranties of each Loan Party set forth in Article V and each Loan Party in each other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.
(b)No Default shall exist or would result from such proposed Credit Extension or from the application of the proceeds therefrom.
(c)The Administrative Agent and, if applicable, the relevant L/C Issuer or Alternative L/C Issuer or the Swing Line Lender, as applicable, shall have received a Request for Credit Extension in accordance with the requirements hereof.
(d)It shall not be unlawful in any applicable jurisdiction for that Lender to perform its obligations to make the relevant Credit Extension on the date of such Credit Extension, as applicable.
Each Request for Credit Extension after the 2021 Amendment Closing Date (other than (i) with respect to a Limited Condition Transaction, (ii) a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans or SOFR Loans, as applicable and (iii) any Additional Facility Loans (unless the applicable Additional Facility Joinder Agreement specifies that this Section 4.03 applies to such Additional Facility Loans)) submitted by any Borrower shall be deemed to be a representation and warranty that the conditions specified in Section 4.03(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
Section 4.04.    Compliance with Conditions.
Without limiting the generality of the provisions of Section 9.03, for purposes of determining compliance with the conditions specified in Section 4.03 each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the 2021 Amendment Effective Date or the date of the applicable Borrowing, as applicable, specifying its objection thereto.
Section 4.05.    [Reserved].
ARTICLE V
REPRESENTATIONS AND WARRANTIES
Each Loan Party on its own behalf, and each Covenant Party on its own behalf and on behalf of each member of the Restricted Group, represents and warrants to the Administrative Agent and the Lenders on the Effective Date and at the time of each Credit Extension (to the extent required to be true and correct for such Credit Extension pursuant to Article IV) that:
Section 5.01.    Existence, Qualification and Power; Compliance with Laws
(a)Each Loan Party, each Covenant Party and each member of the Restricted Group that is a Material Subsidiary (a) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization (to the extent such concept exists in such jurisdiction), (b) has all requisite power and authority to (i) own or lease its assets and carry on its business as currently conducted and (ii) in the case of the Loan Parties and the Covenant Parties, execute, deliver and perform its obligations under the Loan Documents and the Proceeds Loan Finance Documents to which it is a party, (c) is duly qualified and in good standing (to the extent such concept exists in such jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all applicable Laws, orders, writs and injunctions and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (a) (other than with respect to any Borrower), (b)(i) (other than with respect to any Borrower), (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
Section 5.02.    Authorization; No Contravention.
The execution, delivery and performance by each Loan Party and Covenant Party of each Loan Document and each Proceeds Loan Finance Document to which such Person is a party, and the consummation of the Borrowings under, and the use of proceeds of the Term Loans and the Revolving Credit Commitments, (a) have been (or will be on or prior to the date of any borrowing thereunder) duly authorized by all necessary corporate or other organizational action, and (b) do not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 4.12 of Annex II and Annex IV, as applicable), or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject or (iii) violate any applicable Law; except with respect to any violation, conflict, breach or contravention or payment (but not creation of Liens) referred to in clauses (ii) and (iii), to the extent that such violation, conflict, breach or contravention or payment could not reasonably be expected to have a Material Adverse Effect.
Section 5.03.    Governmental Authorization; Other Consents.
No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party or Covenant Party of this Agreement, any other Loan Document or any Proceeds Loan Finance Document to which such Person is a party, the grant by any Loan Party or Covenant Party of the Liens granted by it pursuant to the Collateral Documents or the Proceeds Loan Collateral Documents, as applicable, the perfection or maintenance of the Liens created under the Collateral Documents or the Proceeds Loan Collateral Documents, as applicable (including the priority thereof), or the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents and the Proceeds Loan Collateral pursuant to the Proceeds Loan Collateral Documents, except for (i) filings, registrations, notices, notifications and acknowledgments necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and on the Proceeds Loan Collateral granted by the Covenant Parties in favour of the Group Security Agent, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or made or in full force and effect pursuant to the Collateral and Guarantee Requirement) and (iii) those approvals, consents, exemptions, authorizations, actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.
Section 5.04.    Binding Effect.
This Agreement, each other Loan Document and each Proceeds Loan Finance Document has been duly executed and delivered by each Loan Party and Covenant Party that is a party thereto. Subject to customary exceptions contained in the legal opinion of legal counsel to the Loan Parties and the Covenant Parties delivered pursuant to this Agreement, this Agreement, each other Loan Document and each Proceeds Loan Finance Document constitutes a legal, valid and binding obligation of such Loan Party and Covenant Party that is a party thereto, enforceable against each such Loan Party and Covenant Party in accordance with its terms, except as such enforceability may be limited by (i) Debtor Relief Laws and by general principles of equity principles of good faith and fair dealing, and (ii) the need for filings and registrations necessary to create or perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and the Proceeds Loan Collateral granted by the Covenant Parties in favour of the Group Security Agent and (iii) the effect of foreign Laws, rules and regulations as they relate to pledges of or security interests in any Equity Interests in Non-U.S. Subsidiaries.
Section 5.05.    Financial Statements; No Material Adverse Effect.
(a)The consolidated financial statements of the Reporting Entity most recently delivered to the Administrative Agent fairly present in all material respects the financial condition and the consolidated financial position of the Reporting Entity as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein.
(b)Since the 2021 Amendment Effective Date, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.
Section 5.06.    Litigation.
There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Covenant Parties, overtly threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against any member of the Restricted Group or against any of their properties or revenues that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.07.    Ownership of Property; Liens.
(a)Each Loan Party, each Covenant Party and each member of the Restricted Group that is a Material Subsidiary has good record title to, or valid leasehold interests in, or easements or other limited property interests in, all of its property necessary in the ordinary conduct of its business, free and clear of all Liens except Permitted SPV Liens or Permitted Liens, as applicable, and except where the failure to have such title or other interest could not have or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b)Each Loan Party, each Covenant Party and each member of the Restricted Group that is a Material Subsidiary has complied with all obligations under all leases to which it is a party, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect, and all such leases are in full force and effect, except those in respect of which the failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect.
Section 5.08.    Environmental Matters.
Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:
(a)each member of the Restricted Group and its respective properties and operations are in compliance with all Environmental Laws, which includes obtaining and maintaining all applicable Environmental Permits required under such Environmental Laws to carry on the business of the members of the Restricted Group;
(b)the members of the Restricted Group have not received any written notice that alleges any of them is in violation of or potentially liable under any Environmental Laws and none of the Covenant Parties nor any of their Real Property is the subject of any claims, investigations, liens, demands, or judicial, administrative or arbitral proceedings pending or, to the knowledge of the members of the Restricted Group, threatened in writing, under any Environmental Law the effect of which would be to impose liability on any member of the Restricted Group under such Environmental Law or to revoke or modify any Environmental Permit held by any of the Covenant Parties; and
(c)there has been no Release of Hazardous Materials on, at, under or from any Real Property or facilities owned, operated or leased by any of the members of the Restricted Group, or, to the knowledge of the members of the Restricted Group, Real Property formerly owned, operated or leased by any member of the Restricted Group that, in any case, could reasonably be expected to require any member of the Restricted Group to perform any investigation, remedial activity or corrective action or cleanup under Environmental Laws or could otherwise reasonably be expected to result in any member of the Restricted Group incurring liability under Environmental Laws.
Section 5.09.    Taxes.
(a)There is no pending claim for a Tax deficiency or assessment known to any Loan Party, any Covenant Party or any member of the Restricted Group against any Loan Party, any Covenant Party or any member of the Restricted Group that would, individually or in the aggregate, have or is reasonably likely to have a Material Adverse Effect.
(b)No Loan Party or Covenant Party is materially overdue in the filing of any Tax returns required to be filed by it (where such late filing might result in any material fine or penalty on it) and it has paid within any period required by law all Taxes shown to be due on any Tax returns required to be filed by it or on any assessments made against it (other than Tax liabilities being contested by it in good faith and where it has made adequate reserves for such liabilities), except where such overdue filing, non-payment or claim for payment, in each case, would not have or not be reasonably likely to have a Material Adverse Effect.
Section 5.10.    ERISA Compliance.
(a)Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Pension Plan and Multiemployer Plan is in compliance with the applicable provisions of ERISA, the Code and other applicable federal or state Laws.
(b)(i) No ERISA Event has occurred or is reasonably expected to occur, (ii) neither any Covenant Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA), and (iii) neither any Covenant Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan, except, with respect to each of the foregoing clauses of this Section 5.10(b), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
Section 5.11.    [Reserved.]
Section 5.12.    Margin Regulations; Investment Company Act.
(a)No Loan Party, no Covenant Party and no Restricted Subsidiary is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Borrowings or drawings under any Letter of Credit or Alternative Letter of Credit will be used for any purpose that violates Regulation U, Regulation T and Regulation X of the Board.
(b)No Loan Party or Covenant Party is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
Section 5.13.    Disclosure.
No report, financial statement, certificate or other written information, furnished by or on behalf of any Loan Party or Covenant Party (other than projected financial information, pro forma financial information and information of a general economic or industry nature) to the Administrative Agent or any Lender under this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading. With respect to projected financial information and pro forma financial information prepared by the Company, the Company represents that such information was prepared in good faith based upon the assumptions specified therein or believed to be reasonable at the time of preparation, it being understood that such projections may vary from actual results and that such variances may be material.
Section 5.14.    Labor Matters.
Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Covenant Party or member of the Restricted Group that is a Material Subsidiary pending or, to the knowledge of the Company, threatened and (b) hours worked by and payments made to employees of the Restricted Group have been in compliance with the Fair Labor Standards Act of 1938, or any other applicable Laws dealing with such matters.
Section 5.15.    Intellectual Property; Etc.
Each Covenant Party and each member of the Restricted Group that is a Material Subsidiary owns, licenses or possesses the right to use all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, licenses, technology, software, know-how database rights, design rights and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses as currently conducted, and such IP Rights do not conflict with the rights of any Person, except to the extent the absence of such IP Rights and such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, the operation of the respective businesses of each Covenant Party and member of the Restricted Group that is a Material Subsidiary as currently conducted does not infringe upon any rights held by any Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the IP Rights is pending or, to the knowledge of the Company, threatened in writing against any Covenant Party or any member of the Restricted Group that is a Material Subsidiary, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
Section 5.16.    Solvency.
As of the 2021 Amendment Closing Date, the SPV Borrower is, and the Company and its Subsidiaries on a consolidated basis are, Solvent.
Section 5.17.    [Reserved.]
Section 5.18.    USA Patriot Act, Anti-Corruption Laws and Sanctions.
(a)To the extent applicable, each Loan Party, each Covenant Party and each of their Subsidiaries, is in compliance, in all material respects, with (i) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Department of the Treasury (31 CFR Subtitle B, Chapter V) and any other enabling legislation or executive order relating thereto and (ii) the USA Patriot Act.
(b)(i) No part of the proceeds of the Loans (or any Letters of Credit or Alternative Letters of Credit) will be used directly or, to the knowledge of any Loan Party, any Covenant Party or any of their Subsidiaries, indirectly, (A) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977 (the “FCPA”) or (B) except as would not reasonably be expected to have a Material Adverse Effect, in violation of any other Anti-Corruption Laws and (ii) each Loan Party, each Covenant Party and each of their Subsidiaries and, to the knowledge of any Loan Party, any Covenant Party or any of their Subsidiaries, their respective directors, officers and employees, are currently in compliance with (A) the FCPA in all material respects and (B) except as would not reasonably be expected to have a Material Adverse Effect, any and other Anti-Corruption Laws.
(c)(i) No Loan Party, Covenant Party or any of their Subsidiaries will directly, or to the knowledge of any Loan Party, any Covenant Party or any of their Subsidiaries, indirectly, use the proceeds of the Loans in violation of applicable Sanctions or otherwise knowingly make available such proceeds to any Person for the purpose of financing the activities of any Sanctioned Person, except to the extent licensed, exempted or otherwise approved by a competent governmental body responsible for enforcing such Sanctions, (ii) no Loan Party, Covenant Parties or any of their Subsidiaries, or to the knowledge of each Loan Party, each Covenant Party or any of their Subsidiaries, their respective directors, officers or employees or, to the knowledge of the Company, any controlled Affiliate of the Company or its Subsidiaries that will act in any capacity in connection with or benefit from any Facility, is a Sanctioned Person and (iii) no Loan Party, Covenant Party or their Subsidiaries or, to the knowledge of any Loan Party, any Covenant Party or any of their Subsidiaries, their respective directors, officers and employees, are in violation of applicable Sanctions in any material respect.
Section 5.19.    Collateral Documents.
(a)Except as otherwise contemplated hereby, under any other Loan Documents or under any Proceeds Loan Finance Documents, the provisions of the Collateral Documents and the Proceeds Loan Collateral Documents, together with such filings and other actions required to be taken hereby or by the applicable Collateral Documents or Proceeds Loan Collateral Documents (including the delivery of certificates representing securities required to be delivered pursuant to the applicable Collateral Documents or Proceeds Loan Collateral Documents), are effective (or will be effective in the case of Collateral Documents or Proceeds Loan Collateral Documents subsequently entered into pursuant to Section 6.11) to create in favor of the Secured Parties and/or the applicable Security Agent, as applicable, except as otherwise provided hereunder, including subject to Liens permitted by Section 4.12 of Annex II or Annex IV, as applicable, a legal, valid, enforceable and perfected first priority Lien on all right, title and interest of the respective Grantor in the Collateral or Proceeds Loan Collateral described therein.
(b)Notwithstanding anything herein (including this Section 5.19), in any other Loan Document or in any Proceeds Loan Finance Document to the contrary, no representation or warranty is made as to the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest (A) to the extent such pledge, security interest, perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or (B) until such pledge, security interest, perfection or priority is required pursuant to Section 6.11.
Section 5.20.    Telecommunications, Cable and Broadcasting Laws.
Each Covenant Party, to the best of its knowledge and belief, is in compliance in all material respects with all Telecommunications, Cable and Broadcasting Laws (but excluding for these purposes only, breaches of Telecommunications, Cable and Broadcasting Laws which have been expressly waived by the relevant regulatory authority), in each case, except as would not reasonably be expected to have a Material Adverse Effect.
ARTICLE VI
AFFIRMATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) obligations and liabilities which are accrued and payable under Treasury Services Agreements and Secured Hedge Agreements) hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit or Alternative Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or Alternative L/C Issuer, as applicable, or such Letter of Credit or Alternative Letter of Credit has been deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer or Alternative L/C

Issuer, as applicable), then from and after the 2021 Amendment Effective Date, the Loan Parties shall, with respect to the covenants set forth in Section 6.01 and Section 6.02 and, with respect to the other covenants set forth in this Article VI, the Covenant Parties shall and shall cause each member of the Restricted Group to:
Section 6.01.    Company Materials.
The Borrowers hereby acknowledge that (a) the Administrative Agent will make available to the Lenders and the other Finance Parties materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Company Materials”) by posting the Company Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Finance Parties (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Loan Parties, the Covenant Parties or any of their Subsidiaries, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrowers hereby agree that so long as the Loan Parties, the Covenant Parties or any of their Subsidiaries are the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of the Company Materials that may be distributed to the Public Lenders and that: (i) all such Company Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Company Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Finance Parties to treat such Company Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Loan Parties, the Covenant Parties or any of their Subsidiaries, or the respective securities of any of the foregoing for purposes of United States Federal and state securities laws (provided that, to the extent such Company Materials constitute Information, they shall be treated as set forth in Section 10.08); (iii) all Company Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (iv) the Administrative Agent and the other Finance Parties shall treat the Company Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrowers shall be under no obligation to mark the Company Materials “PUBLIC.”
Section 6.02.    Compliance Certificates and other Information.
The Borrowers shall deliver to the Administrative Agent for prompt further distribution to each Lender:
(a)no later than five Business Days after the delivery of the financial statements referred to in Section 4.03(a)(1) and (2) of Annex II and Annex IV, as applicable, a duly completed Compliance Certificate signed by a Responsible Officer of the Company;
(b)promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Loan Parties or any member of the Restricted Group files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8, or equivalent) and in any case not otherwise required to be delivered to the Administrative Agent pursuant to any other clause of this Section 6.02 (provided, that, to the extent any such reports or registration statements are filed on the SEC’s website or on a Parent’s website, such documents shall be deemed to be delivered to the Administrative Agent);
(c)promptly after the furnishing thereof, in connection with any Indebtedness of Loan Parties or any member of the Restricted Group in a principal amount in excess of the Threshold Amount, copies of any material notices received by any Loan Party or Covenant Party (other than in the ordinary course) or material statements or material reports furnished to the holders of such Indebtedness generally (other than in the ordinary course or in connection with any board observer or similar rights) of the Loan Parties or any member of the Restricted Group and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.02; provided that, to the extent any such notices, statements or reports are filed on the SEC’s website or on a Parent’s website, such documents shall be deemed to be delivered to the Administrative Agent;
(d)together with the delivery of each annual Compliance Certificate pursuant to Section 6.02(a), a list of each Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate (to the extent that there have been any changes in the identity or status of any Subsidiary as an Unrestricted Subsidiary since the later of the Effective Date and the most recent list provided); and
(e)promptly, such additional information as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request (i) regarding the business, legal, financial or corporate affairs of the Loan Parties or any member of the Restricted Group, or compliance with the terms of the Loan Documents, or (ii) for the purposes of applicable “know your customer” and anti-money laundering rules and regulations (including, for the avoidance of doubt, the Beneficial Ownership Regulation and the USA Patriot Act).

Section 6.03.    Notices.
Promptly after a Responsible Officer of a Loan Party or Covenant Party has obtained actual knowledge thereof, such Loan Party or Covenant Party shall notify the Administrative Agent:
(a)of the occurrence of any Default;
(b)of the occurrence of an ERISA Event which could reasonably be expected to result in a Material Adverse Effect; and
(c)of the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority against any Loan Party or any member of the Restricted Group, that could in each case reasonably be expected to result in a Material Adverse Effect.
Each notice pursuant to this Section 6.03 shall be accompanied by a written statement of a Responsible Officer of such Loan Party or Covenant Party, as applicable, (i) that such notice is being delivered pursuant to Section 6.03(a), (b) or (c) (as applicable) and (ii) setting forth details of the occurrence referred to therein and stating what action the Loan Party or Covenant Party, as applicable, has taken and proposes to take with respect thereto.
Section 6.04.    Payment of Taxes.
Each Loan Party shall, and each Covenant Party shall and shall cause each member of the Restricted Group to, pay, discharge or otherwise satisfy, as the same shall become due and payable in the normal conduct of its business, all its obligations and liabilities in respect of Taxes imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent (a) any such Tax is being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP or (b) the failure to pay or discharge the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 6.05.    Preservation of Existence, Etc.
Each Loan Party shall, and each Covenant Party shall cause each member of the Restricted Group to:
(a)preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization, and
(b)take all reasonable action to maintain all rights, privileges (including its good standing where applicable in the relevant jurisdiction), permits, licenses and franchises material to the ordinary conduct of its business, except, in the case of Section 6.05(a) or (b), to the extent (i) that failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) pursuant to any merger, consolidation, liquidation, dissolution or Asset Disposition permitted in Annex II or Annex IV, as applicable.
Section 6.06.    Maintenance of Properties.
Except if the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Covenant Party shall, and shall cause each member of the Restricted Group to, maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and fire, casualty or condemnation excepted.
Section 6.07.    Maintenance of Insurance.
Each Covenant Party shall, and shall cause each member of the Restricted Group to, maintain with insurance companies that the Company believes (in the good faith judgment of its management) are reputable at the time the relevant coverage is placed or renewed, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Restricted Group) as are customarily carried under similar circumstances by such other Persons.

Section 6.08.    Compliance with Laws.
Each Loan Party shall, and each Covenant Party shall and shall cause each member of the Restricted Group to, comply in all respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith would not have or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 6.09.    Books and Records.
Each Loan Party shall, and each Covenant Party shall cause each member of the Restricted Group to, maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP or Local GAAP, as applicable, and which reflect all material financial transactions and matters involving the assets and business of such Loan Party, such Covenant Party or such member of the Restricted Group, as the case may be (it being understood and agreed that certain Non-U.S. Subsidiaries maintain individual books and records in conformity with generally accepted accounting principles in their respective countries of organization and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder).
Section 6.10.    Inspection Rights.
While an Event of Default is continuing or if the Administrative Agent has reasonable grounds to believe that an Event of Default may exist and at other times if the Administrative Agent has reasonable grounds for such request, any Loan Party or any Covenant Party shall permit, upon reasonable prior notice to such Loan Party or Covenant Party, as applicable, the Administrative Agent and accountants or other professional advisers and independent contractors of the Administrative Agent to:
(a)visit and inspect the properties of any Loan Party or any member of the Restricted Group during normal business hours;
(b)inspect its books and records other than records which the relevant Loan Party or member of the Restricted Group is prohibited by Law or contract from disclosing to the Administrative Agent; and
(c)discuss with its principal officers and auditors its business, assets, liabilities, financial position, results of operations and business prospects; provided that (i) any such discussion with auditors shall only be on the basis of the audited financial statements of the Loan Parties or any member of the Restricted Group and any compliance certificates issued by such auditors and (ii) representatives of the Loan Parties or any member of the Restricted Group shall be entitled to be present at any such discussion with the auditors.
Section 6.11.    Additional Collateral; Additional Guarantors.
At the Borrowers’ expense, subject to the limitations and exceptions of this Agreement, including the provisions of the Collateral and Guarantee Requirement and any applicable limitation in any applicable Collateral Document or Proceeds Loan Collateral Document, each Loan Party shall, and the Company shall and shall cause each member of the Restricted Group to, take all action necessary or reasonably requested by the Administrative Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including in relation to any provision of this Agreement which requires the Loan Parties or any member of the Restricted Group to deliver a Collateral Document or Proceeds Loan Collateral Document for the purposes of granting any guarantee or Collateral for the benefit of the Secured Parties or Proceeds Loan Collateral for the benefit of the Group Security Agent and the Administrative Agent and/or the Security Agent agrees to execute, as soon as reasonably practicable, any such guarantee or Collateral Document which is presented to it for execution.
Section 6.12.    Compliance with Environmental Laws.
(a)Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Covenant Party shall, and shall cause each member of the Restricted Group to: (i) comply, and take all reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply with all Environmental Laws and Environmental Permits; (ii) obtain and renew all Environmental Permits necessary for its operations and properties; and (iii) in each case to the extent any member of the Restricted Group is required by Environmental Laws, conduct any investigation, remedial or other corrective action necessary to address Hazardous Materials at any property or facility in accordance with Environmental Laws.
(b)The Covenant Parties shall, and shall cause each member of the Restricted Group to, promptly notify the Administrative Agent of any Environmental Liabilities or claims (to the best of such Covenant Party’s or member of the Restricted Group’s knowledge and belief) pending or threatened against it which has or is reasonably likely to have a Material Adverse Effect.

(c)No Covenant Party shall, and the Covenant Parties shall not permit any member of the Restricted Group to, permit or allow to occur any discharge, release, leak, migration or other escape of any Hazardous Materials into the Environment on, under or from any property owned, leased, occupied or controlled by it, where such discharge, release, leak, migration or escape has or is reasonably likely to have a Material Adverse Effect.
Section 6.13.    Further Assurances.
(a)Promptly upon reasonable request by the Administrative Agent and/or the applicable Security Agent (as applicable), the Loan Parties and/or Covenant Parties shall (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document, any Proceeds Loan Collateral Document or other document or instrument relating to any Collateral or Proceeds Loan Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent and/or the applicable Security Agent (as applicable) may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents and the Proceeds Loan Collateral Documents, to the extent required pursuant to the Collateral and Guarantee Requirement.
(b)In relation to any provision of this Agreement which requires the Loan Parties or any member of the Restricted Group to deliver a Collateral Document or Proceeds Loan Collateral Document for the purposes of granting any Guaranty, Collateral or Proceeds Loan Collateral, the Administrative Agent and/or the applicable Security Agent (as applicable) agrees to execute, as soon as reasonably practicable, any such guarantee, Collateral Document or Proceeds Loan Collateral Document in agreed form which is presented to it for execution.
Section 6.14.    Designation of Subsidiaries.
The Company may at any time after the 2021 Amendment Effective Date designate any Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary, in accordance with the provisions set forth in, prior to the SPV Structure Termination Date, Annex I and Annex II and, on or after the SPV Structure Termination Date, Annex III and Annex IV.
Section 6.15.    Use of Proceeds.
Each Borrower shall use the proceeds of any Borrowing, Letter of Credit or Alternative Letter of Credit for any purpose not otherwise prohibited under this Agreement, including (a) with respect to the Initial Term Loans, to finance the Refinancing and the Acquisition, including depositing the Acquisition Escrow Proceeds Funded Amount in the Acquisition Escrow Account and making one or more Proceeds Loans, and to pay fees, costs, expenses and other amounts in connection therewith, (b) with respect to the 2021 Additional Term Loans, as specified in Section 6 of the 2021 Additional Facility Joinder Agreement, (c) to finance the repayment of outstanding indebtedness of the Loan Parties or the Restricted Group, including accrued and unpaid interest and any prepayment fees and other related fees, (d) to finance ongoing working capital requirements, (e) for any general corporate purposes, and (f) to cover fees, costs, expenses and other amounts in connection with the Facilities or other transactions related thereto or any of the foregoing.
Section 6.16.    [Reserved.]
Section 6.17.    Subordinated Shareholder Loans.
No later than 45 days following the Incurrence by any member of the Restricted Group of any Subordinated Shareholder Loan (or such longer period as the Administrative Agent may agree in its discretion), the Company or such member of the Restricted Group will cause each creditor in respect of any such Indebtedness to enter into a Pledge Agreement, in substantially the form attached as Exhibit F, with respect to such Indebtedness.
Section 6.18.    Maintenance of Intellectual Property.
Except as otherwise permitted by this Agreement, each Covenant Party shall, and shall cause each member of the Restricted Group to:
(a)make such registrations and pay such fees and similar amounts as are necessary to keep the registered Intellectual Property owned by any member of the Restricted Group and which is material to the conduct of the business of the Restricted Group as a whole from time to time;
(b)take such steps as are necessary and commercially reasonable (including the institution of legal proceedings) to prevent third parties infringing those Intellectual Property referred to in Section 6.18(a) and (without prejudice to Section 6.18(a)) take such other steps as are reasonably practicable to maintain and preserve its interests in those rights, except where failure to do so will not have or be reasonably likely to have a Material Adverse Effect; and
(c)ensure that any license arrangements in respect of the Intellectual Property referred to in Section 6.18(a) entered into with any third party are entered into on arm’s length terms and in the ordinary course of business (which shall include, for the avoidance of doubt, any such licensing arrangements entered into in connection with outsourcing on normal commercial terms) and will not have or be reasonably likely to have a Material Adverse Effect.
Section 6.19.    Change in Accounting Practices.
(a)The Company shall notify the Administrative Agent if it elects to make one or more changes in any material accounting policies, practices or procedures whether resulting from the Company’s decision at any time to adopt IFRS or otherwise and, in such event the Company shall provide, at the time of such notice, in respect of any change in the basis upon which the financial information required to be delivered under Section 4.03(a)(1) or (2) of Annex II or Annex IV, as applicable, is prepared, either (i) a statement (providing reasonable detail) confirming the changes would have no material effect on the operation of the Consolidated Net Leverage Ratio or Consolidated Senior Secured Net Leverage Ratio or (ii) a description of the changes and the adjustments that would be required to be made to that financial information in order to cause them to reflect the accounting policies, practices or procedures prior to such change and sufficient information, in such detail and format as may be reasonably required by the Administrative Agent, to enable the Lenders to make a comparison between the financial positions indicated by that financial information and by the financial information required to be delivered under Section 4.03(a)(1) and (2) of Annex II or Annex IV, as applicable. Following the delivery of any such notice, the Required Lenders shall have the right to request, and following any such request the Company shall use commercially reasonable efforts to provide, the statement contemplated by clause (i) of the immediately preceding sentence or the description contemplated by clause (ii) of the immediately preceding sentence, as applicable, relating to the financial information required to be delivered under Section 4.03(a)(1) or (2) of Annex II or Annex IV, as applicable, for the most recently completed quarter.
(b)In the event of any changes to any member of the Restricted Group’s accounting policies, practices or procedures other than resulting from the Company’s decision at any time to adopt IFRS, if the Company notifies the Administrative Agent that it is no longer practicable to test compliance with the Consolidated Net Leverage Ratio and Consolidated Senior Secured Net Leverage Ratio against the financial information required to be delivered pursuant to Section 4.03(a)(1) or (2) of Annex II or Annex IV, as applicable:
(i)the Administrative Agent and the Company shall enter into negotiations with a view to agreeing upon an alternative definitions of “Consolidated Net Leverage Ratio” and “Consolidated Senior Secured Net Leverage Ratio” in order to maintain a consistent basis for calculating such ratios (and for approval by the Required Lenders);
(ii)if the Administrative Agent and the Company agree upon alternative definitions of “Consolidated Net Leverage Ratio” and “Consolidated Senior Secured Net Leverage Ratio” that are acceptable to the Required Lenders, such alternative definitions shall be binding on all parties hereto; and
(iii)if, after three months following the date of the notice given to the Administrative Agent pursuant to this Section 6.19(b), the Administrative Agent and the Company cannot agree upon alternative calculations of such ratios that are acceptable to the Required Lenders, the Administrative Agent shall refer the matter to any of the Auditors as may be agreed between the Company and the Administrative Agent for determination of the adjustments required to be made to such financial information or the calculation of such ratios to take account of such change, such determination to be binding on the parties hereto; provided that pending such determination (but not thereafter) the Company shall continue to prepare financial information and calculate such ratios in accordance with Section 6.19(a) above.
(c)In the event of any changes to such accounting policies, practices or procedures resulting from the Company’s decision at any time to adopt IFRS, if the Company notifies the Administrative Agent that it is no longer practicable to test compliance with the Consolidated Net Leverage Ratio or Consolidated Senior Secured Net Leverage Ratio against the financial information required to be delivered pursuant to Section 4.03(a)(1) or (2) of Annex II or Annex IV, as applicable:
(i)the Company shall provide the Administrative Agent with (A) revised ratio levels for purposes of determining compliance with any provision of this Agreement (including Annex II or Annex IV, as applicable) by reference to the Consolidated Net Leverage Ratio or Consolidated Senior Secured Net Leverage Ratio (the “Revised Ratios”) and (B) relevant definitions to replace those contained in Annex I (the “Revised Definitions”), in each case resulting from the adoption of IFRS by the Company and that are substantially equivalent to the ratio levels and definitions in existence at such time on the basis of GAAP, as confirmed by a report of a reputable accounting firm; and

(ii)the Revised Ratios and Revised Definitions shall become effective, and this Agreement shall be amended accordingly to reflect such amendments without any further consents from any Lender, if the Administrative Agent (acting on the instructions of the Required Lenders) has not objected (acting reasonably) to the implementation of the Revised Ratios and Revised Definitions within 60 days following the date on which the Revised Ratios and Revised Definitions are provided to the Administrative Agent pursuant to this Section 6.19(c); provided that, if at any time after the Company has adopted IFRS, it then elects to adopt GAAP, then this Agreement shall, immediately upon such election, be amended to reflect such amendments without any further consents by any Finance Party to implement a deletion of the Revised Ratio and Revised Definitions and to reinstate the ratio levels for purposes of determining compliance with any provision of this Agreement (including Annex II or Annex IV, as applicable) by reference to the Consolidated Net Leverage Ratio or Consolidated Senior Secured Net Leverage Ratio and the relevant definitions contained in Annex I or Annex III, as applicable, in each case, as at the 2021 Amendment Effective Date (updated to reflect any other amendments made since the 2021 Amendment Effective Date) subject to any amendments in accordance with Section 6.19(a) and Section 6.19(b).
Section 6.20.    “Know Your Client” Checks.
(a)If (i) the introduction of or any change in (or in the interpretation, administration or application of) any applicable Law or regulation made after the date of this Agreement, (ii) any change in the status of a Loan Party or a Covenant Party or the composition of the shareholders of a Loan Party or a Covenant Party after the date of this Agreement, or (iii) a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Administrative Agent or any Lender (or, in the case of clause (iii), any prospective new Lender) to comply with “know your client” or similar reasonable identification procedures in circumstances where the necessary information is not already available to it, each Loan Party and each Covenant Party shall promptly (or within the time period specified in Section 6.16, if applicable) upon the request of the Administrative Agent or any Lender (through the Administrative Agent) supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself or on behalf of any Lender) or any Lender (through the Administrative Agent and for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Administrative Agent, such Lender or, in the case of the event described in clause (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your client” or other similar checks under all applicable Laws and regulations pursuant to the transactions contemplated in the Loan Documents.
(b)Each Lender shall promptly upon the request of the Administrative Agent supply, or cause the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself) in order for the Administrative Agent to carry out and be satisfied it has complied with all necessary “know your client” or other similar checks under all applicable Laws and regulations pursuant to the transactions contemplated in the Loan Documents.
(c)The Loan Parties shall, by not less than five Business Days prior written notice to the Administrative Agent, notify the Administrative Agent (which shall promptly notify the Lenders) of its intention to request that any person becomes an Additional Borrower or Additional Guarantor.
(d)Following the giving of any notice pursuant to Section 6.20(c), if the joinder of such Additional Borrower or Additional Guarantor obliges the Administrative Agent or any Lender to comply with “know your client” or similar identification procedures in circumstances where the necessary information is not already available to it, the Loan Parties shall promptly upon the request of the Administrative Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Administrative Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your client” or other similar checks under all applicable Laws and regulations pursuant to the joinder of such Person to this Agreement as an Additional Borrower or Additional Guarantor.
Section 6.21.    Maintenance of Ratings.
The Company shall use commercially reasonable efforts to have the Term Loans hereunder publicly rated by any two of S&P, Moody’s and Fitch (but shall not be required to maintain any specific ratings level).
Section 6.22.    SPV Structure Termination.
(a)The Company shall give the Administrative Agent and the Security Agent at least 3 Business Days’ written notice prior to effecting any proposal to effect the SPV Structure Termination.
(b)Following delivery of a notice by the Company in accordance with Section 6.22(a) above:

(i)the Security Agent shall (and it is hereby authorized by the other Finance Parties without the need for any further consent or notification to):
(A)at the request of and cost of the Company execute such documents as may be required to release any assets constituting SPV Collateral from security interests constituted by any relevant Collateral Document; and
(B)resign as a party to this Agreement by delivering a notice to that effect in accordance with this Agreement to the Administrative Agent and the Company;
(ii)if there will be Commitments or Outstanding Amounts under this Agreement after the SPV Structure Termination Date:
(A)the Company shall:
(1)deliver to the Administrative Agent a duly executed copy of a written notice from the Company to each Agent (as defined in any Intercreditor Agreement) which is a party to such Intercreditor Agreement on such date designating the Liabilities (as defined in the applicable Intercreditor Agreement) under this Agreement as Pari Passu Debt (as defined in the applicable Intercreditor Agreement);
(2)procure that members of the Restricted Group accede to this Agreement as Borrowers or Guarantors in accordance with Section 10.21 such that the Company is able to give the confirmation in clause (4) below;
(3)procure that Collateral Documents are entered into such that the Company is able to give the confirmation at paragraph (4) below;
(4)deliver to the Administrative Agent a certificate signed by a Responsible Officer of the Company confirming that the Collateral and Guarantee Requirement is satisfied by reference to the annual financial statements relating to the Restricted Group most recently delivered pursuant to Section 4.03(a)(1) of Annex II; and
(5)procure that the Group Security Agent accedes to this Agreement by executing and delivering to the Administrative Agent an accession agreement.
(B)each Lender hereby irrevocably authorizes and appoints the Administrative Agent to act on its behalf and perform the duties and exercise the rights, powers and discretions that are specifically provided to Pari Passu Creditors under (and as defined in) any applicable Intercreditor Agreement, and upon the Administrative Agent so acceding to any such Intercreditor Agreement on the behalf of each Lender, each Lender will be bound by all of the terms and provisions of such Intercreditor Agreement applicable to Pari Passu Creditors as if it were a direct party to such Intercreditor Agreement; and
(C)the Administrative Agent shall (without the further consent of any Lender), and is hereby irrevocably authorized to, accede to any Intercreditor Agreement as a Pari Passu Representative (as defined in the applicable Intercreditor Agreement) in accordance such Intercreditor Agreement and be bound in accordance with the terms thereof;
(iii)the SPV Borrower, the Administrative Agent and the Security Agent, as applicable, shall (and are hereby authorized by the other Finance Parties to) release the members of the Restricted Group that are party to any Covenant Agreement from all of their obligations and liabilities under such documents; and
(iv)the SPV Borrower, the Administrative Agent and the Security Agent, as applicable, shall (and are hereby authorized by the other Finance Parties to) release the obligations of each Obligor (as defined in the Proceeds Loan Agreement) in its capacity as a guarantor or borrower under the Proceeds Loan Agreement, release each member of the Restricted Group and each other Grantor from its obligations under the Proceeds Loan Collateral Documents, and release any assets constituting Proceeds Loan Collateral from Security Interests constituted by any relevant Proceeds Loan Collateral Document.
ARTICLE VII
NEGATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) obligations and liabilities which are accrued and payable under Treasury Services Agreements and Secured Hedge Agreements) hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit or Alternative Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or Alternative L/C Issuer, as applicable, or such Letter of Credit or Alternative Letter of Credit has been deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer or Alternative L/C Issuer, as applicable), then from and after the 2021 Amendment Effective Date:
Section 7.01.    Annex II and Annex IV.
(a)Prior to the SPV Structure Termination Date, each Loan Party and each Covenant Party shall, and, to the extent provided below and in Annex II, each Covenant Party shall cause each member of the Restricted Group to, comply with the covenants set forth in Annex II to this Agreement.
(b)On or after the SPV Structure Termination Date, each Loan Party shall, and, to the extent provided below and in Annex IV, shall cause each member of the Restricted Group to, comply with the covenants set forth in Annex IV to this Agreement.
Section 7.02.    [Reserved].
ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES
Section 8.01.    Events of Default.
Any of the following from and after the 2021 Amendment Effective Date shall constitute an event of default (an “Event of Default”):
(a)Non-Payment. Any Loan Party fails to pay (i) within three Business Days after the same becomes due, when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or
(b)Specific Covenants.
(i)Prior to the SPV Structure Termination Date, any Loan Party or Covenant Party fails to perform or observe any term, covenant or agreement contained in any of Sections 4.07, 4.09, 4.10, 4.11, 4.12 or 4.15 of Annex II; or
(ii)On or after the SPV Structure Termination Date, any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Sections 4.07, 4.09, 4.10, 4.11, 4.12 or 4.15 of Annex IV; or
(c)Other Defaults.
(i)Any Loan Party or Covenant Party fails to perform or observe any term, covenant or agreement contained in, prior to the SPV Structure Termination Date, Section 4.03 of Annex II (as relates to delivery of financial information), or, on or after the SPV Structure Termination Date, Section 4.03 of Annex IV (as relates to delivery of financial information), or Section 6.02 of this Agreement and such failure continues for 90 days after the earlier of (A) receipt by the Borrowers of written notice thereof from the Administrative Agent and (B) such Loan Party or Covenant Party, as applicable, becoming aware of that failure to comply; or
(ii)Any Loan Party or Covenant Party fails to perform or observe any other term, covenant or agreement (not specified in Section 8.01(a) or Section 8.01(b)), contained in any Loan Document or Proceeds Loan Finance Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (A) receipt by the Borrowers of written notice thereof from the Administrative Agent and (B) such Loan Party or Covenant Party, as applicable, becoming aware of that failure to comply; or
(d)Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by any Loan Party or Covenant Party herein, in any other Loan Document or Proceeds Loan Finance Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect in any material respect (or, with respect to any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language, in any respect (after giving effect to any qualification therein)) when made or deemed made and, in the event that such representation or warranty is capable of remedy, the misrepresentation is not remedied within 30 days after the earlier of (i) receipt by the Borrowers of written notice thereof from the Administrative Agent and (ii) such Loan Party or Covenant Party, as applicable, becoming aware of that misrepresentation; or

(e)Cross-Default.
(i)Subject to clause (ii) below, (A) any Indebtedness of any Loan Party or any member of the Restricted Group is not paid when due or within any originally applicable grace period, (B) any Indebtedness of any Loan Party or any member of the Restricted Group becomes prematurely due and payable or is placed on demand, in each case as a result of an event of default (howsoever described) under the document relating to that Indebtedness, or (C) any Indebtedness of a Loan Party or any member of the Restricted Group becomes capable of being declared prematurely due and payable or placed on demand, in each case as a result of an event of default (howsoever described) under the document relating to that Indebtedness;
(ii)It shall not be an Event of Default under this Section 8.01(e): (A) where the aggregate principal amount (or, if the relevant Indebtedness relates to an Interest Rate Agreement, Commodity Agreement or Currency Agreement, the amount or value (as applicable)) of all Indebtedness to which any event specified in Section 8.01(e)(i) relates is less than the Threshold Amount or the equivalent in other currencies, other than as set forth in sub-clause (E) of this Section 8.01(e)(ii) solely as it relates to the LCPR Credit Agreement; (B) if the circumstance which would otherwise have caused an Event of Default under this Section 8.01(e) is being contested in good faith by appropriate action; (C) if the relevant Indebtedness is Cash-Collateralized and such cash is available for application in satisfaction of such Indebtedness; (D) if such Indebtedness is owed by one Loan Party to another or one member of the Restricted Group to another member of the Restricted Group; or (E) in the case of any failure to comply with the Financial Covenant (as defined in the LCPR Credit Agreement) or a breach of any other financial maintenance covenant under any other Credit Facility (each, a “Financial Covenant Event of Default”), unless and until the requisite lenders (or any administrative agent or trustee on their behalf or at their direction) entitled to take such actions with respect to such Financial Covenant Event of Default have declared all obligations with respect to the LCPR Credit Agreement (irrespective of the principal amount of such obligations) or such other applicable Credit Facility to be immediately due and payable as a result of such Financial Covenant Event of Default (and such declaration has not been rescinded as of the applicable date); or
(f)Insolvency Proceedings, Etc.
(i)Prior to the SPV Structure Termination Date, any Loan Party, or any Covenant Party that is a Material Subsidiary, and (ii) on or after the SPV Structure Termination Date, any Borrower or any other Loan Party that is a Material Subsidiary, institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding, in each case of this Section 8.01(f)(i), except as a result of, or in connection with, any Solvent Liquidation; or
(g)Attachment. Any writ or warrant of attachment or execution or similar process is issued or levied against all or any part of the property of (i) prior to the SPV Structure Termination Date, the Loan Parties, taken as a whole, or the Restricted Group, taken as a whole and (ii) on and after the SPV Structure Termination Date the Restricted Group, taken as a whole, and which, in each case, could reasonably be expected to result in a Material Adverse Effect and such writ or warrant of attachment is not released, vacated or fully bonded within 60 days after its issue or levy; or
(h)Judgments. There is entered against any Loan Party, Covenant Party or any Restricted Subsidiary that is a Material Subsidiary, a final non-appealable judgment and order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of 60 consecutive days; or
(i)Invalidity of Loan Documents and Proceeds Loan Finance Documents.
(A)Any material provision of any Loan Document or Proceeds Loan Finance Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted as an SPV Asset Disposition, an Asset Disposition and under Section 4.15 of Annex II or Annex IV, as applicable) or as a result of acts or omissions by the Administrative Agent or any Lender or the satisfaction in full of all the Obligations (other than contingent reimbursement or indemnification obligations), ceases to be in full force and effect, or (B) any Loan Party or Covenant Party contests in writing the validity or enforceability of any provision of any Loan Document or Proceeds Loan Finance Document or the validity or priority of a Lien as required by the Collateral Documents or Proceeds Loan Collateral Documents on a material portion of the Collateral or Proceeds Loan Collateral, as applicable, or (C) any Loan Party or Covenant Party denies in writing that it has any or further liability or obligation under any Loan Document or Proceeds Loan Finance Documents (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document or Proceeds Loan Finance Documents; or
(j)[Reserved]; or
(k)Collateral Documents and Proceeds Loan Collateral Documents. (i) Any Collateral Document or Proceeds Loan Collateral Document after delivery thereof pursuant to Section 6.11, Section 6.13, Section 6.16 or Section 6.18 shall for any reason (other than pursuant to the terms hereof or thereof including as a result of a transaction not prohibited under this Agreement) cease to create a valid and perfected Lien, with the priority required by the Collateral Documents or Proceeds Loan Collateral Document on and security interest in any material portion of the Collateral or Proceeds Loan Collateral purported to be covered thereby, to the extent such Collateral or Proceeds Loan Collateral, as applicable, has a fair market value in excess of $75.0 million, subject to Liens permitted under Section 4.12 of Annex II or Annex IV, as applicable, except to the extent that any such perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or results from the failure of the Administrative Agent and/or the applicable Security Agent (as applicable) to maintain possession of certificates actually delivered to it representing securities pledged or mortgaged under the Collateral Documents or Proceeds Loan Collateral Documents or to file Uniform Commercial Code continuation statements or (ii) any Lien created or purported to be created by the Collateral Documents or Proceeds Loan Collateral Documents (to the extent relating to Collateral or Proceeds Loan Collateral having a fair market value in excess of $75.0 million) shall cease to have the lien priority established or purported to be established by any Collateral Sharing Agreement or any Intercreditor Agreement, as applicable; or
(l)ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of a Covenant Party or an ERISA Affiliate in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, or (ii) a Covenant Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect;
provided, that: during the Clean-up Period in respect of any acquisition or Investment permitted under this Agreement, references to any Loan Party, any Covenant Party, any member of the Restricted Group or a Material Subsidiary in Section 8.01(b), Section 8.01(c)(i), Section 8.01(c)(ii) or Section 8.01(d) will not include any entity or assets that have been acquired pursuant to an acquisition or Investment permitted under this Agreement if the relevant event or circumstance that would, but for the operation of this proviso, constitute a breach of the representations and warranties or a breach of the covenants or a potential or actual Event of Default (A) existed prior to the date of such acquisition or Investment permitted under this Agreement, (B) is capable of remedy during such Clean-Up Period and reasonable steps are being taken, having become aware of such event or circumstance, to ensure that such event or circumstance is being remedied, (C) was not procured or approved by any Loan Party, any Covenant Party or any other member of the Restricted Group and (D) has not resulted in or could not be reasonably be expected to result in a Material Adverse Effect.
Section 8.02.    Remedies Upon Event of Default.
If any Event of Default occurs and is continuing, the Administrative Agent may, and at the request of the Required Lenders shall, take any or all of the following actions:
(a)declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers or Alternative L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligations shall be terminated;
(b)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;
(c)require that the applicable Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and
(d)exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;
provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to a Borrower under the Bankruptcy Code of the United States or any Debtor Relief Laws, the obligation of each Lender to make Loans and any obligation of the L/C Issuers or Alternative L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable and the obligation of the applicable Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
With respect to any Default or Event of Default, the words “exists”, “is continuing” or similar expressions with respect thereto shall mean that the Default or Event of Default has occurred and has not yet been cured or waived. If any Default or Event of Default occurs due to (a) the failure by any person to take any action by a specified time, such Default or Event of Default shall be deemed to have been cured at the time, if any, that the applicable person takes such action or (b) the taking of any action by any person that is not then permitted by the terms of this Agreement or any other Loan Document or Proceeds Loan Finance Document, such Default or Event of Default shall be deemed to be cured on the earlier to occur of (i) the date on which such action would be permitted at such time to be taken under this Agreement, the other Loan Documents and the Proceeds Loan Finance Documents, and (ii) the date on which such action is unwound or otherwise modified to the extent necessary for such revised action to be permitted at such time by this Agreement, the other Loan Documents and the Proceeds Loan Finance Documents. If any Default or Event of Default occurs that is subsequently cured (a “Cured Default”), any other subsequent Default or Event of Default resulting from the taking or omitting to take any action by any person, which subsequent Default or Event of Default would not have arisen had the Cured Default not occurred, shall be deemed to be cured automatically upon, and simultaneously with, the cure of the Cured Default. Notwithstanding anything to the contrary in this paragraph, a Default or Event of Default (the “Initial Default”) may not be cured pursuant to this paragraph:
(e)in the case of an Initial Default described in clause (b) of the second sentence of this paragraph, if an Officer of the Company had Knowledge at the time of taking any such action that such Initial Default had occurred and was continuing; or
(f)in the case of an Event of Default described under Section 8.01(i) that directly results in material impairment of the rights and remedies of the holders and the Administrative Agent under the Loan Documents or the Proceeds Loan Finance Documents; or
(g)if the Administrative Agent shall have declared the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable prior to the date such Initial Default would have been deemed to be cured under this paragraph.
For purposes of the paragraph above, “Knowledge” shall mean, with respect to an Officer of the Company, (i) the actual knowledge of such individual or (ii) the knowledge that such individual would have obtained if such individual had acted in good faith to discharge his or her duties with the same level of diligence and care as would reasonably be expected from an officer in a substantially similar position.
Notwithstanding anything to the contrary herein, (i) if a Default occurs for a failure to deliver a required certificate in connection with an Initial Default then at the time such Initial Default is cured, such Default for a failure to report or deliver a required certificate in connection with the Initial Default will also be cured without any further action and (ii) any Default or Event of Default for the failure to comply with the time periods prescribed in Section 4.03 of Annex II, or otherwise to deliver any notice or certificate pursuant to any other provision of this Agreement shall be deemed to be cured upon the delivery of any such report required by such covenant or notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Agreement. Any notice of Default or Event of Default, notice of acceleration or instruction to the Administrative Agent to provide a notice of Default or Event of Default or notice of acceleration, or to take any other action with respect to an alleged Default or Event of Default, may not be given with respect to any action taken, and reported publicly or to Lenders, more than two years prior to such notice or instruction, except where an Responsible Officer of a Loan Party or Covenant Party had actual knowledge at the time of reporting publicly any such action that such action would constitute a Default or Event of Default and failed to provide the notification required by Section 6.03(a).
Section 8.03.    Application of Funds.
Except as may be otherwise provided in any applicable Refinancing Amendment with respect to Obligations under the applicable Refinancing Term Loans (in each case, which shall not be more favorable to the holders of such Loans than the allocation described below) and subject to the applicable Collateral Sharing Agreement or Intercreditor Agreement, after the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order (to the fullest extent permitted by mandatory provisions of applicable Law):

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings, Alternative L/C Borrowings, and any fees, premiums and scheduled periodic payments due under Treasury Services Agreements or Secured Hedge Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings (including to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit) and Alternative L/C Borrowings (including to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Alternative Letters of Credit), and any breakage, termination or other payments under Treasury Services Agreements or Secured Hedge Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and
Last, the balance, if any, after all of the Obligations have been paid in full, to the applicable Borrower or as otherwise required by applicable Law.
Notwithstanding the foregoing, no amount received from any Guarantor shall be applied to any Excluded Swap Obligation of such Guarantor.
Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit or Alternative Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit or such Alternative Letters of Credit, as applicable, as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit or all Alternative Letters of Credit, as applicable, have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Borrower.
ARTICLE IX
ADMINISTRATIVE AGENT AND OTHER AGENTS
Section 9.01.    Appointment and Authority.
(a)Each of the Lenders and each L/C Issuer and Alternative L/C Issuer hereby irrevocably appoints The Bank of Nova Scotia to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article IX (other than Section 9.06 (solely with respect to the removal and consent rights of the Borrowers set forth therein) and Section 9.10 (solely with respect to the requirement for execution, filing and other actions with respect to the Collateral Documents and other collateral documentation set forth therein)) are solely for the benefit of the Administrative Agent, the Security Agent, the Lenders and each L/C Issuer and Alternative L/C Issuer, and no Loan Party or Grantor shall have rights as a third party beneficiary of any of such provisions.
(b)The Security Agent shall act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacity as a potential Hedge Bank) and each L/C Issuer and Alternative L/C Issuer acknowledges and agrees that, upon becoming a party to this Agreement and any applicable Collateral Sharing Agreement or Intercreditor Agreement, it shall have appointed and authorized the Security Agent to act as the agent of such Lender, L/C Issuer and Alternative L/C Issuer for purposes of (i) acquiring and holding the security interests under the Collateral Documents for the benefit of the Secured Parties and (ii) and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto, including without limiting the generality of the foregoing, the Security Agent to (A) execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto (including any Intercreditor Agreement), as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents, and any such action by the Security Agent shall bind each Lender, L/C Issuer and Alternative L/C Issuer and (B) negotiate, enforce or settle any claim, action or proceeding affecting the Lenders in their capacity as such, at the direction of the Required Lenders, which negotiation, enforcement or settlement will be binding upon each of the Secured Parties.
Section 9.02.    Rights as a Lender.
The Person serving as the Administrative Agent and/or the Security Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and/or the Security Agent, as applicable, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent and/or the Security Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties, the Covenant Parties or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent and/or the Security Agent hereunder and without any duty to account therefor to the Lenders.
Section 9.03.    Exculpatory Provisions.
The Administrative Agent and the Security Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent and the Security Agent:
(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent and/or the Security Agent, as applicable, is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent and/or the Security Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent and/or the Security Agent to liability or that is contrary to any Loan Document or applicable Law;
(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers, the Covenant Parties or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent and/or the Security Agent or any of their respective Affiliates in any capacity;
(d)shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent and/or the Security Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.01 and Section 8.02) or (ii) in the absence of its own gross negligence or willful misconduct;
(e)shall be deemed not to have knowledge of any Default unless and until written notice describing such Default is given to the Administrative Agent and/or the Security Agent, as applicable, by a Loan Party, a Covenant Party, a Lender, an L/C Issuer or an Alternative L/C Issuer; and
(f)neither the Administrative Agent nor the Security Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with any reliance on any electronic signature transmitted by telecopy, emailed pdf or any other electronic means that produces an image of an actual executed signature page), or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent and/or the Security Agent.
Section 9.04.    Reliance by Administrative Agent and Security Agent.
The Administrative Agent and the Security Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent and the Security Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit or Alternative Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender, an L/C Issuer or an Alternative L/C Issuer, the Administrative Agent and the Security Agent may presume that such condition is satisfactory to such Lender, L/C Issuer or Alternative L/C Issuer unless the Administrative Agent and/or the Security Agent, as applicable, shall have received notice to the contrary from such Lender, L/C Issuer or Alternative L/C Issuer, prior to the making of such Loan or the issuance, extension, renewal or increase of such Letter of Credit or Alternative Letter of Credit. The Administrative Agent and the Security Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 9.05.    Delegation of Duties.
The Administrative Agent and the Security Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents that is a “U.S. person” and a “financial institution” within the meaning of Treasury Regulation Section 1.1441-1 (which may be Affiliates of the Administrative Agent and/or the Security Agent) appointed by the Administrative Agent and/or the Security Agent, as applicable. The Administrative Agent, the Security Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX and the confidentiality obligations of the Administrative Agent and the Security Agent, as applicable, under Section 10.08 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and the Security Agent, as applicable, and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent and/or as Security Agent. The Administrative Agent and the Security Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent and/or the Security Agent, as applicable, acted with gross negligence or willful misconduct in the selection of such sub-agent.
Section 9.06.    Resignation of Administrative Agent and Security Agent.
The Administrative Agent and/or the Security Agent may resign as the Administrative Agent and/or the Security Agent, as applicable, upon ten days’ written notice to the Lenders and the Company; provided that no such notice period shall be required with respect to the SPV Security Agent’s resignation pursuant to Section 6.22(b)(i)(B); provided further that if no successor agent is appointed in accordance with the terms set forth below within such ten-day period, the Administrative Agent and/or the Security Agent, as applicable, shall not be permitted to resign until the earlier to occur of (a) the date of the appointment of the successor agent or (b) the date that is 30 days after the last day of such ten-day period. If the Administrative Agent and/or the Security Agent is subject to an Agent-Related Distress Event, the Required Lenders may remove the Administrative Agent and/or the Security Agent, as applicable, upon ten days’ notice. Upon the resignation or removal of the Administrative Agent and/or the Security Agent under this Section 9.06, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders that is a “U.S. person” and a “financial institution” within the meaning of Treasury Regulation Section 1.1441-1, which such appointment shall be subject to the consent of the Company (which consent may be withheld at the Company’s sole discretion) at all times other than during the existence of an Event of Default under Section 8.01(a) or Section 8.01(f). If no successor agent is appointed by the Required Lenders prior to the effective date of the resignation or removal of the Administrative Agent and/or the Security Agent, the retiring or removed Administrative Agent and/or Security Agent, as applicable, may appoint, after consulting with the Lenders and Company, a successor agent from among the Lenders that is a “U.S. person” and a “financial institution” within the meaning of Treasury Regulation Section 1.1441-1; provided that if the Administrative Agent and/or the Security Agent, as applicable, shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring or removed Administrative Agent and/or the Security Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent or the Security Agent on behalf of the Lenders, an L/C Issuer or an Alternative L/C Issuer under any of the Loan Documents, the retiring or removed Administrative Agent or Security Agent shall continue to hold such collateral security until such time as a successor Administrative Agent or Security Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent and/or the Security Agent, as applicable, shall instead be made by or to each Lender, L/C Issuer or Alternative L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent and/or Security Agent as provided for above in this Section 9.06. So long as no Default or Event of Default has occurred and is continuing, the Company may in its absolute discretion, by notice to the Administrative Agent and/or the Security Agent, as applicable, require the Administrative Agent and/or the Security Agent, as applicable, to resign by giving 15 days’ notice, in which case the Administrative Agent and/or the Security Agent, as applicable, shall resign and the Company shall appoint a successor Administrative

Agent and/or Security Agent (without any Lender’s consent). The Company may exercise such right to replace the Administrative Agent and/or the Security Agent twice during the life of the Facilities. Upon the acceptance of a successor’s appointment as Administrative Agent and/or Security Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent and/or Security Agent. Upon resignation or removal, the retiring or removed Administrative Agent and/or Security Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable to a successor Administrative Agent and/or Security Agent shall be the same as those payable to its predecessor on the 2021 Amendment Effective Date unless otherwise agreed with such successor. After the retiring Administrative Agent’s or Security Agent’s resignation or the removed Administrative Agent’s or Security Agent’s removal hereunder and under the other Loan Documents, the provisions of this Article IX and Section 10.04 and Section 10.05 shall continue in effect for the benefit of such retiring or removed Administrative Agent and/or Security Agent, their respective sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent and/or Security Agent was acting as Administrative Agent and/or Security Agent, as applicable, and the retiring or removed Administrative Agent and/or Security Agent shall continue to be subject to Section 10.08.
Any resignation by or removal of The Bank of Nova Scotia as Administrative Agent pursuant to this Section 9.06 shall also constitute its resignation as L/C Issuer, Alternative L/C Issuer and Swing Line Lender, as applicable. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, Alternative L/C Issuer and Swing Line Lender, (B) the retiring L/C Issuer, Alternative L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (C) the successor L/C Issuer and Alternative L/C Issuer shall issue letters of credit in substitution for the Letters of Credit or Alternative Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer and Alternative L/C Issuer to effectively assume the obligations of the retiring L/C Issuer and Alternative L/C Issuer with respect to such Letters of Credit or Alternative Letters of Credit.
Section 9.07.    Non-Reliance on Administrative Agent, Security Agent and Other Lenders.
Each Lender, L/C Issuer and Alternative L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent, the Security Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender, L/C Issuer and Alternative L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Security Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Section 9.08.    No Other Duties, Etc.
Anything herein to the contrary notwithstanding, the Administrative Agent and/or the Security Agent, Bookrunners or Arrangers listed on the cover page hereof shall not have any powers, duties, obligations or responsibilities under this Agreement or any of the other Loan Documents, except in their capacity as Administrative Agent and/or Security Agent, as applicable, Lender, L/C Issuer, Alternative L/C Issuer or (in the case of Section 10.01(g) below) Arranger hereunder.
Section 9.09.    Administrative Agent May File Proofs of Claim; Credit Bidding.
In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party or any Grantor, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, but not obligated, by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers, the Alternative L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers, the Alternative L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due to the Lenders, the L/C Issuers, the Alternative L/C Issuers and the Administrative Agent under Section 2.03(h) and (i), Section 2.09, Section 10.04 and Section 10.05) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender, L/C Issuer and Alternative L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, the L/C Issuers and the Alternative L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due to the Administrative Agent under Sections 2.09, 10.04 and 10.05.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender, L/C Issuer or the Alternative L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender, L/C Issuer or Alternative L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender, L/C Issuer or Alternative L/C Issuer in any such proceeding.
The Secured Parties hereby irrevocably authorize the Administrative Agent and/or the Security Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (i) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 thereof (and any successor provisions), or any similar Laws in any other jurisdictions to which a Loan Party or Grantor is subject or (ii) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent and/or the Security Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (A) the Administrative Agent and/or the Security Agent shall be authorized to form one or more acquisition vehicles to make a bid, (B) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent and/or the Security Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 10.01(a) through (h)), (C) the Administrative Agent and/or the Security Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (D) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.
Section 9.10.    Collateral Matters.
Each of the Lenders (including in its capacity as a potential Hedge Bank), L/C Issuers and Alternative L/C Issuers irrevocably authorize the Administrative Agent and/or the Security Agent, as applicable:
(a)to enter into and sign for and on behalf of the Lenders as Secured Parties the Collateral Documents for the benefit of the Lenders and the Secured Parties, including the Acquisition Escrow Agreement for the benefit of the Initial Term Lenders;
(b)to agree, on behalf of the Lenders, to release any Lien on any property granted under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations as to which no claim has been asserted and (B) obligations and liabilities which are accrued and payable under Treasury Services Agreements and Secured Hedge Agreements) and the expiration or termination of all Letters of Credit and Alternative Letters of Credit (other than Letters of Credit or Alternative Letters of Credit that are Cash Collateralized or back-stopped by a letter of credit in form, amount and substance reasonably satisfactory to the Administrative Agent and/or the Security Agent or a deemed reissuance under another facility as to which other arrangements satisfactory to the Administrative Agent and/or the Security Agent and the relevant L/C Issuer or Alternative L/C Issuer, as applicable, shall have been made), (ii) in the event of a sale or disposition (including through merger or consolidation but other than pursuant to an Enforcement Sale) of assets included in the Collateral to a Person that is not (either before or after giving effect to such transaction) a Loan Party; provided that such sale or disposition is in compliance with the Loan Documents, or in connection with any other release of Permitted Affiliate Parent or a Restricted Subsidiary from its obligations as a Guarantor permitted under the Loan Documents, (iii) if such Collateral is the Equity Interests of, or an asset of, a Guarantor or any of its Subsidiaries, in connection with any sale or other disposition of such Equity Interests of that Guarantor to a Person that is not (either before or after giving effect to such transaction) a Loan Party; provided that such sale or asset disposition is in compliance with the Loan Documents, including but not limited to Section 4.10 of Annex II, (iv) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, (v) if the property subject to such Lien is owned by a Guarantor or an Additional Borrower, or Equity Interests of Guarantor or Additional Borrower, upon resignation of such Additional Borrower pursuant to Section 10.22 or release of such Guarantor from its obligations under its Guaranty pursuant to Section 11.09, (vi) if such property becomes an Excluded Asset, (vii) to release and re-take any Lien on Collateral to the extent otherwise permitted by the terms of the Loan Documents, (viii) to the extent such release is required pursuant to the terms of any Intercreditor Agreement, (ix) in connection with any merger or other transaction permitted by and in compliance with Section 5.01 of Annex II, (x) with respect to any Collateral that is transferred to a Receivables Entity pursuant to a Qualified Receivables Transaction, and with respect to any Securitization Obligation that is transferred, in one or more transactions, to a Receivables Entity (as such terms are defined in Annex I), (xi) if the property constitutes Equity Interests or assets of a Subsidiary, upon the designation of such Subsidiary as an Unrestricted Subsidiary, or (xii) as a result of, and in connection with, any Solvent Liquidation; and
(c)to agree, on behalf of the Lenders, to release or subordinate any Lien on any property granted to or held by the Administrative Agent and/or the Security Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 4.12 of Annex II or Annex IV to the extent required by the holder of, or pursuant to the terms of any agreement governing, the obligations secured by such Liens.
Upon request by the Administrative Agent and/or the Security Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s and/or the Security Agent’s authority to agree to release or subordinate its interest in particular types or items of property pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent and/or the Security Agent will (and each Lender irrevocably authorizes the Administrative Agent and/or the Security Agent, as applicable, to), at the Borrowers’ expense, execute and deliver to the applicable Loan Party or Grantor such documents as such Loan Party or Grantor may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item in accordance with the terms of the Loan Documents and this Section 9.10.
In relation to any provision of this Agreement which requires the Loan Parties, a Permitted Affiliate Parent or any member of the Restricted Group to deliver a Collateral Document for the purposes of granting any Guaranty or Collateral for the benefit of the Finance Parties, the Security Agent and/or the Administrative Agent, as applicable, shall execute, as soon as reasonably practicable, any such guarantee or Collateral Document in agreed form which is presented to it for execution.
In relation to the Acquisition Escrow Agreement (and any other escrow agreement, to the extent applicable), the Security Agent acknowledges and agrees that it shall not take any enforcement action, or provide any instruction, in respect of the Acquisition Escrow Account, including providing any Notice of Exclusive Control (as defined therein), unless the Initial Term Loans, in accordance with Section 8.02, have been automatically accelerated or otherwise declared due and payable. If the Security Agent shall have taken any enforcement action, or provided any instruction in respect of the Acquisition Escrow Account, including providing any Notice of Exclusive Control (as defined therein), and the events giving rise to such enforcement action, instruction or Notice of Exclusive Control are cured or waived in accordance with the terms of this Agreement or any Collateral Sharing Agreement, such enforcement action, instruction or Notice of Exclusive Control shall be deemed to be revoked and shall have no further effect between the Security Agent, the SPV Borrower and the Acquisition Escrow Agent and the Security Agent shall immediately notify the Acquisition Escrow Agent of the same.
Section 9.11.    Treasury Services Agreements and Secured Hedge Agreements.
Except as otherwise expressly set forth herein or in any Guaranty or any Collateral Document, no Hedge Bank that obtains the benefits of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent and/or the Security Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under any Treasury Services Agreements and Secured Hedge Agreements unless the Administrative Agent and/or the Security Agent, as applicable, has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent and/or the Security Agent, as applicable, may request, from the applicable Hedge Bank, as the case may be.

Section 9.12.    Withholding Tax Indemnity.
To the extent required by any applicable Laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 3.01, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within ten days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 9.12. The agreements in this Section 9.12 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 9.12, include any L/C Issuer, any Alternative L/C Issuer and any Swing Line Lender.
Section 9.13.    Collateral Sharing Agreements and Intercreditor Agreements.

(a)Prior to the SPV Structure Termination Date, the Lenders hereby authorize the Administrative Agent to enter into any Collateral Sharing Agreement or other written collateral sharing arrangement permitted under this Agreement and the Lenders acknowledge that any such Collateral Sharing Agreements or arrangements will be binding upon the Lenders.
(b)On or after the SPV Structure Termination Date, the Lenders hereby authorize the Administrative Agent to enter into any Intercreditor Agreement or other written intercreditor arrangement permitted under this Agreement and the Lenders acknowledge that any such Intercreditor Agreements or arrangements will be binding upon the Lenders.
Section 9.14.    Erroneous Payments.
(a)If the Administrative Agent notifies a Lender, L/C Issuer or Secured Party, or any Person who has received funds on behalf of a Lender, L/C Issuer or Secured Party such Lender or L/C Issuer (any such Lender, L/C Issuer, Secured Party or other recipient, but excluding any Borrower, Loan Party or member of the Restricted Group, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, or L/C Issuer, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”), and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender, L/C Issuer or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Base Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)Without limiting the immediately preceding clause (a), each Lender, L/C Issuer or Secured party, or any Person who has received funds on behalf of a Lender, L/C Issuer or Secured Party such Lender or L/C Issuer hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or

(z) that such Lender, L/C Issuer or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case:
(i)(A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of the immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)such Lender, L/C Issuer or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.14(b).
(c)Each Lender, L/C Issuer or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, L/C Issuer or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, L/C Issuer or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.
(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender or L/C Issuer that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or L/C Issuer at any time, (i) such Lender or L/C Issuer shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender or L/C Issuer shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or L/C Issuer, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning L/C Issuer shall cease to be a Lender or L/C Issuer, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning L/C Issuer and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, but subject to the requirements of Section 10.07, assign any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such assignment, the Erroneous Payment Return Deficiency owing by the applicable Lender or L/C Issuer shall be reduced by the net proceeds of the assignment of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or Issuing Bank (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or L/C Issuer and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has assigned a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, L/C Issuer or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency.
(e)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(f)Notwithstanding anything to the contrary herein or in any other Loan Document, the Borrowers, the Loan Parties and the members of the Restricted Group shall have no obligations, liabilities or responsibilities for any actions, consequences or remediation (including the repayment or recovery of any amounts) contemplated by this Section 9.14.

(g)Each party’s obligations, agreements and waivers under this Section 9.14 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
ARTICLE X
MISCELLANEOUS
Section 10.01.    Amendments, Etc.
(a)Except as otherwise provided in this Agreement, the Administrative Agent, if it has the prior written consent of the Required Lenders, and the Loan Parties may from time to time agree in writing to amend any Loan Document or to consent to or waive, prospectively or retrospectively, any of the requirements of any Loan Document and any amendments, consents or waivers so agreed shall be binding on all the Finance Parties and the Loan Parties.
For the avoidance of doubt, any amendments relating to this Agreement shall only be made in accordance with the provisions of this Agreement and any amendments relating to an Interest Rate Agreement, Commodity Agreement or Currency Agreement shall only be made in accordance with the provisions of such Interest Rate Agreement, Commodity Agreement or Currency Agreement, in each case notwithstanding any other provisions of the Loan Documents. An amendment, consent or waiver relating to the following matters (including any technical consequential amendments relating to such amendment, consent or waiver) may be made with the prior written consent of each Lender affected thereby and without the consent of any other Lender:
(i)without prejudice to Section 2.14, any increase in the principal amount of any Commitment of such Lender;
(ii)a reduction in the proportion of any amount received or recovered (whether by way of set-off, combination of accounts or otherwise) in respect of any amount due from any Loan Party under this Agreement to which such Lender is entitled;
(iii)a decrease in any Applicable Rate for, or the principal amount of, any Loan, any Letter of Credit or Alternative Letter of Credit or any interest payment, fees or other amounts due under this Agreement to such Lender from any Loan Party or any other party to this Agreement;
(iv)any change in the currency of payment of any amount under the Loan Documents;
(v)unless otherwise specified the deferral of the date for payment of any principal, interest, fee or any other amount due under this Agreement to such Lender from any Loan Party or any other party to this Agreement;
(vi)the deferral of any Maturity Date;
(vii)any reduction to the percentages set forth in the definition of Required Lenders, Required Class Lenders or any other provision specifying the number of Lenders or proportion of Loans or Commitments required to take any action under the Loan Documents;
(viii)a change to this Section 10.01(a) or Section 10.01(d);
(ix)any change to Section 8.03; or
(x)any change to Section 2.13 in a manner that would alter the pro rata sharing of payments required thereby
Notwithstanding the foregoing, a waiver of issuance or release of any or all or substantially all of the Guarantors under the guarantees, the Covenant Parties under the guarantees of the Proceeds Loan Agreement, the Collateral under the Collateral Documents or the Proceeds Loan Collateral under the Proceeds Loan Collateral Documents (except as expressly permitted by any Collateral Sharing Agreement, any Intercreditor Agreement or other arrangement permitted under this Agreement) shall require the consent of Lenders holding more than 90% of the aggregate Outstanding Amounts and available Commitments.
(b)The Administrative Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by, and approved in accordance with (if applicable), this Section 10.01.

(c)Any amendment or waiver which:
(i)relates only to the rights or obligations applicable to a particular Class of Loan or Facility; and
(ii)does not materially and adversely affect the rights or interests of Lenders in respect of any other Class of Loan or Facility, may be made in accordance with this Section 10.01 but as if references in this Section 10.01 to the specified proportion of Lenders (including, for the avoidance of doubt, each affected Lender) whose consent would, but for this Section 10.01(c) be required for that amendment or waiver were to that proportion of the Lenders participating in that particular Class of Loan or Facility.
(d)(i)    Notwithstanding any other provision of this Section 10.01 the Administrative Agent may at any time without the consent or sanction of the Lenders, concur with the Borrowers in making any modifications to any Loan Document; provided that the Administrative Agent is of the opinion (acting reasonably) that such modification:
(A)would not be materially prejudicial to the position of any Lender; or
(B)relates to the implementation of any alternative basis for the calculation of interest that is binding on all parties in accordance with this Agreement; or
(C)is of a formal, minor, operational or technical nature or is to correct a manifest error, ambiguity, omission, defect or inconsistency; or
(D)is to effect changes to the Loan Documents that are necessary and appropriate to effect the offering process set forth in Section 2.05(a)(v); or
(E)is reasonably necessary for the implementation of the Transactions.
(i)Any such modification shall be made on such terms as the Administrative Agent may reasonably determine, shall be binding upon the Finance Parties, and shall be notified by the Administrative Agent to the Finance Parties as soon as practicable thereafter.
(e)[Reserved.]
(f)(i) No amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer or Alternative L/C Issuer, as applicable, in addition to the Lenders required above, affect the rights or duties of such L/C Issuer or Alternative L/C Issuer, as applicable, under this Agreement or any Letter of Credit Application relating to any Letter of Credit or Alternative Letter of Credit issued or to be issued by it; provided, however, that this Agreement may be amended to adjust the mechanics related to the issuance of Letters of Credit and Alternative Letters of Credit, including mechanical changes relating to the existence of multiple L/C Issuers and Alternative L/C Issuers, with only the written consent of the Administrative Agent, the applicable L/C Issuer or Alternative L/C Issuer, as applicable, and the Borrowers so long as the obligations of the Revolving Credit Lenders of such Class, if any, who have not executed such amendment, and if applicable the other L/C Issuers or Alternative L/C Issuers, if any, who have not executed such amendment, are not adversely affected thereby; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lenders in addition to the Lenders required above, affect the rights or duties of the Swing Line Lenders under this Agreement; provided, that this Agreement may be amended to adjust the borrowing mechanics related to Swing Line Loans with only the written consent of the Administrative Agent, the Swing Line Lenders and the Borrowers so long as the obligations of the Revolving Credit Lenders of such Class, if any, who have not executed such amendment are not adversely affected thereby; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; and (iv) Section 10.07(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification.
Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any such Defaulting Lender may not be increased or extended without the consent of such Lender, (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms materially and adversely affects any Defaulting Lender to a greater extent than other affected Lenders shall require the consent of such Defaulting Lender and (z) the consent of any Defaulting Lender shall be required in respect of any amendments referred to in the final paragraph of Section 10.01(a).
Notwithstanding the foregoing, no Lender consent is required to effect any amendment or supplement to Collateral Sharing Agreement any Intercreditor Agreement or other arrangement permitted under this Agreement (i) that is for the purpose of adding the holders (or a representative of the holders) of Additional Facilities or other Indebtedness permitted to be Incurred hereunder as parties thereto, as expressly contemplated by the terms thereof (it being understood that any such amendment or supplement may make such other changes thereto as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing; provided that such other changes are not adverse, in any material respect, to the interests of the Lenders) or (ii) that is expressly contemplated by any Collateral Sharing Agreement, any Intercreditor Agreement or any other arrangement permitted under this Agreement; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent.
Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (a) to add one or more Additional Facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans, Revolving Credit Loans, Swing Line Loans and L/C Obligations and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders or Required Class Lenders, as applicable.
Notwithstanding anything to the contrary in this Agreement or any other Loan Document, the applicable Borrower and the Administrative Agent may enter into any Refinancing Amendment in accordance with Section 2.15 and any Extension Amendment in accordance with Section 2.16, and such Refinancing Amendments and Extension Amendments shall be effective to amend the terms of this Agreement and the other applicable Loan Documents, in each case, without any further action or consent of any other party to any Loan Document.
In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrowers and the Lenders providing the Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans of any Class (“Replaced Term Loans”) with replacement term loans (“Replacement Term Loans”) hereunder; provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Replaced Term Loans, plus accrued interest, fees, premiums (if any) and penalties thereon and reasonable fees and expenses associated with such Replacement Term Loans, (b) the All-In Yield with respect to such Replacement Term Loans (or similar interest rate spread applicable to such Replacement Term Loans) shall not be higher than the All-In Yield for such Replaced Term Loans (or similar interest rate spread applicable to such Replaced Term Loans) immediately prior to such refinancing unless the maturity of the Replacement Term Loans is at least one year later than the maturity of the Replaced Term Loans, (c) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Replaced Term Loans at the time of such refinancing (except by virtue of amortization or prepayment of the Replaced Term Loans prior to the time of such Incurrence) and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Replaced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the Latest Maturity Date of the Term Loans in effect immediately prior to such refinancing. Each amendment to this Agreement providing for Replacement Term Loans may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the Borrowers to effect the provisions of this paragraph, and for the avoidance of doubt, this paragraph shall supersede any other provisions in this Section 10.01 to the contrary.
Notwithstanding anything to the contrary contained in this Section 10.01, guarantees, collateral security documents and related documents executed in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent at the request of the Borrowers without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities, omissions or defects, or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.
Notwithstanding anything to the contrary in this Agreement, where a request for a waiver of, or an amendment to, any provision of any Loan Document has been sent by the Administrative Agent to the Lenders at the request of a Loan Party, each Lender that does not respond to such request for waiver or amendment within ten Business Days after receipt by it of such request (or within such other period as the Administrative

Agent and the Borrowers shall specify), shall be excluded from the calculation in determining whether the requisite level of consent to such waiver or amendment was granted.
Notwithstanding anything to the contrary in the Loan Documents, a Finance Party may waive, relinquish or otherwise irrevocably give up all or any of its rights under any Loan Document with the consent of any Loan Party.
(g)Prior to the SPV Structure Termination Date, if pursuant to any Collateral Sharing Agreement a Borrower is required to act in accordance with the instructions of the Senior Facilities Required Holders (as defined in the Collateral Sharing Agreement) in relation to a Proceeds Loan Agreement Voting Request (as defined in the Collateral Sharing Agreement) or otherwise becomes entitled to exercise a Proceeds Loan Agreement Lender Right (as defined in the Collateral Sharing Agreement) that relates solely to operational amendments to the Proceeds Loan Agreement or an Additional Loan Accession Agreement (as defined in the Proceeds Loan Agreement) in order to facilitate the on-lending by a Borrower of the proceeds of Additional SPV Debt, including, without limitation, repayments to the Borrower of such on-lending, cashless rollovers and the calculation of related amounts payable, the Senior Facilities Required Holders (as defined in the Collateral Sharing Agreement) shall mean the Administrative Agent alone, without any requirement to obtain the consent of or any instruction from any other Lender.
(h)In the event that the SPV Borrower, as lender under the Proceeds Loan Agreement, is eligible or required to vote (or otherwise consent) (including with respect to any enforcement decision) with respect to any matter arising from time to time under any Intercreditor Agreement in which all other creditors (or all other creditors of the same class) under the applicable Intercreditor Agreement are eligible or required to vote (or otherwise consent), the SPV Borrower shall vote, or otherwise provide or withhold any consent or instruction (the “Instructing Group Consent”) as directed by the “Instructing Group” as defined in, an in accordance with, any applicable Collateral Sharing Agreement. If applicable, the SPV Borrower shall solicit votes (or other consents or instructions) from Lenders with respect to any Instructing Group Consent.
Section 10.02.    Notices and Other Communications; Facsimile Copies.
(a)Notices; Effectiveness; Electronic Communications.
Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 10.02(a)(iii)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)if to any Borrower, the Company, the Administrative Agent, the L/C Issuers, the Alternative L/C Issuers or the Swing Line Lenders, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and
(ii)if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrowers, the Administrative Agent, the L/C Issuers, the Alternative L/C Issuers and the Swing Line Lenders.
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in Section 10.02(a)(iii) shall be effective as provided in such Section 10.02(a)(iii).
(iii)Electronic Communications. Notices and other communications to the Lenders, the L/C Issuers and the Alternative L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender, L/C Issuer or Alternative L/C Issuer pursuant to Article II if such Lender, L/C Issuer or Alternative L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or a Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (A) of notification that such notice or communication is available and identifying the website address therefor.
(b)The Platform. The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the accuracy or completeness of the company materials or the adequacy of the Platform, and expressly disclaim liability for errors in or omissions from the company materials. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any agent party in connection with the company materials or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Loan Parties, any Lender, any L/C Issuer, any Alternative L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrowers’ or the Administrative Agent’s transmission of Company Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Agent Party; provided, that in no event shall any Agent Party have any liability to the Loan Parties, any Lender, any L/C Issuer, any Alternative L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(c)Change of Address, Etc. Each of the Borrowers, the Company, the Administrative Agent, the L/C Issuers, the Alternative L/C Issuers and the Swing Line Lenders may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrowers, the Administrative Agent, the L/C Issuers, the Alternative L/C Issuers and the Swing Line Lenders. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.
(d)Reliance by Administrative Agent, L/C Issuers, Alternative L/C Issuers and Lenders. The Administrative Agent, the L/C Issuers, the Alternative L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the applicable Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, each L/C Issuer, each Alternative L/C Issuer and each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the applicable Borrower in the absence of gross negligence, willful misconduct or bad faith of such Person, as determined by a final non-appealable judgment of a court of competent jurisdiction. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
Section 10.03.    No Waiver; Cumulative Remedies.
No failure by any Lender, any L/C Issuer, any Alternative L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at Law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders, L/C Issuers and Alternative L/C Issuers; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) an L/C Issuer, an Alternative L/C Issuer or a Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer, Alternative L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.09 (subject to the terms of Section 2.13), (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law or (e) the Security Agent from exercising any rights or remedies granted to it under the Collateral Documents, any Collateral Sharing Agreement or any Intercreditor Agreement; provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
Section 10.04.    Attorney Costs and Expenses.
The Arrangers shall bear their own costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated). From and after the Effective Date, the Borrowers shall pay or reimburse the Administrative Agent and/or the Security Agent for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all respective Attorney Costs, which shall be limited to Attorney Costs of one counsel to the Administrative Agent and the Lenders taken as a whole and one local counsel as reasonably necessary in any relevant jurisdiction material to the interests of the Lenders taken as a whole and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction to the affected Indemnitees similarly situated). The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within 30 days after written demand therefor (together with documentation and details supporting such reimbursement request). If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its discretion. For the avoidance of doubt, this Section 10.04 shall not apply to Taxes, except any Taxes that represent costs and expenses arising from any non-Tax claim.
Section 10.05.    Indemnification by the Borrower.
Each Borrower shall indemnify and hold harmless the Administrative Agent, each Agent-Related Person, each Lender, Arranger, Bookrunner and their respective Affiliates, and their respective officers, directors, employees, partners, agents, advisors and other representatives of the foregoing (collectively the “Indemnitees”) from and against any and all liabilities, losses, damages, claims, or out-of-pocket expenses (including Attorney Costs but limited in the case of legal fees and expenses to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, one local counsel for all Indemnitees taken as a whole in each relevant jurisdiction, and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction to the affected Indemnitees similarly situated) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan, Letter of Credit or Alternative Letter of Credit or the use or proposed use of the proceeds therefrom including any refusal by an L/C Issuer or Alternative L/C Issuer, as applicable, to honor a demand for payment under a Letter of Credit or Alternative Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit or Alternative Letter of Credit, (c) any actual or alleged Environmental Liability of the Loan Parties or any Subsidiary thereof, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) (a “Proceeding”) and regardless of whether any Indemnitee is a party thereto or whether or not such Proceeding is brought by any Borrower or any other Person and, in each case, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, losses, damages, claims or out-of-pocket expenses resulted from (i) the fraud, gross negligence, bad faith or willful misconduct of such Indemnitee or of any of its Related Indemnified Persons, as determined by a final non-appealable judgment of a court of competent jurisdiction, (ii) a material breach of any obligations under any Loan Document by such Indemnitee or of any of its Related Indemnified Persons, as determined by a final non-appealable judgment of a court of competent jurisdiction or (iii) any dispute solely among Indemnitees other than any claims against an Indemnitee in its capacity or in fulfilling its role as an administrative agent or arranger or any similar role under any Facility and other than any claims arising out of any act or omission of any Borrower or any of its Affiliates (as determined in a final and non-appealable judgment of a court of competent jurisdiction). No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement (except for direct (as opposed to indirect, special, punitive or consequential) damages resulting from the gross negligence, bad faith or willful misconduct, as determined by a court of competent jurisdiction in a final and non-appealable judgment, of any such Indemnitee), nor shall any Indemnitee, Related Indemnified Person, Loan Party or any Subsidiary thereof have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the 2021 Amendment Effective Date) (other than, in the case of any Loan Party, in respect of any such damages incurred or paid by an Indemnitee to a third party, or which are included in a third-party claim, and for any out-of-pocket expenses related thereto). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, any Subsidiary thereof, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents are consummated. All amounts due under this Section 10.05 shall be paid within ten days after written demand therefor (together with backup documentation supporting such reimbursement request); provided, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 10.05. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. For the avoidance of doubt, this Section 10.05 shall not apply to Taxes, except any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, demands, actions, prepayments, suits, costs, expenses and disbursements arising from any non-Tax claims.
To the extent that any Borrower for any reason fails to indefeasibly pay any amount required under this Section 10.05 or Section 10.04 to be paid by it to the Administrative Agent (or any sub-agent thereof), an L/C Issuer, an Alternative L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer, such Alternative L/C Issuer or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), an L/C Issuer or an Alternative L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), L/C Issuer or Alternative L/C Issuer in connection with such capacity. The obligations of the Lenders under this paragraph are subject to the provisions of Section 2.12(e).
Section 10.06.    Payments Set Aside.
To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, any L/C Issuer, any Alternative L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer, any Alternative L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer, such Alternative L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender, each L/C Issuer and each Alternative L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect (or such other applicable daily interest rate as reasonably selected by the Administrative Agent). The obligations of the Lenders, L/C Issuers and Alternative L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
Section 10.07.    Successors and Assigns.
(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (except as permitted by Section 5.01 of Annex II or Annex IV, as applicable) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Assignee pursuant to an assignment made in accordance with the provisions of Section 10.07(b) (such an assignee, an “Eligible Assignee”) and (A) in the case of any Assignee that, immediately prior to or upon giving effect to such assignment, is an Affiliated Lender, solely Section 10.07(j) or (B) in the case of any Assignee that is a Loan Party or any of its Subsidiaries, solely Section 2.05(a)(v) or Section 10.07(k), (ii) by way of participation in accordance with the provisions of Section 10.07(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(f) or Section 10.07(h) or (iv) to an SPC in accordance with the provisions of Section 10.07(g) (each, a “New Lender”); provided, that notwithstanding the foregoing, no Lender may assign or transfer by participation any of its rights or obligations hereunder (1) prior to the funding of the Initial Term Loans on the Closing Date, without the prior written consent of the Company (which may be granted or withheld in its sole discretion), (2) prior to the funding of the 2021 Additional Term Loans on the 2021 Amendment Closing Date, without the prior written consent of the Company (which may be granted or withheld in its sole discretion), (3) to any Person that is then a Defaulting Lender, or (4) to a natural Person or a Disqualified Institution. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(e), any sub-agents of the Administrative Agent, and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement. The Administrative Agent shall promptly give notice to the Borrowers of any request by a Lender to assign any of its rights or obligations hereunder to any Person that is on the Disqualified Institutions List or, to the extent it has knowledge, any Person that is an Affiliate of a Person on the Disqualified Institutions List; provided that the Administrative Agent shall have no responsibility or liability with respect to the Disqualified Institutions List or any assignments to any Disqualified Institution.
(b)(i)    Subject to the limitations set forth in Section 10.07(a) and the conditions set forth in Section 10.07(b)(ii), any Lender may assign to one or more assignees (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed, except (x) in connection with a proposed assignment to any Disqualified Institution or (y) with respect to the consent of the Company for an assignment of a Revolving Credit Commitment or Revolving Credit Loan) of:
(A)the Company; provided that no consent of the Company shall be required (1) for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, (2) for an assignment of, or related to, Revolving Credit Commitments or Revolving Credit Exposure if such assignment is to an entity which is a lender under any revolving credit facility for any member of the Restricted Group or the Wider Group, (3) other than with respect to any proposed assignment to any Person that is a Disqualified Institution, if an Event of Default under Section 8.01(a) or, solely with respect to the applicable Borrower, Section 8.01(f) has occurred and is continuing, or (4) for an assignment of all or a portion of the Loans pursuant to Section 10.07(j) or Section 10.07(k); provided, further, that, other than with respect to any proposed assignment to any Person that is a Disqualified Institution, the Company shall be deemed to have consented to any such assignment of, or related to, Term Loans unless it shall have objected thereto by written notice to the Administrative Agent within 15 Business Days after having received notice thereof;
(B)the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or a portion of the Loans pursuant to Section 10.07(j) or Section 10.07(k);
(C)each applicable L/C Issuer at the time of such assignment; provided that no consent of the applicable L/C Issuer shall be required for any assignment of a Term Loan or Term Commitments, any assignment of Revolving Credit Loans or Revolving Credit Commitments that are not Participating Revolving Credit Commitments, or any assignment to the Administrative Agent or an Arranger or Bookrunner or an Affiliate of the Administrative Agent or an Arranger or Bookrunner; and
(D)each applicable Swing Line Lender; provided that no consent of a Swing Line Lender shall be required for any assignment of a Term Loan or Term Commitment, any assignment of Revolving Credit Loans or Revolving Credit Commitments that are not Participating Revolving Credit Commitments, or any assignment to the Administrative Agent or an Arranger or Bookrunner or an Affiliate of the Administrative Agent or an Arranger of Bookrunner;
provided that, to the extent contemplated by any Collateral Sharing Agreement or any Intercreditor Agreement, the Assignee shall have entered into any documentation required for it to accede as a party to such Collateral Sharing Agreement or such Intercreditor Agreement in the relevant capacity (which documentation may include an Assignment and Assumption to the extent the relevant accession provisions are included therein).
Notwithstanding the foregoing or anything to the contrary set forth herein, to the extent any Lender is required to assign any portion of its Commitments, Loans and other rights, duties and obligations hereunder in order to comply with applicable Laws, such assignment may be made by such Lender without the consent of the Company, the Administrative Agent, any applicable L/C Issuer or Alternative L/C Issuer, any applicable Swing Line Lender or any other party hereto so long as such Lender complies with the requirements of Section 10.07(b)(ii); provided that to the extent applicable Laws do not require any Lender to assign any portion of its Commitments, Loans and other rights, duties and obligations hereunder to any specific Person, the Company, the Administrative Agent, any applicable L/C Issuer, any applicable Alternative L/C Issuer, any applicable

Swing Line Lender or any other party hereto shall maintain any consent rights pursuant to this Section 10.07(b)(i).
(i)Assignments shall be subject to the following additional conditions:
(A)except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than an amount of $5,000,000 in the case of Revolving Credit Commitments or Revolving Credit Loans and $1,000,000 in the case of Term Loans, unless each of the Company and the Administrative Agent otherwise consent; provided that such assignments shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;
(B)unless otherwise consented to in writing by the Company, no Lender shall be entitled to effect any assignment or transfer which would result in the Assignee holding an aggregate participation of more than zero but less than (1) $5,000,000 in relation to any Revolving Credit Commitment, or (2) $1,000,000 in relation to any Term Loans;
(C)[Reserved];
(D)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (unless waived or reduced by the Administrative Agent in its sole discretion); and
(E)other than in the case of assignments pursuant to Section 10.07(k), the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
This Section 10.07(b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis among such Facilities.
In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the relevant Borrower and the Administrative Agent; the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (1) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (2) acquire (and fund as appropriate) its full Pro Rata Share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(c)Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(d), from and after the effective date specified in each Assignment and Assumption, (i) other than in connection with an assignment pursuant to Section 10.07(k), the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, provided, however, that an Assignee will not be eligible for benefits under Sections 3.01 or 3.09 where the relevant payment under Section 3.01 or 3.09 is required as a result of circumstances existing on the effective date of the Assignment and Assumption, to the extent such benefits would not have been available to the assignor had the assignor remained a Lender, and (ii) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the applicable Borrower (at its expense) shall execute and deliver a Note to the assignee Lender; provided that, except as otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.07(c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(e).
(d)The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption,

each Affiliated Lender Assignment and Assumption delivered to it, and each notice of cancellation of any Loans delivered by the Borrowers pursuant to Section 10.07(j) or Section 10.07(k) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts, and the Drawn Amounts), L/C Borrowings, Alternative L/C Borrowings and the amounts due under Section 2.03, owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers and the Finance Parties shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, and any Finance Party, at any reasonable time and from time to time upon reasonable prior notice. This Section 10.07(d) and Section 2.11 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Section 163(f), 871(h)(2) and 881(c)(2) of the Code and any related United States Department of the Treasury Regulations (or any other relevant or successor provisions of the Code or of such United States Department of the Treasury Regulations). Notwithstanding the foregoing, in no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any Lender is an Affiliated Lender nor shall the Administrative Agent be obligated to monitor the aggregate amount of Term Loans held by Affiliated Lenders.
(e)Subject to Section 10.07(f), any Lender, without consent of, or notice to, the Company or the Administrative Agent, may at any time sell participations to any Person (other than a natural person, any Borrower or any Borrower’s Affiliate or its Subsidiaries, a Disqualified Institution or a Defaulting Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 10.01 that requires the affirmative vote of such Lender. Subject to Section 10.07(f), the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01 and 3.09 to the same extent as if it were a Lender (subject, for the avoidance of doubt, to the limitations and requirements of those Sections (including Section 3.01(e)) applying to each Participant as if it were a Lender), and it being understood that the documentation required under Section 3.01(e) shall be delivered to the Discount Prepayment Participating Lender) and had acquired its interest by assignment pursuant to Section 10.07(c). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. The portion of any Participant Register relating to any Participant requesting payment from the applicable Borrower or seeking to exercise its rights under Section 10.09 shall be available for inspection by the applicable Borrower upon reasonable request to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Department of the Treasury Regulations, or is otherwise required thereunder. For the avoidance of doubt, the Administrative Agent shall have no responsibility for maintaining a Participant Register or with respect to the sale of participations to any Person that is a Disqualified Institution.
(f)If:
(i)a Lender assigns or transfers any participation to a Participant or changes its Lending Office; and
(ii)as a result of circumstances existing at the date of the assignment or transfer or change, a Loan Party would be obliged to make a payment to the Participant or Lender acting through its new Lending Office under Section 3.01 or 3.09, then the Participant or Lender acting through its new Lending Office shall only be entitled to receive payment under those Sections to the same extent as the Participant or Lender acting through its existing Lending Office would have been if the assignment, transfer or change had not occurred. Any Lender may, without the consent of the Borrowers or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) such SPC and the applicable Loan or any applicable part thereof, shall be appropriately reflected in the Participant Register. Each party hereto hereby agrees that (A) an SPC shall be entitled to the benefit of Sections 3.01, and 3.09 (subject to the requirements and the limitations of such Sections and it being understood that the documentation required under Section 3.01(e) shall be delivered to the Granting Lender), but neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement except, in the case of Section 3.01, to the extent that the grant to the SPC was made with the prior written consent of the Borrowers (not to be unreasonably withheld or delayed; provided that, for the avoidance of doubt, the Borrowers shall have a reasonable basis for withholding consent if an exercise by an SPC immediately after the grant would result in materially increased indemnification obligation to the Borrowers at such time), (B) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (C) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the Lender hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (1) with notice to, but without prior consent of the Borrowers and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (2) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC. If a Granting Lender grants an option to an SPC as described herein and such grant is not reflected in the Register, the Granting Lender shall maintain a separate register on which it records the name and address of each SPC and the principal amounts (and related interest) of each SPC’s interest with respect to the Loans, Commitments or other interests hereunder, which entries shall be conclusive absent manifest error; provided, that no Lender shall have any obligation to disclose any portion of such register to any Person except to the extent disclosure is necessary to establish that the Loans, Commitments or other interests hereunder are in registered form for United States federal income tax purposes.
(h)Notwithstanding anything to the contrary contained herein, without the consent of the Borrowers or the Administrative Agent, (i) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (ii) any Lender that is a fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (A) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (B) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.
(i)Notwithstanding anything to the contrary contained herein, any L/C Issuer, any Alternative L/C Issuer or any Swing Line Lender may, upon 30 days’ notice to the Borrowers and the Lenders, resign as an L/C Issuer, Alternative L/C Issuer or Swing Line Lender, respectively; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant L/C Issuer, Alternative L/C Issuer or Swing Line Lender shall have identified a successor L/C Issuer, Alternative L/C Issuer or Swing Line Lender reasonably acceptable to the Borrowers willing to accept its appointment as successor L/C Issuer, Alternative L/C Issuer or Swing Line Lender, as applicable. In the event of any such resignation of an L/C Issuer, Alternative L/C Issuer or Swing Line Lender, the Borrowers shall be entitled to appoint from among the Lenders willing to accept such appointment a successor L/C Issuer, Alternative L/C Issuer or Swing Line Lender hereunder; provided that no failure by the Borrowers to appoint any such successor or by the relevant L/C Issuer, Alternative L/C Issuer or Swing Line Lender to designate any such successor shall affect the resignation of the relevant L/C Issuer, Alternative L/C Issuer or Swing Line Lender, as the case may be, except as expressly provided above. If an L/C Issuer or Alternative L/C Issuer resigns as an L/C Issuer or Alternative L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer or Alternative L/C Issuer hereunder with respect to all Letters of Credit or Alternative Letters of Credit, as applicable, outstanding as of the effective date of its resignation as an L/C Issuer or Alternative L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If a Swing Line Lender resigns as Swing Line Lender, it shall retain all the rights of a Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).
(j)Any Lender may at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to a Person who is or will become, after such assignment, an Affiliated Lender solely through (x) Dutch auctions or other offers to purchase or take by assignment open to all Lenders on a pro rata basis (including in accordance with the procedures described in Section 2.05(a)(v) or as otherwise approved by the Administrative Agent) or (y) open market purchase on a non-pro rata basis, in each case subject to the following limitations:
(i)the assigning Lender and the Affiliated Lender purchasing such Lender’s Term Loans shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit I hereto (an “Affiliated Lender Assignment and Assumption”);
(ii)Affiliated Lenders will not receive information provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II;
(iii)(A) each Affiliated Lender that purchases any Term Loans pursuant to Section 10.07(j)(x) shall represent and warrant to the selling Lender and the Administrative Agent (other than any other Affiliated Lender), or shall make a statement that such representation cannot be made, that it does not possess material non-public information with respect to the Loan Parties and their Subsidiaries or the Company and its Subsidiaries or the securities of any of them that has not been disclosed to the Term Lenders generally (other than Term Lenders who elect not to receive such information) and (B) each Lender (other than any other Affiliated Lender) that assigns any Term Loans to an Affiliated Lender pursuant to Section 10.07(j)(y) shall deliver to the Administrative Agent and the Borrowers a customary Big Boy Letter;
(iv)the aggregate principal amount of Term Loans held at any one time by Affiliated Lenders shall not exceed 30% of the principal amount of all Term Loans at such time outstanding (such percentage, the “Affiliated Lender Cap”); provided that to the extent any assignment to an Affiliated Lender would result in the aggregate principal amount of all Loans held by Affiliated Lenders exceeding the Affiliated Lender Cap, the assignment of such excess amount will be void ab initio; provided, further, that such cap shall not apply to Loans assigned to Affiliated Lenders where the assignment is in relation to a Qualifying Assignment; and
(v)as a condition to each assignment pursuant to this Section 10.07(j), the Administrative Agent and the Borrowers shall have been provided a notice in the form of Exhibit E-2 to this Agreement in connection with each assignment to an Affiliated Lender or a Person that upon effectiveness of such assignment would constitute an Affiliated Lender pursuant to which such Affiliated Lender shall waive any right to bring any action in connection with such Term Loans against the Administrative Agent, in its capacity as such.
Each Affiliated Lender agrees to notify the Administrative Agent promptly (and in any event within ten Business Days) if it acquires any Person who is also a Lender, and each Lender agrees to notify the Administrative Agent promptly (and in any event within ten Business Days) if it becomes an Affiliated Lender. Such notice shall contain the type of information required and be delivered to the same addressee as set forth in Exhibit E-2.
Notwithstanding anything to the contrary contained herein, any Affiliated Lender that has purchased Term Loans pursuant to this Section 10.07(j) may, in its sole discretion, contribute, directly or indirectly, the principal amount of such Term Loans, plus all accrued and unpaid interest thereon (except to the extent owing to or for the account of any direct or indirect assignor Lender), to the relevant Borrower for the purpose of cancelling and extinguishing such Term Loans. Upon the date of such contribution, assignment or transfer, (A) the aggregate Outstanding Amount of Term Loans of the relevant Class shall reflect such cancellation and extinguishing of such Term Loans and (B) the relevant Borrower shall promptly provide notice to the Administrative Agent of such contribution of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of such Term Loans in the Register.
(k)Any Lender may, so long as no Event of Default has occurred and is continuing, at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to a Loan Party or any of their respective Subsidiaries solely through (x) Dutch auctions or other offers to purchase open to all Lenders on a pro rata basis (including in accordance with procedures of the type described in Section 2.05(a)(v)) or (y) notwithstanding Sections 2.12 and 2.13 or any other provision in this Agreement, open market purchase on a non-pro rata basis; provided that:

(i)upon such assignment, transfer or contribution, such Loan Party or Subsidiary shall automatically be deemed to have contributed the principal amount of such Term Loans, plus all accrued and unpaid interest thereon, to a Borrower; and
(ii)(A) the principal amount of such Term Loans, along with all accrued and unpaid interest thereon (except to the extent owing to or for the account of any direct or indirect assignor Lender), so contributed, assigned or transferred to a Borrower shall be deemed automatically cancelled and extinguished on the date of such contribution, assignment or transfer, (B) the aggregate Outstanding Amount of Term Loans of the relevant Class shall reflect such cancellation and extinguishing of such Term Loans and (C) such Borrower shall promptly provide notice to the Administrative Agent of such contribution, assignment or transfer of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of such Term Loans in the Register.
(l)Notwithstanding anything in Section 10.01 or the definition of “Required Lenders” or the definition of “Required Class Lenders” to the contrary, for purposes of determining whether the Required Lenders and Required Class Lenders (in respect of a Class of Term Loans) have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, or subject to Section 10.07(m), any plan of reorganization pursuant to the Bankruptcy Code, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, no Affiliated Lender shall have any right to consent (or not consent), otherwise act or direct or require the Administrative Agent or any Lender to take (or refrain from taking) any such action, and all Term Loans held by any Affiliated Lenders shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders, Required Class Lenders (in respect of a Class of Term Loans) or all Lenders have taken any actions, except that no amendment, modification or waiver of any Loan Document shall, without the consent of the applicable Affiliated Lender, deprive any Affiliated Lender of its Pro Rata Share of any payment to which all Lenders of the applicable Class of Term Loans are entitled or affect an Affiliated Lender in a manner that is disproportionate to the effect on any Lender of the same Class of Term Loans.
(m)Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Affiliated Lender hereby agrees that (and each Affiliated Lender Assignment and Assumption shall provide a confirmation that) if a proceeding under any Debtor Relief Law shall be commenced by or against any Loan Party at a time when such Affiliated Lender is a Lender, such Affiliated Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Term Loans held by such Affiliated Lender in a manner such that all Affiliated Lenders will be deemed to vote in the same proportion as Lenders that are not Affiliated Lenders, unless the Administrative Agent instructs such Affiliated Lender to vote, in which case such Affiliated Lender shall vote with respect to the Term Loans held by it in order to provide that all Affiliated Lenders will be deemed to vote in the same proportion as Lenders that are not Affiliated Lenders; provided that such Affiliated Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Administrative Agent) in connection with any plan of reorganization to the extent any such plan of reorganization proposes to treat any Obligations held by such Affiliated Lender in a manner that has a disproportionate effect on such Affiliated Lender as compared to the proposed treatment of similar Obligations held by Term Lenders that are not Affiliated Lenders.
(n)[Reserved.]
(o)The aggregate Outstanding Amount of the Term Loans of the applicable Class shall be deemed reduced by the full par value of the aggregate principal amount of the Term Loans purchased by, or contributed to (in each case, and immediately cancelled hereunder), any Borrower pursuant to Section 10.07(j) or (k) and any principal repayment instalments with respect to the Term Loans of such Class pursuant to Section 2.07(a)(i) shall be reduced pro rata by the par value of the aggregate principal amount of Term Loans so purchased or contributed (and subsequently cancelled), with such reduction being applied solely to the Term Loans of the Lenders which sold such Term Loans.
Section 10.08.    Confidentiality.
Each of the Finance Parties agrees to maintain the confidentiality of the Information, except that Information may be disclosed: (a) to its Affiliates and its and its Affiliates’ managers, administrators, directors, officers, employees, trustees, partners, investors, investment advisors and agents, including accountants, legal counsel and other advisors and loan syndication service providers (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any Governmental Authority or self-regulatory authority having or asserting jurisdiction over such Person (including any Governmental Authority regulating any Lender or its Affiliates): provided that the applicable Finance Party agrees that it will notify the Borrowers prior to any such disclosure by such Person to the extent practicable (other than at the request of a regulatory authority or any self-regulatory authority having or asserting jurisdiction over such Person) unless such notification is prohibited by law, rule or regulation; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; provided that the applicable Finance Party agrees that it will notify the Borrowers as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority or any self-regulatory authority having or asserting jurisdiction over such Person) unless such notification is prohibited by law, rule or regulation; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions at least as restrictive as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Company), to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be an Additional Lender, any pledgee referred to in Section 10.07(f), or any actual or prospective direct or indirect counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations, or any provider of credit insurance relating to the Borrowers and their obligations; (f) with the written consent of the Borrowers; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08 by such Finance Party or becomes available to the Administrative Agent, any Arranger, any Lender, any L/C Issuer, any Alternative L/C Issuer or any of their respective Affiliates on a non-confidential basis from a source other than a Loan Party or their respective Affiliates (so long as such source is not known to the Administrative Agent, such Arranger, such Lender, such L/C Issuer, such Alternative L/C Issuer or any of their respective Affiliates to be bound by confidentiality obligations to any Loan Party); (h) to any rating agency when required by it on a customary basis and after consultation with the Borrowers (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to Loan Parties and their Subsidiaries received by it from such Lender); (i) in connection with the exercise of any remedies hereunder, under any other Loan Document or the enforcement of its rights hereunder or thereunder; or (j) to the extent such Information is independently developed by such Person or its Affiliates so long as not based on Information obtained in a manner that would otherwise violate this Section 10.08.
For purposes of this Section, “Information” means all information received from any Loan Party, any Covenant Party or any Subsidiary thereof relating to any Loan Party, any Covenant Party or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Administrative Agent or any other Finance Party on a non-confidential basis prior to disclosure by any Loan Party, any Covenant Party or any Subsidiary thereof other than as a result of a breach of this Section 10.08 by such Finance Party; provided that all information received after the Effective Date from the Loan Parties, the Covenant Parties or any of their Subsidiaries shall be deemed confidential unless such information is clearly identified at the time of delivery as not being confidential.
Each of the Administrative Agent, the L/C Issuers, the Alternative L/C Issuers and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Loan Parties, the Covenant Parties or any of their Subsidiaries, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
Section 10.09.    Setoff.
In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates (and the Administrative Agent, in respect of any unpaid fees, costs and expenses payable hereunder) is authorized at any time and from time to time, without prior notice to the Borrowers, any such notice being waived by each Borrower (on its own behalf and on behalf of each Loan Party and each of its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates or the Administrative Agent to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations (other than, with respect to any Guarantor, Excluded Swap Obligations of such Guarantor) owing to such Lender and its Affiliates or the Administrative Agent hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers, the Alternative L/C Issuers and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Lender under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent and such Lender may have at Law.

Section 10.10.    Interest Rate Limitation.
Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent, an Arranger or a Bookrunner or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the relevant Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or such Arranger, Bookrunner or Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
Section 10.11.    Counterparts; Electronic Execution of Assignments and Certain Other Documents.
This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier, .pdf or other electronic imaging means of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Administrative Agent may also require that any such documents and signatures delivered by telecopier, .pdf or other electronic imaging means be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier, .pdf or other electronic imaging means.
The words “execution,” “signed,” “signature,” and words of like import in any Loan Document or in any amendment or other modification hereof or thereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 10.12.    Integration; Termination.
This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.
Section 10.13.    Survival of Representations and Warranties.
All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied (other than Obligations under Secured Hedge Agreements, Treasury Services Agreements or contingent indemnification obligations, in any such case, not then due and payable) or any Letter of Credit or Alternative Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or Alternative L/C Issuer such Letter of Credit or Alternative Letter of Credit has been deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer or Alternative L/C Issuer).
Section 10.14.    Severability.
If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuers, the Alternative L/C Issuers or the Swing Line Lenders, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
Section 10.15.    GOVERNING LAW; FORUM; PROCESS AGENT.
(a)THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT (OTHER THAN AS SET FORTH IN THE OTHER LOAN DOCUMENTS) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY (BOROUGH OF MANHATTAN) OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE AND ANY APPELLATE COURTS FROM ANY THEREOF, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY, EACH AGENT AND EACH LENDER CONSENTS, IRREVOCABLY AND UNCONDITIONALLY, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS AND AGREES THAT IT WILL NOT COMMENCE OR SUPPORT ANY SUCH ACTION OR PROCEEDING IN ANOTHER JURISDICTION. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED HEREIN OR IN ANY OTHER LOAN DOCUMENT WILL PREVENT ANY LENDER OR THE ADMINISTRATIVE AGENT FROM BRINGING ANY ACTION TO ENFORCE ANY AWARD OR JUDGMENT OR EXERCISE ANY RIGHT UNDER THE COLLATERAL DOCUMENTS OR AGAINST ANY COLLATERAL OR ANY OTHER PROPERTY OF ANY LOAN PARTY IN ANY OTHER FORUM IN WHICH JURISDICTION CAN BE ESTABLISHED. EACH LOAN PARTY, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER) IN SECTION 10.02. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
(c)EACH LOAN PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY (I) AGREES THAT SERVICE OF ALL WRITS, PROCESS AND SUMMONSES IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN THE STATE OF NEW YORK MAY BE MADE UPON (A) PRIOR TO THE SPV STRUCTURE TERMINATION DATE, THE SPV BORROWER, AND THE SPV BORROWER HEREBY ACCEPTS SUCH APPOINTMENT AND (B) ON OR AFTER THE SPV STRUCTURE TERMINATION DATE, LILAC COMMUNICATIONS INC., AND LILAC COMMUNICATIONS INC. HEREBY ACCEPTS SUCH APPOINTMENT (EACH IN SUCH CAPACITY, THE “PROCESS AGENT”) AND EACH LOAN PARTY HEREBY CONFIRMS AND AGREES THAT THE PROCESS AGENT HAS BEEN DULY AND IRREVOCABLY APPOINTED AS ITS RESPECTIVE AGENT TO ACCEPT SUCH SERVICE OF ANY AND ALL SUCH WRITS, PROCESSES AND SUMMONSES, AND AGREES THAT THE FAILURE OF THE PROCESS AGENT TO GIVE ANY NOTICE OF ANY SUCH SERVICE OF PROCESS TO THE OTHER BORROWERS OR ANY OTHER LOAN PARTY SHALL NOT IMPAIR OR AFFECT THE VALIDITY OF SUCH SERVICE OR OF ANY JUDGMENT BASED THEREON. IF THE PROCESS AGENT SHALL CEASE TO SERVE AS AGENT FOR THE OTHER BORROWERS OR ANY OTHER LOAN PARTY TO RECEIVE SERVICE OF PROCESS HEREUNDER, EACH OF THE BORROWERS AND THE OTHER LOAN PARTIES, AS APPLICABLE, SHALL PROMPTLY APPOINT A SUCCESSOR AGENT SATISFACTORY TO THE ADMINISTRATIVE AGENT. EACH OF THE OTHER BORROWERS AND EACH OTHER LOAN PARTY HEREBY FURTHER CONSENTS TO THE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING BY THE MAILING THEREOF BY THE ADMINISTRATIVE AGENT OR ANY LENDER BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, AT ITS NOTICE ADDRESS SET FORTH IN THIS AGREEMENT, AND (II) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

Section 10.16.    WAIVER OF RIGHT TO TRIAL BY JURY
EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 10.17.    Binding Effect.
This Agreement shall be effective as of the 2021 Amendment Closing Date and shall be binding upon and inure to the benefit of the Loan Parties, each Lender, each other Person that becomes party hereto and each of their respective successors and assigns, in each case in accordance with Section 10.07 (if applicable).
Section 10.18.    USA Patriot Act.
Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name, address and tax identification number of such Loan Party and other information regarding such Loan Party that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the USA Patriot Act. This notice is given in accordance with the requirements of the USA Patriot Act and is effective as to the Lenders and the Administrative Agent.
Section 10.19.    No Advisory or Fiduciary Responsibility.
In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent and the other Arrangers are arm’s-length commercial transactions between the Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent, the other Arrangers and the Lenders, on the other hand, (ii) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) the Administrative Agent, each other Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for each Loan Party or any of their respective Affiliates, or any other Person and (ii) neither the Administrative Agent, any other Arranger nor any Lender has any obligation to the Loan Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, the other Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and neither the Administrative Agent nor any other Arranger nor any Lender has any obligation to disclose any of such interests to the Loan Parties or any of their respective Affiliates. To the fullest extent permitted by applicable law, each Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the other Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 10.20.    COLLATERAL SHARING AGREEMENTS AND INTERCREDITOR AGREEMENTS.
(a)PRIOR TO THE SPV STRUCTURE TERMINATION DATE:
(i)PURSUANT TO THE EXPRESS TERMS OF EACH COLLATERAL SHARING AGREEMENT IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE TERMS OF ANY COLLATERAL SHARING AGREEMENT AND ANY OF THE LOAN DOCUMENTS, THE PROVISIONS OF THE RELEVANT COLLATERAL SHARING AGREEMENT SHALL GOVERN AND CONTROL.

(ii)EACH LENDER AUTHORIZES AND INSTRUCTS THE ADMINISTRATIVE AGENT TO ENTER INTO THE RELEVANT COLLATERAL SHARING AGREEMENT ON BEHALF OF SUCH LENDER, AND TO TAKE ALL ACTIONS (AND EXECUTE ALL DOCUMENTS) REQUIRED (OR DEEMED ADVISABLE) BY IT IN ACCORDANCE WITH THE TERMS OF SUCH COLLATERAL SHARING AGREEMENT(S). EACH LENDER AGREES TO BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF THE RELEVANT COLLATERAL SHARING AGREEMENT.
(iii)THE PROVISIONS OF THIS SECTION 10.20(A) ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE RELEVANT COLLATERAL SHARING AGREEMENT. REFERENCE MUST BE MADE TO THE RELEVANT COLLATERAL SHARING AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE RELEVANT COLLATERAL SHARING AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NONE OF THE ADMINISTRATIVE AGENT AND/OR SECURITY AGENT (AND NONE OF THEIR AFFILIATES) MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE RELEVANT COLLATERAL SHARING AGREEMENT.
(iv)THE PROVISIONS OF THIS SECTION 10.20(A) SHALL APPLY WITH EQUAL FORCE, MUTATIS MUTANDIS, TO EACH COLLATERAL SHARING AGREEMENT AND ANY OTHER COLLATERAL SHARING ARRANGEMENT PERMITTED BY THIS AGREEMENT.
(b)ON OR AFTER THE SPV STRUCTURE TERMINATION DATE:
(i)PURSUANT TO THE EXPRESS TERMS OF EACH INTERCREDITOR AGREEMENT, IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE TERMS OF THE RELEVANT INTERCREDITOR AGREEMENT AND ANY OF THE LOAN DOCUMENTS, THE PROVISIONS OF THE RELEVANT INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.
(ii)EACH LENDER AUTHORIZES AND INSTRUCTS THE ADMINISTRATIVE AGENT TO ENTER INTO THE RELEVANT INTERCREDITOR AGREEMENT ON BEHALF OF SUCH LENDER, AND TO TAKE ALL ACTIONS (AND EXECUTE ALL DOCUMENTS) REQUIRED (OR DEEMED ADVISABLE) BY IT IN ACCORDANCE WITH THE TERMS OF SUCH INTERCREDITOR AGREEMENT(S). EACH LENDER AGREES TO BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF THE RELEVANT INTERCREDITOR AGREEMENT.
(iii)THE PROVISIONS OF THIS SECTION 10.20(B) ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE RELEVANT INTERCREDITOR AGREEMENT. REFERENCE MUST BE MADE TO THE RELEVANT INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE RELEVANT INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NO AGENT (AND NONE OF ITS AFFILIATES) MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE RELEVANT INTERCREDITOR AGREEMENT.
(iv)THE PROVISIONS OF THIS SECTION 10.20(B) SHALL APPLY WITH EQUAL FORCE, MUTATIS MUTANDIS, TO EACH INTERCREDITOR AGREEMENT AND ANY OTHER INTERCREDITOR ARRANGEMENT PERMITTED BY THIS AGREEMENT.
Section 10.21.    Additional Parties.
(a)Permitted Affiliate Group and Affiliate Subsidiary Designation.
(i)The Borrowers may at any time provide the Administrative Agent with notice that it wishes to designate and include (x) (i) any Subsidiary of the Ultimate Parent (other than a Subsidiary of the Company or any Permitted Affiliate Parent) (each, a “Lead Affiliate Subsidiary”) and (ii) any Subsidiary of any such Lead Affiliate Subsidiary (each, a “Designated Affiliate Subsidiary”, together with each Lead Affiliate Subsidiary and each other Designated Affiliate Subsidiary, the “Affiliate Subsidiaries” and each an “Affiliate Subsidiary”) or (y) any Affiliate of the Company (the “Permitted Affiliate Parent”) and the Subsidiaries of any such Permitted Affiliate Parent as members of the Restricted Group for the purposes of this Agreement. Such Affiliate shall (in the case of clause (x)) become an Affiliate Subsidiary (an “Affiliate Subsidiary Accession”) and a Restricted Subsidiary or (in the case of clause (y)) a Permitted Affiliate Parent (a “Permitted Affiliate Parent Accession”) and such Subsidiaries thereof shall become Restricted Subsidiaries or Unrestricted Subsidiaries (to the extent designated as such in accordance with this Agreement) for the purposes of this Agreement upon confirmation from the Administrative Agent to the Company that:

(A)(I) Prior to the SPV Structure Termination Date, such Affiliate shall have become a Proceeds Loan Borrower in accordance with the terms of the Proceeds Loan Agreement; and (II) on or after the SPV Structure Termination Date, such Affiliate and the Company have complied with the requirements of Section 10.21(b) and such Affiliate shall have become a Borrower by executing a joinder to this Agreement in form and substance reasonably satisfactory to the Administrative Agent; or
(B)(I) Prior to the SPV Structure Termination Date, such Affiliate shall have become a Proceeds Loan Guarantor in accordance with the terms of the Proceeds Loan Agreement; and (II) on or after the SPV Structure Termination Date, such Affiliate and the Company have complied with the requirements of Section 10.21(c) and such Affiliate has acceded to this Agreement as a Guarantor;
provided that, prior to or immediately after giving effect to such transaction, no Event of Default (or no Event of Default under Section 8.01(a) or Section 8.01(f) if such designation is made in connection with the Acquisition) shall have occurred and be continuing.
(ii)The Company or a Permitted Affiliate Parent may designate that any Permitted Affiliate Parent is no longer a Permitted Affiliate Parent (a “Permitted Affiliate Parent Release”) or that an Affiliate Subsidiary is no longer an Affiliate Subsidiary (a “Affiliate Subsidiary Release”); provided that immediately after giving effect to such Permitted Affiliate Parent Release or Affiliate Subsidiary Release, as applicable, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and either (A) the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries could Incur at least $1.00 of additional Indebtedness pursuant to (I) prior to the SPV Structure Termination Date, Section 4.09(b)(2) of Annex II or (II) on or after the SPV Structure Termination Date, Section 4.09(a)(2) of Annex IV or (B) the Consolidated Senior Secured Net Leverage Ratio would be no greater than it was immediately prior to giving effect to such designation, in each case, on a pro forma basis taking into account such Permitted Affiliate Parent Release or Affiliate Subsidiary Release, as applicable.
(iii)Concurrently with a Permitted Affiliate Parent Accession or an Affiliate Subsidiary Accession, the immediate Holding Company of such Permitted Affiliate Parent or Affiliate Subsidiary, as applicable, will grant a Lien pursuant to a Collateral Document over all the issued capital stock or share capital of such Permitted Affiliate Parent or Affiliate Subsidiary, as applicable, as security for (A) prior to the SPV Structure Termination Date, the obligations under the Proceeds Loan Agreement and (B) on or after the SPV Structure Termination Date, the Obligations, in each case in favour of the applicable Security Agent and in form and substance satisfactory to the applicable Security Agent (acting reasonably).
(b)Additional Borrowers.
(i)Subject to Section 10.21(b)(ii), the Borrowers may, upon not less than five Business Days’ prior written notice to the Administrative Agent, request that (A) prior to the SPV Structure Termination Date, any Affiliate of the SPV Borrower becomes an Additional Borrower under this Agreement or (B) on or after the SPV Structure Termination Date, the Company, any Permitted Affiliate Parent, any Affiliate Subsidiary or any Wholly Owned Subsidiary that is a member of the Restricted Group becomes an Additional Borrower under this Agreement.
(ii)Any such Person referred to in Section 10.21(b)(i) may become an Additional Borrower with respect to a Facility if:
(A)it is incorporated, registered or organized under the laws of an Approved Jurisdiction or the Required Lenders under such Facility have approved the addition of that Person as an Additional Borrower;
(B)such Person and the Borrowers deliver to the Administrative Agent a duly completed and executed joinder agreement in form and substance reasonably satisfactory to the Administrative Agent pursuant to which such Person agrees to become a party to this Agreement as an Additional Borrower;
(C)the Borrowers confirm that no Event of Default is continuing or would occur as a result of that Person becoming an Additional Borrower;
(D)the Administrative Agent (for and on behalf of the Lenders) shall have received, at least three Business Days prior to the date of accession of such Person as an Additional Borrower, all documentation and other information about such Person required under applicable “know your customer” and anti-money laundering rules and regulations, including under the Beneficial Ownership Regulations (such information to include, for the avoidance of doubt, a Beneficial Ownership Certification for each entity that qualifies as a “legal entity customer” thereunder) and the USA Patriot Act, and satisfactory to each Finance Party (acting reasonably), that has been requested by the Administrative Agent (for itself or on behalf of any Lender) or any Lender (through the Administrative Agent and for itself) in writing at least ten days prior to the date of accession of such Person as an Additional Borrower;

(E)the Administrative Agent has received all of the documents and other evidence listed in Schedule 10.21 in relation to that Person, each in form and substance reasonably satisfactory to the Administrative Agent; and
(F)such Person shall have entered into all documentation required for it (i) to accede to (A) this Agreement as an Additional Borrower and (B) to the extent required by any Collateral Sharing Agreement or any Intercreditor Agreement, as applicable, such Collateral Sharing Agreement or Intercreditor Agreement as a “debtor” (or other relevant capacity) and/or (ii) to have acknowledged any Collateral Sharing Agreement or Intercreditor Agreement, as applicable, in the manner contemplated thereby.
(iii)The Administrative Agent shall notify the Borrowers and the Lenders promptly upon being satisfied that the conditions specified in Section 10.21(b)(ii) above (and, in the case of any Permitted Affiliate Parent, Section 10.21(a)) have been satisfied.
(c)Additional Guarantors.
(i)Subject to Section 10.21(c)(ii), the Borrowers may, upon not less than five Business Days prior written notice to the Administrative Agent, request that (A) prior to the SPV Structure Termination Date, any Affiliate of the SPV Borrower becomes an Additional Guarantor under this Agreement or (B) on or after the SPV Structure Termination Date, the Company, any Permitted Affiliate Parent, any of their Subsidiaries or any Affiliate Subsidiary becomes an Additional Guarantor under this Agreement.
(ii)Any such Person referred to in Section 10.21(c)(i) may become an Additional Guarantor if:
(A)such Person and the Borrowers deliver to the Administrative Agent a duly completed and executed joinder agreement in form and substance reasonably satisfactory to the Administrative Agent;
(B)the Borrowers confirm that no Event of Default is continuing or would occur as a result of that Person becoming an Additional Guarantor;
(C)the Administrative Agent (for and on behalf of the Lenders) shall have received, at least three Business Days prior to the date of accession of such Person as an Additional Guarantor, all documentation and other information about such Person required under applicable “know your customer” and anti-money laundering rules and regulations, including under the Beneficial Ownership Regulations (such information to include, for the avoidance of doubt, a Beneficial Ownership Certification for each entity that qualifies as a “legal entity customer” thereunder) and the USA Patriot Act, and satisfactory to each Finance Party (acting reasonably), that has been requested by the Administrative Agent (for itself or on behalf of any Lender) or any Lender (through the Administrative Agent and for itself) in writing at least ten days prior to the date of accession of such Person as an Additional Guarantor;
(D)the Administrative Agent has received all of the documents and other evidence listed in Schedule 10.21 in relation to that Person, each in form and substance reasonably satisfactory to the Administrative Agent; and
(E)to the extent required by any Collateral Sharing Agreement or any Intercreditor Agreement, as applicable, such Person shall have entered into all documentation required for it to accede to or acknowledge (as required) such Collateral Sharing Agreement or Intercreditor Agreement as a “debtor” (or other relevant capacity) an Additional Guarantor (as defined thereunder).
(iii)The Administrative Agent shall notify the Borrowers and the Lenders promptly upon being satisfied that the conditions specified in Section 10.21(c)(ii) have been satisfied.
(d)Assumption of Rights and Obligations. Upon satisfactory delivery of a duly executed joinder to the Administrative Agent, together with the other documents required to be delivered under Section 10.21(b) or Section 10.21(c), the relevant Person, the Loan Parties and the Secured Parties, will assume such obligations towards one another and/or acquire such rights against each other as they would each have assumed or acquired had such Person been an original party to this Agreement as a Borrower or a Guarantor as the case may be and such Person shall become a party to this Agreement as an Additional Borrower and/or an Additional Guarantor as the case may be.
Section 10.22.    Resignation of a Borrower or a Guarantor.
(a)Any Borrower or any Guarantor may cease to be a Borrower or a Guarantor by delivering to the Administrative Agent a resignation letter.

(b)The Administrative Agent shall accept a resignation letter and notify the Borrowers and the other Finance Parties of its acceptance if:
(i)the Borrowers have confirmed in a certificate signed by a Responsible Officer of the Borrowers that (A) no Event of Default is continuing or would result from the acceptance of the resignation letter and (B) no breach of the Collateral and Guarantee Requirement would result from the acceptance of the resignation letter;
(ii)with respect to the SPV Borrower, (A) prior to or concurrently with such resignation, one or more Persons shall have acceded to this Agreement as Additional Borrowers and (B) each of the Administrative Agent, the SPV Security Agent and the Group Security Agent notifies the Company that each of the conditions set out in Section 6.22 have been satisfied (in form and substance satisfactory to them (acting reasonably)) or waived;
(iii)with respect to a Borrower, such Borrower is not under any present obligation to make any payment as a Borrower under any Loan Documents at such time; and
(iv)with respect to a Guarantor, (A) if such Guarantor is also a Borrower, it has resigned as a Borrower in accordance with the terms of this Section 10.22 and (B) such Guarantor is not under any present obligation to make any payments under any Loan Documents at such time.
(c)Upon notification by the Administrative Agent to Borrowers of its acceptance of the resignation of the relevant Borrower or Guarantor, that company shall cease to be an Additional Borrower or Additional Guarantor, as applicable, and shall have no further rights or obligations under the Loan Documents as an Additional Borrower or Additional Guarantor, as applicable.
Section 10.23.    Judgment Currency.
If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrowers in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrowers in the Agreement Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrowers (or to any other Person who may be entitled thereto under applicable Law).
Section 10.24.    Waiver of Immunity.
Each of the Loan Parties acknowledges and agrees that the activities contemplated by the provisions of the Loan Documents are commercial in nature rather than governmental or public and therefore acknowledges and agrees that such Loan Party is not entitled to any right of immunity on the grounds of sovereignty or otherwise with respect to such activities or in any legal action or proceeding arising out of or relating to the Loan Documents. To the extent permitted by applicable Law, each Loan Party, in respect of itself, its process agents and its properties (including its Subsidiaries) and revenues, expressly and irrevocably waives any such right of immunity which may now or hereafter exist (including any immunity from the jurisdiction of any court or from any suit, execution, attachment (whether provisional or final, in aid of execution, prior to judgment or otherwise) or other legal process (including in any jurisdiction where immunity (whether or not claimed) may be attributed to it or its assets)) or claim thereto which may now or hereafter exist and irrevocably agrees not to assert any such right or claim of immunity in any such action or proceeding to the fullest extent permitted now or in the future by the Laws of any such jurisdiction. The Loan Parties agree that the waivers set forth in this Section 10.24 shall have the fullest effect permitted under applicable Law, including the Foreign Sovereign Immunities Act of 1976 of the United States of America (28 U.S.C. §§1602-1611) (the “FSIA”), and are intended to be irrevocable and not subject to withdrawal for purposes of the FSIA.

Section 10.25.    Continuing Obligations.
As of the 2021 Amendment Closing Date, this Agreement shall amend, and restate as amended, the Credit Agreement, but shall not constitute a novation thereof or in any way impair or otherwise affect the rights or obligations of the parties thereunder (including with respect to Loans and Commitments and representations and warranties made thereunder) except as such rights or obligations are amended or modified hereby.  The Credit Agreement as amended and restated hereby shall be deemed to be a continuing agreement among the parties, and all documents, instruments and agreements delivered pursuant to or in connection with the Credit Agreement not amended and restated in connection with the entry of the parties into this Agreement shall remain in full force and effect, each in accordance with its terms, as of the date of delivery or such other date as contemplated by such document, instrument or agreement to the same extent as if the modifications to the Credit Agreement contained herein were set forth in an amendment to the Credit Agreement in a customary form, unless such document, instrument or agreement has otherwise been terminated or has expired in accordance with or pursuant to the terms of this Agreement, the Credit Agreement or such document, instrument or agreement or as otherwise agreed by the required parties hereto or thereto.  For the avoidance of doubt, the execution of this Agreement or the 2021 Additional Facility Joinder Agreement by the Administrative Agent, any Lender, any L/C Issuer, any Alternative L/C Issuer, any Swing Line Lender or any other Person party to the Credit Agreement immediately prior to the 2021 Amendment Closing Date shall constitute the irrevocable consent, approval and agreement of the Administrative Agent, such Lender, such L/C Issuer, such Alternative L/C Issuer, such Swing Line Lender and such other Person to the amendment and restatement of the Credit Agreement as provided in this Agreement and to the consummation of the transactions contemplated herein.
Section 10.26.    Releases of Liens
The Liens created by the relevant Collateral Documents will be automatically and unconditionally released and discharged in the instances set forth in Section 9.10(b). Upon certification by the Company, the Administrative Agent, the Security Agent shall take all necessary actions, including the granting of releases or waivers under the Collateral Sharing Agreements, any Intercreditor Agreement (including any Additional Intercreditor Agreement) in any applicable jurisdiction, to effectuate any release in accordance with this Section 10.26, subject to customary protections and indemnifications to the satisfaction of the Administrative Agent, and the Security Agent.
ARTICLE XI
GUARANTEE
Section 11.01.    The Guaranty.
Each Guarantor hereby jointly and severally irrevocably with the other Guarantors guarantees, as a primary obligor and not as a surety, to each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at Stated Maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of (i) the Bankruptcy Code after any bankruptcy or insolvency petition under the Bankruptcy Code and (ii) any other Debtor Relief Laws) on the Loans made by the Lenders to, and the Notes held by each Lender of, the Borrower, and all other Obligations (excluding, with respect to any Guarantor, any Excluded Swap Obligations of such Guarantor) from time to time owing to the Secured Parties by any Loan Party under any Loan Document or any Secured Hedge Agreement or any Treasury Services Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby jointly and severally agree that if the Borrowers or other Guarantor(s) shall fail to pay in full when due (whether at Stated Maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.
Section 11.02.    Obligations Unconditional.
The obligations of the Guarantors under Section 11.01 shall constitute a guaranty of payment and to the fullest extent permitted by applicable Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Borrowers under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for termination or release of a Guarantor’s obligations hereunder in accordance with the terms of Section 11.09). Without limiting the generality of the foregoing, to the fullest extent permitted by applicable Law and except for termination or release of a Guarantor’s obligations hereunder in accordance with the terms of Section 11.09, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(a)at any time or from time to time, without notice to the Guarantors, to the extent permitted by Law, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;
(b)any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;
(c)the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or except as permitted pursuant to Section 11.09, any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;
(d)any Lien or security interest granted to, or in favor of, an L/C Issuer, an Alternative L/C Issuer, any Lender or the Security Agent shall fail to be perfected;
(e)the release of any other Guarantor pursuant to Section 11.09; or
(f)any of the Guaranteed Obligations shall be determined to be void or voidable (including for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including any creditor of any Guarantor).
The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and, to the extent permitted by applicable Law, all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrowers under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive, to the extent permitted by applicable Law, any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this guarantee or acceptance of this guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this guarantee, and all dealings between the Borrowers and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this guarantee. This guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other Person at any time of any right or remedy against the Borrowers or against any other Person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.
Section 11.03.    Reinstatement.
The obligations of the Guarantors under this Article XI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrowers or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. Each Guarantor agrees that it will indemnify the Secured Parties and each holder of the Guaranteed Obligations in connection with such rescission or restoration including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under Debtor Relief Law.
Section 11.04.    Subrogation; Subordination.
Each Guarantor hereby agrees that until the irrevocable payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 11.01, whether by subrogation or otherwise, against the Borrowers or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

Section 11.05.    Remedies.
The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrowers under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.02) for purposes of Section 11.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrowers and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 11.01.
Section 11.06.    Instrument for the Payment of Money.
Each Guarantor hereby acknowledges that the guarantee in this Article XI constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.
Section 11.07.    Continuing Guarantee.
The guarantee in this Article XI is a continuing guarantee of payment and not of collection, and shall apply to all Guaranteed Obligations whenever arising.
Section 11.08.    General Limitation on Guarantee Obligations.
In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other applicable Law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 11.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 11.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other Person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 11.10) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.
Section 11.09.    Release of Guarantors.
(a)Prior to the SPV Structure Termination Date, if, in compliance with the terms and provisions of the Loan Documents and the Proceeds Loans Finance Documents (and subject to the terms of any applicable Intercreditor Agreement),
(i)any Proceeds Loan Guarantor ceases to be a Restricted Subsidiary or a Permitted Affiliate Parent pursuant to a transaction or designation permitted by this Agreement (including, for the avoidance of doubt, a Permitted Affiliate Parent Release or an Affiliate Subsidiary Release);
(ii)any Proceeds Loan Guarantor is an Affiliate Subsidiary and such Affiliate Subsidiary becomes a Subsidiary of or is merged into or with the Company, a Permitted Affiliate Parent or another Restricted Subsidiary of the Company or a Permitted Affiliate Parent which is not an Affiliate Subsidiary, a Permitted Affiliate Parent or a Proceeds Loan Guarantor;
(iii)any Proceeds Loan Guarantor is a Permitted Affiliate Parent and such Permitted Affiliate Parent becomes a Subsidiary of or is merged into or with the Company, another Permitted Affiliate Parent or a Restricted Subsidiary of the Company or another Permitted Affiliate Parent which is not an Affiliate Subsidiary, a Permitted Affiliate Parent or a Proceeds Loan Guarantor;
(iv)all or substantially all of the Equity Interests or property of any Proceeds Loan Guarantor are sold or otherwise transferred to a Person or Persons, none of which is a Loan Party, in an Enforcement Sale or otherwise;
(v)a Proceeds Loan Guarantor is prohibited or restricted by applicable Law from guaranteeing the obligations under the Proceeds Loan Agreement (other than customary legal and contractual limitations substantially similar to those provided for in this Agreement or the Guaranty); provided that such guarantee will be released as a whole or in part to the extent it is necessary to achieve compliance with such prohibition or restriction;

(vi)a Proceeds Loan Guarantor is released from its obligations under the Loan Documents as a result of a transaction permitted by, and in compliance with, the covenant set forth in Section 5.02 of Annex II; provided that such Proceeds Loan Guarantor is not under any present obligation or claim to pay principal and/or interest on the Proceeds Loans at such time;
(vii)a Proceeds Loan Guarantor resigns or as a result of, and in connection with, any Solvent Liquidation;
(viii)upon termination of the Proceeds Loan Agreement and payment in full of all Proceeds Loan;
(ix)a Proceeds Loan Guarantor becomes an Excluded Subsidiary,
(x)a Proceeds Loan Guarantor becomes a Released Entity, pursuant to the Post-Closing Reorganization; provided that (a) such Released Entity is also released or discharged from such Released Entity’s guarantee of Indebtedness of the Company, any Permitted Affiliate Parent and any Affiliate Subsidiary under the LCPR Credit Agreement, Proceeds Loan Agreement and all other Pari Passu Lien Obligations (including by reason of the termination of the agreement, document or instrument governing the LCPR Credit Facilities, Proceeds Loans and all other Pari Passu Lien Obligations), and (b) the New Holdco provides a guarantee of the Proceeds Loans on substantially the same terms as provided by the Released Entity prior to the Post-Closing Reorganization; or
(xi)a Proceeds Loan Guarantor is released from its obligations under the Loan Documents, pursuant to a Permitted Tax Reorganization; provided that the entity that granted such Proceeds Loan Guarantee is also released or discharged from such entity’s guarantee of Indebtedness of the Company and any Permitted Affiliate Parent under any other Pari Passu Lien Obligation.
(any such Proceeds Loan Guarantor in (i) to (ix) above, a “Released Proceeds Loan Guarantor”), such Released Proceeds Loan Guarantor and (in the case of a sale of all of the Equity Interests of the Released Proceeds Loan Guarantor) its Restricted Subsidiaries shall, upon the designation, consummation of such sale or transfer or other transaction, be automatically released from its obligations under the Proceeds Loan Finance Documents and its obligations to pledge and grant any Proceeds Loan Collateral owned by it pursuant to any Proceeds Loan Collateral Document and, in the case of a sale of all or substantially all of the Equity Interests of the Released Proceeds Loan Guarantor, the pledge of or security interest in such Equity Interests to the Group Security Agent pursuant to the Proceeds Loan Collateral Documents shall be automatically released.
(b)Prior to the SPV Structure Termination Date, if, in compliance with the terms and provisions of the Loan Documents (and subject to the terms of any applicable Collateral Sharing Agreement),
(i)all or substantially all of the Equity Interests or property of any Guarantor are sold or otherwise transferred to a Person or Persons, none of which is a Loan Party, in an Enforcement Sale or otherwise;
(ii)a Guarantor is prohibited or restricted by applicable Law from guaranteeing the Obligations (other than customary legal and contractual limitations substantially similar to those provided for in this Agreement or the Guaranty); provided that such guarantee will be released as a whole or in part to the extent it is necessary to achieve compliance with such prohibition or restriction;
(iii)a Guarantor is released from its obligations under the Loan Documents as a result of a transaction permitted by, and in compliance with, the covenant set forth in Section 5.01 of Annex II; provided that such Guarantor is not under any present obligation or claim to pay principal and/or interest on the Facilities at such time;
(iv)a Guarantor resigns pursuant to Section 10.22 or as a result of, and in connection with, any Solvent Liquidation;
(v)upon termination of the Aggregate Commitments and payment in full of all Obligations,
(vi)the Security Test would continue to be satisfied if such Guarantor ceases to be a Guarantor;

(vii)in connection with a Permitted Tax Reorganization, provided that such Guarantor is also released or discharged from such entity’s guarantee of Indebtedness of the Company and any Permitted Affiliate Parent under any other Pari Passu Lien Obligation; or
(viii)a Guarantor is released from its obligations pursuant to Section 10.01;
(any such Guarantor in (i) to (viii) above, a “Released SPV Guarantor”), such Released SPV Guarantor and (in the case of a sale of all of the Equity Interests of the Released SPV Guarantor) its Subsidiaries that are Guarantors shall, upon the designation, consummation of such sale or transfer or other transaction, be automatically and unconditionally released from its obligations under this Agreement (including under Section 10.05 hereof) and its obligations to pledge and grant any SPV Collateral owned by it pursuant to any SPV Collateral Document and, so long as the Borrowers shall have provided the Administrative Agent such certifications or documents as the Administrative Agent shall reasonably request, the Administrative Agent shall take such actions as are necessary, including the granting of releases or waivers under any Intercreditor Agreement in any applicable jurisdiction, to effect each release described in this Section 11.09(b) in accordance with the relevant provisions of the SPV Collateral Documents.
(c)On or after the SPV Structure Termination Date, if, in compliance with the terms and provisions of the Loan Documents (and subject to the terms of any applicable Intercreditor Agreement),
(i)any Guarantor ceases to be a Restricted Subsidiary or a Permitted Affiliate Parent pursuant to a transaction or designation permitted by this Agreement (including, for the avoidance of doubt, a Permitted Affiliate Parent Release or an Affiliate Subsidiary Release);
(ii)any Guarantor is an Affiliate Subsidiary and such Affiliate Subsidiary becomes a Subsidiary of or is merged into or with the Company, a Permitted Affiliate Parent or another Restricted Subsidiary of the Company or a Permitted Affiliate Parent which is not an Affiliate Subsidiary, a Permitted Affiliate Parent or a Guarantor;
(iii)any Guarantor is a Permitted Affiliate Parent and such Permitted Affiliate Parent becomes a Subsidiary of or is merged into or with the Company, another Permitted Affiliate Parent or a Restricted Subsidiary of the Company or another Permitted Affiliate Parent which is not an Affiliate Subsidiary, a Permitted Affiliate Parent or a Guarantor;
(iv)all or substantially all of the Equity Interests or property of any Guarantor are sold or otherwise transferred to a Person or Persons, none of which is a Loan Party, in an Enforcement Sale or otherwise;
(v)a Guarantor is prohibited or restricted by applicable Law from guaranteeing the Obligations (other than customary legal and contractual limitations substantially similar to those provided for in this Agreement or the Guaranty); provided that such guarantee will be released as a whole or in part to the extent it is necessary to achieve compliance with such prohibition or restriction;
(vi)a Guarantor is released from its obligations under the Loan Documents as a result of a transaction permitted by, and in compliance with, the covenant set forth in Section 5.01 of Annex II or Annex IV; provided that such Guarantor is not under any present obligation or claim to pay principal and/or interest on the Facilities at such time;
(vii)a Guarantor resigns pursuant to Section 10.22 or as a result of, and in connection with, any Solvent Liquidation;
(viii)upon termination of the Aggregate Commitments and payment in full of all Obligations; or
(ix)a Guarantor becomes an Excluded Subsidiary,
(any such Guarantor in (i) to (ix) above, a “Released Guarantor”), such Released Guarantor and (in the case of a sale of all of the Equity Interests of the Released Guarantor) its Restricted Subsidiaries shall, upon the designation, consummation of such sale or transfer or other transaction, be automatically released from its obligations under this Agreement (including under Section 10.05 hereof) and its obligations to pledge and grant any Collateral owned by it pursuant to any Collateral Document and, in the case of a sale of all or substantially all of the Equity Interests of the Released Guarantor, the pledge of or security interest in such Equity Interests to the Administrative Agent pursuant to the Collateral Documents shall be automatically released, and, so long as the Borrowers shall have provided the Administrative Agent such certifications or documents as the

Administrative Agent shall reasonably request, the Administrative Agent shall take such actions as are necessary to effect each release described in this Section 11.09(c) in accordance with the relevant provisions of the Collateral Documents.
(d)If a Guaranty has been provided by an Additional Guarantor as required under Section 4.15 of Annex II as a result of its guarantee of other Indebtedness of the Restricted Group, then such Guaranty shall be automatically released (subject to the terms of the applicable Intercreditor Agreement) upon the release or discharge of such Additional Guarantor from such guarantee of other Indebtedness so long as no other Indebtedness that would give rise to the obligation to provide such Guaranty is at the time guaranteed by such Additional Guarantor. In addition, if an Additional Guarantor resigns in accordance with Section 10.22, then the Guaranty of such Additional Guarantor shall be automatically released.
(e)Subject to Section 11.09(a) and (b), the guarantees made herein shall remain in full force and effect so long as any Lender shall have any Commitment hereunder or any Loan or any other Obligation remains outstanding (other than (A) contingent indemnification obligations as to which no claim has been asserted and (B) obligations and liabilities which are accrued and payable under Treasury Services Agreements and Secured Hedge Agreements) hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit or Alternative Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or Alternative L/C Issuer, as applicable, or such Letter of Credit or Alternative Letter of Credit has been deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer or Alternative L/C Issuer, as applicable).
(f)In the event of a Post-Closing Reorganization, any Guaranty of a Parent that ceases to be a Parent of the Company, shall be automatically released (subject to the terms of the applicable Intercreditor Agreement).
(g)The Administrative Agent shall be authorized to enter into any documents desirable to evidence or document such release of Guaranty and resignation of such relevant Guarantor.
Section 11.10.    Right of Contribution.
Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 11.04. The provisions of this Section 11.10 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent, the L/C Issuers, the Alternative L/C Issuers, the Swing Line Lenders and the Lenders, and each Guarantor shall remain liable to the Administrative Agent, the L/C Issuers, the Alternative L/C Issuers, the Swing Line Lenders and the Lenders for the full amount guaranteed by such Guarantor hereunder.
Section 11.11.    Keepwell.
Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally, and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party or Guarantor to honor all of its obligations under this Guaranty in respect of any Swap Obligation (provided that each Qualified ECP Guarantor shall only be liable under this Section 11.11 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 11.11, or otherwise under this Guaranty, voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 11.11 shall remain in full force and effect until the payment in full and discharge of the Guaranteed Obligations. Each Qualified ECP Guarantor intends that this Section 11.11 constitute, and this Section 11.11 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
Section 11.12.    No Marshalling.
Except to the extent required by applicable Law, neither the Administrative Agent nor any other Secured Party will be required to marshal any collateral securing, or any guaranties of, the Guaranteed Obligations, or to resort to any item of collateral or any guaranty in any particular order, and the Secured Parties’ rights with respect to any collateral and guaranties will be cumulative and in addition to all other rights, however existing or arising. To the extent permitted by applicable Law, the Guarantor irrevocably waives, and agrees that it will not invoke or assert, any Law requiring or relating to the marshalling of collateral or guaranties or any other Law which might cause a delay in or impede the enforcement of the Secured Parties’ rights under this guarantee or any other agreement.

Section 11.13.    Election of Remedies.
Each Guarantor understands that the exercise by the Administrative Agent and the other Secured Parties of certain rights and remedies contained in the Loan Documents may affect or eliminate the Guarantor’s right of subrogation and reimbursement against the Loan Parties and that the Guarantor may therefore incur a partially or totally nonreimbursable liability under this guarantee. The Guarantors expressly authorize the Administrative Agent and the other Secured Parties to pursue their rights and remedies with respect to the Guaranteed Obligations in any order or fashion they deem appropriate, in their sole and absolute discretion, and waives any defense arising out of the absence, impairment, or loss of any or all rights of recourse, reimbursement, contribution, exoneration or subrogation or any other rights or remedies of the Guarantors against the Borrower, any other person or any security, whether resulting from any election of rights or remedies by the Administrative Agent or the other Secured Parties, or otherwise.
Section 11.14.    Administrative Agent’s Duties.
The grant to the Administrative Agent under this guarantee of any right or power does not impose upon the Administrative Agent any duty to exercise that right or power.
Section 11.15.    Guarantor Intent.
Without prejudice to the generality of Section 11.13, and subject to applicable Law restrictions, each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to the Obligations, including for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.
Section 11.16.    Joint and Several Liability.
All Loans, upon funding, shall be deemed to be jointly funded to and received by the Borrowers. Each Borrower is jointly and severally liable under this Agreement for all Obligations, regardless of the manner or amount in which proceeds of Loans are used, allocated, shared or disbursed by or among the Borrowers themselves, or the manner in which any Lender or other Finance Party accounts for such Loans or other extensions of credit on its books and records. Each Borrower shall be liable for all amounts due to any Lender or other Finance Party from the Borrowers under this Agreement, regardless of which Borrower actually receives Loans or other extensions of credit hereunder or the amount of such Loans and extensions of credit received or the manner in which such Lender or other Finance Party accounts for such Loans or other extensions of credit on its books and records. Each Borrower’s Obligations with respect to Loans and other extensions of credit made to it, and such Borrower’s Obligations arising as a result of the joint and several liability of such Borrower hereunder with respect to Loans made to, and Letters of Credit issued for the account of, the other Borrowers hereunder shall be separate and distinct obligations, but all such Obligations shall be primary obligations of such Borrower. The Borrowers acknowledge and expressly agree with each Lender and other Finance Party that the joint and several liability of each Borrower is required solely as a condition to, and is given solely as inducement for and in consideration of, credit or accommodations extended or to be extended under the Loan Documents to any or all of the other Borrowers and is not required or given as a condition of extensions of credit to such Borrower. Each Borrower’s Obligations under this Agreement shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity or enforceability, avoidance, or subordination of the Obligations of any other Borrower or of any promissory note or other document evidencing all or any part of the Obligations of any other Borrower, (ii) the absence of any attempt to collect the Obligations from any other Borrower, or any other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance, or granting of any indulgence by an any Lender or other Finance Party with respect to any provision of any instrument evidencing the Obligations of any other Borrower, or any part thereof, or any other agreement executed as of the 2021 Amendment Effective Date or thereafter executed by any other Borrower and delivered to any Lender or other Finance Party, (iv) the failure by any Lender or other Finance Party to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations of any other Borrower, (v) any Lender’s or other Finance Party’s election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the disallowance of all or any portion of any Lender’s or other Finance Party’s claim(s) for the repayment of the Obligations of any other Borrower under Section 502 of the Bankruptcy Code, or (viii) any other circumstances which might constitute a legal or equitable discharge or defense of a Guarantor or of any other Borrower. With respect to any Borrower’s Obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to any Loans or other extensions of credit made to any of the other Borrowers hereunder, such Borrower waives, until the Obligations shall have been paid in full and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which any Lender or other Finance Party had as of the 2021 Amendment Effective Date or may

have thereafter against any other Borrower, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to any Lender or other Finance Party to secure payment of the Obligations or any other liability of any Borrower to any Lender or other Finance Party. Upon any Event of Default, the Finance Parties may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against any other Borrower or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that the Finance Parties shall be under no obligation to marshal any assets in favor of any Borrower or against or in payment of any or all of the Obligations. Notwithstanding anything to the contrary in the foregoing, none of the foregoing provisions of this Section 11.16 shall apply to any Person released from its Obligations as a Borrower in accordance with this Agreement.
Section 11.17.    Limited Recourse Obligations.
(a)Notwithstanding any other provision of this Agreement, the obligations of the SPV Borrower and the Initial Guarantor under the Loan Documents will be limited as set forth in this Section 11.17.
(b)All payments to be made by the SPV Borrower and the Initial Guarantor under the Loan Documents to which it is a party will be made only from and to the extent of such sums received or recovered by or on behalf of the SPV Borrower, the Initial Guarantor, the Administrative Agent or the SPV Security Agent from the SPV Collateral, including the SPV Borrower’s and the Initial Guarantor’s rights under the Proceeds Loan Agreement, and none of the Administrative Agent, the SPV Security Agent or the other Secured Parties will have any further recourse to the SPV Borrower or the Initial Guarantor in respect thereof in the event that the amount due and payable by the SPV Borrower and the Initial Guarantor under the Loan Documents exceeds the amounts so received or recovered under the SPV Collateral or its other assets (the “Limited Recourse Restrictions”).
(c)The Administrative Agent, the SPV Security Agent and the other Secured Parties each agree that neither they, nor any person acting on their behalf, will be entitled at any time to institute against the SPV Borrower or the Initial Guarantor, or join any institution against the SPV Borrower or the Initial Guarantor of any bankruptcy, reorganisation, arrangement, insolvency, examinership, winding-up or liquidation proceedings, proceedings for the appointment of a liquidator, examiner, administrator or other similar official or other proceedings under any applicable insolvency or similar Law in connection with any obligations of the SPV Borrower or the Initial Guarantor owed to any of the Administrative Agent, the SPV Security Agent or the other Secured Parties under the Loan Documents, save for lodging a claim in the liquidation of the SPV Borrower or the Initial Guarantor which is initiated by another party or taking proceedings to obtain declaration or judgment as to the obligations of the SPV Borrower in relation thereto (the “Non-Petition Restrictions”).
(d)Prior to the SPV Structure Termination Date, the Secured Parties will not have a direct claim on the cash flow or assets of the Proceeds Loan Obligors or any of their respective Subsidiaries, and none of the Proceeds Loan Obligors or any of their respective Subsidiaries will have any obligation, contingent or otherwise, to pay amounts due under the Loan Documents, or to make funds available to the SPV Borrower or the Initial Guarantor for those payments, other than the obligations of the Proceeds Loan Obligors to make payments to the SPV Borrower or the Initial Guarantor as lenders under the Proceeds Loans.
(e)Although the Secured Parties will benefit from the Covenant Agreement, none of the Administrative Agent, the SPV Security Agent or any other Secured Party will be entitled to exercise any rights or remedies under the Covenant Agreement against any Proceeds Loan Obligor, other than the rights to instruct the SPV Borrower and the Initial Guarantor to accelerate or otherwise enforce the SPV Borrower’s and the Initial Guarantor’s rights under the Proceeds Loans or the Proceeds Loan Guarantees in accordance with the terms thereof and any Collateral Sharing Agreement.
(f)Nothing in this Section 11.17 will limit the ability of the Secured Parties or the SPV Security Agent to accelerate the Obligations or exercise other remedies in accordance with Article VIII.
Section 11.18.    Acknowledgement Regarding any Supported QFCs.
To the extent that any Loan Documents provide support, through a guarantee or otherwise, for any Secured Hedge Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section 11.16, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b);
(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
LCPR LOAN FINANCING LLC,
as the SPV Borrower
By: Maples Fiduciary Services (Delaware) Inc., as Manager

By: _______________________
Name:
Title:

(Signature Page to SPV Credit Agreement)

LCPR SENIOR SECURED FINANCING DESIGNATED ACTIVITY COMPANY,
as the Initial Guarantor

By: _______________________
Name:
Title:

(Signature Page to SPV Credit Agreement)

THE BANK OF NOVA SCOTIA,
as Administrative Agent

By: _______________________
Name:
Title:

THE BANK OF NOVA SCOTIA,
as SPV Security Agent

By: _______________________
Name:
Title:

(Signature Page to SPV Credit Agreement)

THE BANK OF NOVA SCOTIA,
as a 2021 Additional Term Lender

By: _______________________
Name:
Title:

(Signature Page to SPV Credit Agreement)

Agreed and accepted:
LCPR LOAN FINANCING LLC,
as Process Agent
By: Maples Fiduciary Services (Delaware) Inc., as Manager

By: _______________________
Name:
Title:

(Signature Page to SPV Credit Agreement)

Agreed and accepted:
LiLAC COMMUNICATIONS INC.,
as Process Agent

By: _______________________
Name:
Title:
(Signature Page to SPV Credit Agreement)

SCHEDULE 1.01
INITIAL TERM COMMITMENTS

Initial Term Lender	Initial Term Commitment
The Bank of Nova Scotia	$1,000,000,000
Total	$1,000,000,000

SCHEDULE 10.02
ADMINISTRATIVE AGENT’S OFFICE, CERTAIN ADDRESSES FOR NOTICES
ADMINISTRATIVE AGENT:
Administrative Agent’s Office
Agent Name:     The Bank of Nova Scotia
Address:     The Bank of Nova Scotia
201 Bishopsgate, 6th Floor
London, EC2M 3NS
United Kingdom
Attn:     Rory McCarthy

Phone:     [Separately provided]
Email:    [Separately provided]

SPV BORROWER:
LCPR LOAN FINANCING LLC
Address:     Suite 302, 4001 Kennett Pike
Wilmington, DE 19807
Attention:     Maples Fiduciary Services (Delaware) Inc.
Email:     DelawareServices@maples.com

THE COMPANY:
LIBERTY COMMUNICATIONS OF PUERTO RICO LLC
Address:     c/o LiLAC Communications Inc.
Suite 710, 1550 Wewatta Street
Denver, CO 80202
Email:     [Separately provided]
With a copy to:
Ropes & Gray International LLP
60 Ludgate Hill
London EC4M 7AW
United Kingdom
Attention: Jane Rogers
E-mail: [Separately provided]
Telephone: [Separately provided] // Facsimile: [Separately provided]

SCHEDULE 10.21
ADDITIONAL PARTIES DOCUMENTS
1.Corporate Documents: Certified Organization Documents of each Additional Borrower or Additional Guarantor, and such certification of resolutions or other action and incumbency certificates of a Responsible Officer of each such Additional Borrower or Additional Guarantor as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each such Responsible Officer thereof to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Additional Borrower or Additional Guarantor will become a party.
2.Corporate Authority: to the extent required under the Organization Documents of an Additional Borrower or Additional Guarantor or applicable Law, the consent of the equity holder(s), Board of Directors or other appropriate corporate governing body of such Additional Guarantor to the execution and delivery, and performance by such Additional Borrower or Additional Guarantor, of the Loan Documents to which it is a party.
3.Legal Opinion: If requested by the Administrative Agent, a legal opinion as to organization, authority, execution, delivery and enforceability of the applicable Loan Documents.